UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NTELOS Holdings Corp.

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NTELOS Holdings Corp.

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

October 13, 2015

Dear Stockholder:

You are cordially invited to attend an annual meeting of stockholders of NTELOS Holdings Corp., which we refer to as “NTELOS,” to be held on November 11, 2015, at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, at 9:00 a.m., Eastern time.

On August 10, 2015, Shenandoah Telecommunications Company, which we refer to as “Shentel,” Gridiron Merger Sub, Inc., which we refer to as “Acquisition Sub” and which is a wholly-owned subsidiary of Shentel, and NTELOS entered into an Agreement and Plan of Merger, as it may be amended from time to time, which we refer to as the “merger agreement.” Pursuant to the terms of the merger agreement, Acquisition Sub will merge with and into NTELOS, which we refer to as the “merger,” and NTELOS will become a wholly-owned subsidiary of Shentel. At the annual meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement and approve the merger, which we refer to as the “Merger Proposal,” and to consider and vote to approve, on a non-binding advisory basis, the compensation that will or may become payable by NTELOS to its named executive officers in connection with the merger, which we refer to as the “Advisory Vote on Merger-Related Executive Compensation.”

You will also be asked to elect eight directors to the NTELOS Board of Directors to serve until the earlier to occur of the closing of the merger and the 2016 annual meeting of NTELOS stockholders, which we refer to as the “Election of Directors,” to approve, on a non-binding advisory basis, the compensation of NTELOS’s named executive officers, which we refer to as the “Advisory Vote on Executive Compensation,” to ratify the appointment of KPMG LLP as NTELOS’s independent public accounting firm for the fiscal year ending December 31, 2015, which we refer to as the “Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm,” to re-approve the performance criteria under the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, which we refer to as the “Proposal to Re-Approve the Performance Criteria Under the Equity Plan,” and to approve one or more adjournments of the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement and approve the merger at the time of the annual meeting, which we refer to as the “Adjournment Proposal.”

If the merger is completed, you will be entitled to receive $9.25 in cash, without interest, for each share of NTELOS common stock you own (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of (i) approximately 26.5% over NTELOS’s closing stock price on August 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, (ii) approximately 58% over the volume weighted average share price of the NTELOS common stock during the 30 days ended August 10, 2015 and (iii) approximately 40.8% over the volume weighted average share price of NTELOS common stock during the 90 days ended August 10, 2015.

The NTELOS Board of Directors, after considering the reasons more fully described in this proxy statement, has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of NTELOS and its stockholders and approved, adopted and declared advisable the merger agreement and the merger. The NTELOS Board of Directors unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Advisory Vote on Merger-Related Executive Compensation, (iii) “FOR” each of the eight nominees in the Election of Directors, (iv) “FOR” the Advisory Vote on Executive Compensation, (v) “FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm, (vi) “FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and (vii) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the annual meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the NTELOS Board of Directors in connection with its evaluation of the merger agreement and the merger. NTELOS encourages you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about NTELOS from documents NTELOS files with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the annual meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the annual meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should provide voting instructions in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

If you have any questions or need assistance voting your shares of NTELOS common stock, please contact Innisfree M&A Incorporated, NTELOS’s proxy solicitor, by calling (888) 750-5834 toll-free.

On behalf of the NTELOS Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely yours,

Rodney D. Dir
President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated October 13, 2015 and, together with the enclosed form of proxy card, is first being mailed to stockholders of NTELOS on or about October 13, 2015.

NTELOS Holdings Corp.

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Notice is hereby given that an annual meeting of stockholders of NTELOS Holdings Corp., a Delaware corporation, which we refer to as “NTELOS,” will be held on November 11, 2015, at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, at 9:00 a.m., Eastern time for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of August 10, 2015, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Shenandoah Telecommunications Company, which we refer to as “Shentel,” Gridiron Merger Sub, Inc., which we refer to as “Acquisition Sub” and which is a wholly-owned subsidiary of Shentel, and NTELOS (a copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice), and approve the merger, which we refer to as the “merger,” of Acquisition Sub with and into NTELOS, which we refer to as the “Merger Proposal”;

2. To consider and vote on the proposal to approve, on a non-binding advisory basis, the compensation that will or may become payable by NTELOS to its named executive officers in connection with the merger, which we refer to as the “Advisory Vote on Merger-Related Executive Compensation”;

3. To consider and vote on the election of eight directors to the NTELOS Board of Directors to serve until the earlier to occur of the closing of the merger and the 2016 annual meeting of NTELOS stockholders, which we refer to as the “Election of Directors”;

4. To consider and vote on the proposal to approve, on a non-binding advisory basis, the compensation of NTELOS’s named executive officers, which we refer to as the “Advisory Vote on Executive Compensation”;

5. To consider and vote on the proposal to ratify the appointment of KPMG LLP as NTELOS’s independent registered public accounting firm for the fiscal year ending December 31, 2015, which we refer to as the “Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm”;

6. To consider and vote on the proposal to re-approve the performance criteria under the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, which we refer to as the “Proposal to Re-Approve the Performance Criteria Under the Equity Plan”;

7. To consider and vote on the proposal to approve one or more adjournments of the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement and approve the merger at the time of the annual meeting, which we refer to as the “Adjournment Proposal”; and

8. To transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record as of the close of business on October 9, 2015, which is the record date, are entitled to notice of the annual meeting and to vote at the annual meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the annual meeting will be available in NTELOS’s offices located at 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980, during regular business hours for a period of at least ten days before the annual meeting and at the place of the annual meeting during the meeting.

Stockholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares of NTELOS common stock if they deliver a demand for appraisal before the vote is taken on the Merger Proposal and comply with all applicable requirements under Delaware law, which are summarized in and reproduced in their entirety in Annex D to the accompanying proxy statement and incorporated herein by reference.

The NTELOS Board of Directors unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Advisory Vote on Merger-Related Executive Compensation, (iii) “FOR” each of the eight nominees in the Election of Directors, (iv) “FOR” the Advisory Vote on Executive Compensation, (v) “FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm, (vi) “FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and (vii) “FOR” the Adjournment Proposal.

By Order of the Board of Directors

Brian J. O’Neil
Executive Vice President, General Counsel and Secretary

Dated: October 13, 2015

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the annual meeting. If your shares are held in the name of a broker, bank or other nominee, you have the right, as a beneficial owner, to direct your broker or other agent on how to vote the shares in your account. Please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. Except for the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm, your broker or other agent cannot vote on any of the other proposals, including the Merger Proposal, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the annual meeting, your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting. If you are a stockholder of record, voting in person by ballot at the annual meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the annual meeting.

NTELOS encourages you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the annual meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of NTELOS common stock, please contact NTELOS’s proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

SUMMARY

Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “NTELOS” refers to NTELOS Holdings Corp. including, in certain cases, NTELOS’s subsidiaries. Throughout this proxy statement we refer to Shenandoah Telecommunications Company as “Shentel” or “Parent” and Gridiron Merger Sub, Inc. as “Acquisition Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of August 10, 2015, as it may be amended from time to time, by and among Shentel, Acquisition Sub and NTELOS, as the “merger agreement.”

This summary highlights selected information from this proxy statement related to the merger of Acquisition Sub with and into NTELOS, with NTELOS surviving as a wholly-owned subsidiary of Shentel, which transaction we refer to as the “merger,” and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference into this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 153. The merger agreement is attached as Annex A to this proxy statement.

Parties Involved in the Merger (page 31)

NTELOS Holdings Corp.

NTELOS, through NTELOS Inc., its wholly-owned subsidiary and its subsidiaries, is a regional provider of digital wireless communications services to consumers and businesses primarily in Virginia, West Virginia and certain portions of surrounding states. NTELOS’s primary services are wireless voice and data digital personal communications services, which we refer to as “PCS,” provided through NTELOS-branded retail operations and on a wholesale basis to other PCS providers, most notably through an arrangement with Sprint Spectrum L.P., which we refer to as “Sprint Spectrum,” and Sprint Spectrum on behalf of and as an agent for SprintCom, Inc.

NTELOS was incorporated in Delaware in January 2005 for the purpose of acquiring NTELOS Inc. On January 18, 2005, NTELOS entered into an agreement with NTELOS Inc. and certain of its stockholders to acquire the common stock of NTELOS Inc. On February 24, 2005, NTELOS purchased 24.9% of NTELOS Inc. common stock and stock warrants. By May 2005, NTELOS had acquired all of NTELOS Inc.’s common stock, warrants and vested options. During the first quarter of 2006, NTELOS completed an initial public offering of its common stock. NTELOS common stock is currently listed and traded on the NASDAQ Global Select Market, which we refer to as “NASDAQ,” under the symbol “NTLS.”

Shenandoah Telecommunications Company

Shentel and its subsidiaries provide wireless PCS services under the Sprint brand, as well as local exchange telephone services, video, Internet and data services, long distance services, fiber optic facilities and leased tower facilities. Pursuant to a management agreement with SprintCom, Inc. and its related parties, which we collectively refer to as “Sprint,” Shentel and its subsidiaries are the exclusive Sprint PCS affiliate providing wireless mobility communications network products and services on the 800 and 1900 megahertz and 2.5 gigahertz spectrum ranges in the geographic area extending from Altoona, Harrisburg and York, Pennsylvania, south through Western Maryland and the panhandle of West Virginia to Harrisonburg, Virginia. Shentel is licensed to use the Sprint brand name in this territory, and operates its network under Sprint radio spectrum licenses. Shentel’s other operations are located in the four-state region surrounding the Northern Shenandoah Valley of Virginia. Shentel also provides video, Internet and voice services in portions of Virginia, West Virginia and Maryland, as well as regulated and unregulated voice and video services, DSL Internet access and long distance services in Shenandoah County, Virginia and portions of surrounding counties.

Shentel was incorporated in Virginia in February 1981. Shentel’s common stock is currently listed on NASDAQ under the symbol “SHEN.” Upon completion of the merger, NTELOS will be a wholly-owned subsidiary of Shentel.

Gridiron Merger Sub, Inc.

Acquisition Sub is a Delaware corporation and a wholly-owned subsidiary of Shentel, formed on July 10, 2015, for the purpose of entering into the merger agreement and completing the merger. Upon completion of the merger, Acquisition Sub will cease to exist.

Certain Effects of the Merger on NTELOS (page 32)

Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into NTELOS, with NTELOS continuing as the surviving corporation and a wholly-owned subsidiary of Shentel. Throughout this proxy statement, we use the term “surviving corporation” to refer to NTELOS as the surviving corporation following the merger. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The time at which the merger will become effective, which we refer to as the “effective time of the merger,” will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Shentel may agree and specify in the certificate of merger).

Effect on NTELOS if the Merger is Not Completed (page 32)

If the merger agreement is not adopted and the merger is not approved by NTELOS stockholders or if the merger is not completed for any other reason, NTELOS stockholders will not receive any payment for their shares of NTELOS common stock. Instead, NTELOS will remain a public company, NTELOS common stock will continue to be listed and traded on NASDAQ and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC.” Under specified circumstances, NTELOS may be required to reimburse certain of Shentel’s expenses incurred in respect of the merger and pay Shentel a termination fee, in each case upon the termination of the merger agreement, as described under “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Termination Fees and Expense Reimbursement” beginning on page 86.

Merger Consideration (page 32)

At the effective time of the merger, each share of NTELOS common stock issued and outstanding immediately prior to such time will be converted into the right to receive $9.25 per share in cash, without interest and less any applicable withholding taxes, other than (i) any shares of NTELOS common stock that are owned by NTELOS, Shentel or any of their respective subsidiaries and (ii) any shares of NTELOS common stock that are owned by any NTELOS stockholders who are entitled to exercise, and properly exercise, appraisal rights with respect to such shares of NTELOS common stock pursuant to the General Corporation Law of the State of Delaware, which we refer to as the DGCL. All shares converted into the right to receive the per share merger consideration will automatically be canceled at the effective time of the merger. As described further in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Exchange and Payment Procedures” beginning on page 71, at or immediately prior to the effective time of the merger, Shentel will deposit or cause to be deposited with a designated paying agent sufficient funds to pay the aggregate per share merger consideration to NTELOS stockholders. As soon as reasonably practicable after the effective time of the merger, the paying agent will send to each holder of NTELOS common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon (i) surrender of certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of NTELOS common stock and (ii) receipt of a signed letter of transmittal and such other documents as may reasonably be required by the paying agent, the holder of such shares will be entitled to receive the per share merger consideration in exchange therefor, without interest and less any applicable withholding taxes.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you no longer will have any rights as an NTELOS stockholder as a result of the merger (except that stockholders who properly exercise and perfect their demand for right of appraisal will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described under “The Merger—Appraisal Rights” beginning on page 60).

The Annual Meeting (page 26)

Date, Time and Place

The annual meeting of NTELOS stockholders will be held on November 11, 2015, at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, at 9:00 a.m., Eastern time.

Record Date; Shares Entitled to Vote

You are entitled to vote at the annual meeting if you owned shares of NTELOS common stock at the close of business on October 9, 2015, the record date for the annual meeting. You will have one vote at the annual meeting for each share of NTELOS common stock you owned at the close of business on the record date.

Purpose

At the annual meeting, we will ask NTELOS stockholders of record as of the record date to consider and vote on the following proposals:

1.	Merger Proposal: a proposal to adopt the merger agreement and approve the merger;

2.	Advisory Vote on Merger-Related Compensation: a proposal to approve, on a non-binding advisory basis, the compensation that will or may become payable by NTELOS to its named executive officers in connection with the merger;

3.	Election of Directors: a proposal to elect eight directors to serve on the NTELOS Board of Directors, which we refer to as the “Board,” until the earlier of the completion of the merger and the 2016 annual meeting of NTELOS stockholders;

4.	Advisory Vote on Executive Compensation: a proposal to approve, on a non-binding advisory basis, the compensation of NTELOS’s named executive officers;

5.	Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm: a proposal to ratify the appointment of KPMG LLP as NTELOS’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

6.	Proposal to Re-Approve the Performance Criteria Under the Equity Plan: a proposal to re-approve the performance criteria under the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan; and

7.	Adjournment Proposal: to approve one or more adjournments of the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement and approve the merger at the time of the annual meeting.

Quorum

As of the record date, there were approximately 22,257,815 shares of NTELOS common stock outstanding and entitled to be voted at the annual meeting. A quorum of stockholders is necessary to hold an annual meeting. Holders of a majority of the outstanding shares of NTELOS common stock entitled to vote at the annual meeting, either present in person or represented by proxy, will constitute a quorum at the annual meeting. As a result, 11,128,908 shares must be represented by proxy or by stockholders present and entitled to vote at the annual meeting to have a quorum.

Required Vote

Assuming that a quorum is present at the meeting, the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NTELOS common stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against the Merger Proposal.

Assuming that a quorum is present at the meeting, each nominee in the Election of Directors must receive a plurality of the votes of shares cast at the 2015 annual meeting to be elected a director. This means that the eight nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not have an effect on the Election of Directors.

Assuming that a quorum is present at the meeting, the Advisory Vote on Merger-Related Executive Compensation, the Advisory Vote on Executive Compensation and the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm each requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against each of these proposals. Broker non-votes will not have an effect on these proposals.

Assuming that a quorum is present at the meeting, the Proposal to Re-Approve the Performance Criteria Under the Equity Plan requires the affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote thereon. Abstentions and broker-non votes will not have an effect on the Proposal to Re-Approve the Performance Criteria Under the Equity Plan.

The Adjournment Proposal requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote thereon, whether or not a quorum is present. Abstentions will have the same effect as a vote against the Adjournment Proposal. Broker non-votes will not have an effect on the Adjournment Proposal.

Share Ownership of NTELOS’s Directors and Executive Officers

As of October 9, 2015, the record date, NTELOS directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 5,472,479 shares of NTELOS common stock (excluding any shares of NTELOS common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), representing approximately 23.9% of the outstanding shares of NTELOS common stock. The shares of NTELOS common stock held by the funds affiliated with Quadrangle Capital Partners LLP, which we refer to as the “Quadrangle stockholders,” are subject to a voting agreement, and to the extent that Messrs. Huber and Chorney are deemed the beneficial owners of such shares of NTELOS common stock, the voting agreement would obligate Messrs. Huber and Chorney to vote “FOR” the Merger Proposal. NTELOS directors and executive officers have informed NTELOS that they currently intend to vote all of their shares of NTELOS common stock (i) “FOR” the Merger Proposal, (ii) “FOR” the Advisory Vote on Merger-Related Executive Compensation, (iii) “FOR” each of the eight nominees in the Election of Directors, (iv) “FOR” the Advisory Vote on Executive Compensation, (v) “FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm, (vi) “FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and (vii) “FOR” the Adjournment Proposal.

Voting of Proxies

Any NTELOS stockholder of record entitled to vote at the annual meeting may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the annual meeting. If you are a beneficial owner and hold your shares of NTELOS common stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of NTELOS common stock using the instructions provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The Merger Proposal, the Advisory Vote on Merger-Related Executive Compensation, the Election of Directors, the Advisory Vote on Executive Compensation, the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and the Adjournment Proposal in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions, resulting in what we refer to as a “broker non-vote.” Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares. The Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm is a routine matter, and brokers, banks and other nominees therefore can vote on that proposal without your instruction.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the annual meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to NTELOS prior to the annual meeting or attending the annual meeting and voting in person. If you hold your shares of common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote.

Recommendation of the NTELOS Board of Directors and Reasons for the Merger (page 40)

The Board, after considering various factors described in the section entitled “The Merger—Recommendation of the NTELOS Board of Directors and Reasons for the Merger,” unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of NTELOS and its stockholders, and approved, adopted and declared advisable the merger agreement and the merger. The Board unanimously recommends that you vote:

1.	“FOR” the Merger Proposal;

2.	“FOR” the Advisory Vote on Merger-Related Executive Compensation;

3.	“FOR” each of the eight nominees in the Election of Directors;

4.	“FOR” the Advisory Vote on Executive Compensation;

5.	“FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm;

6.	“FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan; and

7.	“FOR” the Adjournment Proposal.

Voting Agreement (page 44)

In connection with the merger agreement, NTELOS and Shentel entered into a voting agreement with the Quadrangle stockholders, which beneficially own approximately 18% of the outstanding shares of NTELOS common stock as of the record date. Subject to the terms of the voting agreement, the Quadrangle stockholders have agreed, among other things, to vote all of their shares of NTELOS common stock in favor of adopting the merger agreement.

Opinions of the Financial Advisors to NTELOS (page 44)

Opinion of UBS Securities LLC

On August 10, 2015, at a meeting of the Board held to evaluate the merger, UBS delivered to the Board an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated August 10, 2015, to the effect that, as of August 10, 2015 and based on and subject to various assumptions made, matters considered and limitations described in its written opinion, the merger consideration to be received in the merger by holders of NTELOS common stock (other than shares to be canceled in accordance with Section 3.01(b) of the merger agreement) was fair, from a financial point of view, to such holders.

The full text of UBS’s opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The summary of UBS’s opinion in this proxy statement is qualified in its entirety by reference to the full text of UBS’s written opinion. Holders of NTELOS common stock are encouraged to read UBS’s opinion carefully in its entirety. UBS’s opinion was provided for the benefit of the Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration, from a financial point of view, and does not address any other aspect of the merger or any related transaction. UBS’s opinion does not address the relative merits of the merger or any related transactions as compared to other business strategies or transactions that might be available with respect to NTELOS or NTELOS’s underlying business decision to effect the merger or any related transactions. UBS’s opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any related transaction.

Opinion of Stephens Inc.

NTELOS retained Stephens Inc., which we refer to as “Stephens,” to provide financial advisory services in connection with a possible business combination transaction and to render to the Board an opinion as to the fairness, from a financial point of view, of such a business combination transaction. On August 10, 2015, the Board held a meeting to evaluate the merger, pursuant to the merger agreement. At that meeting, Stephens rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated August 10, 2015, to the effect that, as of that date and based upon and subject to the limitations, qualifications and assumptions set forth in such opinion, the consideration to be received in the merger by the public stockholders of NTELOS common stock was fair, from a financial point of view, to such holders of shares of NTELOS common stock.

The full text of Stephens’s written opinion, dated August 10, 2015, to the Board, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in connection with its opinion, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The summary of the Stephens opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion letter of Stephens.

Stephens’s engagement and its opinion were for the benefit of the Board (in its capacity as such), and Stephens’s opinion was rendered to the Board in connection with its evaluation of the merger from a financial point of view. Stephens’s opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any matter relating thereto.

Financing of the Merger (page 59)

Shentel expects to finance the transactions contemplated by the merger agreement with the proceeds of a debt financing, pursuant to which CoBank, ACB, Royal Bank of Canada and Fifth Third Bank, which we refer to as the “Shentel lenders,” have committed to make available to Shentel senior secured credit facilities, including a revolving credit facility and two term loan facilities, under which Shentel may borrow up to $960 million. The obligations of

Shentel and Acquisition Sub under the merger agreement are not conditioned in any manner upon their ability to obtain financing. Under certain conditions, if Shentel fails to close the merger because of a failure to obtain financing, it must pay NTELOS a termination fee of $25,000,000, plus up to $2,500,000 of NTELOS’s fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement and otherwise in connection with the merger and other transactions contemplated by the merger agreement.

Treatment of Equity and Equity-Based Awards (page 54)

The merger agreement provides that NTELOS’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Options

Each option to purchase shares of NTELOS common stock granted under the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, the NTELOS Holdings Corp. Amended and Restated Equity Incentive Plan and the NTELOS Holdings Corp. Non-Employee Director Equity Plan, which we refer collectively as the “NTELOS equity plans,” that is outstanding (whether vested or unvested) will be cancelled immediately prior to the effective time of the merger and in consideration of such cancellation, Shentel will pay the holder on the first business day following the closing date of the merger an amount (but not less than zero), in cash equal to the product of (i) the amount, if any, by which $9.25 exceeds the exercise price per share with respect to such option and (ii) the number of shares of NTELOS common stock subject to such outstanding option, less any applicable withholding taxes and without interest. If the exercise price per share of an option is $9.25 or more, the option will be cancelled immediately prior to the effective time of the merger without payment.

Restricted Stock

Each share of NTELOS restricted stock granted under the NTELOS equity plans that is outstanding immediately prior to the effective time of the merger will become fully vested and free of restrictions and will be treated as a share of NTELOS common stock for purposes of the merger.

Performance Share Awards

As of the closing date of the merger, each NTELOS performance stock unit award granted under the NTELOS equity plans that is outstanding and for which the performance period has commenced will become earned and eligible to become payable pursuant to the terms of the award and the applicable NTELOS equity plan as of the closing date of the merger, based upon NTELOS’s performance through the closing date of the merger and $9.25 per share. Any payments of performance stock unit awards will be paid subject to any applicable withholding taxes and without interest. Any outstanding NTELOS performance stock unit awards for which the performance period has not commenced prior to the closing date of the merger will be forfeited without payment upon closing of the merger pursuant to the terms of the award agreement and the applicable NTELOS equity plan.

Employee Stock Purchase Plan

No purchase rights will be granted after the date of the merger agreement under the NTELOS Holdings Corp. Employee Stock Purchase Plan, which we refer to as the “employee stock purchase plan,” and all purchase rights outstanding under the employee stock purchase plan as of the date of the merger agreement will be automatically exercised on the earlier of (i) the first purchase date following the date of the merger agreement and (ii) immediately prior to the effective time of the merger. Between the date of the merger agreement and the first purchase date following the date of the merger agreement, up to 2,000 shares of NTELOS common stock may be issued under the employee stock purchase plan. To the extent any accumulated participant contributions to the employee stock purchase plan remain after exercise in accordance with the foregoing, such contributions will be returned to participants immediately after such exercise in accordance with the employee stock purchase plan. NTELOS will terminate the employee stock purchase plan immediately prior to the effective time of the merger.

Employee Benefits (page 79)

NTELOS employees and, to the extent applicable, former NTELOS employees at the time of the closing of the merger will be given credit under benefit plans and arrangements of Shentel and its affiliates, which we refer to collectively as the “Parent Plans,” for their service with NTELOS for purposes of eligibility to participate and vesting and benefit accrual under retirement, welfare, vacation and severance plans (but not benefit accrual purposes under a defined benefit pension plan) to the extent their service was taken into account under a corresponding benefit plan of NTELOS. They will also be given credit under the Parent Plans for purposes of satisfying waiting periods, evidence of insurability requirements or the application of any pre-existing condition limitations and will be given credit for amounts paid under a corresponding benefit plan of NTELOS during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums. Service and other amounts will not be credited to NTELOS employees or former NTELOS employees (or their eligible dependents) to the extent the crediting would result in the duplication of benefits.

Prior to and effective as of the closing of the merger, Shentel or one of its affiliates may make a written offer of employment to such employees of NTELOS as it determines. The written offer of employment will be for employment on an at-will basis and will provide that, as a condition of acceptance of the offer, the employee must waive his right to receive severance benefits under the NTELOS benefit plans that provide such benefits. We refer to any NTELOS employee who, as of the closing of the merger, has accepted this written offer of employment as a “continuing employee.”

As of the effective time of the merger and during continued employment with Shentel or its affiliates, each continuing employee will receive the annual base salary or hourly wage specified in his offer of continuing employment. Each continuing employee will also be eligible to earn an annual cash bonus or incentive payment for the calendar year in which the merger closes in accordance with the terms of the merger agreement. Each continuing employee will also participate through December 31, 2015, or through the date of the closing of the merger (whichever is later), in the same NTELOS benefit plans (other than equity plans) in which the continuing employee was participating as of the closing of the merger; provided, that Shentel may also choose to allow continuing employees to continue to participate in such benefit plans after this date.

Prior to the closing of the merger, or within a reasonable time after a NTELOS employee rejects a written offer of employment, if applicable, Shentel will use reasonable best efforts to give written notice to each NTELOS employee who is not a continuing employee (including an NTELOS employee who did not receive a written employment offer) of an estimate of the date that the employee’s employment with Shentel or its affiliates is expected to end. This date will be no later than one year after the date of closing of the merger. Beginning on the date the merger closes and during continued employment with Shentel or its affiliates, each NTELOS employee who is not a continuing employee will continue to receive the annual base salary or hourly wage that the employee was entitled to receive on the date of closing of the merger and will be eligible to earn an annual cash bonus or incentive payment for the calendar year in which the merger closes in accordance with the terms of the merger agreement. Each such employee will also participate through December 31, 2015, or through the date of closing of the merger (whichever is later), in the same NTELOS benefit plans (other than equity plans) in which the employee was participating as of the closing of the merger; provided, that Shentel may also choose to allow these employees to continue to participate in such benefit plans after this date. NTELOS employees who are not continuing employees and whose employment with Shentel ends before the second anniversary of the closing of the merger will receive severance benefits in accordance with the NTELOS benefit plans that provide such benefits and in which such employees participated immediately prior to closing of the merger.

The foregoing provisions do not constitute a contract of employment or guarantee any employee continued employment or particular compensation or benefits after closing of the merger and nothing in the foregoing provisions is to be treated as an amendment of any benefit plan, policy or program, or as a third-party right to enforce the provisions of the provisions of the merger agreement.

Interests of the Directors and Executive Officers of NTELOS in the Merger (page 53)

When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that some of NTELOS’s directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of NTELOS stockholders generally, as more fully described below. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of NTELOS. These interests may include the following:

•	accelerated vesting of equity and equity-based awards in connection with the merger and the settlement of such awards in exchange for cash in the amounts specified in this proxy statement;

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation;

•	the possible employment of certain of NTELOS’s executive officers by Shentel or the surviving corporation after the merger, although as of the date of this proxy statement no agreements related to such matters have been proposed or entered into; and

•	the entitlement of NTELOS’s named executive officers and other executive officers to receive payments and benefits under their respective change in control agreements with NTELOS. Rodney D. Dir’s Professional Services Agreement with NTELOS provides that he will be eligible to receive a bonus payment of $300,000 and a severance payment of $100,000 payable in a lump sum if Mr. Dir is terminated on or after a “change in control.” Mr. Dir is also entitled to receive accelerated vesting of his outstanding equity awards in the event of his termination. The employment agreements with Stebbins B. Chandor Jr., Brian J. O’Neil and S. Craig Highland provide that, if there is a change in control, the term of such named executive officer’s employment agreement will be extended so that the term will not expire for 24 months from the date of the change in control. Robert L. McAvoy Jr.’s employment agreement does not provide for an automatic extension upon a change in control. A more complete description of NTELOS’s change in control arrangements with its named executive officers, which include additional payments and benefits, is described below under “Executive Compensation—Change in Control and Severance Arrangements,” beginning on page 121.

If the Merger Proposal is approved by NTELOS stockholders and the merger closes, under the terms of the merger agreement any shares of common stock held by NTELOS’s directors and executive officers, including such shares held following the vesting or settlement of equity and equity-based awards, will be treated in the same manner as outstanding shares of common stock held by all other stockholders of NTELOS entitled to receive the per share merger consideration.

Appraisal Rights (page 60)

If the Merger Proposal is approved by NTELOS stockholders and the merger closes, stockholders who do not vote in favor of the Merger Proposal and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262. This means that holders of NTELOS common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of NTELOS common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of NTELOS common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must submit a written demand for appraisal to NTELOS before the vote is taken on the Merger Proposal, you must not submit a blank proxy or otherwise vote in favor of the Merger Proposal and you must continue to hold the shares of NTELOS common stock through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement and incorporated herein by reference. If you hold your shares of NTELOS common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or nominee.

U.S. Federal Income Tax Consequences of the Merger (page 64)

The receipt of cash for shares of NTELOS common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64) in exchange for such U.S. Holder’s shares of NTELOS common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of NTELOS common stock surrendered in the merger. A Non-U.S. Holder (as defined under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64) generally will not be subject to U.S. federal income tax with respect to the exchange of NTELOS common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64 and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals for the Merger (page 67)

Pursuant to the merger agreement, the merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the “HSR Act,” has expired or been terminated. NTELOS and Shentel filed their respective HSR Act notifications on August 25, 2015. The HSR Act waiting period was terminated early by the FTC on September 22, 2015.

Completion of the merger is also conditioned upon:

•	the receipt of all required consents from the Federal Communications Commission, which we refer to as the “FCC,” to transfer control of NTELOS and its subsidiaries that hold FCC licenses to Shentel and that are otherwise necessary to implement the transactions contemplated by the merger agreement;

•	receipt of all required consents from the Public Service Commission of West Virginia to authorize the merger and transactions contemplated in the Sprint transactions (as described in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Efforts to Close the Merger and the Sprint Transactions” beginning on page 80);

•	receipt of all required consents from the State Corporation Commission of the Commonwealth of Virginia authorizing on an interim basis Shentel providing NTELOS and its subsidiaries with certain affiliated services as of or after the closing of the merger;

•	the termination or expiration of the waiting period (and any extensions thereof) applicable to the consummation of the Sprint transactions under the HSR Act;

•	the receipt of all required consents from the FCC to assign from NTELOS or any of its subsidiaries to Sprint the FCC licenses as contemplated in the Sprint transactions and to assign from NTELOS or any of its subsidiaries to Sprint certain spectrum lease agreements to which NTELOS or its subsidiaries are parties as contemplated in the Sprint transactions; and

•	receipt of all required consents from the Maryland Public Service Commission, the Pennsylvania Public Utility Commission and the Public Service Commission of West Virginia to authorize Shentel’s debt financing (we refer to these consents as the “required debt financing regulatory approvals”).

We refer to all of the above approvals and consents as the “required regulatory approvals.” NTELOS must also provide notice of the merger to the Kentucky Public Service Commission and the Public Utilities Commission of Ohio, which we refer to as the “required regulatory notices.”

Legal Proceedings Regarding the Merger (page 68)

On August 24, 2015, Mr. Marvin Westen and Mr. Paul Sekerak, two individuals who claim to hold an unknown number of NTELOS shares, each filed a purported class action complaint relating to the merger in the Court of Chancery of the State of Delaware. These actions are styled Marvin Westen v. Michael A. Huber, et al., Case No. CA-11421, and Paul Sekerak v. NTELOS Holdings Corp., et al., Case No. CA-11422. Plaintiffs seek to represent a class consisting of all NTELOS stockholders (limited, in the case of Mr. Westen, to those “who are being and will be harmed by defendants’ actions described herein”). Plaintiffs sue all members of the Board, alleging that the members of the Board breached their fiduciary obligations to the purported class by agreeing to sell NTELOS for consideration deemed “inadequate” and by agreeing to deal protection terms that allegedly foreclose competing offers. Plaintiffs further sue Shentel and Merger Sub (or, in the case of Mr. Sekerak, Shentel and NTELOS) for purportedly aiding and abetting the foregoing breaches. Plaintiffs seek, among other things, injunctive relief preventing consummation of the merger (and/or directing rescission of the transaction, to the extent already implemented), unspecified damages and an award of plaintiff’s expenses and attorneys’ fees. NTELOS and the members of the Board believe these claims are without merit and intend to defend themselves vigorously.

No Solicitation (page 76)

Under the merger agreement, NTELOS is not permitted to solicit or discuss any alternative transaction proposal (as defined in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—No Solicitation” beginning on page 76) with third parties, subject to certain exceptions. Except as otherwise provided in the merger agreement, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, NTELOS, its subsidiaries and its and their respective directors, officers, employees, advisors and representatives are not permitted to, directly or indirectly:

•	initiate, solicit or knowingly encourage, or take any other action to knowingly facilitate, any alternative transaction proposal or the making of any proposal that could reasonably be expected to lead to an alternative transaction proposal;

•	participate in any discussions or negotiations regarding, or furnish or provide access to any party any information with respect to, any alternative transaction proposal (except to describe the existence of the non-solicitation restrictions contained in the merger agreement);

•	authorize, approve or cause or permit NTELOS to enter into any merger agreement, acquisition agreement, memorandum of understanding, letter of intent or similar agreement (other than an acceptable confidentiality agreement, as defined in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—No Solicitation” beginning on page 76) relating to an alternative transaction proposal; or

•	agree or resolve to take any of the actions described in the preceding three bullets.

At any time before the NTELOS stockholders approve the Merger Proposal, in the event that NTELOS receives an unsolicited alternative transaction proposal that the Board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, is or could reasonably be expected to lead to a superior proposal (as defined in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—No Solicitation” beginning on page 76), NTELOS may:

•	furnish or provide access to information to the party making such alternative transaction proposal pursuant to an acceptable confidentiality agreement; and

•	engage in discussions or negotiations with such party and its representatives with respect to such alternative transaction proposal (as defined in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—No Solicitation” beginning on page 76).

Adverse Recommendation Changes (page 77)

Under the merger agreement, generally, the Board will not:

•	withdraw, withhold, qualify, amend or modify in a manner adverse to Shentel or Acquisition Sub the approval or recommendation by the Board of the merger agreement or the merger;

•	approve, adopt, endorse or recommend any alternative transaction proposal or any related agreement; or

•	agree, propose or resolve to take any of the actions described in the preceding two bullets.

Subject to certain notice obligations and certain obligations to discuss and negotiate in good faith any bona fide revisions proposed by Shentel to the merger agreement in response to such notice, at any time before the NTELOS stockholders approve the Merger Proposal, the Board may withhold, withdraw, qualify, amend or modify its approval or recommendation of the merger agreement and the merger under the following circumstances, which we refer to as a “change of recommendation”:

•	if a material intervening event occurs that is not known to or reasonably foreseeable by the Board as of the date of the merger agreement; or

•	if NTELOS receives an alternative transaction proposal that the Board determines is a superior proposal.

Conditions to the Closing of the Merger (page 82)

The following are some of the conditions that must be satisfied or, where permitted by law, waived before the merger may be consummated:

•	the approval of the Merger Proposal by the requisite affirmative vote of NTELOS stockholders;

•	obtaining all required regulatory approvals and making all required regulatory notices (see “The Merger—Regulatory Approvals for the Merger” beginning on page 67);

•	the consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prevented or prohibited by any law or order of any governmental authority;

•	the accuracy of the representations and warranties of NTELOS, Shentel and Acquisition Sub in the merger agreement, subject in some instances to materiality or “material adverse effect” qualifiers, as of the date of the merger agreement and as of the closing date of the merger;

•	the performance in all material respects by NTELOS, on the one hand, and Shentel and Acquisition Sub, on the other hand, of their respective obligations required to be performed by them under the merger agreement on or before the closing date of the merger;

•	since the date of the merger agreement, there not having occurred any change, event or effect that has had or would, individually or in the aggregate, reasonably be likely to result in a “material adverse effect” with respect to NTELOS; and

•	the closing of the Sprint transactions occurring at, or immediately after, the effective time of the merger.

Termination of the Merger Agreement (page 84)

In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the Merger Proposal by the stockholders of NTELOS, in the following ways:

•	by mutual written consent of Shentel and NTELOS;

•	by either Shentel or NTELOS:

•	if the merger has not been consummated by February 29, 2016, which date we refer to as the “outside date,” and which the parties (either by mutual agreement or by one party acting individually) may extend one time for an additional 120 days (provided, that any party may not so terminate if its breach of, or failure to fulfill any obligation under, the merger agreement has been the principal cause of, or resulted in, the failure of the merger to be consummated on or before the outside date);

•	if any injunction, order, judgment or ruling from any arbitrator or governmental entity permanently restraining, enjoining or otherwise prohibiting the merger becomes final and nonappealable (provided that no party may so terminate unless such party has used its reasonable best efforts to oppose any such injunction, order, judgment or ruling or to have it vacated or made inapplicable to the merger); or

•	if the NTELOS stockholders fail to approve the Merger Proposal at the annual meeting of stockholders, or any adjournment thereof. We refer to this termination right as the “no vote termination right;”

•	by Shentel:

•	if NTELOS has breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the merger agreement, and the conditions to closing of the merger related to NTELOS’s representations and warranties or covenants is not satisfied and cannot be cured by the outside date or, if capable of being cured, is not cured prior to the first to occur of the outside date and the 30th day after written notice of such breach or failure to perform is provided by Shentel to NTELOS (provided that Shentel may not so terminate if it is in material breach of the merger agreement so as to cause either of the conditions to closing of the merger related to its representations and warranties or covenants not to be satisfied);

•	if (i) the Board effects a change of recommendation or delivers notice of a change of recommendation to Shentel or Acquisition Sub, (ii) NTELOS has breached, in any material respect, any of its non-solicitation obligations under the merger agreement, (iii) NTELOS fails to include its recommendation of the merger agreement and the merger in this proxy statement or (iv) NTELOS or the Board resolved to take or publicly proposed any of the foregoing actions;

•	if the Sprint master agreement (as described in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Efforts to Close the Sprint Transactions” beginning on page 80) has been terminated (provided that Shentel may not so terminate if the Sprint master agreement was terminated in violation of the limitations on Shentel’s terminating the Sprint master agreement that are contained in the merger agreement); or

•	if (i) the condition to closing in the Sprint master agreement relating to the representations and warranties of Shentel is not satisfied on account of an inaccuracy of certain representations regarding FCC matters and customer agreements, and such inaccuracy is also a breach of certain representations regarding FCC matters and customer agreements set forth in the merger agreement and (ii) Shentel has reasonably determined, based on discussions or other communications with Sprint, that such inaccuracy is reasonably likely to result in an indemnification claim against Shentel or one of its affiliates under the Sprint master agreement;

•	by NTELOS:

•	if, at any time before the NTELOS stockholders approve the Merger Proposal, the Board effects a change of recommendation with respect to a superior proposal (as defined in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—No Solicitation” beginning on page 76);

•	if Shentel or Acquisition Sub have breached any of their representations or warranties or failed to perform any of their covenants or other agreements contained in the merger agreement, and the conditions to closing of the merger related to their representations and warranties or covenants is not satisfied and cannot be cured by the outside date or, if capable of being cured, is not cured prior to the first to occur of the outside date and the 30th day after written notice of such breach or failure to perform is provided by NTELOS to Shentel (provided that NTELOS may not so terminate if it is in material breach of the merger agreement so as to cause either of the conditions to closing of the merger related to its representations and warranties or covenants not to be satisfied);

•	if (i) the mutual conditions to closing of the merger and Shentel’s and Acquisition Sub’s conditions to closing of the merger have been or will be satisfied, (ii) NTELOS has irrevocably confirmed in writing to Shentel that all of NTELOS’s conditions to closing of the merger have been satisfied or that NTELOS is willing to waive all unsatisfied conditions to closing of the merger and (iii) the merger has not been consummated by the close of business on the fifth business day after NTELOS has delivered such notice to Shentel; or

•	if (i) the mutual conditions to the closing of the merger and Shentel’s and Acquisition Sub’s conditions to closing of the merger have been or will be satisfied (other than consummation of the Sprint transactions), (ii) NTELOS has irrevocably confirmed in writing to Shentel that all of NTELOS’s conditions to closing of the merger have been satisfied or that NTELOS is willing to waive all unsatisfied conditions to closing of the merger so long as the closing occurs on or prior to the outside date and (iii) Shentel does not deliver a certificate, executed by Shentel, prior to 12:00 p.m. Eastern time on the day prior to the outside date irrevocably confirming that each of Shentel and Sprint are prepared to immediately close the Sprint transactions (provided, however, that NTELOS may not so terminate while a proceeding initiated by Shentel or its affiliates to cause the Sprint transactions to be consummated is pending).

Termination Fees and Expense Reimbursement (page 86)

Under certain conditions, if Shentel fails to close the merger because of a failure to obtain financing or because the Sprint transactions are not consummated, it must pay NTELOS a termination fee of $25,000,000, plus up to $2,500,000 of NTELOS’s fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement and otherwise in connection with the merger and other transactions contemplated by the merger agreement as described in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Termination Fees and Expense Reimbursement.”

NTELOS will be required to pay to Shentel a termination fee of $8,800,000 plus the reimbursement of up to $2,500,000 of fees, costs and expenses incurred by or on behalf of Shentel or Acquisition Sub in connection with the preparation, negotiation, execution and performance of the merger agreement and otherwise in connection with the merger and the other transactions contemplated by the merger agreement, if the merger agreement is terminated under certain circumstances described in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Termination Fees and Expense Reimbursement.”

Specific Performance (page 87)

Shentel, Acquisition Sub and NTELOS are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. However, the right of NTELOS to obtain an injunction, specific performance or other appropriate form of equitable relief to cause Shentel and Acquisition Sub to consummate the merger is subject to the requirements that: (i) the mutual conditions to closing of the merger and Shentel’s and Acquisition Sub’s conditions to closing of the merger have been or will be satisfied or waived, (ii) Shentel and Acquisition Sub fail to timely consummate the merger, (iii) the debt financing (as described under “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Financing” beginning on page 78) has been funded or will be funded at the closing of the merger and (iv) NTELOS has irrevocably confirmed in writing that (A) NTELOS’s conditions to consummate the merger have been satisfied or waived and (B)  if specific performance is granted and the debt financing is funded, then the consummation of the merger will occur.

Fees and Expenses (page 88)

Except in specified circumstances (as described under “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Termination Fees and Expense Reimbursement” beginning on page 86), whether or not the merger is consummated, each party to the merger agreement is responsible for all of its respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Market Prices and Dividend Data (page 151)

NTELOS common stock is listed on NASDAQ under the symbol “NTLS.” On August 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of NTELOS common stock was $7.31 per share. On October 9, 2015, the latest practicable trading day before the printing of this proxy statement, the closing price for NTELOS common stock on NASDAQ was $9.16 per share.

Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not, among other things, declare or pay quarterly cash dividends on NTELOS common stock without Shentel’s written consent.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the annual meeting. These questions and answers may not address all questions that may be important to you as an NTELOS stockholder. NTELOS encourages you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents NTELOS incorporates by reference into this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 153. The merger agreement is attached as Annex A to this proxy statement.

Q:	Why am I receiving these materials?

A:	The Board is furnishing this proxy statement and form of proxy card to the holders of NTELOS common stock in connection with the solicitation of proxies to be voted at an annual meeting of stockholders or at any adjournments or postponements of the annual meeting.

Q:	When and where is the annual meeting?

A:	The annual meeting will take place on November 11, 2015, at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, at 9:00 a.m., Eastern time.

Q:	Who is entitled to vote at the annual meeting?

A:	Only stockholders of record as of the close of business on October 9, 2015, which is the record date, are entitled to notice of the annual meeting and to vote at the annual meeting or at any adjournments or postponements thereof. Each holder of NTELOS common stock is entitled to cast one vote on each matter properly brought before the annual meeting for each share of NTELOS common stock that such holder owned as of the record date.

Q:	May I attend the annual meeting and vote in person?

A:	Yes. All stockholders as of the record date may attend the annual meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of NTELOS common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the annual meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting. Even if you plan to attend the annual meeting in person, NTELOS encourages you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	What am I being asked to vote on at the annual meeting?

A:	You are being asked to consider and vote on the following proposals:

1.	Merger Proposal: a proposal to adopt the merger agreement and approve the merger;

2.	Advisory Vote on Merger-Related Compensation: a proposal to approve, on a non-binding advisory basis, the compensation that will or may become payable by NTELOS to its named executive officers in connection with the merger;

3.	Election of Directors: a proposal to elect eight directors to serve on the Board until the earlier of the completion of the merger and the 2016 annual meeting of NTELOS stockholders;

4.	Advisory Vote on Executive Compensation: a proposal to approve, on a non-binding advisory basis, the compensation of NTELOS’s named executive officers;

5.	Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm: a proposal to ratify the appointment of KPMG LLP as NTELOS’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

6.	Proposal to Re-Approve the Performance Criteria Under the Equity Plan: a proposal to re-approve the performance criteria under the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan; and

7.	Adjournment Proposal: to approve one or more adjournments of the annual meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement and approve the merger at the time of the annual meeting.

Q:	What is the merger and what effects will it have on NTELOS?

A:	The merger is the acquisition of NTELOS by a subsidiary of Shentel pursuant to the merger agreement. If the Merger Proposal is approved by the holders of NTELOS common stock and the other conditions to closing of the merger under the merger agreement have been satisfied or waived, Acquisition Sub will merge with and into NTELOS, with NTELOS continuing as the surviving corporation. As a result of the merger, NTELOS will become a wholly-owned subsidiary of Shentel. NTELOS would expect to de-list its common stock from NASDAQ and de-register its common stock under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and would thereafter no longer be a publicly traded company or file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $9.25 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own immediately prior to the effective time of the merger, unless you have properly exercised and perfected and not withdrawn your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $925.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes. In either case, you will not own shares in the surviving corporation.

Q:	How does the per share merger consideration compare to the market price of NTELOS common stock prior to the public announcement of the merger agreement?

A:	The per share merger consideration represents a premium of (i) approximately 26.5% over NTELOS’s closing stock price on August 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, (ii) approximately 58% over the volume weighted average share price of the common stock during the 30 days ended August 10, 2015 and (iii) approximately 40.8% over the volume weighted average share price of the common stock during the 90 days ended August 10, 2015.

Q:	What do I need to do now?

A:	NTELOS encourages you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents NTELOS refers to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the annual meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the per share merger consideration for each share of NTELOS common stock represented by the stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:	What happens if I sell or otherwise transfer my shares of NTELOS common stock after the record date but before the annual meeting?

A:	The record date for the annual meeting is earlier than the date of the annual meeting and the date the merger is expected to be completed. If you sell or transfer your shares of NTELOS common stock after the record date but before the annual meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies NTELOS in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of NTELOS common stock, but you will retain your right to vote these shares at the annual meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, NTELOS encourages you to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:	How does the Board recommend that I vote?

A:	The Board, after considering the various factors described under “The Merger—Recommendation of the NTELOS Board of Directors and Reasons for the Merger,” unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of NTELOS and its stockholders, and approved, adopted and declared advisable the merger agreement and the merger. The Board unanimously recommends that you vote:

1.	“FOR” the Merger Proposal;

2.	“FOR” the Advisory Vote on Merger-Related Executive Compensation;

3.	“FOR” each of the eight nominees in the Election of Directors;

4.	“FOR” the Advisory Vote on Executive Compensation;

5.	“FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm;

6.	“FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan; and

7.	“FOR” the Adjournment Proposal.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by NTELOS stockholders or if the merger is not completed for any other reason, NTELOS stockholders will not receive any payment for their shares of common stock. Instead, NTELOS will remain a public company, NTELOS common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and NTELOS will continue to file periodic reports with the SEC.

Under specified circumstances, NTELOS may be required to reimburse certain of Shentel’s expenses incurred in respect of the merger and pay Shentel a termination fee upon the termination of the merger agreement as described under “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Termination Fees and Expense Reimbursement” beginning on page 86.

Q:	Why is NTELOS asking me to elect directors, ratify the selection of the independent public accounting firm and re-approve the performance criteria under the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan in addition to approving the merger?

A:	NTELOS is required to hold an annual meeting to elect directors, which it has not yet held for the 2015 fiscal year. Because the merger is not expected to close until early 2016, we have combined the annual meeting with the meeting to approve the Merger Proposal to avoid the expense of holding a special meeting to approve the Merger Proposal and a separate annual meeting to elect directors. With respect to the Proposal to Ratify the Appointment of the Independent Public Accounting Firm, NTELOS has historically asked for such ratification at an annual meeting, even though it is not required to do so, and NTELOS is asking for such ratification at this meeting, consistent with its past practice. With respect to the Proposal to Re-Approve the Performance Criteria Under the Equity Plan, if the merger does not close for any reason, NTELOS will need to be able to make use of the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan without the adverse tax consequences that could occur if such re-approval is not obtained.

Q:	Do any of NTELOS’s directors or officers have interests in the merger that may differ from those of NTELOS stockholders generally?

A:	In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that NTELOS’s directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of NTELOS stockholders generally. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of NTELOS. For a description of the interests of NTELOS’s directors and executive officers in the merger, see “The Merger—Interests of the Directors and Executive Officers of NTELOS in the Merger” beginning on page 53.

Q:	What vote is required to approve the Merger Proposal?

A:	The affirmative vote of the holders of a majority of the outstanding shares of NTELOS common stock is required to approve the Merger Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the annual meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote and will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

As of October 9, 2015, the record date for determining who is entitled to vote at the annual meeting, there were approximately 22,257,815 shares of NTELOS common stock issued and outstanding. Each holder of NTELOS common stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:	What vote is required to approve the Adjournment Proposal and the Advisory Vote on Merger-Related Executive Compensation?

A:	The Adjournment Proposal and the Advisory Vote on Merger-Related Executive Compensation require the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote thereon, whether or not a quorum is present.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the annual meeting will not have any effect on the Adjournment Proposal or the Advisory Vote on Merger-Related Executive Compensation. An abstention on the Adjournment Proposal or the Advisory Vote on Merger-Related Executive Compensation will have the same effect as a vote against such proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote and will not have any effect on the Adjournment Proposal or the Advisory Vote on Merger-Related Executive Compensation.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with NTELOS’s transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by NTELOS.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of NTELOS common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the annual meeting. However, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	by attending the annual meeting and voting in person by ballot;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the annual meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the annual meeting even if you have previously voted by proxy. If you are present at the annual meeting and vote in person, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

Except for the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm, your broker, bank or other nominee will not be permitted to vote your shares on any other proposal unless you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm is a routine matter, and brokers, banks and other nominees therefore can vote on that proposal without your instruction. The Merger Proposal, the Advisory Vote on Merger-Related Executive Compensation, the Election of Directors, the Advisory Vote on Executive Compensation, the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and the Adjournment Proposal are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions, resulting in what NTELOS refers to as a “broker non-vote.” Broker non-votes will have the effect of a vote against the Merger Proposal. Broker non-votes will not have an effect on the Advisory Vote on Merger-Related Compensation, the Election of Directors, the Advisory Vote on Executive Compensation, the Proposal to Re-Approve the Performance Criteria Under the Equity Plan or the Adjournment Proposal. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the annual meeting by:

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to NTELOS’s Secretary;

•	signing another proxy card with a later date and returning it to NTELOS prior to the annual meeting; or

•	attending the annual meeting and voting in person.

If you hold your shares of common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the annual meeting if you obtain a valid proxy from your broker, bank or other nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of NTELOS common stock. The written document describing the matters to be considered and voted on at the annual meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of NTELOS common stock is called a “proxy card.” The Board has designated Brian J. O’Neil and Stebbins B. Chandor Jr., and each of them with full power of substitution, as proxies for the annual meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone voting process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the annual meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” the Merger Proposal, (ii) “FOR” the Advisory Vote on Merger-Related Executive Compensation, (iii) “FOR” each of the eight nominees in the Election of Directors, (iv) “FOR” the Advisory Vote on Executive Compensation; (v) “FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm;

(vi) “FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and (vii) “FOR” the Adjournment Proposal. No proxy that is specifically marked “AGAINST” the Merger Proposal will be voted in favor of the Advisory Vote on Merger-Related Executive Compensation, unless it is specifically marked “FOR” the approval of such proposal.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	NTELOS intends to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the annual meeting. All reports NTELOS files with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 153 of this proxy statement.

Q:	Will I be subject to U.S. federal income tax upon the exchange of NTELOS common stock for cash pursuant to the merger?

A:	If you are a U.S. Holder (as defined under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64), the exchange of NTELOS common stock for cash pursuant to the merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash you received pursuant to the merger and your adjusted tax basis in the shares of NTELOS common stock surrendered pursuant to the merger. A Non-U.S. Holder (as defined under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64) generally will not be subject to U.S. federal income tax with respect to the exchange of NTELOS common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Because particular circumstances may differ, NTELOS recommends that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 of this proxy statement.

Q:	What will the holders of NTELOS stock options, restricted stock, and performance share awards receive in the merger?

A:	Each outstanding option to purchase shares of NTELOS common stock granted under the NTELOS Equity Plans that is outstanding (whether vested or unvested) will be cancelled immediately prior to the effective time of the merger, and in consideration of such cancellation, Shentel will pay the holder on the first business day following the closing date of the merger an amount (not less than zero) in cash equal to the product of (i) the amount, if any, by which $9.25 exceeds the exercise price per share with respect to such option and (ii) the number of shares of NTELOS common stock subject to such outstanding option, less any applicable withholding taxes and without interest.

Each share of NTELOS restricted stock granted under the NTELOS Equity Plan that is outstanding immediately prior to the effective time of the merger will become fully vested and free of restrictions and will be treated as a share of NTELOS common stock for purposes of the merger.

As of the closing date of the merger, each NTELOS performance-stock unit award granted under the NTELOS Equity Plans that are outstanding and for which the performance period has commenced will become earned and eligible to become payable pursuant to the terms of the award and the applicable NTELOS Equity Plan as of the closing date of the merger, based upon NTELOS’s performance through the closing date of the merger and $9.25 per share, less any applicable withholding taxes and without interest. With respect to any outstanding NTELOS performance stock unit awards for which the performance period has not commenced prior to the closing date of the merger, such awards will be forfeited without payment upon closing of the merger pursuant to the terms of the award agreement and the applicable NTELOS Equity Plan.

Q:	When do you expect the merger to be completed?

A:	NTELOS is working toward completing the merger as quickly as possible and currently expects to complete the merger in early 2016. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to conditions, including adoption of the merger agreement by NTELOS stockholders and the receipt of the required regulatory approvals (see “The Merger—Regulatory Approvals for the Merger” beginning on page 67).

Q:	Am I entitled to appraisal rights under the DGCL?

A:	If the merger is adopted by NTELOS stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262. This means that holders of NTELOS common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of NTELOS common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement and incorporated herein by reference.

Q:	Who can help answer my questions?

A:	If you have any questions concerning the merger, the annual meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of NTELOS common stock, please contact NTELOS’s proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which NTELOS refers you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by NTELOS or on NTELOS’s behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. NTELOS stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in NTELOS’s filings with the SEC, including in NTELOS’s most recent Annual Report on Form 10-K and subsequent periodic and interim reports, factors and matters described or incorporated by reference into this proxy statement, and the following factors:

•	The inability to consummate the merger due to the failure to obtain stockholder approval to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals (see “The Merger—Regulatory Approvals for the Merger” beginning on page 67) and the consummation of the Sprint transactions;

•	The risk that the merger agreement may be terminated in certain circumstances that require NTELOS to pay Shentel a termination fee of $8,800,000 plus the reimbursement of up to $2,500,000 of fees, costs and expenses incurred by or on behalf of Shentel or Acquisition Sub in connection with the preparation, negotiation, execution and performance of the merger agreement and otherwise in connection with the merger and the other transactions contemplated by the merger agreement;

•	Risks that the merger disrupts NTELOS’s current plans and operations or affects NTELOS’s ability to retain or recruit key employees;

•	The effect of the announcement of the merger on NTELOS’s business relationships (including, without limitation, key employees, customers and suppliers), operating results and business generally;

•	The amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	Risks related to diverting management’s or employees’ attention from ongoing business operations;

•	Risk that NTELOS’s stock price may decline significantly if the merger is not completed;

•	Risks related to obtaining the required regulatory approvals, including, without limitation, the timing (including possible delays) and expiration or termination of the applicable waiting periods under the HSR Act and other applicable antitrust laws, and the risk that such approvals might not be received or that they will be subject to conditions that the parties are not required to accept (see “The Merger—Regulatory Approvals for the Merger” beginning on page 67);

•	The risk that the merger may not be consummated in a timely manner, if at all;

•	The nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against NTELOS and others;

•	The fact that NTELOS stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of NTELOS’s current strategy as an independent company;

•	Risks associated with changes to the legal or regulatory environment; and

•	The effect of other economic, business, and/or competitive factors on NTELOS.

Consequently, all of the forward-looking statements NTELOS makes in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and information in NTELOS’s consolidated financial statements and notes thereto included in NTELOS’s most recent filing on Form 10-K and subsequent periodic and interim report filings (see “Where You Can Find More Information” beginning on page 153). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, NTELOS undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. NTELOS stockholders are advised, however, to consult any future disclosures NTELOS makes on related subjects as may be detailed in NTELOS’s other filings made from time to time with the SEC.

THE ANNUAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the annual meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

NTELOS will hold the annual meeting on November 11, 2015, at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, at 9:00 a.m., Eastern time.

Purpose of the Annual Meeting

At the annual meeting, NTELOS will ask its stockholders of record as of the record date to vote on the following proposals:

1.	Merger Proposal: a proposal to adopt the merger agreement and approve the merger;

2.	Advisory Vote on Merger-Related Compensation: a proposal to approve, on a non-binding advisory basis, the compensation that will or may become payable by NTELOS to its named executive officers in connection with the merger;

3.	Election of Directors: a proposal to elect eight directors to serve on the Board until the earlier of the completion of the merger and the 2016 annual meeting of NTELOS stockholders;

4.	Advisory Vote on Executive Compensation: a proposal to approve, on a non-binding advisory basis, the compensation of NTELOS’s named executive officers;

5.	Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm: a proposal to ratify the appointment of KPMG LLP as NTELOS’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

6.	Proposal to Re-Approve the Performance Criteria Under the Equity Plan: a proposal to re-approve the performance criteria under the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan; and

7.	Adjournment Proposal: to approve one or more adjournments of the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement and approve the merger at the time of the annual meeting.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on October 9, 2015, which is the record date, are entitled to notice of the annual meeting and to vote at the annual meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available in NTELOS’s offices located at 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980, during regular business hours for a period of at least ten days before the annual meeting and at the place of the annual meeting during the annual meeting.

As of the record date, there were approximately 22,257,815 shares of NTELOS common stock outstanding and entitled to be voted at the annual meeting.

A quorum of stockholders is necessary to hold an annual meeting. The holders of a majority of the outstanding shares of NTELOS common stock entitled to vote at the annual meeting, either present in person or represented by proxy, will constitute a quorum at the annual meeting. As a result, 11,128,908 shares must be represented by proxy or by stockholders present and entitled to vote at the annual meeting to have a quorum.

In the event that a quorum is not present at the annual meeting, it is expected that the meeting would be adjourned or postponed to a later date to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

Assuming that a quorum is present at the meeting, the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NTELOS common stock entitled to vote thereon.

Assuming that a quorum is present at the meeting, each nominee in the Election of Directors must receive a plurality of the votes of shares cast at the 2015 annual meeting to be elected a director. This means that the eight nominees receiving the highest number of “FOR” votes will be elected.

Assuming that a quorum is present at the meeting, the Advisory Vote on Merger-Related Executive Compensation, the Advisory Vote on Executive Compensation and the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm each requires the affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote thereon.

Assuming that a quorum is present at the meeting, the Proposal to Re-Approve the Performance Criteria Under the Equity Plan requires the affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote thereon.

The Adjournment Proposal requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote thereon, whether or not a quorum is present.

If an NTELOS stockholder abstains from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, the Advisory Vote on Merger-Related Executive Compensation, the Advisory Vote on Executive Compensation, the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm and the Adjournment Proposal but will have no effect on the Proposal to Re-Approve the Performance Criteria Under the Equity Plan.

If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote, and each broker non-vote will count as a vote “AGAINST” the Merger Proposal, but will have no effect on the Advisory Vote on Merger-Related Executive Compensation, the Election of Directors, the Advisory Vote on Executive Compensation, the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and the Adjournment Proposal.

Shares Held by NTELOS’s Directors and Executive Officers

At the close of business on October 9, 2015, NTELOS’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 5,472,479 shares of NTELOS common stock (excluding any shares of NTELOS common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately 23.9% of the shares of the outstanding NTELOS common stock on that date. The directors and executive officers have informed NTELOS that they currently intend, or, in the case of Messrs. Huber and Chorney, with respect to the Merger Proposal are contractually obligated, to vote all of their shares of NTELOS common stock (i) “FOR” the Merger Proposal, (ii) “FOR” the Advisory Vote on Merger-Related Executive Compensation, (iii) “FOR” each of the eight nominees in the Election of Directors, (iv) “FOR” the Advisory Vote on Executive Compensation, (v) “FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm, (vi) “FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and (vii) “FOR” the Adjournment Proposal.

Voting of Proxies

If your shares are registered in your name with NTELOS’s transfer agent, Computershare Investor Services, LLC, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the annual meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the annual meeting in person. If you attend the annual meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the Merger Proposal, (ii) “FOR” the Advisory Vote on Merger-Related Executive Compensation, (iii) “FOR” each of the eight nominees in the Election of Directors, (iv) “FOR” the Advisory Vote on Executive Compensation, (v) “FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm, (vi) “FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and (vii) “FOR” the Adjournment Proposal. No proxy that is specifically marked “AGAINST” the Merger Proposal will be voted in favor of the Advisory Vote on Merger-Related Executive Compensation, unless it is specifically marked “FOR” the approval of such proposal.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The Merger Proposal, the Advisory Vote on Merger-Related Executive Compensation, the Election of Directors, the Advisory Vote on Executive Compensation, the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and the Adjournment Proposal are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions, resulting in what NTELOS refers to as a “broker non-vote.” If you do not return your broker’s, bank’s or other nominee’s voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the annual meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will result in a broker non-vote and will have the same effect as if you voted “AGAINST” the Merger Proposal. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares. Broker non-votes will not have any effect on the Advisory Vote on Merger-Related Executive Compensation, the Election of Directors, the Advisory Vote on Executive Compensation, the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and the Adjournment Proposal. The Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm is a routine matter, and brokers, banks and other nominees therefore can vote on that proposal without your instruction.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the annual meeting by:

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to NTELOS’s Secretary;

•	signing another proxy card with a later date and returning it to NTELOS prior to the annual meeting; or

•	attending the annual meeting and voting in person.

Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by NTELOS’s Secretary prior to the annual meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern time on November 10, 2015. If you have submitted a proxy, your appearance at the annual meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the annual meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow NTELOS stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting, as adjourned.

Board of Directors’ Recommendation

The Board, after considering various factors described in the section entitled “The Merger—Recommendation of the NTELOS Board of Directors and Reasons for the Merger,” unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of NTELOS and its stockholders, and approved, adopted and declared advisable the merger agreement and the merger. The Board unanimously recommends that you vote:

1.	“FOR” the Merger Proposal;

2.	“FOR” the Advisory Vote on Merger-Related Executive Compensation;

3.	“FOR” each of the eight nominees in the Election of Directors;

4.	“FOR” the Advisory Vote on Executive Compensation;

5.	“FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm;

6.	“FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan; and

7.	“FOR” the Adjournment Proposal.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by NTELOS. NTELOS has retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies in connection with the annual meeting at a cost of approximately $20,000 plus expenses. NTELOS has agreed to indemnify Innisfree against losses arising out of its provision of such services on NTELOS’s behalf. In addition, NTELOS may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of NTELOS’s directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary conditions to closing of the merger, including the approval by NTELOS stockholders of the Merger Proposal, NTELOS anticipates that the merger will be consummated in early 2016.

Rights of Stockholders Who Seek Appraisal

If the merger is adopted by NTELOS stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262. This means that holders of NTELOS common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of NTELOS common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of NTELOS common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must submit a written demand for appraisal to NTELOS before the vote is taken on the adoption of the merger agreement, you must not submit a proxy or otherwise vote in favor of the Merger Proposal and you must continue to hold the shares of NTELOS common stock through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement and incorporated herein by reference. If you hold your shares of NTELOS common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank firm or nominee.

Other Matters

At this time, NTELOS knows of no other matters to be submitted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 11, 2015

The proxy statement and the accompanying annual report on Form 10-K and amendment no. 1 to the annual report on Form 10-K/A are available at ir.ntelos.com. The information provided on NTELOS’s investor relations website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Householding of Annual Meeting Materials

NTELOS may send a single copy of this proxy statement to any household at which two or more stockholders reside in accordance with SEC rules, unless NTELOS has received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce NTELOS’s expenses.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: KCSA Strategic Communications, Attn: Brad Nelson, 880 Third Avenue, 6th Floor, New York, NY 10022, or contact NTELOS’s Investor Relations department at (212) 896-1217. NTELOS will promptly deliver upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their broker.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

NTELOS Holdings Corp.

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

Phone: (540) 946-3500

NTELOS, through NTELOS Inc., its wholly-owned subsidiary and its subsidiaries, is a regional provider of digital wireless communications services to consumers and businesses primarily in Virginia, West Virginia and certain portions of surrounding states. NTELOS’s primary services are wireless voice and data digital PCS provided through NTELOS-branded retail operations and on a wholesale basis to other PCS providers, most notably through an arrangement with Sprint Spectrum, and Sprint Spectrum on behalf of and as an agent for SprintCom, Inc.

NTELOS was incorporated in Delaware in January 2005 for the purpose of acquiring NTELOS Inc. On January 18, 2005, NTELOS entered into an agreement with NTELOS Inc. and certain of its stockholders to acquire the common stock of NTELOS Inc. On February 24, 2005, NTELOS purchased 24.9% of NTELOS Inc. common stock and stock warrants. By May 2005, NTELOS had acquired all of NTELOS Inc.’s common stock, warrants and vested options. During the first quarter of 2006, NTELOS completed an initial public offering of its common stock. NTELOS common stock is currently listed and traded on the NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “NTLS.”

Shenandoah Telecommunications Company

500 Shentel Way

Edinburg, Virginia 22824

Phone: (540) 984-4141

Shentel and its subsidiaries provides wireless PCS services under the Sprint brand, as well as local exchange telephone services, video, Internet and data services, long distance services, fiber optic facilities and leased tower facilities. Pursuant to a management agreement with Sprint, Shentel and its subsidiaries are the exclusive Sprint PCS affiliate providing wireless mobility communications network products and services on the 800 and 1900 megahertz and 2.5 gigahertz spectrum ranges in the geographic area extending from Altoona, Harrisburg and York, Pennsylvania, south through Western Maryland and the panhandle of West Virginia to Harrisonburg, Virginia. Shentel is licensed to use the Sprint brand name in this territory, and operates its network under the Sprint radio spectrum license. Shentel’s other operations are located in the four-state region surrounding the Northern Shenandoah Valley of Virginia. Shentel also provides video, Internet and voice services in portions of Virginia, West Virginia and Maryland, as well as regulated and unregulated voice and video services, DSL Internet access and long distance services in Shenandoah County, Virginia and portions of surrounding counties.

Shentel was incorporated in Virginia in February 1981. Shentel’s common stock is currently listed on NASDAQ under the symbol “SHEN.” Upon completion of the merger, NTELOS will be a wholly-owned subsidiary of Shentel.

Gridiron Merger Sub, Inc.

c/o Shenandoah Telecommunications Company

500 Shentel Way

Edinburg, Virginia 22824

Phone: (540) 984-4141

Acquisition Sub is a Delaware corporation and a wholly-owned subsidiary of Shentel, formed on July 10, 2015, for the purpose of entering into the merger agreement and completing the merger. Upon completion of the merger, Acquisition Sub will cease to exist.

Certain Effects of the Merger on NTELOS

Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into NTELOS, with NTELOS continuing as the surviving corporation and a wholly-owned subsidiary of Shentel. As a result of the merger, NTELOS will become a wholly-owned subsidiary of Shentel. NTELOS expects to de-list NTELOS common stock from NASDAQ and de-register its common stock under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and thereafter we would no longer be a publicly traded company or file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Shentel may agree and specify in the certificate of merger).

Effect on NTELOS if the Merger is Not Completed

If the merger agreement is not adopted by NTELOS stockholders or if the merger is not completed for any other reason, NTELOS stockholders will not receive any payment for their shares of common stock. Instead, NTELOS will remain a public company, NTELOS common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of NTELOS common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of NTELOS common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of NTELOS common stock. If the merger is not consummated, the Board will continue to evaluate and review NTELOS’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by NTELOS stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to NTELOS will be offered or that NTELOS’s business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, NTELOS may be required to reimburse certain of Shentel’s expenses incurred in respect of the merger and pay Shentel a termination fee upon the termination of the merger agreement, as described under “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Termination Fees and Expense Reimbursement” beginning on page 86.

Merger Consideration

In the merger, each outstanding share of common stock of NTELOS issued and outstanding immediately prior to the effective time of the merger (other than (i) any shares of NTELOS common stock that are owned by NTELOS, Shentel or any of their respective subsidiaries and (ii) any shares of NTELOS common stock that are owned by any NTELOS stockholders who are entitled to exercise, and properly exercise, appraisal rights with respect to such shares of NTELOS common stock pursuant to the DGCL) will be converted automatically into the right to receive $9.25 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the per share merger consideration, and, without any action by the holders of such shares, will cease to be outstanding, be canceled and cease to exist, and each certificate or book-entry share formerly representing any of the shares of NTELOS common stock will thereafter represent only the right to receive the per share merger consideration.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as an NTELOS stockholder as a result of the merger (except that stockholders who properly exercise and perfect their demand for right of appraisal will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under “—Appraisal Rights”).

Background of the Merger

The Board and NTELOS’s management regularly review NTELOS’s long-term strategic plan and strategic alternatives with a goal of maximizing shareholder value, including in connection with the Board’s continued analysis of NTELOS’s relationship with Sprint and the implications of the ever-evolving landscape for regional wireless carriers. To that end, in the Fall 2013 the Board formed a Strategy Committee consisting of Messrs. Timothy Biltz, Rodney Dir, Michael Huber and James Hyde to assist the Board in carrying out its oversight responsibilities relating to potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of NTELOS’s business. At that time, the Board also engaged Stephens and UBS as financial advisors (collectively, the “financial advisors”) to evaluate NTELOS’s strategic alternatives, including a potential sale of NTELOS.

In the Fall 2013, the financial advisors contacted five parties regarding a possible strategic transaction with NTELOS. These five parties were identified with input and advice from the Strategy Committee, NTELOS management and the financial advisors, based on a determination as to which entities would be most likely to have an interest in pursuing a transaction with NTELOS under NTELOS’s then-current operating and strategic circumstances. The Strategy Committee, with input and advice from NTELOS management and the financial advisors, decided not to contact Sprint or Shentel, Sprint’s largest remaining affiliate operator, at that time. This decision was made because there was significant concern that any conversations with Sprint about a sale transaction, or Sprint’s knowledge that NTELOS was exploring a sale transaction, would be detrimental to NTELOS’s position in the then on-going negotiations with Sprint about extending NTELOS’s Strategic Network Alliance (“SNA”) with Sprint which was set to expire on July 31, 2015. It was determined, however, that if the process advanced to the point at which a potential transaction was likely, then the Strategy Committee would revisit the decision of not contacting Sprint or Shentel in connection with the process. NTELOS executed confidentiality agreements with certain of the parties contacted to facilitate access to non-public information concerning NTELOS. Select due diligence information was exchanged through an online virtual dataroom.

On October 28, 2013, one of the parties that was contacted by the financial advisors, which we refer to as Party A, submitted a preliminary, non-binding expression of interest in acquiring all of NTELOS’s issued and outstanding shares at a price of $16.56 per share. This expression of interest represented more than a 10% discount to NTELOS’s share price at that time and was also contingent on, among other things, the SNA with Sprint remaining in effect, a contingency that was uncertain at that time given the lack of clarity regarding the pending expiration of the SNA. The other four parties that were contacted declined to submit proposals.

Following receipt of Party A’s preliminary indication of interest, management met with the financial advisors and informally with various members of the Board to discuss the same.

On November 8, 2013, the Strategy Committee held a meeting at which NTELOS’s management, the financial advisors and Mayer Brown LLP, NTELOS’s outside legal counsel, were present to review the results of the strategic alternatives review process, including Party A’s preliminary indication of interest. At this meeting, Mayer Brown reviewed the directors’ fiduciary duties in connection with their consideration of NTELOS’s strategic alternatives. After consideration, the Strategy Committee decided that Party A’s preliminary indication of interest did not serve as a viable basis to begin discussions with Party A with respect to a potential transaction. The Strategy Committee further determined to terminate the strategic alternatives review process and instead focus on running NTELOS’s operations and pursuing its existing strategic plan, including continued pursuit of an extension of the SNA with Sprint as well as potential network partnership opportunities with other national carriers. On November 12, 2013, the Strategy Committee’s decision was communicated to the Board and the members of the Board unanimously agreed with this conclusion.

Throughout late 2013 and early 2014, NTELOS continued to discuss an extension of the SNA with Sprint.

On May 22, 2014, NTELOS and Sprint announced an extension of their SNA through 2022. The extension of the SNA provided management and the Board with greater visibility on the direction and outlook for NTELOS’s wholesale business.

Also on May 22, 2014, the Company announced that the Board elected to terminate the quarterly dividend that NTELOS had been paying in order to redeploy the funds it paid annually in cash dividends to support network enhancements and its wholesale and retail growth initiatives. The Board took this action in response to the greater capital requirements of the renewed SNA as well as other considerations such as continued retail pricing pressure in the wireless market.

On July 24, 2014, the Board held its first meeting following the extension of the SNA. Consistent with the Board’s ongoing review of NTELOS’s long-term strategic plan and strategic alternatives with a goal of maximizing shareholder value and in light of the SNA extension, the focus of the meeting was NTELOS’s business performance, future plans and forecasts, as well as NTELOS’s organic strategy and other alternatives. To that end, Stephens and UBS were invited to the meeting and each made separate presentations with respect to NTELOS’s current situation, general industry conditions and various potential strategic alternatives for NTELOS. Stephens and UBS discussed a range of strategic alternatives for the Board to consider including, among others, (1) continuing to operate NTELOS’s business as presently structured or with a greater level of investment, (2) selling the entire company, (3) selling the underperforming and more competitive metropolitan markets of Richmond and Norfolk (collectively, “Virginia East” or “VAE” markets) and refocus the business on the remaining Western markets, and (4) converting to a Sprint affiliate model (similar to Shentel). Following these presentations and review of operations, the Board determined to undertake a process of reviewing strategic alternatives, including whether it was prudent for NTELOS to exit the VAE markets, and decided to re-engage Stephens and UBS, whose previous engagements had expired by their terms, to assist the Board in that process.

On July 28, 2014, NTELOS announced that the Board accepted the resignation of James Hyde as Chief Executive Officer, President and member of the Board. The Board also announced that Michael Huber, Chairman of the Board, would oversee strategic relationships and external communications and Board member Rodney Dir would serve as President and Chief Operating Officer.

In August 2014, NTELOS re-engaged Stephens and UBS to assist the Board in reviewing strategic alternatives for NTELOS. Shortly thereafter, and continuing through October 2014, Stephens and UBS undertook a broad process to review strategic alternatives. In connection with this broad process, the financial advisors contacted the same five parties contacted during the 2013 process (including Party A), as well as six other parties that the financial advisors and NTELOS management believed could have interest in a strategic transaction with NTELOS. As the potential conflict from the SNA renewal risk with Sprint had at this point been eliminated, the six additional parties contacted in this process included Sprint and Shentel. In contacting these various parties, the financial advisors explained that NTELOS was exploring a wide range of strategic alternatives and therefore would evaluate proposals with respect to the VAE markets only, the Western markets only or with respect to the entire company. NTELOS executed confidentiality agreements with certain of these parties to facilitate access to non-public information concerning NTELOS through an online virtual dataroom.

During the discussions that took place over the months that followed, several parties expressed interest in purchasing certain assets in the VAE markets but no parties expressed interest in purchasing NTELOS’s business as a whole or the VAE markets as a going concern.

On September 4, 2014, Michael Huber, NTELOS’s Chairman of the Board, met with Earle MacKenzie, Shentel’s Chief Operating Officer, to discuss a potential transaction between Shentel and NTELOS.

On or about September 9, 2014, Shentel informed the financial advisors that Moelis & Company LLC, which we refer to as “Moelis,” had been retained to assist Shentel in evaluating a potential transaction with NTELOS. On the same day, the financial advisors and Moelis held a discussion with respect to a potential Shentel acquisition of the Western markets.

On September 10, 2014, Shentel and NTELOS executed a non-disclosure and confidentiality letter in respect of a potential transaction.

On September 17, 2014, Moelis, on behalf of Shentel, provided the financial advisors with a detailed diligence list related to a potential transaction.

During the following weeks, the financial advisors held numerous conversations with Moelis and Shentel as well as the other parties interested in various strategic transactions involving NTELOS, including potential transactions involving certain assets in the VAE markets as well as the Western markets.

On October 21, 2014, Party A, the party that had submitted the preliminary indication of interest in the 2013 process, informed the financial advisors that it would not be submitting an offer for the Western markets or the entire company.

On October 24, 2014, Shentel submitted a non-binding preliminary expression of interest with respect to the potential purchase of the Western markets for $580 million. The proposal was for a transaction to purchase the entire company after the successful divestiture of the VAE markets. The expression of interest left open whether there would be a value adjustment on account of the actual cost of exiting the VAE markets and was conditioned on Shentel reaching agreement with Sprint on various issues related to the potential NTELOS transaction and Shentel completing due diligence to its satisfaction, among other conditions. In separate discussions, Shentel explained that any transaction with NTELOS would be conditioned on revising the terms of Shentel’s affiliate agreement with Sprint to provide for, among other things, the migration of NTELOS’s customers and transfer of certain of NTELOS’s assets to Sprint.

On October 28, 2014, the Board held a meeting at which NTELOS management and the financial advisors were present to provide an update on the sale process and the preliminary offers received from various parties with respect to certain assets of the VAE markets as well as Shentel’s proposal for the Western markets. At this meeting, the financial advisors provided a detailed analysis to the Board with respect the possibility of selling the spectrum in the VAE markets and then winding down the remaining operations in the VAE markets, including a detailed analysis of the financial impact on NTELOS that would result from undertaking such actions. Certain reasons cited by the financial advisors for the Board to consider taking such action included (1) reducing the ongoing cash requirements from the cash flow negative VAE markets and (2) avoiding the need for significant additional capital investment in the highly-competitive VAE markets with no guaranty of success.

On October 30, 2014, the financial advisors discussed Shentel’s proposal with Moelis. Among other matters discussed, the financial advisors told Moelis that Shentel’s proposed valuation was inadequate.

On November 6, 2014, representatives of the NTELOS management team met with representatives of Shentel’s management team in Harrisonburg, Virginia to discuss technical and operational network synergies in the Western markets. The discussion primarily focused on network design, integration and ongoing deployment.

On November 24, 2014, a meeting of the Board was held. NTELOS management, the financial advisors and outside counsel attended this meeting. The primary purpose of the meeting was to discuss and consider strategic alternatives for NTELOS’s VAE markets. To that end, the financial advisors provided the Board with a detailed analysis with respect to the proposals that had been received from various parties relating to the purchase of NTELOS’s spectrum in the VAE markets, as well as the financial impact on NTELOS that would result from winding down the VAE markets. After outside counsel provided an overview to the Board of its fiduciaries duties, the Board approved the sale of NTELOS’s spectrum assets covering its VAE markets to T-Mobile USA, Inc., who we refer to as “T-Mobile,” as well as the wind down of NTELOS’s operations in the VAE markets. Even though the transaction was estimated to be cash flow neutral to NTELOS (when the estimated costs of the VAE wind down were netted against the proceeds to be received from T-Mobile), the Board elected to take this action for a variety of reasons including: (1) the uncertainty that NTELOS could acquire additional spectrum at reasonable cost given NTELOS’s need for such spectrum to have a competitive 4G network, (2) the incremental capital expenditures that would be required for NTELOS to be competitive in the VAE markets, (3) the fact that NTELOS’s business in the VAE markets was underperforming and financially challenged and (4) the Board’s determination that the prospects for NTELOS’s business in the VAE markets generating long-term shareholder value were low, even with significant capital expenditures, given the deterioration of NTELOS’s competitive position in those markets due to shifts in the industry. At this meeting, the Board also discussed potential sales of other non-core assets such as owned cell site towers.

On November 25, 2014, Messrs. Huber and Dir, NTELOS’s President and Chief Operating Officer, met with Mr. MacKenzie in Centreville, Virginia to discuss further a possible transaction, including an acquisition of the entire company after a divestiture of the VAE markets. Following the meeting, NTELOS’s management team held a conference call with the financial advisors to discuss next steps and ways to obtain a higher valuation from Shentel.

On November 26, 2014, the financial advisors provided a presentation to and discussed with Moelis, among other topics, NTELOS’s view with respect to valuation of the Western markets. Moelis reiterated Shentel’s position that it would not purchase NTELOS unless the divestiture of the VAE markets was complete.

On December 2, 2014, NTELOS announced several strategic initiatives to refocus on its Western markets and execute an orderly exit from NTELOS’s VAE markets. As a first step to the orderly exit from the VAE markets, NTELOS announced the sale of NTELOS’s spectrum assets covering its VAE markets to T-Mobile for $56.0 million.

On December 18, 2014, representatives of NTELOS, including Messrs. Dir and Huber, met with representatives of Sprint’s corporate strategy and business development team at Sprint’s headquarters in Overland Park, Kansas. During this meeting strategic options associated with the NTELOS Western markets were discussed, including the integration of the NTELOS Western markets into Shentel’s existing Sprint affiliate model. NTELOS management came away from this meeting with the belief that Sprint would be supportive of a transaction whereby Shentel acquired NTELOS, and had the understanding that Sprint was not interested in purchasing NTELOS itself and would not consider converting NTELOS as a standalone entity into a Sprint affiliate.

On December 19, 2014, the financial advisors held discussions with NTELOS’s management team as well with Moelis to discuss next steps with regards to a possible transaction.

On January 5, 2015, Shentel submitted a revised non-binding preliminary expression of interest with respect to the potential purchase of NTELOS, assuming a successful divestiture of the VAE markets, for $630 million, representing an implied share price of $7.97 based on Shentel’s assumed share count for NTELOS. The expression of interest noted there would need to be a mechanism to adjust the consideration to make the cost associated with the wind down of the VAE markets economically neutral to Shentel and again was conditioned on Shentel reaching agreement with Sprint on various issues related to the potential NTELOS transaction and Shentel completing due diligence to its satisfaction, among other conditions. Shortly after Shentel delivered this non-binding preliminary expression of interest, the parties agreed that it actually represented an implied share price of $8.01 after revising the share count assumption made by Shentel to reflect NTELOS’s actual shares outstanding.

On January 6, 2015, the financial advisors held discussions with NTELOS’s management team to discuss the updated Shentel proposal.

On January 15, 2015, the reconstituted Strategy Committee consisting of Messrs. Dir, Stephen Duggan, Daniel Heneghan, and Michael Huber held a meeting at which NTELOS’s management and the financial advisors were present. At this meeting, the Strategy Committee was updated on the sale process for the Western markets and discussed Shentel’s revised non-binding preliminary expression of interest. During this discussion, NTELOS’s management team also provided an update to the Strategy Committee regarding discussions concerning the VAE remaining assets.

On January 20, 2015, NTELOS announced the sale of up to 103 cell site towers to a private equity firm.

Also on January 20, 2015, the financial advisors presented an update on the sale process of the Western markets to the Strategy Committee and indicated that of all the parties previously contacted, only one party, Shentel, had expressed interest in acquiring any portion of NTELOS as a going concern. Further, Shentel expressed a specific interest in acquiring only the Western markets, either directly or by acquiring the entire company after the divestment or other exit of the VAE markets. During this discussion, the Strategy Committee and the financial advisors formulated a response with respect to Shentel’s January 5, 2015 proposal, specifically with respect to valuation.

On January 21, 2015, the financial advisors communicated the feedback from the Strategy Committee to Moelis.

On January 30, 2015, Shentel submitted a revised non-binding preliminary expression of interest with respect to the potential purchase of the Western markets, assuming a successful divestiture of the VAE markets, for $9.00 per share, representing an implied enterprise value of $652 million. The expression of interest again noted there would need to be a mechanism to adjust the consideration to make the cost associated with the wind down of the VAE markets economically neutral to Shentel and again was conditioned on Shentel reaching agreement with Sprint on various issues related to the potential NTELOS transaction and Shentel completing due diligence to its satisfaction, among other conditions. On the same day, representatives of NTELOS’s management team and the financial advisors discussed the latest proposal.

On February 3, 2015, the financial advisors communicated the feedback from the discussion with NTELOS’s management team to Moelis, providing support for NTELOS’s view on valuation of the Western markets.

On February 5, 2015, the financial advisors updated the Strategy Committee regarding discussions with Shentel.

On February 6, 2015, Moelis communicated to the financial advisors that Shentel was prepared to increase its offer to $9.25 per share, representing an implied enterprise value of $657 million and a $77 million increase from Shentel’s initial proposal made on October 24, 2014. The increased offer was communicated to the Board.

On February 8, 2015, a meeting of the Strategy Committee was held to discuss Shentel’s revised proposal. NTELOS management, the financial advisors and Mayer Brown were present at this meeting, as were all of the other members of the Board who were not members of the Strategy Committee. The financial advisors made a presentation to the Strategy Committee, and Mayer Brown provided an overview of the directors’ fiduciary duties. After discussion, and after consulting with NTELOS management, the financial advisors and Mayer Brown, the Strategy Committee concluded that Shentel’s revised preliminary expression of interest could provide greater value to NTELOS stockholders than NTELOS’s standalone strategy and, therefore, the Strategy Committee determined to move forward with exploring a potential transaction with Shentel. The other members of the Board who attended the meeting agreed with the Strategy Committee’s reasoning and proposed course of action and expressed no concerns therewith.

Shentel subsequently confirmed its revised proposal on February 9, 2015 with a revised non-binding preliminary expression of interest. The expression of interest again noted there would need to be a mechanism to adjust the consideration to make the cost associated with the wind down of the VAE markets economically neutral to Shentel and again was conditioned on Shentel reaching agreement with Sprint on various issues related to the potential NTELOS transaction and Shentel completing due diligence to its satisfaction, among other conditions. Separately, with respect to the potential mechanism to make the wind down of the VAE markets economically neutral to Shentel, Moelis indicated to the financial advisors that Shentel might be amenable to a mechanism that also provided NTELOS’s stockholders with the upside if the net costs of the VAE wind down proved to be less than what was estimated.

On February 12, 2015, Mr. Huber met with the Chief Executive Officer of Party A, the party that had submitted the preliminary indication of interest in the 2013 process but had previously declined to bid during the current process, to discuss the progress of the VAE wind down and cell site tower transactions as well as the benefits of the NTELOS Western markets being part of a larger entity such as Party A. Party A’s Chief Executive Officer told Mr. Huber that Party A was not interested in pursuing a strategic transaction with NTELOS.

At a Board meeting on February 23, 2015, the Strategy Committee provided the Board with an update on the potential transaction with Shentel and related matters.

On February 27, 2015, Mayer Brown sent an initial draft of the merger agreement to Hunton & Williams LLP, counsel to Shentel. Thereafter and continuing until late March 2015, NTELOS provided follow-up due diligence information to Shentel and Moelis via an online virtual dataroom, on-site visits were conducted and numerous diligence-related conference calls were held. In addition, during this time Mayer Brown and Hunton & Williams exchanged several drafts of the merger agreement and other documents related to the proposed merger and held discussions about various issues related to the merger agreement, including the parties’ covenants to obtain regulatory approvals; provisions related to Shentel’s financing; no-solicitation covenants and the termination fee payable by NTELOS; and various operating covenants, including with respect to the amount and funding of capital expenditures. During this time, based on the results of due diligence and conversations among the parties, it was determined that there would be no mechanism to adjust the consideration, upward or downward, on account of the actual net costs of the VAE wind down. Also, Shentel indicated that, as a condition to entering into the merger agreement, it would require the Quadrangle stockholders to enter into a voting agreement in support of the merger.

On March 17, 2015, Hunton & Williams provided a draft voting agreement that was forwarded to legal counsel for the Quadrangle stockholders.

In late March 2015, it became clear that discussions between Shentel and Sprint with respect to the transactions that Shentel and Sprint would enter into in connection with the merger would take longer than originally anticipated. Because Shentel had indicated from the outset that it would not proceed with the merger unless and until it had successfully negotiated the terms of the Sprint transactions, discussions among NTELOS, Shentel and their respective advisors with respect to the merger slowed down to allow Shentel and its advisors to focus primarily on its discussions with Sprint.

From late March 2015 through late June 2015, the parties continued to follow up regarding various due diligence items. Also during this period, representatives of Shentel and Sprint continued to negotiate the terms of the Sprint transactions.

On May 13, 2015, a media outlet reported that NTELOS and Shentel were in discussions with respect to a merger. The report cited that the merger consideration would be $9.25 per share. The trading price of NTELOS common stock closed at $8.09 per share on such date, representing a 30.5% increase from its closing price on the prior trading day. NTELOS’s stock price continued to trade higher in the two weeks following this report, to a post report high of $8.74 on May 27th, a 41.0% increase over the stock price prior to the report. Despite this report, no third parties contacted NTELOS or the financial advisors to express interest in a potential strategic transaction.

In late June 2015, Shentel informed NTELOS that it had made considerable progress in its discussions with Sprint and was prepared to resume discussions. At that time, NTELOS, Shentel, and their respective advisors re-engaged with respect to the merger negotiations.

On July 2, 2015, Hunton & Williams sent Mayer Brown a revised draft of the merger agreement. From this time until August 10, 2015, NTELOS, Shentel and their respective advisors had extensive discussions with respect to various aspects of the proposed merger agreement, including the consequences of Shentel failing to obtain the necessary financing for the merger; the consequences for failing to obtain regulatory approval of the merger or the Sprint transactions; the consequences of the merger failing on account of the Sprint transactions not being consummated; and the size of the reverse termination fee that might be payable by Shentel to NTELOS under certain circumstances. Also during this time, Shentel completed its due diligence review of NTELOS and drafts of the merger agreement, the voting agreement and other documents related to the merger were exchanged among the parties and their legal counsel.

On July 8, 2015, Mr. Dir and Brian O’Neil, NTELOS’s Executive Vice President, General Counsel and Secretary, met with Mr. MacKenzie and Ray Ostroski, Shentel’s General Counsel, Vice President – Legal and Secretary, to discuss certain remaining material issues on the merger agreement.

On July 16, 2015, a meeting of the Strategy Committee was held. At the meeting, NTELOS management, the financial advisors and Mayer Brown provided the Strategy Committee with an update on the state of the discussions with Shentel with respect to the proposed transaction and a discussion ensued with respect to the overall process taken to date and whether other steps or alternatives were advisable. Management also updated the Strategy Committee on its performance and expectations going forward in light of increasing competition within the wireless industry.

On July 23, 2015, a regularly scheduled meeting of the Board was held in Richmond, Virginia. Representatives of management, the financial advisors and Mayer Brown attended the meeting. At that meeting, NTELOS management, the financial advisors and Mayer Brown provided the Board with an update on the state of the discussions with Shentel with respect to the proposed transaction. Also at that meeting, representatives of Mayer Brown provided the Board with a detailed presentation regarding the directors’ fiduciary duties under applicable law in connection with the proposed transaction.

Following the July 23, 2015 Board meeting, the parties continued to negotiate various terms of the merger agreement, including post-signing business covenants, the “outside date” on which the merger agreement could be terminated, and the size of and circumstances in which Shentel would pay a reverse termination fee to NTELOS. Separately, Shentel continued to negotiate various terms of its agreements with Sprint and Shentel’s lenders.

On August 4, 2015, the Board met in New York, New York to consider the proposed transaction. Representatives of Stephens, UBS, Mayer Brown and Wilkinson Barker Knauer LLP, NTELOS’s regulatory counsel, attended the meeting in person. The meeting started with Mr. Dir and other members of management providing an overview of developments with the proposed transaction since the Board’s meeting on July 23rd. Then representatives of Mayer Brown described again for the directors their fiduciary duties, provided an overview of the last several months of discussions with Shentel and summarized the key terms of the merger agreement, voting agreement and documents governing the transactions between Shentel and Sprint. Next, representatives of Wilkinson Barker Knauer provided the Board with an overview of the regulatory issues and considerations in connection with the proposed transaction and NTELOS management gave a report on NTELOS’s current business and trends. Thereafter, the financial advisors provided a detailed valuation analysis of NTELOS and the proposed transaction and responded to various questions from members of the Board. The directors then engaged in an extensive discussion with respect to the merits of the proposed transaction and the risks and opportunities facing NTELOS. Following this discussion, the Board determined that the proposed merger with Shentel appeared to be in best interests of stockholders and instructed NTELOS management, the financial advisors and Mayer Brown to continue to pursue the transaction in order to bring it to completion. The meeting concluded with a discussion of next steps with respect to the proposed transaction and the process going forward.

Following the August 4, 2015 Board meeting, NTELOS, Shentel and their respective advisors continued to negotiate the remaining open terms of the merger agreement, including the definition of material adverse effect, the approach to enterprise customers and various employee-related matters, and Shentel continued to negotiate the final terms of its agreements with Sprint and Shentel’s lenders.

On August 10, 2015, another Board meeting was held to consider the merger with Shentel. Representatives of management, Stephens, UBS and Mayer Brown attended the meeting. At this meeting, NTELOS management, the financial advisors and Mayer Brown described the final terms of the merger agreement and voting agreement and indicated that they had been informed by Shentel that Shentel’s financing, as well as the terms of Shentel’s agreements with Sprint, had also been finalized. Thereafter, UBS delivered its oral opinion that as of the date of its opinion, August 10, 2015, based on and subject to the various assumptions, matters considered and limitations described in its written opinion, the merger consideration to be received by NTELOS’s stockholders was fair to such stockholders from a financial point of view. Next, Stephens delivered its oral opinion that as of the date of its opinion, August 10, 2015, based on and subject to the various assumptions, matters considered and limitations described in its written opinion, the merger consideration to be received by NTELOS’s stockholders was fair to such stockholders from a financial point of view. Each of UBS and Stephens subsequently delivered their written opinions with respect thereto.

After receiving the fairness opinions from UBS and Stephens and consideration of such opinions and of all other materials previously presented and matters discussed relating to the proposed merger, including the various factors listed under “The Merger Agreement—Reasons for the Merger,” beginning on page 40, the Board unanimously approved the merger agreement.

Later on August 10, 2015, Shentel, Acquisition Sub and NTELOS executed the merger agreement and Shentel, NTELOS and the Quadrangle stockholders executed the voting agreement. Thereafter, each of Shentel and NTELOS issued a press release announcing the transaction.

Recommendation of the NTELOS Board of Directors and Reasons for the Merger

Recommendation of the NTELOS Board of Directors

The Board, after considering various factors described below, unanimously determined that the merger agreement and the merger are advisable and in the best interests of NTELOS and its stockholders, and approved and declared advisable the merger agreement and the merger.

The Board unanimously recommends that you vote (i) “FOR” the Merger Proposal; (ii) “FOR” the Advisory Vote on Merger-Related Executive Compensation; (iii) “FOR” each of the eight nominees in the Election of Directors; (iv) “FOR” the Advisory Vote on Executive Compensation; (v) “FOR” the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm; (vi) “FOR” the Proposal to Re-Approve the Performance Criteria Under the Equity Plan and (vii) “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with NTELOS’s senior management, outside legal counsel and independent financial advisors. In recommending that NTELOS stockholders vote their shares of NTELOS common stock in favor of the Merger Proposal, the Board also considered a number of reasons, including the following (not necessarily in order of relative importance):

•	NTELOS’s business and operations, and its current and historical financial condition and results of operations.

•	NTELOS’s business plan and related financial projections, the ability to execute the business plan, and the risks and uncertainties in executing on the business plan such as those in the “risk factors” set forth in NTELOS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent reports filed with the SEC.

•	The historic trading ranges of the NTELOS common stock and the potential trading range of the NTELOS common stock absent announcement of the merger agreement, particularly when considered in light of NTELOS’s trading value and those of comparable companies.

•	The fact that the Board undertook a thorough process of reviewing strategic alternatives, which process included reviewing NTELOS’s prospects as a standalone company, having discussions with Sprint about a potential affiliate arrangement and having discussions with other national carriers about potential network partnership opportunities, and concluded that the sale of NTELOS provided the most likely path to creating the greatest value for NTELOS stockholders.

•	The fact that, after conducting a broad market check, Shentel was the only party to express interest in acquiring NTELOS’s Western markets as a going concern, but only after the wind down of the VAE markets.

•	The relationship of the $9.25 per share merger consideration to the trading price of NTELOS common stock, including that the per share merger consideration constituted a premium of:

•	Approximately 27% to NTELOS’s closing stock price at the end of the regular hours trading session on August 10, 2015, following which the public announcement of the execution of the merger agreement occurred;

•	Approximately 58% over the volume weighted average share price of the NTELOS common stock during the 30 days ended August 10, 2015; and

•	Approximately 105% to NTELOS’s closing stock price on February 9, 2015, the date Shentel increased its offer to $9.25 per share.

•	The financial analysis of UBS and Stephens, NTELOS’s financial advisors in connection with the merger, and the opinions of UBS and Stephens, each dated as of August 10, 2015 and delivered to the Board, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by UBS and Stephens, as the case may be, as set forth therein, the $9.25 per share in cash to be paid to the holders of shares of NTELOS common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to the holders of NTELOS common stock, as more fully described below under the heading “—Opinions of the Financial Advisors to NTELOS.”

•	The fact that the all-cash merger consideration will provide certainty of value and liquidity to NTELOS stockholders, while eliminating long-term business and execution risk.

•	The perceived risks of continuing as a standalone public company and the assessment that no other strategic alternatives were reasonably likely in the near term to create greater value for NTELOS stockholders than the merger, taking into account business, competitive, industry and market risks, including risks related to the following:

•	the increasing challenges faced by NTELOS as an independent, regional company in pursuing growth arising, in part, because most of NTELOS’s competitors have greater name and brand recognition, larger spectrum holdings, larger network footprints, greater access to capital, greater technical, sales, marketing and distribution resources, greater advantages of scale, and established relationships with a larger base of current and potential customers;

•	increasing and intensifying competition in the wireless segment, particularly from carriers with robust nationwide 4G LTE networks, and its likely impact on NTELOS’s acquisition and retention of customers and financial performance in the future;

•	the fast pace and high cost of technological improvements in the wireless industry, such as the high cost of LTE and advanced network deployment, make it challenging for NTELOS to meet customer demand for increased data services and new products;

•	NTELOS’s extensive relationship with Sprint could discourage other third parties from entering into strategic discussions with NTELOS;

•	NTELOS’s reliance on Sprint for a substantial portion of its revenues (approximately 30.9% for the six months ended June 30, 2015) under the SNA, and the terms of the SNA, which include, among other terms, a requirement for a substantial capital intensive LTE buildout, a declining fixed fee component for a large portion of the fees payable to NTELOS, and an expiration date in 2022;

•	NTELOS’s reliance on other carriers for roaming outside of its limited network footprint, which generally does not provide high-speed data roaming for our customers and involves charges that are generally higher than the costs incurred by competitors who do not need to rely on roaming services to the same extent;

•	the high level of NTELOS’s indebtedness (approximately $522.8 million as of June 30, 2015), which constrains NTELOS’s ability to raise additional debt to finance capital expenditures, purchase additional spectrum and make other investments in its business;

•	NTELOS’s lack of owned spectrum depth compared to its competitors, which may constrain the data throughput speeds that can be achieved on NTELOS’s present and future network relative to its competitors, and limited ability to acquire additional spectrum; and

•	the fact that the required network build-out under the SNA incorporates NTELOS’s use of spectrum owned by Sprint in addition to NTELOS’s owned specturm, which creates further ties to Sprint and results in the value of NTELOS’s network being in part tied to spectrum not owned by NTELOS.

•	The likelihood that the merger will be completed based on the fact that Shentel has a strong business reputation and solid financial resources.

•	The Board’s right, under certain circumstances, to withdraw, qualify or modify its recommendation that NTELOS stockholders adopt the merger agreement.

•	NTELOS’s ability to terminate the merger agreement in order to enter into an alternative acquisition agreement that the Board determines to be a superior proposal, subject to certain conditions (including Shentel’s right to have an opportunity to revise the terms of the merger agreement), provided that NTELOS concurrently pay a $8.8 million termination fee to Shentel plus reimburse expenses up to $2.5 million under circumstances as described in “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Termination Fees” beginning on page 86.

•	The likelihood that the merger and related transactions with Shentel would be completed, and the fact under certain circumstances NTELOS would receive a break up fee of $25.0 million or $8.8 million, depending on the circumstances, plus expense reimbursement of up to $2.5 million if the merger was not completed,

•	The fact that the merger agreement was the product of arms-length negotiations and contained terms and conditions that were, in the Board’s view, favorable to NTELOS and its stockholders.

•	The fact that the Board is comprised of a majority of independent directors who are not affiliated with Shentel and are not employees of NTELOS or any of its subsidiaries, and which retained and received advice from NTELOS’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the merger agreement.

•	The fact that the Quandrangle Entities, representing NTELOS’s most significant stockholder holding approximately 18% of the outstanding shares of NTELOS common stock and a long-term investor in NTELOS headed by the Chairman of the Board, were prepared to support the merger by entering into a voting agreement with Shentel.

•	The requirement that the merger will only be effective if approved by the holders of a majority of the outstanding shares of NTELOS common stock, so that stockholders will have the right to approve or disapprove of the merger.

•	NTELOS’s ability to specifically enforce Shentel’s obligations under the merger agreement, including Shentel’s obligations to consummate the merger, and NTELOS’s ability to seek damages upon any breach by Shentel of the merger agreement, in each case subject to certain exceptions.

•	The availability of appraisal rights to NTELOS stockholders who comply with specified procedures under Delaware law.

The Board also considered a number of uncertainties, risks and other factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

•	The fact that NTELOS stockholders would forgo the possibility to realize the potential long-term value of the successful execution of NTELOS’s current strategy as an independent company.

•	The fact that receipt of the all-cash merger consideration would be taxable to NTELOS stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

•	The fact that, under specified circumstances, NTELOS may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on NTELOS, including:

•	The possibility that the $8.8 million termination fee payable by NTELOS to Shentel plus the expense reimbursements up to $2.5 million upon the termination of the merger agreement under certain circumstances could discourage some potential acquirers from making an acquisition proposal, although the Board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring NTELOS; and

•	If the merger is not consummated, NTELOS will generally be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby, subject to, under specified circumstances, limited reimbursement obligations of Shentel.

•	The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt NTELOS’s business operations.

•	The potential negative effect of the pendency of the merger on NTELOS’s business, including uncertainty about the effect of the merger on NTELOS’s employees, customers and other parties, which may impair NTELOS’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers, dealers, distributors and others to seek to change existing business relationships with NTELOS.

•	The fact that the failure to complete the merger may cause substantial harm to NTELOS’s business and its relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers.

•	The restrictions in the merger agreement on NTELOS’s conduct of business prior to completion of the merger, which could delay or prevent NTELOS from undertaking business opportunities that may arise, or taking other actions with respect to its operations that the Board and management might believe were appropriate or desirable.

•	The fact that, while NTELOS expects the merger to be consummated if the Merger Proposal is approved by NTELOS stockholders, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied.

•	The fact that the market price of NTELOS common stock could be affected by many factors, including: (i) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting NTELOS; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider NTELOS to be a less attractive acquisition candidate; and (iii) the possible sale of NTELOS common stock by short-term investors following an announcement that the merger agreement was terminated.

•	The fact that NTELOS’s directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of NTELOS stockholders. The Board was made aware of and considered these interests, to the extent such interests existed at the time; for more information about such interests, see below under the heading “—Interests of the Directors and Executive Officers of NTELOS in the Merger.”

•	The fact that Shentel does not have sufficient cash on hand to pay the merger consideration, although it has obtained debt commitment letters from its lenders.

•	The fact that the completion of the merger requires certain regulatory approvals and the amount of time that might be required to obtain such approvals.

•	The fact that the completion of the merger is conditioned on the consummation of the Sprint transactions.

The Board believed that, overall, the potential benefits of the merger to NTELOS stockholders outweighed the risks and uncertainties of the merger.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

Voting Agreement

In connection with the merger agreement, NTELOS and Shentel entered into a voting agreement with the Quadrangle stockholders, which beneficially own approximately18% of the outstanding shares of NTELOS common stock as of the record date. Subject to the terms of the voting agreement, the Quadrangle stockholders have agreed, among other things, to vote all of their shares of NTELOS common stock in favor of adopting the merger agreement.

Opinions of the Financial Advisors to NTELOS

Opinion of UBS Securities LLC

NTELOS retained UBS to act as financial advisor to the Board and, if requested, to render to the Board an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by holders of NTELOS common stock (other than shares to be canceled in accordance with Section 3.01(b) of the merger agreement). On August 10, 2015, at a meeting of the Board held to evaluate the merger, UBS delivered to the Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated August 10, 2015, to the effect that, as of that date and based on and subject to various assumptions made, matters considered and limitations described in its opinion, the merger consideration to be received in the merger by holders of NTELOS common stock (other than shares to be canceled in accordance with Section 3.01(b) of the merger agreement) was fair, from a financial point of view, to such holders.

The full text of UBS’s opinion to the Board describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached to this proxy statement as Annex B and is incorporated herein by reference. The summary of UBS’s opinion in this proxy statement is qualified in its entirety by reference to the full text of UBS’s written opinion. Holders of NTELOS common stock are encouraged to read UBS’s opinion carefully in its entirety. UBS’s opinion was provided for the benefit of the Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration, from a financial point of view, and does not address any other aspect of the merger or any related transaction. UBS’s opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to NTELOS or NTELOS’s underlying business decision to effect the merger. UBS’s opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any related transaction. The following summary of UBS’s opinion is qualified in its entirety by reference to the full text of UBS’s opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and financial information relating to NTELOS;

•	reviewed certain internal financial information and other data relating to the business and financial prospects of NTELOS that were not publicly available, including financial forecasts and estimates prepared by the management of NTELOS that the Board directed UBS to utilize for purposes of its analysis (see “The Merger—Certain Financial Forecasts,” beginning on page 52 for more information regarding the financial forecasts and estimates provided by NTELOS’s management);

•	conducted discussions with members of the senior management of NTELOS concerning the business and financial prospects of NTELOS;

•	performed a discounted cash flow analysis of NTELOS in which UBS analyzed the future cash flows of NTELOS using financial forecasts and estimates prepared by the management of NTELOS;

•	reviewed publicly available financial and stock market data with respect to certain other companies;

•	reviewed the publicly available financial terms of certain other transactions;

•	reviewed current and historical market prices of NTELOS common stock;

•	reviewed the merger agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the Board, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of the Board, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of NTELOS, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at the direction of the Board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of NTELOS as to the future financial performance of NTELOS. In addition, UBS assumed with the approval of the Board that the financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected. UBS’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to it as of, the date of its opinion.

At the direction of the Board, UBS was not asked to, nor did UBS, offer any opinions as to the terms, other than the merger consideration to the extent expressly specified in UBS’s opinion, of the merger agreement or any related documents or the form of the merger or any related transactions. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. In rendering its opinion, UBS assumed, with the consent of the Board, that (i) the parties to the merger agreement would comply with all material terms of the merger agreement and (ii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on NTELOS, Shentel or the merger. At the direction of the Board, UBS contacted third parties to solicit indications of interest in a possible transaction with NTELOS and held discussions with certain of these parties prior to the date of the merger agreement. The issuance of UBS’s opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to the Board, UBS performed a variety of financial analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to NTELOS or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned. In addition, the financial and operating characteristics of NTELOS cause its financial results to have limited comparability, for valuation purposes, to those of other companies and transactions that UBS has reviewed, and, accordingly, UBS relied primarily on a discounted cash flow analysis of such forecasts and estimates for purposes of its opinion.

UBS believes that its analyses and the summary contained in this proxy statement must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’s analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but, rather, arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of NTELOS provided by NTELOS’s management underlying UBS’s analyses are not necessarily indicative of actual future results or values, which may be significantly more or less favorable than those estimates. These estimates are necessarily subject to uncertainty because, among other things, they are based upon numerous factors and events beyond the control of the parties or their respective advisors. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of NTELOS. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The merger consideration was determined through negotiation between NTELOS and Shentel, and the decision by NTELOS to enter into the merger was solely that of the Board. UBS’s opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board or management of NTELOS with respect to the merger or the merger consideration.

Opinion of Stephens Inc.

NTELOS retained Stephens to provide financial advisory services in connection with a possible business combination transaction and to render to the Board an opinion as to the fairness, from a financial point of view, of such a business combination transaction. On August 10, 2015, the Board held a meeting to evaluate the merger, pursuant to the merger agreement. At that meeting, Stephens rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated August 10, 2015, to the effect that, as of that date and based upon and subject to the limitations, qualifications and assumptions set forth in such opinion, the consideration to be received in the merger by the public stockholders of NTELOS common stock was fair, from a financial point of view, to such holders of shares of NTELOS common stock.

The full text of Stephens’s written opinion, dated August 10, 2015, to the Board, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in connection with its opinion, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The summary of the Stephens opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion letter of Stephens.

Stephens’s engagement and its opinion were for the benefit of the Board (in its capacity as such), and Stephens’s opinion was rendered to the Board in connection with its evaluation of the merger from a financial point of view. Stephens’s opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any matter relating thereto.

In connection with rendering its opinion, Stephens, among other things:

•	discussed with management of NTELOS the operations of, and future business prospects for, NTELOS and the anticipated financial consequences of the merger to NTELOS;

•	reviewed certain publicly available financial statements and reports regarding NTELOS;

•	reviewed certain internal financial statements and other financial and operating data (including the financial projections) prepared by and based upon assumptions provided by NTELOS management concerning NTELOS (see “The Merger—Certain Financial Forecasts,” beginning on page 52 for more information regarding the financial forecasts and estimates provided by NTELOS’s management);

•	compared the financial performance of NTELOS with that of certain other publicly-traded companies that Stephens deemed relevant to its analysis of the merger;

•	reviewed the financial terms, to the extent publicly available, of certain other merger or acquisition transactions that Stephens deemed relevant to its analysis of the merger;

•	reviewed drafts of the merger agreement that were provided to Stephens;

•	reviewed information regarding the terms of the operating agreements between Sprint and Shentel;

•	assisted in NTELOS’s deliberations regarding the material terms of the merger and negotiations with Shentel; and

•	performed such other reviews and analyses and provided such other services as requested by NTELOS and as Stephens deemed appropriate.

In arriving at its opinion, Stephens assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by NTELOS and Shentel, and that formed a substantial basis for its opinion. With respect to the financial forecasts prepared by the management of NTELOS, Stephens assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of NTELOS as to the future financial performance of NTELOS and that the financial results reflected by such projections will be realized as predicted. In addition, Stephens also assumed that the representations and warranties contained in the Agreements and all related documents are true, correct and complete in all material respects. Stephens assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Stephens is not a legal, tax or regulatory advisor. Stephens is a financial advisor only and relied upon, without independent verification, the assessment of NTELOS and its legal, tax, and regulatory advisors with respect to such matters. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of NTELOS or Shentel nor has Stephens evaluated the solvency or fair value of NTELOS or Shentel under any laws relating to bankruptcy, insolvency or similar matters, and Stephens was not furnished with any such evaluations or appraisals. Stephens did not assume any obligation to conduct any physical inspection of the properties or facilities of NTELOS or Shentel. Stephens’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Stephens as of, August 10, 2015. Events occurring after August 10, 2015 may affect this opinion and the assumptions used in preparing it, and Stephens did not assume any obligation to update, revise or reaffirm its opinion.

Stephens’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Stephens conducted the analyses described below under “Financial Analyses of the Financial Advisors” solely as part of its services to the Board (in its capacity as such) in analyzing the fairness of the merger consideration, which we refer to as the “Per Share Cash Consideration,” pursuant to the merger agreement from a financial point of view to the holders of shares of NTELOS common stock and in connection with the delivery of its opinion to the Board. Stephens’s opinion was approved by a committee of Stephens’s investment banking and other professionals in accordance with its customary practice.

Stephens’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described below should not be viewed as determinative of the view of the Board with respect to the Per Share Cash Consideration or of whether the Board would have been willing to agree to a different price.

Financial Analyses of the Financial Advisors

The following is a brief summary of the material financial analyses jointly performed by UBS and Stephens, which we collectively refer to as the “financial advisors,” and reviewed with the Board on August 10, 2015 in connection with the financial advisors’ respective opinions. The financial analyses summarized below include information presented in tabular format. In order for the financial advisors’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial advisors’ financial analyses.

For purposes of their analyses, the financial advisors reviewed a number of financial and operating metrics, including:

•	Enterprise Value, which, unless the context indicates otherwise, means equity value (calculated as the value of NTELOS’s outstanding equity securities (including options, company restricted stock awards and company performance stock unit awards) based on the closing price of NTELOS common stock), plus net debt (calculated as the as outstanding indebtedness, less the amount of cash on NTELOS’s balance sheet) plus non-controlling interests, plus obligations associated with the Virginia East market wind-down, less proceeds from cell tower sales, net of Virginia East subscriber rundown cash flows and spectrum leaseback, as of a specified date;

•	earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA”;

•	EBITDA adjusted to exclude non-cash compensation, one-time restructuring charges and other charges, deferred gains on tower sales, asset impairment or gains on sale of assets and straight-line revenue adjustment, which we refer to as “Adjusted EBITDA”; and

•	Adjusted EBITDA excludes the Virginia East market and all related wind-down costs and cash flows.

Unless the context indicates otherwise, per share amounts for the NTELOS common stock were calculated on a fully diluted basis, using the treasury stock method, based on NTELOS’s outstanding equity securities (including options, NTELOS restricted stock awards and NTELOS performance stock unit awards) as of July 24, 2015, as provided by management of NTELOS.

Discounted Cash Flow Analysis

The financial advisors performed a discounted cash flow analysis of NTELOS utilizing financial forecasts and estimates relating to NTELOS prepared by NTELOS’s management. See “The Merger—Certain Financial Forecasts” beginning on page 51 for more information regarding the financial forecasts and estimates provided by NTELOS’s management. The financial advisors calculated a range of implied enterprise values of the standalone unlevered, after-tax, free cash flows that NTELOS was forecasted to generate from July 1, 2015 through calendar year 2019 and of terminal values for NTELOS. The financial advisors then adjusted these ranges to reflect the present value of NTELOS’s estimated net operating loss carry forwards as of June 30, 2015, which were provided by NTELOS’s management. The value of net operating loss carry forwards ranged from $35.9 to $38.0 million.

Implied terminal values were derived by applying a range of perpetuity growth rates of 2.0% to 3.0% to NTELOS’s estimated terminal year free cash flow. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.50% to 10.50%, which range was selected based on an analysis of the estimated weighted average cost of capital of NTELOS.

The discounted cash flow analysis resulted in a range of implied equity values per share of approximately $0.04 to $10.06 per outstanding share of NTELOS common stock, as compared to the merger consideration.

Other Information

As set forth above, the financial and operating characteristics of NTELOS cause its financial results to have limited comparability, for valuation purposes, to those of other companies and transactions that the financial advisors have reviewed and, accordingly, the financial advisors relied primarily on a discounted cash flow analysis of such forecasts and estimates for purposes of their respective opinions.

The financial advisors, however, also noted for the Board that in rendering their respective opinions, the financial advisors also reviewed, for information purposes, certain additional factors including the following analyses:

Selected Public Companies Analysis

The financial advisors compared selected financial and stock market data of NTELOS with corresponding data of six publicly traded telecommunications companies, whose operations the financial advisors believed to be generally relevant to NTELOS’s for purposes of this analysis, subject to the caveat described above regarding limited comparability.

			Enterprise Value / Adjusted EBITDA
Selected Company	Price($)(1)	Enterprise Value ($mm)	2015(x)	2016(x)
AT&T Inc.	$34.21	$318,102	6.3x	6.1x
Verizon Communications Inc.	46.36	305,832	6.6x	6.5x
T-Mobile US, Inc.	40.36	56,558	7.9x	6.4x
Sprint Corporation	3.37	44,151	6.5x	5.3x
United States Cellular Corp	37.72	3,692	5.8x	5.5x
Shenandoah Telecommunications Company	35.52	987	6.9x	6.8x

(1)	Share price as of August 7, 2015

The financial advisors reviewed, among other things, the enterprise values, calculated based on closing stock prices on August 7, 2015, of the selected companies as a multiple of calendar year 2015 and 2016 estimated Adjusted EBITDA. Estimated Adjusted EBITDA represented Factset consensus estimates as of August 7, 2015. Factset is a database which contains estimated earnings, cash flows, dividends and other data based on published reports by equity research analysts for companies in the U.S. and foreign markets.

Below are implied mean, median, high and low multiples for the selected companies in addition to an implied multiple for NTELOS of 6.2x 2015 estimated Adjusted EBITDA and 5.9x 2016 estimated Adjusted EBITDA, in each case at the offer price.

Enterprise Value / Adjusted EBITDA
	2015(x)	2016(x)
Mean	6.7x	6.1x
Median	6.6x	6.3x
High	7.9x	6.8x
Low	5.8x	5.3x

Selected Transactions Analysis

The financial advisors reviewed publicly available information relating to the following four selected transactions involving telecommunications companies, whose operations the financial advisors believed to be generally relevant to NTELOS’s for purposes of this analysis, subject to the caveat described above regarding limited comparability. The financial advisors reviewed enterprise values in the selected transactions as multiples of, to the extent publicly available, the most recently completed twelve month period, which we refer to as “LTM,” for which financial information has been made public EBITDA. Financial data for the selected transactions were based on publicly available information. The list of selected transactions, their respective enterprise values and the related multiples for such selected transactions is set forth below:

Announcement Date	Acquiror	Target	Enterprise Value ($mm)	Enterprise Value ($mm) / LTM EBITDA
July 12, 2013	AT&T Inc.	Leap Wireless International, Inc.(1)	$3,915	6.6x
June 10, 2013	Softbank	Sprint Corporation	47,091	8.8x
January 22, 2013	AT&T Inc.	Allied Wireless (Atlantic Tele Network, Inc. Retail)	780	7.9x
October 3, 2012	T-Mobile USA, Inc.	MetroPCS Communications, Inc.	8,437	5.5x

(1)	Excludes Chicago 700MHz spectrum license value.

Below are implied mean, median, high and low multiples for the selected companies in addition to an implied multiple for NTELOS of 6.0x estimated LTM June 30, 2015 Adjusted EBITDA at the offer price.

Enterprise Value ($mm) /LTM EBITDA
Mean	7.2x
Median	7.3x
High	8.8x
Low	5.5x

Share Price Performance

The financial advisors also reviewed the share price performance of NTELOS common stock for the 52-week period ending on August 7, 2015, and the financial advisors noted that the range of low and high trading prices was $3.85 and $13.25.

Miscellaneous

UBS Securities LLC

Under the terms of UBS’s engagement, NTELOS agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee of approximately $3.4 million. Payment of this amount is contingent on the closing of the merger, other than $1.0 million of this amount which has already been paid in connection with the delivery of UBS’s opinion. In addition to this amount, under the terms of UBS’s engagement NTELOS may pay UBS up to an additional $1.0 million at the sole discretion of the Board. In addition, NTELOS agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS and its affiliates have provided investment banking and financial advisory services to NTELOS unrelated to the merger, for which UBS and its affiliates received compensation, including having acted as financial advisor to NTELOS in its December 2014 transaction with T-Mobile License LLC and in NTELOS’s May 2014 transaction with Sprint Corporation and having acted as underwriter in the November 2013 registered offering by affiliates of Quadrangle Capital Partners LP. In addition, UBS acted as Joint Bookrunner in the refinancing of NTELOS’s term loan in January 2014 for which UBS received fees and continues to receive interest payments. The total amount of fees received by UBS over the last two years for these services was approximately $1.4 million. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of NTELOS and Shentel and, accordingly, may at any time hold a long or short position in such securities.

NTELOS selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions and because of UBS’s familiarity with NTELOS and its business. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Stephens Inc.

Under the terms of Stephens’s engagement, NTELOS agreed to pay Stephens for its financial advisory services in connection with the merger an aggregate fee of approximately $3.4 million. Payment of this amount is contingent on the closing of the merger, other than $1.0 million of this amount which has already been paid in connection with the delivery of Stephens’s opinion. In addition to this amount, under the terms of Stephens’s engagement NTELOS may pay Stephens up to an additional $1.0 million at the sole discretion of the Board. In addition, NTELOS agreed to reimburse Stephens for its reasonable expenses, including fees, disbursements and other charges of counsel, and agreed to indemnify Stephens for certain liabilities arising out of Stephens’s engagement with NTELOS, including certain liabilities that could arise out of Stephens providing its opinion regarding the merger. Within the two years preceding the date of its opinion letter, Stephens advised NTELOS on the sale of its Virginia East wireless spectrum assets and has received fees from NTELOS for providing such services. The total amount of fees received by Stephens over the last two years for these services was approximately $420,000. Stephens may pursue future investment banking services assignments from participants in the merger.

NTELOS selected Stephens as its financial advisor in connection with the merger based on Stephens’s qualifications, expertise, reputation and experience in mergers and acquisitions, and its familiarity with NTELOS and its business. Stephens, as part of its investment banking business, regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of NTELOS or Shentel.

Certain Financial Forecasts

NTELOS does not, as a matter of course, publicly disclose long-term projections as to its future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates. However, in connection with NTELOS’s evaluation of a possible transaction, NTELOS provided the Board and its advisors, including UBS and Stephens in performing their financial analysis summarized under “—Opinions of the Financial Advisors to NTELOS” with certain non-public unaudited prospective financial information prepared by NTELOS’s management. The forecasts were used as the basis for the five-year plan of NTELOS, which we refer to as the “Five-Year Plan” and which is summarized below.

The Five-Year Plan was not prepared with a view to public disclosure and is included in this proxy statement only because such information was made available as described above. The Five-Year Plan was not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, KPMG LLP, NTELOS’s independent accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to the Five-Year Plan and, accordingly, assumes no responsibility for, and expresses no opinion on, the Five-Year Plan. The Five-Year Plan included in this proxy statement has been prepared by, and is the responsibility of, NTELOS’s management. The Five-Year Plan was prepared solely for internal use of NTELOS and is subjective in many respects.

Although a summary of the Five-Year Plan is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events made by NTELOS’s management that management believed were reasonable at the time the Five-Year Plan was prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Five-Year Plan not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws. In addition, the Five-Year Plan does not take into account any circumstances or events occurring after the date that they were prepared and does not give effect to the merger. As a result, there can be no assurance that the Five-Year Plan will or would be realized, and actual results may be materially better or worse than those contained in the Five-Year Plan. The inclusion of this information should not be regarded as an indication that the Board, NTELOS, UBS, Stephens or any other recipient of this information considered, or now considers, the Five-Year Plan to be material information of NTELOS or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Five-Year Plan is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the annual meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of NTELOS common stock.

The Five-Year Plan should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding NTELOS contained in its public filings with the SEC.

The forecasts contained within the Five-Year Plan constitute forward-looking statements. For information on factors that may cause NTELOS’s future results to materially vary, see “Forward-Looking Statements” beginning on page 24.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Five-Year Plan to reflect circumstances existing after the date when NTELOS prepared the Five-Year Plan or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Five-Year Plan are shown to be in error.

In light of the foregoing factors and the uncertainties inherent in the Five-Year Plan, stockholders are cautioned not to rely on the Five-Year Plan included in this proxy statement.

Certain of the measures included in the Five-Year Plan may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by NTELOS may not be comparable to similarly titled amounts used by other companies.

The following table reflects selected measures from, or generated using, the Five-Year Plan prepared by NTELOS management and, at NTELOS’s direction, used by UBS and Stephens in connection with their financial analysis summarized under “—Opinions of the Financial Advisors of NTELOS.”

(in millions)	Second Half 2015E	2015E	2016E	2017E	2018E	2019E
EBITDA(1)	$(4.3)	$68.6	$100.9	$113.0	$118.9	$120.1
Adjusted EBITDA(2)	49.2	104.0	108.6	117.7	120.7	119.0
Unlevered, after-tax, free cash flow(3)	1.4	(8.9)	(12.9)	26.4	46.2	52.6

(1)	EBITDA is defined as net income excluding net interest expense, income tax expense and depreciation and amortization expense. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.
(2)	Adjusted EBITDA is defined as net income excluding net interest expense, income tax expense, depreciation and amortization expense, non-cash compensation, one-time restructuring charges and other charges, deferred gains on tower sales, asset impairment or gains on sale of assets and straight-line revenue adjustment. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.
(3)	Unlevered, after tax, free cash flow is defined as earnings before taxes, plus interest, less taxes, less capital expenditures, plus depreciation and amortization plus the change in working capital, in each case based on guidance from NTELOS’s management. Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Interests of the Directors and Executive Officers of NTELOS in the Merger

When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that some of NTELOS’s directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of NTELOS stockholders generally, as more fully described below. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of NTELOS.

Arrangements with Shentel

As of the date of this proxy statement, none of NTELOS’s executive officers has entered into any agreement with Shentel or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to or following the closing of the merger, however, some or all of NTELOS’s executive officers may discuss or enter into agreements with Shentel or Acquisition Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

Indemnification of Directors and Executive Officers

To the fullest extent provided under the NTELOS articles of incorporation and bylaws in effect on the date of the merger agreement, for a period of six (6) years from the effective time of the merger, Shentel and the surviving corporation, jointly and severally, must indemnify, defend and hold harmless each of NTELOS’s directors and executive officers against any costs or expenses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger related to the NTELOS directors’ and executive officer’s service with or at the request of NTELOS. Shentel and the surviving corporation must also pay all expenses (including attorneys’ fees) incurred by NTELOS’s directors and executive officers in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, subject to any undertaking by any such NTELOS director or executive officer to repay any amounts to which they are not entitled to be indemnified under the DGCL. Shentel and the surviving corporation are jointly and severally liable for and must pay all reasonable out-of-pocket expenses that an indemnified party may incur in successfully enforcing their indemnification rights and other rights and obligations under the merger agreement. The indemnification rights provided under the merger agreement are in addition to any other rights NTELOS’s directors and executive officers may have under any law or contract or any organizational documents of any other entity, under the DGCL or otherwise.

Shentel must cause the certificate of incorporation and bylaws of the surviving corporation to contain, and cause the surviving corporation to fulfill and honor, provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable to the directors and officers of NTELOS as those set forth in the NTELOS articles of incorporation and bylaws as of the date of the merger agreement for a period of six (6) years from the effective time of the merger.

NTELOS may purchase officers’ and directors’ liability insurance policies, in such coverage amounts and upon substantially similar terms (other than market-driven pricing terms) as in effect on the date of the merger agreement covering any acts or omissions that occur prior to the effective time of the merger, to provide coverage for any portion of the six years following the effective time of the merger not presently covered by NTELOS’s current officers’ and directors’ liability insurance policies.

Treatment of Equity and Equity-Based Awards

Each outstanding option to purchase shares of NTELOS common stock granted under the NTELOS Equity Plans that is outstanding (whether vested or unvested) will be cancelled immediately prior to the effective time of the merger and in consideration of such cancellation, Shentel will pay the holder on the first Business Day following the closing date of the merger an amount (but not less than zero) in cash an amount equal to the product of (i) the amount, if any, by which $9.25 exceeds the exercise price per share with respect to such option and (ii) the number of shares of NTELOS common stock subject to such outstanding option, less any applicable withholding taxes and without interest. If the exercise price per share of an option is $9.25 or more, the option will be cancelled immediately prior to the effective time of the merger without payment.

Each share of NTELOS restricted stock granted under the NTELOS Equity Plan that is outstanding immediately prior to the effective time of the merger will become fully vested and free of restrictions and will be treated as a share of NTELOS common stock for purposes of the merger.

In the event that the merger has not closed by January 1, 2016, NTELOS may award, as a part of its annual 2016 compensation, contingent cash bonuses (that is, phantom stock) to officers and non-employee directors (that is, other than Messrs. Huber and Chorney who will not receive phantom stock awards) in lieu of equity awards with substantially equivalent value and other terms consistent with NTELOS’s historical equity awards, except that (i) with respect to officers, such contingent cash bonuses will have a three-year vesting term but, in connection with the consummation of the merger, only vest pro rata through the effective time of the merger and (ii) with respect to non-employee directors, such contingent cash bonuses will have a twelve-month vesting term but, in connection with the consummation of the merger, only vest pro rata through the effective time of the merger (and no non-employee director may receive an award that exceeds $75,000).

As of the closing date of the merger, each NTELOS performance-stock unit award granted under the NTELOS Equity Plans that is outstanding and for which the performance period has commenced will become earned and eligible to become payable pursuant to the terms of the award and the applicable NTELOS Equity

Plan as of the closing date of the merger, based upon NTELOS’s performance through the closing date of the merger and $9.25 per share, less any applicable withholding taxes and without interest. With respect to any outstanding NTELOS performance stock unit awards for which the performance period has not commenced prior to the closing date of the merger, such awards will be forfeited without payment upon closing of the merger pursuant to the terms of the award agreement and the applicable NTELOS Equity Plan.

Under the employee stock purchase plan, no purchase rights will be granted after the date of the merger agreement, and all purchase rights outstanding under the employee stock purchase plan as of the date of the merger agreement will be automatically exercised on the earlier of (i) the earliest purchase date following the date of the merger agreement and (ii) immediately prior to the effective time of the merger. Between the date of the merger agreement and the earliest purchase date following the date of the merger agreement, up to 2,000 shares of NTELOS common stock may be issued under the employee stock purchase plan. To the extent any accumulated participant contributions to the employee stock purchase plan remain after exercise in accordance with the foregoing, such contributions will be returned to participants immediately after such exercise in accordance with the employee stock purchase plan. NTELOS will terminate the employee stock purchase plan immediately prior to the effective time of the merger.

Director and Executive Officer Merger-Related Payments

The following table shows the estimated amounts that each NTELOS executive officer would be eligible to receive (without subtraction of applicable withholding taxes) in connection with the merger with regard to outstanding options (vested and nonvested), performance stock units awards, and 2015 NTELOS Equity Plan awards (as defined below and described further in the notes accompanying the table). NTELOS does not have any executive officers other than the named executive officers. Further information regarding the named executive officers may be found in “The Merger—Interests of the Directors and Executive Officers of NTELOS in the Merger—Golden Parachutes,” beginning on page 57. Stock, restricted stock, performance stock unit award and phantom award information is presented in the table immediately following the table below.

The table below sets forth information regarding NTELOS stock options (other than options that have exercise prices greater than $9.25) held by NTELOS’s executive officers and directors that are vested or are scheduled to be vested or accelerated in connection with the merger as of February 29, 2016 (the assumed date the merger is completed for purposes of this table):

Named Executive Officers	In-the-Money Vested Options			Accelerated In-The-Money Options
	Aggregate Number of Shares	Weighted- Average Exercise Price Per Share	Cash Spread Value (1)	Aggregate Number of Shares	Weighted -Average Exercise Price per Share	Cash Spread Value (1)	Total Option Cash Spread Value
Rodney D. Dir	—	$—	$—	100,000	$6.00	$325,000	$325,000
Stebbins B. Chandor Jr.	—	—	—	52,683	6.00	171,220	171,220
Brian J. O’Neil	—	—	—	44,913	6.00	145,967	145,967
Robert L. McAvoy Jr.	—	—	—	40,698	6.00	132,269	132,269
S. Craig Highland	—	—	—	23,209	6.00	75,429	75,429
Non-Employee Directors
Michael Huber	—	—	—	—	—	—	—
David A. Chorney	—	—	—	—	—	—	—
Stephen C. Duggan	—	—	—	—	—	—	—
Michael Gottdenker	—	—	—	—	—	—	—
Daniel J. Haneghan	—	—	—	—	—	—	—
Ruth Sommers	—	—	—	—	—	—	—
Ellen O’Connor Vos	—	—	—	—	—	—	—
Former Executive Officers
James A. Hyde(2)	—	—	—	—	—	—	—
Conrad J. Hunter(3)	—	—	—	—	—	—	—

(1)	Calculated by multiplying the aggregate number of shares of NTELOS common stock by $9.25 less the weighted average exercise price (rounded to the nearest whole dollar).
(2)	Mr. Hyde resigned as an executive officer effective July 27, 2014.
(3)	Mr. Hunter resigned as an executive officer effective March 20, 2014.

The table below sets forth information regarding NTELOS restricted stock, NTELOS performance stock unit awards and other awards held by NTELOS’s executive officers and directors which vesting will be accelerated:

	Accelerated Vesting of Restricted Stock		Accelerated Vesting of Performance Stock Unit Awards
Named Executive Officers	Aggregate Number of Shares	Cash Value (1)	Aggregate Number of Shares Subject to Performance Share Unit Awards (2)	Cash Value (3)	Other (4)	Total Cash Value
Rodney D. Dir	—	$—	—	$—	$29,083	$29,083
Stebbins B. Chandor Jr.	101,164	935,767	2,317	21,432	24,803	982,002
Brian J. O’Neil	86,243	797,748	1,976	18,278	21,145	837,171
Robert L. McAvoy Jr.	81,512	753,986	1,789	16,548	19,178	789,712
S. Craig Highland	44,401	410,709	1,006	9,306	13,469	433,484
Non-Employee Directors
Michael Huber	—	—	—	—	—	—
David A. Chorney	—	—	—	—	—	—
Stephen C. Duggan	—	—	—	—	12,295	12,295
Michael Gottdenker	—	—	—	—	12,295	12,295
Daniel J. Haneghan	—	—	—	—	12,295	12,295
Ruth Sommers	—	—	—	—	12,295	12,295
Ellen O’Connor Vos	—	—	—	—	12,295	12,295
Former Executive Officers
James A. Hyde(5)	—	—	—	—	—	—
Conrad J. Hunter(6)	—	—	—	—	—	—

(1)	Calculated by multiplying the aggregate number of shares of restricted stock by $9.25.
(2)	Performance share unit awards not yet certified are assumed to be paid out at target or expected achievement, as appropriate.
(3)	Calculated by multiplying the aggregate number of shares issuable upon settlement of performance share unit awards by $9.25.
(4)	The amounts in this column represent potential payments permitted by the merger agreement of contingent cash bonuses (i.e., phantom stock) in lieu of equity awards with substantially equivalent value and other terms consistent with NTELOS’s historical equity awards to NTELOS’s named executive officers and non-employee directors (that is, other than Messrs. Huber and Chorney who will not receive phantom stock awards), except that, with respect to the named executive officers, such contingent cash bonuses shall have a three-year vesting term, but, in connection with the consummation of the merger, only vest pro rata through the date of consummation of the merger (i.e., based on the number of days elapsed in 2016 prior to the date of consummation of the merger over the three-year vesting term) and (ii) with respect to the non-employee directors, such contingent cash bonuses shall have a twelve-month vesting term but, in connection with the consummation of the merger, only vest pro rata through the date of consummation of the merger (i.e., based on the number of days elapsed in 2016 prior to the date of consummation of the merger over the twelve-month vesting term).
(5)	Mr. Hyde resigned as an executive officer effective July 27, 2014.
(6)	Mr. Hunter resigned as an executive officer effective March 20, 2014.

Executive Agreements Regarding Change in Control

Change in Control and Severance Arrangements for Mr. Dir

The 2015 Professional Services Agreement may be terminated by the Board or Mr. Dir at any time upon thirty days’ prior notice. Pursuant to the agreement, Mr. Dir will be entitled to the following payments and benefits in the event the 2015 Professional Services Agreement is terminated prior to December 31, 2015 (other than termination by NTELOS for cause or by Mr. Dir without cause): (1) eligibility for a bonus payment of $300,000 and (2) a severance payment of $100,000 payable in equal installments over the six months following the termination of the agreement (unless termination is on or after a “change in control,” as defined below for the other named executive officers, in which case the $100,000 will be paid in a lump sum).

Pursuant to terms of Mr. Dir’s outstanding equity awards, in the event of his termination of services (other than termination by NTELOS for cause or by Mr. Dir without cause), Mr. Dir would be entitled to receive accelerated vesting in respect of such awards.

The merger agreement permits NTELOS and Mr. Dir to extend the 2015 Professional Services Agreement upon substantially similar terms as the current agreement.

Change in Control Arrangements for Named Executive Officers (other than Mr. Dir)

The employment agreements with Messrs. Chandor, O’Neil, and Highland provide that if there is a change in control, the term of such named executive officer’s employment agreement will be extended so that the term will not expire for 24 months from the date of the change in control. Mr. McAvoy’s employment agreement does not provide for an automatic extension upon a change in control. For a discussion of the employment agreements, including the definition of a “change in control,” see “Executive Compensation—Change in Control Arrangements for Named Executive Officers (other than Mr. Dir),” beginning on page 122.

In the event of the occurrence of both (1) a change in control and (2) a termination of the named executive officer (other than Mr. Dir) by NTELOS without cause or by the named executive officer for good reason in accordance with his employment agreement, and assuming all of these events took place on February 29, 2016, each of such named executive officers would have been entitled to the estimated payments and accelerated vesting set forth in “—Golden Parachutes” beginning on page 57.

Golden Parachutes

The following tables show the estimated amounts of payments and benefits that each named executive officer of NTELOS would receive in connection with the merger, assuming consummation of the merger occurred on February 29, 2016, and the employment of the named executive officer was terminated without cause or the named executive officer resigned for good reason on such date.

The table below, entitled “Potential Change-in-Control Payments to Named Executive Officers,” along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to NTELOS’s named executive officers, which compensation is subject to an advisory vote of NTELOS stockholders, as described below in “Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements” beginning on page 89.

The calculations in the tables below do not include amounts the named executive officers were already entitled to receive or that are expected to vest on or prior to February 29, 2016, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of NTELOS. In addition to the assumptions regarding the consummation date of the merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.

Potential Change-in-Control Payments to Named Executive Officers

Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Other(4)	Total(5)
Rodney D. Dir(6)	$425,000	$325,000	$—	$29,083	$779,083
Stebbins B. Chandor Jr.	1,193,755	1,128,419	426,055	24,803	2,773,032
Brian J. O’Neil	1,017,694	961,993	455,578	21,145	2,456,410
Robert L. McAvoy Jr.	474,861	902,803	33,418	19,178	1,430,260
S. Craig Highland	605,273	495,444	30,778	13,469	1,144,964
Former Executive Officers
James A. Hyde(7)	—	—	—	—	—
Conrad J. Hunter(8)	—	—	—	—	—

(1)	The amounts shown in this column are based on assumptions of the compensation and benefit levels to be in effect on February 29, 2016, which are assumed to be the same as those in effect on the date of this proxy statement; therefore, if compensation and benefit levels are changed after the date of this proxy statement, actual payments to a named executive officer may be different than those provided for above. The amounts shown in this column are based on the assumption that the full bonus amount for fiscal year 2015 was certified by the Compensation Committee and paid in full prior to the consummation date of the merger and thus not included in the total. Cash severance for each named executive officer (other than Mr. Dir, whose amounts are subject to approval by the Board or the Compensation Committee) comprises the following amounts: (a) severance payments; (b) non-compete payments; (c) present value of the team incentive payment (referred to as the severance bonus) for the severance period; and (d) target bonus for fiscal year 2016, which will be pro-rated for the number of days that will be completed in fiscal year 2016 prior to and including the assumed consummation date of the merger, which is February 29, 2016. The foregoing amounts are further delineated below:

Name	Severance Payments	Non-Compete Payments	Severance Bonus	FY 2016 Bonus
Rodney D. Dir	$100,000	$—	$325,000	$—
Stebbins B. Chandor Jr.	362,457	362,457	433,189	35,652
Brian J. O’Neil	309,000	309,000	369,300	30,393
Robert L. McAvoy Jr.	210,000	70,000	167,320	27,541
S. Craig Highland	196,650	196,650	195,854	16,119
Former Executive Officers
James A. Hyde	—	—	—	—
Conrad J. Hunter	—	—	—	—

(2)	The equity column calculation assumes that, for purposes of the agreements, termination occurred after the completion of the 2015 incentive period. This column comprises unvested stock options, restricted stock awards and performance share unit awards (all performance share unit awards not yet certified are assumed to be paid out at target or expected achievement, as appropriate), as follows:

Name	Unvested Stock Options	Restricted Stock	Performance Share Unit Awards
Rodney D. Dir	$325,000	$—	$—
Stebbins B. Chandor Jr.	171,220	935,767	21,432
Brian J. O’Neil	145,967	797,748	18,278
Robert L. McAvoy Jr.	132,269	753,986	16,548
S. Craig Highland	75,429	410,709	9,306
Former Executive Officers
James A. Hyde	—	—	—
Conrad J. Hunter	—	—	—

(3)	Represents continued participation in NTELOS’s welfare benefit plans during the termination period and includes the present value of irrevocable post-retirement medical benefits for Messrs. Chandor and O’Neil, pursuant to the terms of their employment agreements.
(4)	Subject to approval by the Board or Compensation Committee, the amounts in this column represent potential payments permitted by the merger agreement of contingent cash bonuses (i.e., phantom stock) in lieu of equity awards with substantially equivalent value and other terms consistent with the NTELOS’s historical equity awards, except that such contingent cash bonuses shall have a three-year vesting term but, in connection with the consummation of the merger, only vest pro rata through the date of consummation of the merger (i.e., based on the number of days elapsed in 2016 prior to the date of consummation of the merger over the three-year vesting term).
(5)	The amounts in this column represent the total of all compensation in columns (1) through (4). The payments in columns (1) and (3) are “double-trigger” payments that will only be payable in the event of a termination of employment without cause or for good reason following the completion of the merger and before the second anniversary of the completion of the merger. The payments in column (2) are ”double-trigger” payments pursuant to the terms of the agreements, but the merger agreement provides that the amounts are payable upon completion of the merger.
(6)	The amounts set forth for Mr. Dir assume that NTELOS and Mr. Dir extend the 2015 Professional Services Agreement as permitted by the merger agreement
(6)	Mr. Hyde resigned as an executive officer effective July 27, 2014.
(7)	Mr. Hunter resigned as an executive officer effective March 20, 2014.

Financing of the Merger

Shentel expects to finance the transactions contemplated by the merger agreement with proceeds from a debt financing, pursuant to which the Shentel lenders have committed to make available to Shentel senior secured credit facilities, including a revolving credit facility and two term loan facilities, under which Shentel may borrow up to $960 million. The proceeds of the debt financing will be used to fund the merger pursuant to the terms of the merger agreement, to repay existing debt of NTELOS, to pay fees and expenses in connection with the foregoing, and for working capital, capital expenditures and other corporate purposes of Shentel and its subsidiaries (and, following the consummation of the merger, of the surviving corporation and its subsidiaries). The debt financing is subject to various conditions, including the consummation of the Sprint transactions and the consummation of the merger in accordance with the terms and conditions set forth in the merger agreement. At Shentel’s request, NTELOS will use its reasonable best efforts to cause its representatives to cooperate with Shentel (such as by furnishing NTELOS’s financial statements, assisting in the preparation of marketing and syndication materials, participating in road shows and drafting sessions and obtaining customary comfort letters) in connection with Shentel arranging, obtaining and syndicating the debt financing . The obligations of Shentel and Acquisition Sub under the merger agreement are not conditioned in any manner upon their ability to obtain financing. Under certain conditions, if Shentel fails to close the merger because of a failure to obtain financing, it must pay NTELOS a termination fee of $25,000,000, plus up to $2,500,000 of NTELOS’s fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement and otherwise in connection with the merger and other transactions contemplated by the merger agreement.

Closing and Effective Time of the Merger

Unless another date is agreed by the parties, the closing of the merger will take place no later than the fifth business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the merger (as described under “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Conditions to the Closing of the Merger” beginning on page 82), other than conditions that, by their terms, are to be satisfied at the closing of the merger but subject to the satisfaction or waiver of such conditions. Concurrently with the closing of the merger, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Appraisal Rights

If the Merger Proposal is approved by NTELOS stockholders and the merger closes, stockholders who do not vote in favor of the Merger Proposal and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and incorporated herein by reference. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of NTELOS common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock of NTELOS held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of NTELOS common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or the other nominee.

Under Section 262, holders of shares of common stock of NTELOS who do not vote in favor of the Merger Proposal, who continuously are the record holders of such shares through the effective time of the merger, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of NTELOS common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes NTELOS’s notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex D and incorporated herein by reference. In connection with the merger, any holder of common stock of NTELOS who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, NTELOS believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of NTELOS common stock must do ALL of the following:

•	the stockholder must not vote in favor of the Merger Proposal. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Proposal, abstain or not vote its shares;

•	the stockholder must deliver to NTELOS a written demand for appraisal before the vote on the Merger Proposal at the annual meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

•	the stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of NTELOS common stock within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

Any holder of shares of common stock of NTELOS wishing to exercise appraisal rights must deliver to NTELOS, before the vote on the approval of the Merger Proposal at the annual meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not submit a blank proxy or vote in favor of the Merger Proposal. A holder of shares of common stock of NTELOS wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A proxy or vote against the Merger Proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the annual meeting of NTELOS stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of NTELOS common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock of NTELOS should be executed by or on behalf of the holder of record, and must reasonably inform NTELOS of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

NTELOS Holdings Corp.

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

Attention: Corporate Secretary

Any holder of common stock of NTELOS may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to NTELOS a written withdrawal of the demand for appraisal within 60 days after the effective date of the merger. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each holder of common stock of NTELOS who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of common stock of NTELOS who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of NTELOS common stock held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of NTELOS common stock. Accordingly, any holders of common stock of NTELOS who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock of NTELOS within the time and in the manner prescribed in Section 262. The failure of a holder of common stock of NTELOS to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of common stock of NTELOS who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which NTELOS has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock of NTELOS and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock of NTELOS entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock of NTELOS, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares of NTELOS common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although NTELOS believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither NTELOS nor Shentel anticipates offering more than the per share merger consideration to any stockholder of NTELOS exercising appraisal rights, and each of NTELOS and Shentel reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock of NTELOS is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of common stock of NTELOS under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock of NTELOS will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote the common stock of NTELOS for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock of NTELOS, if any, payable to stockholders of NTELOS of record as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of NTELOS without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder of NTELOS wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the U.S. federal income tax consequences of the merger that are relevant to holders of shares of NTELOS common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of NTELOS common stock as “capital assets” within the meaning of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under Delaware law. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

•	holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

•	holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	holders that received their shares of NTELOS common stock in a compensatory transaction;

•	holders who own an equity interest, actually or constructively, in Shentel or the surviving corporation; or

•	U.S. Holders whose “functional currency” is not the U.S. dollar.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of NTELOS common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of NTELOS common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of NTELOS common stock who or that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of NTELOS common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of shares at different times or at different prices, for purposes of determining such U.S. Holder’s gain or loss, the U.S. Holder must determine its tax basis and holding period separately with respect to each block of shares.

Payments of cash made to a U.S. Holder pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding, unless such holder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of NTELOS common stock who or that is not a U.S. Holder or an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

•	we are or have been a “United States real property holding corporation” as such term is defined in the Code, which we refer to as a USRPHC, at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder’s holding period with respect to the applicable shares of NTELOS common stock, which we refer to as the relevant period, and, if shares of NTELOS common stock are regularly traded on an established securities market (within the meaning of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of NTELOS common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the anticipated date of completion of the merger.

Payments of cash made to a Non-U.S. Holder pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding, unless such holder certifies that it is not a United States person or that it is eligible for another exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Payments of cash to a Non-U.S. Holder pursuant to the merger made to or through a foreign office of a foreign broker will generally not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply if the broker has certain connections to the United States.

Regulatory Approvals for the Merger

General

NTELOS and Shentel have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals necessary or advisable to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include expiration or termination of the HSR Act waiting period (including any extensions thereof) applicable to the consummation of the merger and the Sprint transactions; the receipt of all required consents from the FCC to transfer control of NTELOS and its subsidiaries that hold FCC licenses to Shentel and that are otherwise necessary to implement the transactions contemplated by the merger agreement; the receipt of all required regulatory consents from the Public Service Commission of West Virginia to authorize the merger and transactions contemplated in the Sprint transactions; the receipt of all required regulatory consents from the State Corporation Commission of the Commonwealth of Virginia authorizing on an interim basis Shentel providing NTELOS and its subsidiaries with certain affiliated services as of or after the closing of the merger; the receipt of all required consents from the FCC to assign from NTELOS or any of its subsidiaries to Sprint the FCC licenses as contemplated in the Sprint transactions and to assign from NTELOS or any of its subsidiaries to Sprint certain spectrum lease agreements to which NTELOS or its subsidiaries are parties as contemplated in the Sprint transactions; and the receipt of all required consents from the Maryland Public Service Commission, the Pennsylvania Public Utility Commission and the Public Service Commission of West Virginia to authorize Shentel’s debt financing. NTELOS and Shentel must also provide notice of the merger to the Kentucky Public Service Commission and the Public Utilities Commission of Ohio. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including conditions that the parties are not required to accept, or require changes to the terms of the merger agreement.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until NTELOS and Shentel each file a notification and report form with the FTC and the U.S. Department of Justice Antitrust Division, which we refer to as the “DOJ” pursuant to the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. NTELOS and Shentel filed their respective HSR Act notifications on August 25, 2015. The HSR Act waiting period was terminated early by the FTC on September 22, 2015.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Legal Proceedings Regarding the Merger

On August 24, 2015, Mr. Marvin Westen and Mr. Paul Sekerak, two individuals who claim to hold an unknown number of NTELOS shares, each filed a purported class action complaint relating to the merger in the Court of Chancery of the State of Delaware. These actions are styled Marvin Westen v. Michael A. Huber, et al., Case No. CA-11421, and Paul Sekerak v. NTELOS Holdings Corp., et al., Case No. CA-11422. Plaintiffs seek to represent a class consisting of all NTELOS stockholders (limited, in the case of Mr. Westen, to those “who are being and will be harmed by defendants’ actions described herein”). Plaintiffs sue all members of the Board, alleging that the members of the Board breached their fiduciary obligations to the purported class by agreeing to sell NTELOS for consideration deemed “inadequate” and by agreeing to deal protection terms that allegedly foreclose competing offers. Plaintiffs further sue Shentel and Merger Sub (or, in the case of Mr. Sekerak, Shentel and NTELOS) for purportedly aiding and abetting the foregoing breaches. Plaintiffs seek, among other things, injunctive relief preventing consummation of the merger (and/or directing rescission of the transaction, to the extent already implemented), unspecified damages and an award of plaintiff’s expenses and attorneys’ fees. NTELOS and the members of the Board believe these claims are without merit and intend to defend themselves vigorously.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by NTELOS, Shentel and Acquisition Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between NTELOS, Shentel and Acquisition Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to NTELOS stockholders. Except as expressly set forth in the merger agreement, NTELOS stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of NTELOS, Shentel or Acquisition Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The merger agreement is described below, and attached as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding NTELOS or NTELOS’s business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in NTELOS’s filings with the SEC regarding NTELOS and NTELOS’s business. Please see “Where You Can Find More Information” beginning on page 153.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Acquisition Sub will be merged with and into NTELOS, with NTELOS becoming a wholly-owned subsidiary of Shentel. From and after the effective time of the merger, the surviving corporation will possess all rights, privileges, powers and franchises of NTELOS and Acquisition Sub, and all of the obligations, liabilities and duties of NTELOS and Acquisition Sub will become the obligations, liabilities and duties of the surviving corporation.

From and after the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Acquisition Sub, and the officers of the surviving corporation will consist of the officers of Acquisition Sub, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal. At the effective time of the merger, the certificate of incorporation of NTELOS as the surviving corporation will be amended in its entirety as set forth in Exhibit A to the merger agreement until amended in accordance with applicable law and the applicable provisions of such certificate, and the bylaws of Acquisition Sub will be the bylaws of the surviving corporation, until amended in accordance with applicable law and the applicable provisions of such bylaws or the surviving corporation’s certificate of incorporation (subject to Shentel’s and the surviving corporation’s rights described in “The Merger—Interests of the Directors and Executive Officers of NTELOS in the Merger—Indemnification of Directors and Executive Officers” beginning on page 54).

Closing and Effective Time of the Merger

Unless another date is agreed by the parties, the closing of the merger will take place no later than the fifth business day following the satisfaction or, to the extent permitted by law, waiver by the parties entitled to the benefits thereof, of all conditions to closing of the merger (described below under “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at or immediately after the closing of the merger). As soon as practicable on or after the closing date of the merger, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by Shentel and NTELOS and specified in the certificate of merger.

Merger Consideration

Common Stock

At the effective time of the merger, each share of NTELOS common stock issued and outstanding immediately prior to such time will be converted into the right to receive $9.25 per share in cash, without interest and less any applicable withholding taxes (other than (i) any shares of NTELOS common stock that are owned by NTELOS, Shentel or any of their respective subsidiaries and (ii) any shares of NTELOS common stock that are owned by any NTELOS stockholders who are entitled to exercise, and properly exercise, appraisal rights with respect to such shares of NTELOS common stock pursuant to the DGCL). All shares converted into the right to receive the per share merger consideration will automatically be canceled at the effective time of the merger.

Outstanding Equity Awards and Other Awards

The merger agreement provides that NTELOS’s equity and equity-based awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

•	Options. Each option to purchase shares of NTELOS common stock granted under the NTELOS equity plans that is outstanding (whether vested or unvested) will be cancelled immediately prior to the effective time of the merger and in consideration of such cancellation, Shentel will pay the holder on the first business day following the closing date of the merger an amount (but not less than zero), in cash equal to the product of (i) the amount, if any, by which $9.25 exceeds the exercise price per share with respect to such option and (ii) the number of shares of NTELOS common stock subject to such outstanding option, less any applicable withholding taxes and without interest. If the exercise price per share of an option is $9.25 or more, the option will be cancelled immediately prior to the effective time of the merger without payment.

•	Restricted Stock. Each share of NTELOS restricted stock granted under the NTELOS equity plans that is outstanding immediately prior to the effective time of the merger will become fully vested and free of restrictions and will be treated as a share of NTELOS common stock for purposes of the merger.

•	Performance Share Awards. As of the closing date of the merger, each NTELOS performance stock unit award granted under the NTELOS equity plans that is outstanding and for which the performance period has commenced will become earned and eligible to become payable pursuant to the terms of the award and the applicable NTELOS equity plan as of the closing date of the merger, based upon NTELOS’s performance through the closing date of the merger and $9.25 per share. Any payments of performance stock unit awards will be paid subject to any applicable withholding taxes and without interest. Any outstanding NTELOS performance stock unit awards for which the performance period has not commenced prior to the closing date of the merger will be forfeited without payment upon closing of the merger pursuant to the terms of the award agreement and the applicable NTELOS equity plan.

•	Employee Stock Purchase Plan. No purchase rights will be granted after the date of the merger agreement under the employee stock purchase plan and all purchase rights outstanding under the employee stock purchase plan as of the date of the merger agreement will be automatically exercised on the earlier of (i) the first purchase date following the date of the merger agreement and (ii) immediately prior to the effective time of the merger. Between the date of the merger agreement and the first purchase date following the date of the merger agreement, up to 2,000 shares of NTELOS common stock may be issued under the employee stock purchase plan. To the extent any accumulated participant contributions to the employee stock purchase plan remain after exercise in accordance with the foregoing, such contributions will be returned to participants immediately after such exercise in accordance with the employee stock purchase plan. NTELOS will terminate the employee stock purchase plan immediately prior to the effective time of the merger.

•	2016 Annual Compensation. In the event that the merger has not closed by January 1, 2016, NTELOS may award, as a part of its annual 2016 compensation, contingent cash bonuses (that is, phantom stock) to officers and non-employee directors (that is, other than Messrs. Huber and Chorney who will not receive phantom stock awards) in lieu of equity awards with substantially equivalent value and other terms consistent with NTELOS’s historical equity awards, except that (i) with respect to officers, such contingent cash bonuses will have a three-year vesting term but, in connection with the consummation of the merger, only vest pro rata through the effective time of the merger and (ii) with respect to non-employee directors, such contingent cash bonuses will have a twelve-month vesting term but, in connection with the consummation of the merger, only vest pro rata through the effective time of the merger (and no non-employee director may receive an award that exceeds $75,000).

Exchange and Payment Procedures

Prior to the effective time of the merger, Shentel will designate a commercial bank or trust company reasonably satisfactory to NTELOS, which institution we refer to as the “paying agent,” to make payments of the per share merger consideration to stockholders. At or prior to the effective time of the merger, Shentel will deposit or cause to be deposited with the paying agent cash sufficient to pay the aggregate per share merger consideration to stockholders.

As soon as reasonably practicable after the effective time of the merger, the paying agent will send to each holder of NTELOS common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon (i) surrender of certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of NTELOS common stock and (ii) receipt of a signed letter of transmittal and such other documents as may reasonably be required by the paying agent, the holder of such shares will be entitled to receive the per share merger consideration in exchange therefor, without interest and less any applicable withholding taxes.

If any cash deposited with the paying agent is not claimed within one year following the effective time of the merger, the paying agent will return such cash to Shentel or the surviving corporation, and any holders of NTELOS common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to Shentel or the surviving corporation for payment of the per share merger consideration, subject to the limitations set forth in the merger agreement.

The letter of transmittal will include instructions if a stockholder has lost a stock certificate or if such certificate has been stolen or destroyed. If a stockholder has lost a certificate, or if such certificate has been stolen or destroyed, then before such stockholder will be entitled to receive the per share merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Shentel, post a bond in a customary amount or make a reasonable undertaking to indemnify Shentel or the surviving corporation against any claim that may be made against them with respect to such certificate.

Representations and Warranties

The merger agreement contains representations and warranties of NTELOS, Shentel and Acquisition Sub.

NTELOS

Certain of the representations and warranties in the merger agreement made by NTELOS are qualified as to “materiality” or a “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means any (i) change, event or effect that is material and adverse to the financial condition, results of operations, properties, assets or business of NTELOS and its subsidiaries, taken as a whole, or (ii) material adverse effect on the ability of NTELOS to consummate the merger; provided, that for purposes of clause (i) above, no change, event or effect relating to, arising out of or resulting from any of the following will be deemed, either alone or in combination, to constitute or contribute to a Company Material Adverse Effect:

•	a change arising out of any legislation or any other enactment by any governmental entity, including any rule, regulation or policy of the FCC (unless such change, event or effect disproportionately adversely affects NTELOS and its subsidiaries, taken as a whole, compared to other companies operating in the wireless telecommunications industry);

•	general conditions applicable to the economy, financial markets, currency markets or commodity markets, whether foreign, domestic or global (including trade embargoes and changes in interest rates) (unless such change, event or effect disproportionately adversely affects NTELOS and its subsidiaries, taken as a whole, compared to other companies operating in the wireless telecommunications industry);

•	acts of God (including earthquakes, hurricanes, tornados or other natural disasters), acts of war, armed hostilities, terrorism, sabotage or civil unrest (unless such change, event or effect disproportionately adversely affects NTELOS and its subsidiaries, taken as a whole, compared to other companies operating in the wireless telecommunications industry);

•	the announcement or disclosure of the existence or terms of the merger agreement or the merger, including any impact thereof (x) on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees or (y) resulting in any decrease in subscribers;

•	conditions affecting the wireless telecommunications industry generally (unless such change, event or effect disproportionately adversely affects NTELOS and its subsidiaries, taken as a whole, compared to other companies operating in the wireless telecommunications industry);

•	changes in GAAP;

•	the taking of any action contemplated by the merger agreement or consented to in writing by Shentel;

•	changes in the market price of any of NTELOS’s securities (provided that the underlying causes of any such changes are not excluded by this clause);

•	any failure, in itself, by NTELOS to meet any internal or external projections or forecasts (provided that the underlying causes of any such failure are not excluded by this clause);

•	any actions taken by Sprint in connection with the merger, the Sprint transactions or otherwise in connection with the transactions contemplated by the merger agreement; or

•	any impairment, in itself, determined in accordance with GAAP to the carrying value of the assets of NTELOS or its subsidiaries resulting from an analysis made due to the announcement or disclosure of the existence or terms of the merger agreement or the merger or in connection with the annual impairment testing done by NTELOS (it being understood that any effects on the condition of any such assets is not excluded by this clause).

In the merger agreement, NTELOS has made customary representations and warranties to Shentel and Acquisition Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and qualification to conduct business with respect to NTELOS and its subsidiaries;

•	the capital structure of NTELOS and NTELOS’s ownership of its subsidiaries;

•	NTELOS’s corporate power and authority to execute and deliver the merger agreement and the enforceability of the merger agreement;

•	votes of NTELOS stockholders required in connection with the merger agreement;

•	the absence of conflicts with laws, NTELOS’s organizational documents and NTELOS’s contracts;

•	required consents and regulatory filings in connection with the merger agreement;

•	the accuracy of NTELOS’s SEC filings and financial statements;

•	the absence of specified undisclosed liabilities;

•	NTELOS’s disclosure controls and procedures;

•	the accuracy of the information supplied by or on behalf of NTELOS for inclusion in this proxy statement;

•	the conduct of the business of NTELOS and its subsidiaries in the ordinary course consistent with past practices since June 30, 2015 through the date of the merger agreement, and that certain specified events have not occurred;

•	tax matters;

•	employee benefits;

•	employment and labor matters;

•	litigation matters;

•	NTELOS’s compliance with laws and NTELOS’s possession of legally required permits;

•	the existence and enforceability of specified categories of NTELOS’s material contracts;

•	patents, trademarks, copyrights, trade secrets, software and other confidential information;

•	title to assets owned or leased by NTELOS;

•	real property matters;

•	environmental matters;

•	payment of fees to brokers in connection with the merger agreement;

•	UBS’s and Stephens’s fairness opinions to the Board;

•	the inapplicability of anti-takeover statutes;

•	insurance matters;

•	transactions with stockholders that own five percent or more of NTELOS common stock or any NTELOS officer or director;

•	mobile wireless voice or data services subscribers;

•	FCC and other communications regulatory matters;

•	agreements with individual customers and enterprise customers; and

•	accounts receivable.

None of the representations and warranties of NTELOS contained in the merger agreement survive the consummation of the merger.

Shentel and Acquisition Sub

Certain of the representations and warranties in the merger agreement made by Shentel and Acquisition Sub are qualified as to “materiality” or a “Parent Material Adverse Effect.” For purposes of the merger agreement, “Parent Material Adverse Effect” means a material adverse effect on the ability of Shentel or Acquisition Sub to consummate the merger.

In the merger agreement, Shentel and Acquisition Sub have made customary representations and warranties to NTELOS that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and qualification to conduct business with respect to Shentel and Acquisition Sub;

•	Shentel’s ownership of Acquisition Sub and the capital structure of Acquisition Sub;

•	Shentel’s and Acquisition Sub’s corporate power and authority to execute and deliver the merger agreement and the enforceability of the merger agreement;

•	required consents and regulatory filings in connection with the merger agreement;

•	the absence of conflicts with laws, Shentel’s or Acquisition Sub’s organizational documents and Shentel’s or Acquisition Sub’s contracts;

•	debt commitments for debt financing used to pay the merger consideration and, upon consummation of the Sprint transactions and the funding of the debt financing, sufficiency of additional funds necessary to pay the merger consideration;

•	the fact that neither Shentel nor Acquisition Sub is or has been an “interested stockholder” as defined in the DGCL with respect to NTELOS within the last three years;

•	the accuracy of the information supplied by or on behalf of Shentel for inclusion in this proxy statement;

•	payment of fees to brokers in connection with the merger agreement;

•	litigation matters;

•	solvency of Shentel and the surviving corporation as of the effective time of the merger and immediately after the consummation of the transactions contemplated by the merger agreement;

•	the absence of any agreements with NTELOS’s management; and

•	the agreements provided by Shentel relating to the Sprint transactions.

None of the representations and warranties of Shentel or Acqusition Sub contained in the merger agreement survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, except for (i) matters permitted by the merger agreement, (ii) actions taken in connection with the exit and wind-down of NTELOS’s network and retail operations in eastern Virginia, (iii) actions contemplated by the agreement for the sale of tower sites between NTELOS and Graincomm I, LLC, dated January 16, 2015, which we refer to as the “tower sale agreement,” or (iv) actions agreed in writing by Shentel (such consent not to be unreasonably withheld, conditioned or delayed), between the date of the merger agreement and the earlier of the effective time of the merger and the date, if any, the merger agreement is terminated, NTELOS will, and will cause its subsidiaries to:

•	conduct its business in the ordinary course of business consistent with past practice;

•	use reasonable best efforts to preserve its business organization intact in all material respects and to maintain in all material respects existing relations and goodwill with customers, suppliers, regulators, agents, resellers, creditors, lessors, employees and business associates;

•	perform and satisfy its obligations under the spectrum sale agreement with T-Mobile License, LLC dated December 1, 2014 and the tower sale agreement; and

•	comply in all material respects with all applicable laws, including the filing of all reports, forms or other documents with the FCC and the Federal Aviation Administration.

In addition, unless otherwise agreed in writing by Shentel (such consent not to be unreasonably withheld, conditioned or delayed), NTELOS will not, and will not permit any of subsidiaries to, subject in each case to certain specified exceptions:

•	declare, set aside or pay any dividend or other distribution;

•	split, combine or reclassify any of its capital stock or other equity interests;

•	purchase, redeem or otherwise acquire any shares of its capital stock, or any rights, warrants or options to acquire shares of its capital stock;

•	adopt a plan of complete or partial liquidation or adopt resolutions providing for liquidation or dissolution;

•	issue, deliver, sell, grant or authorize the issuance, delivery, sale or grant of any of its capital stock, its indebtedness having the right to vote on any matters on which the NTELOS stockholders may vote, warrants, options, rights, commitments or any securities or agreements of any kind to acquire shares of capital stock;

•	amend its organizational documents;

•	acquire any other business by merger or consolidation or by purchasing a substantial portion of another businesses’ assets;

•	increase the compensation or other benefits of any present or former officer, director or employee of NTELOS or its subsidiaries;

•	increase the severance, retention or termination pay of any present or former employee, officer or director of NTELOS or its subsidiaries;

•	enter into or materially amend any employment, consulting, indemnification, severance, retention or termination agreement with any present or former employee, officer or director of NTELOS or its subsidiaries;

•	establish, adopt, enter into, change or materially amend any of its benefit plans;

•	except as required by the merger agreement, take any action to accelerate any material rights or benefits under any of its benefit plans;

•	loan or advance money or other property to any present or former officer, director or employee of NTELOS or its subsidiaries;

•	except as required by the merger agreement, grant or amend any NTELOS equity awards;

•	change accounting practices;

•	enter a new vendor contract or extend a vendor contract;

•	make or agree to make any capital expenditures that are not part of the ordinary course of business;

•	take certain actions with respect to tax matters, including changing material tax elections or methods;

•	transfer, lease, license, sell, mortgage, pledge or place a lien upon any of its property or assets;

•	repurchase, prepay or incur any indebtedness for borrowed money;

•	modify, materially amend, accelerate, terminate or cancel any material contract;

•	acquire any interest in real estate, except with respect to cell tower sites in the ordinary course of business;

•	enter into any partnership, joint venture or other similar agreement or arrangement;

•	file for a FCC license or any permit issued by a governmental entity that regulates telecommunications business outside the ordinary course of business or which would materially impair or prevent the transaction under the merger agreement;

•	assign, transfer, cancel, fail to renew or fail to extend any FCC license or other permit issued by a governmental entity that regulates telecommunications businesses;

•	settle legal proceedings;

•	cancel, modify or waive debts or claims; or

•	enter into any agreements to do any of the foregoing.

No Solicitation

Under the merger agreement, NTELOS is not permitted to solicit or discuss alternative transaction proposals with third parties, subject to certain exceptions.

For purposes of the merger agreement:

•	an “acceptable confidentiality agreement” is an agreement with respect to the confidentiality of non-public information concerning NTELOS and its subsidiaries that (i) is executed and delivered after the date of the merger agreement, (ii) does not prohibit NTELOS from fulfilling its non-solicitation obligations under the merger agreement and (iii) contains terms substantially similar to those contained in the non-disclosure agreement between NTELOS and Shentel dated September 10, 2014; and

•	an “alternative transaction proposal” is any inquiry, offer or proposal (other than the merger) relating to any merger, joint venture, partnership, consolidation, dissolution, liquidation, tender or exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction or other direct or indirect acquisition, each involving 25% or more of any class of equity securities of NTELOS or 25% or more of the consolidated total revenues or consolidated total assets of NTELOS and its subsidiaries; and

•	a “superior proposal” is (i) any bona fide, written proposal made by a third party to merge with or into NTELOS or (ii) any bona fide, written alternative transaction proposal involving 50% or more of the NTELOS common stock or 50% or more of the consolidated total revenues or consolidated total assets of NTELOS and its subsidiaries through a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale or a joint venture, in each case that the Board, after consultation with its outside legal counsel and independent financial advisor and after taking into account all relevant financial, legal, regulatory and other aspects of such proposal, determines in its good faith judgment to be more favorable, from a financial point of view, to the stockholders of NTELOS than the merger.

Except as otherwise provided in the merger agreement, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, NTELOS will not, and will not permit any of its subsidiaries, or any director, officer or employee of NTELOS or any of its subsidiaries to, or authorize any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly:

•	initiate, solicit or knowingly encourage, or take any other action to knowingly facilitate, any alternative transaction proposal or the making of any proposal that could reasonably be expected to lead to an alternative transaction proposal;

•	participate in any discussions or negotiations regarding, or furnish or provide access to any party any information with respect to, any alternative transaction proposal (except to describe the existence of the non-solicitation restrictions contained in the merger agreement);

•	authorize, approve or cause or permit NTELOS to enter into any merger agreement, acquisition agreement, memorandum of understanding, letter of intent or similar agreement (other than an acceptable confidentiality agreement) relating to an alternative transaction proposal; or

•	agree or resolve to take any actions described in the preceding three bullets.

At any time before the NTELOS stockholders approve the Merger Proposal, in the event that NTELOS receives an unsolicited alternative transaction proposal that the Board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, is or could reasonably be expected to lead to a superior proposal, NTELOS may:

•	furnish or provide access to information to the party making such alternative transaction proposal pursuant to an acceptable confidentiality agreement, and

•	engage in discussions or negotiations with such party and its representatives with respect to such alternative transaction proposal.

Until the effective time of the merger, NTELOS will promptly (but in any event within one business day) notify Shentel orally and in writing after receipt of any alternative transaction proposal (or any inquiry, offer or proposal that could reasonably be expected to lead to an alternative transaction proposal) or any request for nonpublic information with respect to NTELOS or its subsidiaries relating to any alternative transaction proposal. Such notice will include the material terms and conditions of such alternative transaction proposal or inquiry, offer, proposal or request (including the identity of the party making any such alternative transaction proposal, inquiry, offer, proposal or request) and any applicable amendments. Upon Shentel’s request, NTELOS will provide Shentel with a reasonably detailed update on the status and terms of any discussions, negotiations, inquiries, offers, proposals or requests relating to any such alternative transaction proposal.

Adverse Recommendation Changes

As described in the “The Merger—Recommendation of the NTELOS Board of Directors and Reasons for the Merger” beginning on page 40, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of NTELOS common stock vote “FOR” the Merger Proposal.

Under the merger agreement, generally, the Board will not:

•	withdraw, withhold, qualify, amend or modify in a manner adverse to Shentel or Acquisition Sub, the approval or recommendation by the Board of the merger agreement or the merger;

•	approve, adopt, endorse or recommend any alternative transaction proposal or any related agreement; or

•	agree, propose or resolve to take any of the actions described in the preceding two bullets.

Subject to certain notice obligations and certain obligations to discuss and negotiate in good faith any bona fide revisions proposed by Shentel to the merger agreement in response to such notice, at any time before the NTELOS stockholders approve the Merger Proposal, the Board may withhold, withdraw, qualify, amend or modify its approval or recommendation of the merger agreement and the merger under the following circumstances (we refer to each of the following as a “change of recommendation”):

•	if a material intervening event occurs that is not known to or reasonably foreseeable by the Board as of the date of the merger agreement; or

•	if NTELOS receives an alternative transaction proposal that the Board determines is a superior proposal.

Before the Board may make a change of recommendation with respect to an intervening event, (i) NTELOS must notify Shentel in writing at least four business days in advance that the Board intends to effect a change of recommendation and the reasons for such change of recommendation, which notice will describe in reasonable detail the facts and circumstances giving rise or relating to the applicable intervening event; (ii) negotiate, and cause its outside legal counsel and independent financial advisor to negotiate, in good faith with Shentel and its outside legal counsel and independent financial advisor (to the extent Shentel desires to negotiate) during such four business day period to make such adjustments to the terms and conditions of the merger agreement as would permit the Board not to effect a change of recommendation with respect to such intervening event; and (iii) at the end of the four business day period, the Board must determine in good faith (after considering the modifications to the merger agreement proposed by Shentel), that the failure to effect a change of recommendation would reasonably be likely to result in a breach of the directors’ fiduciary duties under applicable law.

Before the Board may make a change of recommendation with respect to a superior proposal, (i) NTELOS must notify Shentel in writing at least four business days in advance that the Board intends to effect a change of recommendation and the reasons for such change of recommendation, which notice will identify the party making the superior proposal, describe the material terms and conditions of the applicable acquisition proposal and include unredacted copies of the most current and complete draft of any proposed agreement relating to such superior proposal; (ii) NTELOS must negotiate, and cause its outside legal counsel and independent financial advisor to negotiate, in good faith with Shentel and its outside legal counsel and independent financial advisor (to the extent Shentel desires to negotiate) during such four business day period to make such adjustments to the terms and conditions of the merger agreement so that the applicable alternative transaction proposal ceases to constitute a superior proposal; (iii) at the end of the four business day period, the Board must determine in good faith (after considering the modifications to the merger agreement proposed by Shentel), that the failure to effect a change of recommendation would reasonably be likely to result in a breach of the directors’ fiduciary duties under applicable law and that the superior proposal continues to constitute a superior proposal; and (iv) NTELOS terminates the merger agreement and pays to Shentel the applicable termination fee described below.

The merger agreement does not restrict NTELOS from taking and disclosing to its stockholders a position with respect to any tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2(a) of the Exchange Act or from making any required disclosure to NTELOS stockholders if, in the good faith judgment of the Board, failure to so disclose would reasonably be likely to result in a violation of applicable law. However, any such disclosure (other than issuance of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that does not reaffirm the approval or recommendation by the Board of the merger agreement and the merger or has the substantive effect of withholding, withdrawing, qualifying, amending or modifying, in a manner adverse to Shentel or Acquisition Sub, the approval or recommendation by the Board of the merger agreement or the merger will be deemed to be a change of recommendation.

Financing

Subject to certain limitations, NTELOS will use its reasonable best efforts to provide assistance as reasonably requested by Shentel in connection with arranging, obtaining and syndicating debt financing contemplated by debt commitments from the Shentel lenders, and to cause its subsidiaries and use reasonable best efforts to cause its and its subsidiaries’ representatives to do the same (such as by furnishing NTELOS’s financial statements, assisting in the preparation of marketing and syndication materials, participating in road shows and drafting sessions, and obtaining customary comfort letters). However, in no event will NTELOS or any of its subsidiaries or their respective personnel or advisors be required to provide any such assistance which would unreasonably interfere with the ongoing operations of NTELOS or its subsidiaries. Such assistance will be at the sole cost and expense of Shentel, and Shentel will promptly reimburse NTELOS and its subsidiaries for all reasonable and documented out-of-pocket costs and expenses as incurred by NTELOS or any of its subsidiaries in connection with providing such assistance.

Subject to certain limitations, Shentel will use reasonable best efforts to arrange the debt financing as promptly as practicable following the date of the merger agreement and to consummate the debt financing on the closing date of the merger. Subject to certain limitations, if any portion of the debt financing contemplated by the debt commitments becomes unavailable on terms and conditions contemplated in the debt commitments, Shentel will use its reasonable best efforts to promptly arrange and obtain any such portion from alternative sources.

The debt commitments are subject to various conditions, including the consummation of the Sprint transactions and the consummation of the merger in accordance with the terms and conditions set forth in the merger agreement. The obligations of Shentel and Acquisition Sub under the merger agreement are not conditioned in any manner upon their ability to obtain financing (or upon any cooperation by NTELOS in respect of any financing).

Employee Benefits

NTELOS employees and, to the extent applicable, former NTELOS employees at the time of the closing of the merger will be given credit under benefit plans and arrangements of the Parent Plans for their service with NTELOS for purposes of eligibility to participate and vesting and benefit accrual under retirement, welfare, vacation and severance plans (but not benefit accrual purposes under a defined benefit pension plan) to the extent their service was taken into account under a corresponding benefit plan of NTELOS. They will also be given credit under the Parent Plans for purposes of satisfying waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations and will be given credit for amounts paid under a corresponding benefit plan of NTELOS during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums. Service and other amounts will not be credited to NTELOS employees or former NTELOS employees (or their eligible dependents) to the extent the crediting would result in the duplication of benefits.

Prior to and effective as of the closing of the merger, Shentel or one of its affiliates may make a written offer of employment to such employees of NTELOS as it determines. The written offer of employment will be for employment on an at-will basis and will provide that, as a condition of acceptance of the offer, the employee must waive his right to receive severance benefits under the NTELOS benefit plans that provide such benefits. We refer to any NTELOS employee who, as of the closing of the merger, has accepted this written offer of employment as a “continuing employee.”

As of the effective time of the merger and during continued employment with Shentel or its affiliates, each continuing employee will receive the annual base salary or hourly wage specified in his offer of continuing employment. Each continuing employee will also be eligible to earn an annual cash bonus or incentive payment for the calendar year in which the merger closes in accordance with the terms of the merger agreement. Each continuing employee will also participate through December 31, 2015, or through the date of the closing of the merger (whichever is later), in the same NTELOS benefit plans (other than equity plans) in which the continuing employee was participating as of the closing of the merger, provided that Shentel may also choose to allow continuing employees to continue to participate in such benefit plans after this date.

Prior to the closing of the merger, or within a reasonable time after a NTELOS employee rejects a written offer of employment, if applicable, Shentel will use reasonable best efforts to give written notice to each NTELOS employee who is not a continuing employee (including an NTELOS employee who did not receive a written employment offer) of an estimate of the date that the employee’s employment with Shentel or its affiliates is expected to end. This date will be no later than one year after the date of closing of the merger. Beginning on the date the merger closes and during continued employment with Shentel or its affiliates, each NTELOS employee who is not a continuing employee will continue to receive the annual base salary or hourly wage that the employee was entitled to receive on the date of closing of the merger and will be eligible to earn an annual cash bonus or incentive payment for the calendar year in which the merger closes in accordance with the terms of the merger agreement. Each such employee will also participate through December 31, 2015, or through the date of closing of the merger (whichever is later), in the same NTELOS benefit plans (other than equity plans) in which the employee was participating as of the closing of the merger, provided that Shentel may also choose to allow these employees to continue to participate in such benefit plans after this date. NTELOS employees who are not continuing employees and whose employment with Shentel ends before the second anniversary of the closing of the merger will receive severance benefits in accordance with the NTELOS benefit plans in which such employees participated immediately prior to closing of the merger.

The foregoing provisions do not constitute a contract of employment or guarantee any employee continued employment or particular compensation or benefits after closing of the merger and nothing in the foregoing provisions is to be treated as an amendment of any benefit plan, policy or program, or as a third-party right to enforce the provisions of the provisions of the merger agreement.

Efforts to Close the Merger and the Sprint Transactions

NTELOS, Shentel and Acquisition Sub agreed to use their respective reasonable best efforts to consummate the transactions contemplated by the merger agreement and to cause the conditions to the merger to be satisfied. NTELOS, Shentel and Acquisition Sub also agreed to promptly take any and all steps necessary to resolve any objections raised in connection with obtaining required regulatory consents. However, Shentel and its affiliates are not required to take certain actions that would impose an adverse regulatory condition (as defined in “—Conditions to the Closing of the Merger” beginning on page 82). Within 15 days after the date of the merger agreement, NTELOS, Shentel and Acquisition Sub agreed to make their respective filings and other submissions required to be filed by the HSR Act, the FCC and any state public utility commissions.

In connection with the execution of the merger agreement, Shenandoah Personal Communications, LLC, a wholly-owned subsidiary of Shentel, which we refer to as “SPC,” and Sprint entered into a Master Agreement, which we refer to as the “Sprint master agreement,” on August 10, 2015. The closing of the transactions contemplated by the Sprint master agreement, which we refer to as the “Sprint transactions,” will occur at the same time as or immediately following, and are conditioned upon the consummation of, the merger. The parties have agreed to, and to the extent applicable cause its affiliates to, use their respective best efforts to perform all contractual obligations, satisfy all contractual closing conditions and furnish all deliverables, in each case, as is necessary under contracts upon which the closing of the merger is expressly conditioned. However, Shentel, SPC and their respective affiliates are not required to (i) take certain actions that would, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the expected benefits to Shentel of the transactions contemplated by the Sprint transactions, taken as a whole, or (ii) initiate any suit, action or proceeding to enforce their respective rights under any of the agreements underlying the Sprint transactions. Furthermore, Shentel will not, and will cause SPC and its other affiliates not to, exercise any termination right in the Sprint master agreement unless the consequences of Shentel not exercising a termination right would, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the expected benefits to Shentel of the transactions contemplated by the Sprint transactions, taken as a whole, and Shentel provides NTELOS with at least 30 days’ prior written notice in advance of exercising such termination right, or amend the Sprint master agreement or otherwise restructure the Sprint transactions unless such amendment or restructuring would not prevent or delay the closing of the merger or otherwise adversely impact NTELOS.

Indemnification and Insurance

From and after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will contain, and Shentel will cause the surviving corporation to fulfill and honor, provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable to directors and officers of NTELOS as those set forth in the NTELOS charter and bylaws as of the date of the merger agreement, and those provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of any of such indemnified parties. The merger agreement also provides that all provisions relating to exoneration of directors and officers and the rights to indemnification and advancement of expenses incurred in defense of any action or suit in the NTELOS charter and bylaws and the comparable organizational documents of the subsidiaries of NTELOS with respect to matters occurring through the effective time of the merger will survive the merger and will continue in full force and effect for a period of six years from the effective time of the merger (or until the disposition of any action, suit or proceeding asserted during such period). Shentel and the surviving corporation are jointly and severally liable for and must pay all reasonable out-of-pocket expenses that an indemnified party may incur in successfully enforcing the indemnity and other rights and obligations under the foregoing provisions of the merger agreement.

NTELOS may purchase officers’ and directors’ liability insurance policies, in such coverage amounts and upon substantially similar terms (other than market-driven pricing terms) as in effect on the date of the merger agreement covering any acts or omissions that occur prior to the effective time of the merger, to provide coverage for any portion of the six years following the effective time of the merger not presently covered by NTELOS’s current officers’ and directors’ liability insurance policies.

Please see “The Merger—Interests of the Directors and Executive Officers of NTELOS in the Merger—Indemnification of Directors and Executive Officers” beginning on page 54 for additional information.

Other Covenants

Voting Agreement

In connection with the merger agreement, NTELOS and Shentel entered into, a voting agreement with funds affiliated with the Quadrangle stockholders, which beneficially own approximately 18% of the outstanding shares of NTELOS common stock as of the record date. Subject to the terms of the voting agreement, the Quadrangle stockholders have agreed, among other things, to vote all of their shares of NTELOS common stock in favor of adopting the merger agreement.

Stockholders Meeting

NTELOS has agreed to, as promptly as is reasonably practicable after the date of the merger agreement and the mailing of this proxy statement to NTELOS stockholders, convene and hold a meeting of holders of NTELOS common stock to vote on the adoption of the merger agreement. The stockholders meeting may be postponed or temporarily adjourned (i) for the absence of a quorum, (ii) to allow reasonable additional time for any supplemental or amended disclosure which NTELOS has determined in good faith (after consultation with outside counsel) is necessary under applicable law to be disseminated and reviewed by the holders of NTELOS common stock or (iii) to allow additional solicitation of votes in order to approve the Merger Proposal. NTELOS is permitted to take such actions at the stockholders meeting as it otherwise would have undertaken at its 2015 annual stockholders meeting.

Section 16(b)

Prior to the effective time of the merger, NTELOS will take all actions reasonably necessary to cause any dispositions of equity securities of NTELOS in connection with the transactions contemplated by the merger agreement by each individual who is a director or officer of NTELOS to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Transaction Litigation

Each of NTELOS and Shentel will give the other party the opportunity to participate in, and will keep the other party reasonably informed with respect to, the defense of any litigation against it or its directors or officers relating to the transactions contemplated by the merger agreement, the voting agreement entered into in connection with the merger agreement or the merger. However, no settlement of any such litigation will be agreed to without the other party’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed.

Termination of Shareholders Agreement

NTELOS will take all actions so that, as of the effective time of the merger, the Shareholders Agreement (as defined in “Proposal 3: Election of Directors—The Board” beginning on page  90) will have been terminated and be of no further force or effect.

Conditions to the Closing of the Merger

For purposes of the merger agreement:

•	an “adverse regulatory condition” is any action or requirement that would, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the combined business of Shentel and the surviving corporation, taken as a whole and after giving effect to the merger and other transactions contemplated by the merger agreement;

•	a “final order” is an action or decision that has been granted by the FCC or other applicable governmental entity as to which (i) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed; (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed; (iii) no governmental entity has undertaken to reconsider the action or decision on its own motion and the time within which it may effect such reconsideration has passed; and (iv) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed;

•	“required regulatory approvals” are all of:

•	the termination or expiration of the waiting period (and any extensions thereof) applicable to the consummation of the merger under the HSR Act;

•	the receipt of all required consents of (i) the FCC to transfer control of NTELOS and its subsidiaries that hold FCC licenses to Shentel and that are otherwise necessary to implement the transactions contemplated by the merger agreement, (ii) the Public Service Commission of West Virginia to authorize the merger and transactions contemplated in the Sprint transactions and (iii) the State Corporation Commission of the Commonwealth of Virginia authorizing on an interim basis Shentel providing NTELOS and its subsidiaries with certain affiliated services as of or after the closing of the merger;

•	(i) the termination or expiration of the waiting period (and any extensions thereof) applicable to the consummation of the Sprint transactions under the HSR Act and (ii) the receipt of all required consents from the FCC (A) to assign from NTELOS or any of its subsidiaries to Sprint the FCC licenses as contemplated in the Sprint transactions and (B) to assign from NTELOS or any of its subsidiaries to Sprint certain spectrum lease agreements to which NTELOS or its subsidiaries are parties as contemplated in the Sprint transactions (we refer to the consents described in this bullet as the “required Sprint regulatory approvals”);

•	receipt of all required consents of (i) the Maryland Public Service Commission to authorize Shentel’s debt financing, (ii) the Pennsylvania Public Utility Commission to authorize Shentel’s debt financing and (iii) the Public Service Commission of West Virginia to authorize Shentel’s debt financing (we refer to the consents described in this bullet as the “required debt financing regulatory approvals”); and

•	“required regulatory notices” are notices of the merger to (i) the Kentucky Public Service Commission and (ii) the Public Utilities Commission of Ohio.

The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	obtaining the approval of the Merger Proposal by a majority of the outstanding shares of NTELOS common stock;

•	obtaining all required regulatory approvals by final order and without imposition, individually or in the aggregate, of any adverse regulatory condition;

•	making all required regulatory notices;

•	there being no pending proceeding in which a governmental entity of competent jurisdiction is seeking to (i) restrain, enjoin or otherwise prohibit or make illegal the consummation of the merger or the other transaction contemplated by the merger agreement or (ii) impose an adverse regulatory condition; and

•	there being no law or order by any governmental entity of competent jurisdiction in effect that permanently or preliminarily restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger or the other transactions contemplated by the merger agreement.

The obligation of NTELOS to consummate the merger is also subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	the representations and warranties of Shentel being true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Parent Material Adverse Effect) as of the date of the merger agreement and as of the closing date of the merger (except for those representations and warranties that are made as of a specified date, which must be true and correct only as of such specified date), except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect;

•	each of Shentel and Acquisition Sub having performed in all material respects all covenants and agreements, and complied in all material respects with all obligations, contained in the merger agreement that are to be performed or complied with by it prior to or on the closing date of the merger; and

•	NTELOS’s receipt of a certificate signed by an executive officer of Shentel, dated as of the closing date of the merger, to the effect that the conditions set forth in the foregoing two bullets regarding representations and warranties and covenants and agreements have been satisfied.

The obligations of Shentel and Acquisition Sub to consummate the merger are also subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	the representations and warranties of NTELOS:

•	regarding certain representations and warranties of NTELOS with respect to capitalization and the ownership of subsidiaries, such representations and warranties being true and correct in all respects (other than de minimis inaccuracies) as of the date of the merger agreement and as of the closing date of the merger (except for those representations and warranties that are made as of a specified date, which must be true and correct only as of such specified date); and

•	regarding all other representations and warranties of NTELOS other than those described in the bullet above, such representations and warranties being true and correct (subject to certain specified exceptions, without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect) as of the date of the merger agreement and as of the closing date of the merger (except for those representations and warranties that are made as of a specified date, which must be true and correct only as of such specified date), except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect;

•	NTELOS having performed in all material respects all covenants and agreements, and complied in all material respects with all obligations, contained in the merger agreement that are to be performed or complied with by it prior to or on the closing date of the merger;

•	Shentel’s receipt of a certificate signed by an executive officer of NTELOS, dated as of the closing date of the merger, to the effect that the conditions set forth in the foregoing two bullets regarding representations and warranties and covenants and agreements have been satisfied;

•	there shall not have been any Company Material Adverse Effect or any event, change or effect that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect; and

•	the closing of the Sprint transactions occurring at, or immediately after, the effective time of the merger.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the Merger Proposal by the NTELOS stockholders, in the following ways:

•	by mutual written consent of Shentel and NTELOS;

•	by either Shentel or NTELOS:

•	if the merger has not been consummated by the outside date, February 29, 2016, which the parties may extend (either by mutual agreement or by one party acting individually) one time for an additional 120 days (provided, that any party may not so terminate if its breach of, or failure to fulfill any obligation under, the merger agreement has been the principal cause of, or resulted in, the failure of the merger to be consummated on or before the outside date). We refer to this termination right as the “outside date termination right;”

•	if any injunction, order, judgment or ruling from any arbitrator or governmental entity permanently restraining, enjoining or otherwise prohibiting the merger becomes final and nonappealable (provided that no party may so terminate unless such party has used its reasonable best efforts to oppose any such injunction, order, judgment or ruling or to have it vacated or made inapplicable to the merger). We refer to this termination right as the “restraint termination right;” or

•	if NTELOS stockholders fail to approve the Merger Proposal at the annual meeting of stockholders, or any adjournment thereof. We refer to this termination right as the “no vote termination right;”

•	by Shentel:

•	if NTELOS has breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the merger agreement, and such breach or failure to perform (i) would give rise to the failure of either of Shentel’s and Acquisition Sub’s conditions to closing of the merger related to NTELOS’s representations and warranties or covenants to be satisfied and (ii) is incapable of being cured by the outside date or, if capable of being cured, is not cured prior to the first to occur of the outside date and the 30th day after written notice of such breach or failure to perform is provided by Shentel to NTELOS (provided that Shentel may not so terminate if it is in material breach of the merger agreement so as to cause either of the conditions to closing of the merger related to its representations and warranties and covenants not to be satisfied);

•	if (i) the Board effects a change of recommendation or delivers notice of a change of recommendation to Shentel or Acquisition Sub, (ii) NTELOS has breached, in any material respect, any of its non-solicitation obligations under the merger agreement, (iii) NTELOS fails to include its recommendation of the merger agreement and the merger in this proxy statement or (iv) NTELOS or the Board resolved to take or publicly proposed any of the foregoing actions. We refer to this termination right as the “change of recommendation termination right;”

•	if the Sprint master agreement has been terminated (provided that Shentel may not so terminate if the Sprint master agreement was terminated in violation of the limitations on Shentel’s terminating the Sprint master agreement that are contained in the merger agreement). We refer to this termination right as the “Sprint master agreement termination right;” or

•	if (i) the condition to closing in the Sprint master agreement relating to the representations and warranties of Shentel is not satisfied on account of an inaccuracy of certain representations regarding FCC matters and customer agreements, and such inaccuracy is also a breach of certain representations regarding FCC matters and customer agreements set forth in the merger agreement and (ii) Shentel has reasonably determined, based on discussions or other communications with Sprint, that such inaccuracy is reasonably likely to result in an indemnification claim against Shentel or one of its affiliates under the Sprint master agreement. We refer to this termination right as the “Sprint indemnification claim termination right;”

•	By NTELOS:

•	if, at any time before the NTELOS stockholders approve the Merger Proposal, the Board effects a change of recommendation with respect to a superior proposal in accordance with the merger agreement and NTELOS, immediately prior to or substantially concurrently with such termination, pays to Shentel or its designees the applicable termination fee in accordance with the merger agreement. We refer to this termination right as the “superior proposal termination right;”

•	if Shentel or Acquisition Sub have breached any of their representations or warranties or failed to perform any of their covenants or other agreements contained in the merger agreement, and such breach or failure to perform (i) would give rise to the failure of any of NTELOS’s conditions to closing of the merger related to Shentel or Acquisition Sub’s representations and warranties or covenants to be satisfied and (ii) is incapable of being cured by the outside date or, if capable of being cured, is not cured prior to the first to occur of the outside date and the 30th day after written notice of such breach or failure to perform is provided by NTELOS to Shentel (provided that NTELOS may not so terminate if it is in material breach of the merger agreement so as to cause either of the conditions to closing of the merger related to its representations and warranties and covenants not to be satisfied). We refer to this termination right as the “Parent breach termination right;”

•	if (i) all of the mutual conditions and Shentel’s and Acquisition Sub’s conditions to the obligations of Shentel and Acquisition Sub to consummate the merger have been satisfied, (ii) NTELOS has irrevocably confirmed in writing to Shentel that all conditions to the obligation of NTELOS to consummate the merger have been satisfied or that NTELOS is willing to waive all such conditions that are unsatisfied and (iii) by the close of business on the fifth business day after NTELOS has delivered such written confirmation to Shentel, the merger has not been consummated. We refer to this termination right as the “financing failure termination right;” or

•

if (i) all of the mutual conditions and Shentel’s and Acquisition Sub’s conditions to the obligations of Shentel and Acquisition Sub to consummate the merger have been satisfied other than the closing of the Sprint transactions, (ii) NTELOS has irrevocably confirmed in writing to Shentel that all conditions to the obligation of NTELOS to consummate the merger have been satisfied or that NTELOS is willing to waive all such conditions that are unsatisfied and (iii) prior to 12:00 p.m. Eastern time on the day prior to the outside date, NTELOS has not received a certificate, executed by Shentel, irrevocably confirming that each of Shentel and Sprint are prepared to immediately close the Sprint transactions (provided, however, that NTELOS may not so terminate while a proceeding initiated by Shentel or its affiliates to cause the Sprint transactions to be consummated is pending). We refer to this termination right as the “Sprint transactions failure termination right.”

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will become null and void and of no force or effect without liability on the part of any party thereto or their respective affiliates, other than the representation and warranties of the parties regarding fees to brokers, certain provisions relating to the confidentiality agreement between Shentel and NTELOS and certain miscellaneous provisions of the merger agreement. However, except under certain limited circumstances, no termination of the merger agreement will relieve any party from any liability for any losses or damages to any other party resulting from any material and willful breach of the merger agreement by such party.

Termination Fees and Expense Reimbursement

Under the merger agreement, NTELOS will be required to pay to Shentel a termination fee, which we refer to as the “NTELOS termination fee,” of $8,800,000 plus the reimbursement of up to $2,500,000 of fees, costs and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees, debt commitment fees and filing fees) incurred by or on behalf of Shentel or Acquisition Sub in connection with the preparation, negotiation, execution and performance of the merger agreement and otherwise in connection with the merger and the other transactions contemplated by the merger agreement if the merger agreement is terminated under the following circumstances:

•	by Shentel under the change of recommendation termination right or by NTELOS under the superior proposal termination right;

•	by NTELOS or Shentel under the no vote termination right if (i) an alternative transaction proposal (which, for purposes of this provision, must involve 50% or more of the securities, consolidated total revenues or consolidated total assets of NTELOS and its subsidiaries instead of 25%) is publicly announced prior to the annual meeting and (ii) during the 12 months following such termination, NTELOS enters into an agreement to consummate, or consummates, an alternative transaction proposal; or

•	by NTELOS or Shentel under the outside date termination right if (i) an alternative transaction proposal (which, for purposes of this provision, must involve 50% or more of the securities, consolidated total revenues or consolidated total assets of NTELOS and its subsidiaries instead of 25%) is publicly announced prior to the outside date and (ii) during the 12 months following such termination, NTELOS enters into an agreement to consummate, or consummates, an alternative transaction proposal.

Under the merger agreement, Shentel will be required to pay to NTELOS a termination fee, which we refer to as the “Shentel termination fee,” of $25,000,000 plus the reimbursement of up to $2,500,000 of fees, costs and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) incurred by or on behalf of NTELOS in connection with the preparation, negotiation, execution and performance of the merger agreement and otherwise in connection with the merger and the other transactions contemplated by the merger agreement if the merger agreement is terminated under the following circumstances:

•	by NTELOS or Shentel under the outside date termination right if at the time of such termination all of the conditions to closing in the merger agreement have been satisfied except the conditions regarding required regulatory approvals, required regulatory notices and proceedings restraining the closing of the merger and/or imposing adverse regulatory conditions and the reason that such conditions have not been satisfied is primarily attributable to the failure to obtain a required debt financing regulatory approval or a required Sprint regulatory approval;

•	by NTELOS or Shentel under the restraint termination right and the applicable injunction, order, judgment or ruling giving rise to such termination is primarily attributable to the denial of a required regulatory approval that is a required debt financing regulatory approval or a required Sprint regulatory approval;

•	by Shentel under the Sprint master agreement termination right;

•	by Shentel under the Sprint indemnification claim termination right;

•	by NTELOS under the Parent breach termination right;

•	by NTELOS under the financing failure termination right;

•	by NTELOS under the Sprint transactions failure termination right; and

•	by NTELOS or Shentel under the outside date termination right if at the time of such termination (i) all of the conditions to closing in the merger agreement have been satisfied except the conditions regarding required regulatory approvals, required regulatory notices and proceedings restraining the closing of the merger and/or imposing adverse regulatory conditions and (ii) there has been an NTELOS final order waiver. An “NTELOS final order waiver” is obtained when (A) the required regulatory approval from the FCC has been obtained, (B) NTELOS waives in writing the requirement of a final order as a condition to closing of the merger with respect to the such FCC approval and (C) the closing of the merger has not occurred within five business days of delivery by NTELOS of such waiver.

Under the merger agreement, Shentel will be required to pay to NTELOS a termination fee, which we refer to as the “Shentel regulatory fee,” of $8,800,000 plus the reimbursement of up to $2,500,000 of fees, costs and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) incurred by or on behalf of NTELOS in connection with the preparation, negotiation, execution and performance of the merger agreement and otherwise in connection with the merger and the other transactions contemplated by the merger agreement if the merger agreement is terminated under the following circumstances:

•	by NTELOS or Shentel under the outside date termination right if at the time of such termination all of the conditions to closing in the merger agreement have been satisfied except the conditions regarding required regulatory approvals, required regulatory notices and proceedings restraining the closing of the merger and/or imposing adverse regulatory conditions and the reason that such conditions have not been satisfied is not primarily attributable to the failure to obtain a required debt financing regulatory approval or a required Sprint regulatory approval; provided, however, that if the required regulatory approval from the FCC has been obtained but does not constitute a final order, there has also been an NTELOS final order waiver. If the Shentel regulatory fee is payable under the foregoing circumstances but the Shentel termination fee is also payable, Shentel will only be required to pay the Shentel termination fee; and

•	by NTELOS or Shentel under the restraint termination right and the applicable injunction, order, judgment or ruling giving rise to such termination is not primarily attributable to the denial of a required regulatory approval that is a required debt financing regulatory approval or a required Sprint regulatory approval.

In no event will NTELOS be required to pay the NTELOS termination fee on more than one occasion and in no event will Shentel be required to pay the Shentel termination fee on more than one occasion or to pay both the Shentel termination fee and the Shentel regulatory fee.

Specific Performance

Shentel, Acquisition Sub and NTELOS are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. However, the right of NTELOS to obtain an injunction, specific performance or other appropriate form of equitable relief to cause Shentel and Acquisition Sub to consummate the Merger is subject to the requirements that: (i) the mutual conditions and Shentel’s and Acquisition Sub’s conditions to the obligations of Shentel and Acquisition Sub to consummate the merger have been satisfied or waived, (ii) Shentel and Acquisition Sub fail to timely consummate the merger, (iii) the debt financing has been funded or will be funded at the closing of the merger and (iv) NTELOS has irrevocably confirmed in writing that (A) NTELOS’s conditions to consummate the merger have been satisfied or waived and (B) if specific performance is granted and the debt financing is funded, then the consummation of the merger will occur.

Fees and Expenses

Except in specified circumstances, whether or not the merger is consummated, each party to the merger agreement is responsible for all of its respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Amendment

Generally, the merger agreement may be amended in writing at any time before or after approval of the Merger Proposal by the NTELOS stockholders. However, after the NTELOS stockholders approve the Merger Proposal, no amendment that requires further approval by the NTELOS stockholders pursuant to law may be made without further NTELOS stockholder approval.

Governing Law

The merger agreement is governed by Delaware law.

The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NTELOS common stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against the Merger Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that NTELOS provides its stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by NTELOS to its named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled “The Merger—Interests of the Directors and Executive Officers of NTELOS in the Merger—Executive Agreements Regarding Change in Control” beginning on page 57.

NTELOS is asking its stockholders to indicate their approval of the compensation that will or may become payable by NTELOS to its named executive officers in connection with the merger. These payments are set forth in the section entitled “The Merger—Interests of the Directors and Executive Officers of NTELOS in the Merger—Executive Agreements Regarding Change in Control” beginning on page 57 of this proxy statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of NTELOS’s overall compensation program for its named executive officers, and have previously been disclosed to NTELOS stockholders as part of the Compensation Discussion and Analysis and related sections of NTELOS’s annual proxy statements. As noted above under “The Merger—Interests of the Directors and Executive Officers of NTELOS in the Merger—Executive Agreements Regarding Change in Control,” NTELOS approved certain amendments to its change in control agreements and arrangements in connection with the merger. The Compensation Committee of the Board, which is composed solely of non-management directors, believes such compensatory arrangements to be reasonable.

The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Board unanimously recommends that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of NTELOS, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to NTELOS’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of the Directors and Executive Officers of NTELOS in the Merger—Executive Agreements Regarding Change in Control” in NTELOS’s proxy statement for the 2015 annual meeting.”

Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on NTELOS, the Board or Shentel. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated NTELOS’s named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Advisory Vote on Merger-Related Executive Compensation requires the affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the Advisory Vote on Merger-Related Executive Compensation. Broker non-votes will not have an effect on the Advisory Vote on Merger-Related Executive Compensation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION THAT WILL OR MAY BECOME PAYABLE BY NTELOS TO ITS NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

PROPOSAL 3: ELECTION OF DIRECTORS

The Board

NTELOS’s bylaws provide that the Board will, subject to compliance with Amended and Restated Shareholders Agreement, dated February 13, 2006, which we refer to as the “Shareholders Agreement,” consist of such number of directors as determined from time to time by resolution of the Board. The current size of the Board is fixed at eight directors, and NTELOS currently has eight directors.

The Board held eleven meetings in 2014. During 2014, each nominee standing for election attended over 90% of the aggregate number of (1) meetings of the full Board and (2) meetings held by all committees of the Board on which the director served.

Nominees Standing for Election

Messrs. David A. Chorney, Rodney D. Dir, Stephen C. Duggan, Michael Gottdenker, Daniel J. Heneghan and Michael Huber and Mses. Ruth Sommers and Ellen O’Connor Vos are standing for re-election as directors to the Board at the 2015 annual meeting, each to hold office until the 2016 annual meeting of NTELOS stockholders and such director’s successor has been duly elected and qualified or until the earlier of such director’s death, resignation or removal in the manner described in NTELOS’s bylaws. The Board has determined that the following nominees are “independent” under applicable listing standards of NASDAQ as discussed below under “Corporate Governance Matters—Director Independence”: Messrs. Chorney, Duggan, Gottdenker, Heneghan and Huber and Mses. Sommers and Vos.

Pursuant to the terms of the Shareholders Agreement, Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, and Quadrangle Capital Partners-A LP, a Delaware limited partnership, which we refer to collectively as the “Quadrangle Entities,” currently have the right to nominate two directors. The Shareholders Agreement also provides that one director will be NTELOS’s Chief Executive Officer for so long as he or she is employed by NTELOS. The Quadrangle Entities have nominated Messrs. Chorney and Huber for election at the 2015 annual meeting. Mr. Dir is NTELOS’s Chief Executive Officer and has been nominated by the Board in accordance with the Shareholders Agreement.

Set forth below is certain biographical information furnished to NTELOS by the directors standing for election at the 2015 annual meeting:

David A. Chorney, age 38, has been a director since July 2013. Mr. Chorney has been a Vice President of Quadrangle Group LLC since June 2013. Before joining Quadrangle Group LLC, Mr. Chorney was a Vice President at Credit Suisse Group AG in the Technology, Media & Telecom (TMT) group, having joined the investment banking division in New York in 2007. From 2003-2007, he practiced as a corporate attorney at Paul, Weiss, Rifkind, Wharton & Garrison LLP as a member of the firm’s Mergers & Acquisitions group.

Mr. Chorney’s experience and knowledge of the operations of telecommunications companies, industry trends, financial analysis and accounting, as well as his mergers and acquisitions and capital markets experience, represent key skills that he brings to the Board.

Rodney D. Dir, age 57, has been a director since October 2011. Mr. Dir has served as the NTELOS’s President and Chief Executive Officer pursuant to a Professional Services Agreement since February 2015. Mr. Dir served as NTELOS’s President and Chief Operating Officer pursuant to a Professional Services Agreement from July 2014 until February 2015. Prior to his appointment, Mr. Dir had been the President and Chief Executive Officer of Spectrum Bridge, Inc., a wireless spectrum management company, from May 2011 to February 2014. From 2007 to 2011, he served as the Chief Operating Officer of Firethorn Holdings, Inc., a privately held provider of mobile banking and mobile commerce services, which was acquired by Qualcomm

Incorporated as a wholly-owned subsidiary in November 2007. From 2005 to 2007, he served as the Chief Operating Officer of Cincinnati Bell, Inc., a publicly traded company and provider of telecommunication services. Between 1984 and 2005, Mr. Dir served in various positions having increasing levels of responsibility with various telecom companies, including T-Mobile, Powertel and GTE.

Mr. Dir brings to the Board experience gained from holding senior leadership positions with both publicly traded and privately held companies in the telecommunications industry. His executive experience with the financial and operational aspects of those companies and his deep industry experience is extremely valuable to the Board.

Stephen C. Duggan, age 49, has been a director since November 2012. Mr. Duggan serves as the Vice President & General Manager, Global Business Services of Viacom, Inc., a publicly traded global entertainment company, where he also previously served, from 2012 through February 2013, as a Senior Director, Service Management. From 2010-2011, he was President and then President & Chief Executive Officer, of Athlon Sports Communications, Inc., a privately held multi-platform media and sports marketing company. He also served as a director of Athlon Sports until August 2012. Prior to Athlon, he served as the Chief Executive Officer of Alpha Media Group, Inc. from 2008 to 2009, and served as its Chief Operating Officer and Chief Financial Officer earlier in 2008. From 2003 to 2008, Mr. Duggan was the Chief Operating Officer, Chief Financial Officer and Secretary of Publishing Group of America, Inc., and served as its Senior Vice President and Chief Financial Officer from 1999 to 2003. Mr. Duggan served on the Board of Directors and was the Chairman of the Audit Committee of Questex Media Group, Inc., a privately held global business to business communications company, from 2009 until September 2014.

Mr. Duggan’s operating experience as a chief executive officer in the media sector provides the Board with valuable perspectives on financial and operational issues in a closely related sector, and his experience as a chief financial officer has given him expertise to serve as the chairman of NTELOS’s Audit Committee and to be one of its financial experts and also provides the Board additional expertise on financial reporting and corporate finance matters.

Michael Gottdenker, age 51, has been a director since February 2015. Mr. Gottdenker is and has been the Chairman and Chief Executive Officer of Hargray Communications Group since 2007. Mr. Gottdenker also previously served as Chairman and Chief Executive Officer of Access Spectrum, LLC; as President and Chief Executive Officer of Commonwealth Telephone Enterprises, Inc.; in a variety of executive positions at Revlon Consumer Products Corporation; and as an investment banker in the Corporate Finance and Real Estate Finance departments of Salomon Brothers Inc. Mr. Gottdenker was a member of the Board of Directors of Woodmont Holdings Inc. and its Chief Executive Officer in 2007, when that company filed a voluntary petition under provisions of Chapter 7, title II of the United States Code.

With his years of experience in the telecommunications industry, Mr. Gottdenker brings valuable operating and sales perspective in the telecom industry that is critical to the Board in understanding and evaluating NTELOS’s business. Mr. Gottdenker serves on the Compensation Committee of the Board.

Daniel J. Heneghan, age 60, has been a director since February 2006. Mr. Heneghan serves as an advisor to the semiconductor industry. Mr. Heneghan previously held the position of Vice President and Chief Financial Officer of Intersil Corporation, a high-performance analog and mixed-signal integrated circuit company, from its inception in August 1999 until June 2005. From 1980 until 1999, he held various management positions in finance, information technology, purchasing and operations for Harris Corporation, an international communications and information technology company serving government and commercial markets, including the position of Vice President and Controller of Harris Semiconductor Corporation, which he held from 1996 until leaving the company. Mr. Heneghan also serves on the Boards of Directors and Audit Committees of the following publicly traded companies: Pixelworks, Inc., Micrel, Inc., and Freescale Semiconductor, Inc.

Mr. Heneghan brings to the Board experience gained from holding senior leadership and board positions with publicly traded companies in the semiconductor industry. His experience as Chief Financial Officer of Intersil Corporation and service on the audit committees of the other public companies has given him financial expertise to serve as one of NTELOS’s Audit Committee financial experts and provides experience that is particularly valuable to his service on the Audit Committee. He has also gained experience in risk management through his past leadership positions, which is essential to both the Audit Committee and the Board. Mr. Heneghan also serves on the Nominating and Governance Committee.

Michael Huber, age 46, has been a director since April 2005, and has been Chairman of the Board since December 2009. Since January 2004, Mr. Huber has served as a Managing Principal of Quadrangle Group LLC, a private investment firm, and since January 2010, Mr. Huber also has served as President of Quadrangle. Mr. Huber serves on the Boards of Directors of Data & Audio-Visual Enterprises Holdings Inc., West Corporation, and Tower Vision Mauritius Limited and as a managing member of Access Spectrum LLC and of Hargray Holdings LLC. Mr. Huber is also a member of the Board of Trustees of Macalester College. Mr. Huber served on the Board of Directors of Lumos Networks Corp. until July 2014.

Mr. Huber’s leadership position with a private investment firm that focuses on the telecommunications industry provides experience that is valuable in understanding and evaluating NTELOS’s business. His experience working with a number of Quadrangle’s portfolio companies, including serving on the Boards of Directors and on the Compensation Committees of a number of telecommunications companies and decision making on executive compensation, is especially valuable to the Board in guiding the direction of NTELOS’s business and the compensation of NTELOS’s executives. He also has extensive experience in mergers and acquisitions and capital markets activities. Mr. Huber’s skills and experience have positioned him to bring experience and industry knowledge to his position of Chairman of the Board and as Chairperson of the Compensation Committee. Mr. Huber also serves on the Nominating and Governance Committee.

Ruth Sommers, age 53, has been a director since October 2014. Ms. Sommers has served as the Chief Operating Officer of David Yurman Enterprises LLC, a privately-held American designer jewelry company, since August 2012. From 2009 to 2013, she was the owner and founder of Noi Solutions LLC, a consulting and full-service agent services firm. From 2008 to 2009, she served as Chief Sourcing and Production Officer of American Eagle Outfitters, Inc., a global specialty retailer of clothing, accessories and personal care products.

Ms. Sommers’ retail operational experience and knowledge are key skills that she brings to the Board. Ms. Sommers is a member of the Compensation Committee.

Ellen O’Connor Vos, age 59, has been a director since October 2011. Ms. Vos is, and has been since 1989, the Chief Executive Officer of Grey Healthcare Group, a healthcare advertising and communications company and has been its President and Chief Executive Officer since 1994. Previously, she held officer positions with Phase Five Communications, a medical education firm, of which she was also the founder, and with Pfizer Inc. Ms. Vos previously served on the compensation committee of Vogel Farina LLC, a privately held pharmaceutical communications firm, affiliated with Grey Healthcare Group.

Ms. Vos’ extensive executive experience and knowledge in the areas of marketing and communications, particularly digital communications, are some of the key skills that she brings to the Board. Ms. Vos’ executive leadership roles have provided her the experience on governance to serve as the Chairperson of the Nominating and Governance Committee. Ms. Vos’ executive experience, including her oversight of financial statement preparation at Grey Healthcare Group, makes her a valuable member of the Audit Committee.

There are no familial relationships among NTELOS’s directors and officers.

Assuming that a quorum is present at the meeting, each nominee in the Election of Directors must receive a plurality of the votes of shares cast at the 2015 annual meeting to be elected a director. This means that the eight nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not have an effect on the Election of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE EIGHT ABOVE NAMED DIRECTORS TO THE BOARD TO SERVE UNTIL THE EARLIER TO OCCUR OF THE CLOSING OF THE MERGER AND THE 2016 ANNUAL MEETING OF STOCKHOLDERS.

Committees of the Board

NTELOS has the following standing committees of the Board: Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee has a charter, which is available for review at NTELOS’s website, www.ntelos.com. These charters may be found by clicking “Investor Relations,” “Corporate Information,” and then “Corporate Governance.”

Audit Committee

The Audit Committee consists of Messrs. Duggan (Chairperson), and Heneghan and Ms. Vos. The Audit Committee met eight times during the year ended December 31, 2014. The Audit Committee is responsible for overseeing:

•	NTELOS’s accounting and financial reporting processes;

•	the reliability of NTELOS’s financial statements;

•	the effective evaluation and management of NTELOS’s financial risks;

•	NTELOS’s compliance with laws and regulations; and

•	the maintenance of an effective and efficient audit of NTELOS’s annual financial statements by a qualified and independent registered public accounting firm.

The Board has determined that all of the members of the Audit Committee are independent as defined in Rules 5605(a)(2) and 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that all members of the Audit Committee are financially literate as prescribed by the NASDAQ listing standards and that each of Messrs. Duggan and Heneghan is an “audit committee financial expert,” within the meaning of the regulations promulgated by the SEC.

Compensation Committee

The Compensation Committee consists of Messrs. Huber (Chairperson) and Gottdenker and Ms. Sommers. The Compensation Committee met six times during the year ended December 31, 2014. The Compensation Committee is responsible for:

•	developing and overseeing the implementation of NTELOS’s philosophy with respect to the compensation of executive officers;

•	determining the compensation and benefits of all of the executive officers;

•	reviewing NTELOS’s compensation and benefit plans to ensure that they meet corporate objectives;

•	selecting compensation consultants and determining the frequency of use of compensation consultants; and

•	administering NTELOS’s stock plans and other incentive compensation plans.

The Board has determined that all of the members of the Compensation Committee are independent as defined in Rule 5605(a)(2) and Rule 5605(d)(2) of the NASDAQ listing standards.

In January 2013, the Compensation Committee engaged the services of Hay Group, which we refer to as the “Consultant,” a nationally recognized compensation consulting firm, to assist NTELOS in developing compensation arrangements for NTELOS’s executive officers. The Consultant did not provide any consulting advice or services to NTELOS outside the scope of its engagement by the Compensation Committee. In retaining the Consultant, the Compensation Committee considered the six factors set forth in Section 10C-1(b)(4)(i) through (vi) under the Exchange Act and based on such consideration determined that the work of the Consultant did not raise any conflict of interest. The Compensation Committee used executive compensation data obtained from Equilar Inc., which we refer to as “Equilar,” in determining 2014 compensation.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Ms. Vos (Chairperson) and Messrs. Heneghan and Huber. The Nominating and Governance Committee met three times during the year ended December 31, 2014. The Nominating and Governance Committee is responsible for:

•	identifying individuals qualified to become directors;

•	nominating qualified individuals for election to the Board at the annual meeting of stockholders;

•	recommending to the Board the individual directors to serve on the committees of the Board; and

•	at the request of the Board, overseeing corporate governance matters.

The Board has determined that all of the members of the Nominating and Governance Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards.

Corporate Governance Matters

Identifying and Evaluating Nominees

The Shareholders Agreement currently entitles the Quadrangle Entities to designate two members of the Board, at least one of which must be “independent” under applicable NASDAQ and SEC rules. The Shareholders Agreement also provides that one director will be NTELOS’s Chief Executive Officer for so long as he or she is employed by NTELOS.

The Nominating and Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board, NTELOS’s officers and employees, and other sources that the Nominating and Governance Committee deems appropriate, including executive search firms. The Nominating and Governance Committee also will consider stockholder recommendations for nominees for director subject to such recommendations being made in accordance with NTELOS’s bylaws. In addition to the Nominating and Governance Committee’s charter, NTELOS has adopted Corporate Governance Guidelines that contain, among other matters, important information concerning the Nominating and Governance Committee’s responsibilities when identifying and evaluating nominees for director. You will find the charter and guidelines at http://ir.ntelos.com/governance-docs.

As required by NTELOS’s bylaws, any stockholder recommendation for a nominee for director to be voted upon at the 2016 annual meeting of NTELOS stockholders must be submitted in writing to NTELOS’s Secretary or Assistant Secretary no later than 120 days nor more than 150 days before the first anniversary of the date of this proxy statement. For nominations, such stockholder’s notice will set forth (1) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of NTELOS common stock that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act and (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected; and (2) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on NTELOS’s stock transfer books, of such stockholder, (B) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (C) the class, series and number of shares of NTELOS common stock beneficially owned by such stockholder and (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. These requirements are separate from the requirements that stockholders must meet pursuant to Rule 14a-8 under the Exchange Act to include proposals in the proxy materials for the 2016 annual meeting of NTELOS stockholders, discussed later in this proxy statement.

The Nominating and Governance Committee will evaluate all candidates for election to the Board, regardless of the source from which the candidate was first identified, based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering the individual nominees, the Nominating and Governance Committee will take into account the qualifications of other members of the Board to ensure that a broad variety of skill sets and experience beneficial to NTELOS and NTELOS’s business are represented on the Board and will also take into account the characteristics of each individual under consideration, including that individual’s competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other appropriate qualities. The Corporate Governance Guidelines require that in considering the composition of the Board, diversity of backgrounds and expertise should be emphasized and the Nominating and Governance Committee will consider the average tenure of the entire Board.

The Nominating and Governance Committee also periodically considers the individual and aggregate skill sets of the Board, based on a review of:

•	senior leadership experience (public company CEO/President);

•	business development/M&A expertise;

•	financial expertise;

•	public company board of directors experience;

•	diversity (gender/other);

•	wireless industry operational expertise;

•	other operational expertise (customer service and care, billing systems, IT platform);

•	brand marketing expertise;

•	sales and distribution expertise;

•	government/public policy expertise;

•	executive compensation/human resources expertise; and

•	risk management expertise.

When considering a director standing for re-election, in addition to the attributes described above, the Nominating and Governance Committee will consider that individual’s past contribution and future commitment to NTELOS. Additionally, the Nominating and Governance Committee will continue to seek to populate the Board with a sufficient number of independent directors to satisfy NASDAQ listing standards and SEC requirements. The Nominating and Governance Committee will also seek to ensure that the Board will have at least three independent members to serve on the Audit Committee that satisfy NASDAQ financial and accounting experience requirements and at least one member who qualifies as an “audit committee financial expert.”

There is no difference in the manner by which the Nominating and Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

Board Leadership Structure and Role in Risk Oversight

Mr. Dir serves as NTELOS’s Chief Executive Officer and Mr. Huber serves as NTELOS’s non-executive Chairman of the Board. NTELOS’s policy is to have a Chairman of the Board who is an independent director. NTELOS believes having separate Chief Executive Officer and Chairman of the Board positions is the most appropriate structure for NTELOS and its stockholders. NTELOS believes it is appropriate for Mr. Dir to be able to focus his efforts on serving as NTELOS’s Chief Executive Officer while working closely with NTELOS’s Chairman of the Board, Mr. Huber. The Board may in the future revisit this policy from time to time. The Chairman of the Board has the following duties:

•	presides at all meetings of the Board, including executive sessions of the independent directors;

•	serves as liaison between the Chief Executive Officer and the independent directors;

•	provides advice and counsel to the Chief Executive Officer on meeting schedules and possible meeting agenda topics;

•	has the authority to call meetings of the independent directors;

•	provides input to the Compensation Committee regarding the Chief Executive Officer’s performance and meets with the Chief Executive Officer to discuss the evaluation of the Chief Executive Officer; and

•	provides input to the Nominating and Governance Committee regarding the appointment of the Chairpersons and members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Board also has three standing committees: Audit, Compensation and Nominating and Governance. Each committee has a separate chairperson and each of the committees is comprised solely of independent directors. NTELOS’s Corporate Governance Guidelines provide that the independent directors will meet in executive session at least two times a year, and the Chairman of the Board will preside at these sessions.

The Audit Committee charter provides that the Audit Committee is responsible for evaluating and monitoring NTELOS’s financial risks and NTELOS’s compliance with laws and regulations. On a regular basis, NTELOS’s Audit Committee reviews and discusses with management NTELOS’s major financial and operating risks and exposures, and the steps management has taken to monitor and control such risks and exposures, including NTELOS’s risk assessment and risk management policies.

Although the Audit Committee has primary responsibility for overseeing these matters, the full Board and the other committees of NTELOS’s Board are actively involved in overseeing risk management. NTELOS’s Corporate Governance Guidelines provide that the Board and each committee thereof are responsible for overseeing NTELOS’s program for identifying, evaluating and controlling significant risks. Management updates the entire Board on a quarterly basis on key business risks affecting NTELOS’s business. The Board also engages in periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate. In addition, each of the other committees of the Board considers risks within its area of responsibility and regularly reports to the Board.

The Compensation Committee considers succession planning, human resources risks and risks that could potentially result from NTELOS’s executive compensation programs, as described in “Executive

Compensation—Compensation Discussion and Analysis” beginning on page 102. The Compensation Committee has a Compensation Recoupment Policy that authorizes the Board to obtain reimbursement of any portion of any performance-based compensation paid or awarded, whether cash or equity based, where the payment or award was predicated upon the achievement of certain financial results or metrics that are subsequently the subject of a restatement or correction, from the officers and from other employees responsible for accounting errors resulting in the restatement or correction. The Compensation Committee also has approved Stock Ownership Guidelines for NTELOS’s executive officers, which are described in this proxy statement.

In 2014, the Compensation Committee also considered NTELOS’s incentive compensation plans for executive officers and other employees and does not believe they pose any material risks to NTELOS. With respect to NTELOS’s annual short-term incentive compensation plan for officers, including NTELOS’s named executive officers, the Compensation Committee has historically approved the use of revenue, Adjusted EBITDA and total ending subscribers as the performance metrics. The Compensation Committee believes these metrics do not pose material risk to NTELOS or its stockholders and, in fact, align the interests of NTELOS’s officers and employees with NTELOS stockholders because these are the performance metrics most monitored by the investment community. In addition to considering the annual short-term incentive compensation plan for NTELOS’s eligible employees, the Compensation Committee also receives periodic presentations on the design of NTELOS’s sales incentive programs for NTELOS’s sales employees. Based on these presentations, the Compensation Committee determined that these programs, like NTELOS’s annual short-term incentive compensation plans, do not encourage behavior that would not be in NTELOS’s long-term interest. The Compensation Committee also asked management to inform it in the future about any proposed material changes to the sales incentive programs. With respect to NTELOS’s long-term incentive plans, the Compensation Committee approved vesting requirements to incentivize long-term performance and approved using a blend of restricted stock, performance stock units, which we refer to as “PSUs,” and stock options.

The Nominating and Governance Committee, along with the full Board, considers potential governance-related risk matters. The current leadership structure of the Board supports the risk oversight functions described above with independent leadership provided by NTELOS’s Chairman of the Board and with seven of NTELOS’s eight directors being independent.

Stockholder Communications with the Board

NTELOS encourages stockholders to communicate with the Board by sending written correspondence to the Chairperson of the Nominating and Governance Committee at: NTELOS Holdings Corp., Attention: Corporate Secretary, 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980. The Chairperson of the Nominating and Governance Committee and her duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairperson of the Nominating and Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board, (2) one or more directors and/or (3) other individuals or entities.

Director Independence

The Board considers director independence based both on the meaning of the term “independent director” set forth in Rule 5605(a)(2) of the NASDAQ listing standards and on an overall review of transactions and relationships, if any, between the director and NTELOS. NTELOS’s Board is comprised of a majority of independent directors, and all committees of the Board are comprised only of independent directors. The independent directors of the Board had the opportunity to meet in executive session following each meeting of the full Board during 2014.

In February 2015, the Nominating and Governance Committee and the Board undertook their annual review of director independence. There were no transactions or relationships between any nominee who is not an employee of NTELOS or any member of his or her immediate family and NTELOS for the Committee and the Board to consider that would be inconsistent with a determination that the nominee is independent.

The Nominating and Governance Committee and the Board have determined that Messrs. Chorney, Duggan, Gottdenker, Heneghan and Huber and Mses. Vos and Sommers are independent under the NASDAQ listing standards.

Policy Regarding Attendance at Annual Meetings

NTELOS has a policy encouraging directors to attend annual meetings of stockholders. All of the members of the Board serving as directors at that time attended the 2014 annual meeting.

Code of Ethics

NTELOS has also adopted a Code of Business Conduct and Ethics for directors, officers and employees. A copy of this code may be found at the following website, http://ir.ntelos.com/governance-docs.

Director Compensation

The following table presents information relating to total compensation of NTELOS’s directors for the fiscal year ended December 31, 2014.

	Fees Earned or Paid in Cash	Stock Awards(1) (2)	Option Awards(1)	All Other Compensation	Total
Name	($)	($)	($)	($)	($)
David A. Chorney(3)	—	—	—	17,500	17,500
Rodney D. Dir	34,788	39,714	15,161	—	89,663
Stephen C. Duggan	68,006	39,714	15,161	—	122,881
Daniel J. Heneghan	55,969	39,714	15,161	—	110,844
Michael Huber(4)	—	—	—	—	—
Ruth Sommers(5)	13,334	12,505	—	—	25,839
Ellen O’Connor Vos	57,934	39,714	15,161	—	112,809
Former Director

Timothy G. Biltz(6)	10,336	39,714	15,161	—	65,211

(1)	For a discussion of the assumptions used in determining the aggregate grant date fair value associated with NTELOS’s equity awards, see Note 12 of the Notes to Consolidated Financial Statements in Part II, Item 8 of NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014. The aggregate number of shares of restricted stock outstanding at December 31, 2014 is as follows for each of the non-employee directors: 14,019 for Mr. Dir (including shares received pursuant to the 2014 Professional Services Agreement); 2,019 for Messrs. Duggan, Heneghan and Ms. Vos; and 1,243 for Ms. Sommers. The aggregate number of option awards outstanding at December 31, 2014 is as follows for each of the following non-employee directors: 21,350 for Mr. Dir; 15,468 for Mr. Duggan; 57,080 for Mr. Heneghan; 21,350 for Ms. Vos; and 0 for Ms. Sommers. Mr. Dir’s compensation set forth in the table relates solely to that paid in connection with his services as a member of the Board and its committees, and does not include compensation paid pursuant to the 2014 Professional Services Agreement.
(2)	The closing stock price on the date of the grant, January 2, 2014, which represents the fair value of a share of restricted stock, was $19.67 per share.
(3)

As a director designee of the Quadrangle Entities who is an employee of Quadrangle Group LLC, Mr. Chorney does not receive director compensation. Pursuant to a Consulting Agreement between Quadrangle Group LLC and NTELOS, NTELOS paid Quadrangle Group LLC for the services of Mr. Chorney relating to his assistance with NTELOS’s wind-down of operations in its eastern Virginia markets and with the refocus on its remaining markets. The agreement provided for a monthly payment of $17,500, plus expenses not to exceed $7,500 per month, and was effective for the months of December 2014 through February 2015, inclusive.
(4)	As a director designee of the Quadrangle Entities who is an employee of Quadrangle Group LLC, Mr. Huber does not receive director compensation.
(5)	Ms. Sommers was appointed to the Board on October 28, 2014. The closing stock price on the date of the grant, October 28, 2014, which represents the fair value of a share of restricted stock, was $10.06 per share.
(6)	Mr. Biltz did not stand for re-election at the 2014 annual meeting on May 1, 2014, at which point all of his unvested equity awards were forfeited.

The Compensation Committee periodically considers NTELOS’s director compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on the Board and its various committees. The Compensation Committee also takes into account the compensation policies of other public company boards of directors by reviewing the same comparison group of companies as are reviewed by NTELOS’s Compensation Committee when considering the compensation of NTELOS’s executive officers. In consideration of the compensation policies of other public companies boards of directors, the Compensation Committee determined to modify the existing retainers, committee fees and annual equity incentive compensation effective October 28, 2014.

Prior to October 28, 2014, non-employee directors (excluding Mr. Chorney, who is a Vice President of Quadrangle Group LLC, Mr. Huber, who serves as Managing Principal of Quadrangle Group LLC, each of whom is a director designee of the Quadrangle Entities pursuant to NTELOS’s Shareholders Agreement, and Mr. Dir after July 27, 2014) received an annual retainer of $25,008, payable in equal monthly installments. Additionally, during 2014, the chairpersons of NTELOS’s Audit Committee collectively received an annual retainer of $15,000 and the chairperson of NTELOS’s Nominating and Governance Committee received an annual retainer of $5,004, each of which is paid ratably per month or a fraction thereof. Prior to October 2014, each of NTELOS’s non-employee directors, other than Messrs. Chorney and Huber, and Mr. Dir following his appointment as President and Chief Operating Officer, also received $2,000 for each board meeting and stockholder meeting attended in person and $1,000 if attended telephonically in lieu of attending in person. For attendance at Board committee meetings during 2014, each of NTELOS’s non-employee directors, other than Messrs. Chorney and Huber, and Mr. Dir after July 27, 2014, received $1,500 for attending in person or $800 for attending telephonically in lieu of attending in person. NTELOS reimburses each of its non-employee directors for reasonable travel and other expenses incurred in connection with attending all Board and Board committee meetings.

Effective as of October 28, 2014, non-employee directors (excluding Messrs. Dir, Huber and Chorney) receive an annual retainer of $60,000, payable in equal monthly installments. Additionally, following October 28, 2014, the chairperson of NTELOS’s Audit Committee receives an additional annual retainer of $20,000, and each other member of the Audit Committee receives an additional $7,500 annual retainer, each payable in monthly installments; the chairperson of the Compensation Committee receives an additional $15,000 annual retainer. Since Mr. Huber serves as the chairperson of the Compensation Committee he does not receive this payment. Each other member of the Compensation Committee receives an additional $5,000 annual retainer, each payable in monthly installments. The chairperson of the Nominating and Corporate Governance Committee receives an additional $10,000 annual retainer, and each other member of the Nominating and Corporate Governance Committee receives an additional $3,750 annual retainer, each payable in monthly installments. Members of the Board and committee members are no longer entitled to fees for attendance; however, NTELOS continues to reimburse each of its non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and Board committee meetings.

During 2014, the following individuals served as non-employee directors: Timothy G. Biltz (until May 1, 2014), Rodney D. Dir (until his appointment as President and Chief Operating Officer on July 28, 2014), Stephen C. Duggan, Daniel J. Heneghan, Ruth Sommers (beginning October 28, 2014) and Ellen O’Connor Vos. The remaining directors who served in 2014 were Mr. Hyde, NTELOS’s Chief Executive Officer until his resignation on July 27, 2014, and Messrs. Chorney and Huber, designees of the Quadrangle Entities. In addition to their director status during 2014, Mr. Dir was a member of the Audit Committee and Compensation Committee until his appointment as President and Chief Operating Officer of NTELOS; Mr. Duggan was Chairperson of the Audit Committee; Mr. Heneghan was a member of the Audit Committee and the Nominating and Governance Committee; Ms. Vos was chairperson of the Nominating and Governance Committee and a member of the Compensation Committee and Audit Committee; and Ms. Sommers was a member of the Compensation Committee; and they were compensated accordingly as disclosed in the table above.

To assist NTELOS in attracting and retaining qualified and experienced individuals for service as non-employee directors, each of NTELOS’s non-employee directors, other than Messrs. Chorney and Huber, receives an initial equity award grant and thereafter, commencing on January 1 of the subsequent year, an annual equity award grant. For 2014, these equity award grants included a mix of stock options and restricted stock. The number of options to purchase shares of NTELOS common stock was equal to the quotient of $18,600 and the Black-Scholes option-pricing model valuation of NTELOS common stock for the trading days in the second calendar month prior to a grant date, or such lesser number for a particular grant date as the Board may determine in its sole discretion, and which number of options granted will not exceed 8,600. Additionally, such non-employee directors received an annual grant of shares of NTELOS common stock subject to a restriction period, which we refer to as “restricted stock,” with an aggregate value equal to $43,400 (with such value to be calculated based on the average closing price of NTELOS common stock for the trading days in the second calendar month prior to a grant date and with the resulting number of shares being rounded up to the next whole number), or such lesser award for a particular grant date as the Board will determine in its sole discretion.

Pursuant to NTELOS’s Non-Employee Director Equity Plan, NTELOS granted Messrs. Biltz, Dir, Duggan and Heneghan and Ms. Vos options to purchase 5,434 shares each of NTELOS common stock on January 2, 2014, at an exercise price per share of $19.67, the last closing price of the NTELOS common stock on the NASDAQ Global Select Market as of the date of grant. The grant date fair value of these options was $15,161, or approximately $2.79 per option. These options vested and became exercisable on the first annual anniversary of the date of grant. Additionally, NTELOS granted each of the aforementioned non-employee directors 2,019 shares of restricted stock with a grant date fair value of $39,714 based on the closing price of NTELOS common stock of $19.67 per share on the date of grant. These shares of restricted stock vested on the first anniversary of the grant date. In connection with her appointment to the Board on October 28, 2014, NTELOS granted Ms. Sommers 1,243 shares of restricted stock with a grant date fair value of $12,505.

NTELOS also has a policy to provide, as needed, an ongoing education program for all directors and will pay the program costs and associated travel expenses related to such director education programs.

NTELOS does not pay additional compensation to Mr. Dir or to directors who are employee directors for their service as directors but do reimburse Mr. Dir and any employee directors for expenses incurred in attending meetings of the Board and its committees.

Director Stock Ownership Guidelines

In connection with the amendments to the stock ownership guidelines applicable to NTELOS’s executive officers adopted by the Board in August 2011, the Board included an ownership and retention requirement applicable to those directors receiving director compensation. The guidelines generally require that each such director own a minimum number of shares of NTELOS common stock having a value equal to three times the annual cash retainer for directors (as described above). The value of the following equity is counted toward compliance with the guidelines: shares owned (e.g., shares obtained upon vesting of restricted stock, shares obtained upon option exercise, shares purchased in the open market, shares held in NTELOS’s defined contribution plan, etc.); shared ownership (e.g., shares owned or held in trust by immediate family); unvested restricted stock; and “in the money” value of unexercised stock options. Each director receiving director compensation generally has three years from the later of August 31, 2011 and his or her date of appointment to the Board to meet the guidelines. The value of the NTELOS common stock is calculated as the average of the closing NTELOS common stock price on NASDAQ for the trading days in the 30-calendar day period immediately preceding any computation. Each director must maintain the minimum value of equity ownership provided in these stock ownership guidelines. Once a director meets the applicable ownership guideline based on the closing price at a prior measurement date, he or she is required to continue to comply with such level going forward, or, in the event the director falls below the applicable ownership guideline due solely to a decline in the value of NTELOS common stock, hold all NTELOS-granted equity awards until compliance is re-established.

EXECUTIVE OFFICERS

NTELOS’s executive officers serve at the discretion of the Board, and serve until such officer’s successor is elected and qualified or until his earlier death, resignation or removal. NTELOS’s executive officers are: Rodney D. Dir, Stebbins B. Chandor Jr., S. Craig Highland, Robert L. McAvoy Jr. and Brian J. O’Neil. The following sets forth biographical information for NTELOS’s executive officers who are not directors. Biographical information for Rodney D. Dir, who is also a director, is provided in the section entitled “Proposal 3: Election of Directors—Nominees Standing for Election,” beginning on page 90 of this proxy statement.

Stebbins B. Chandor Jr., age 55, has been NTELOS’s Executive Vice President since September 2011, and NTELOS’s Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary since October 2011. Mr. Chandor previously served as Executive Vice President and Chief Financial Officer of iPCS, Inc., which we refer to as “iPCS,” a publicly traded wireless telecommunications company acquired by Sprint Corporation in 2009, from March 2004 to December 2009, coinciding with the closing of Sprint’s acquisition of iPCS. Previously Mr. Chandor served in other executive management positions with iPCS and with Metro One Telecommunications, Inc. From June 1985 to August 1995, Mr. Chandor served in various corporate finance capacities with BA Securities, Inc., a wholly-owned subsidiary of BankAmerica Corporation, and affiliated or predecessor firms.

S. Craig Highland, age 49, has been NTELOS’s Senior Vice President, Finance and Corporate Development and Assistant Treasurer since November 2011. He served as NTELOS’s Vice President, Tax and Corporate Development from June 2003 until October 2011, Director, Tax Policy and Corporate Development from April 2000 through May 2003 and as Tax Manager from July 1998 to March 2000. Prior to joining NTELOS, Mr. Highland served as a Tax and Audit Manager for McGladrey & Pullen, L.L.P. from December 1993 to July 1998 and with Erny & Mason, P.C. from July 1988 to December 1993.

Robert L. McAvoy Jr., age 49, has been NTELOS’s Executive Vice President and Chief Technology Officer since July 2013. He previously served as NTELOS’s Senior Vice President, Engineering and Operations from August 2008 to July 2013, Vice President, Engineering and Operations from July 2002 to August 2008 and as Vice President, Network Operations from July 2000 to July 2002. Mr. McAvoy served in various management roles with PrimeCo from 1995 until 2000. He previously worked with Bell Atlantic Mobile Systems from 1988 until 1995 in various engineering and operations roles.

Brian J. O’Neil, age 55, has been NTELOS’s Executive Vice President, General Counsel and Secretary since July 2012. He joined NTELOS in September 2011 as Senior Vice President, General Counsel and Secretary. Mr. O’Neil previously served as Senior Vice President, General Counsel and Secretary of iPCS from August 2008 until March 2010. Prior to his tenure at iPCS, Mr. O’Neil served in the office of the general counsel at Accenture Ltd (now Accenture plc), a global management consulting, technology services and outsourcing company, from August 2001 to August 2008. From 1994 until 2001, Mr. O’Neil was a partner in the corporate and securities practice at the law firm of Schwartz Cooper Chartered (now Dykema) in Chicago, Illinois, and from 1986 until 1994, he practiced in the corporate finance group at the law firm of Chapman and Cutler LLP in Chicago, Illinois.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires NTELOS’s directors, executive officers and persons who own beneficially more than 10% of NTELOS common stock to file reports of ownership and changes in ownership of such stock with the SEC and NASDAQ. These persons are also required by SEC regulations to furnish NTELOS with copies of all such forms they file. To NTELOS’s knowledge, based solely on a review of the copies of such reports furnished to NTELOS and written representations that no other reports were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended December 31, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers. The named executive officers for the year ended December 31, 2014 include the following persons:

•	Rodney D. Dir, NTELOS’s President and Chief Operating Officer, as of December 31, 2014;

•	Stebbins B. Chandor Jr., NTELOS’s Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary;

•	Brian J. O’Neil, NTELOS’s Executive Vice President, General Counsel and Secretary;

•	Robert L. McAvoy Jr., NTELOS’s Executive Vice President and Chief Technology Officer; and

•	S. Craig Highland, NTELOS’s Senior Vice President, Finance and Corporate Development.

Unless otherwise indicated, references in this proxy statement to Named Executive Officers or named executive officers do not include James A. Hyde, NTELOS’s former President and Chief Executive Officer, who resigned from NTELOS effective July 27, 2014 or Conrad J. Hunter, NTELOS’s former Executive Vice President and Chief Operating Officer, who resigned from NTELOS effective March 20, 2014.

Compensation Committee

As described under “Proposal 3: Election of Directors—Committees of the Board—Compensation Committee,” beginning on page 93, the Committee consists of the following non-employee independent directors: Mr. Huber (Chairperson), Mr. Gottdenker and Ms. Sommers. The Committee operates under a written charter adopted by the Board, which is available on NTELOS’s Internet website, http://ir.ntelos.com/governance-docs. The charter is reviewed annually by the Committee. The members of the Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”). In addition, no Committee member is a current or former employee.

General Philosophy

The objective of NTELOS’s compensation program is to attract, retain and motivate those employees whose judgment, abilities and experience will contribute to NTELOS’s continued success. The program is designed to (1) provide overall competitive pay levels through a mix of base salary, short-term cash incentives and long-term equity compensation and ownership, (2) create proper incentives to align management’s cash and equity incentives with the long-term interests of NTELOS stockholders, and (3) link compensation to the performance of NTELOS and the employee. The Compensation Committee of the Board, which we refer to as the “Committee,” is responsible for the following:

•	developing, overseeing, and implementing NTELOS’s philosophy with respect to the compensation of executive officers;

•	determining the compensation and benefits of NTELOS’s executive officers;

•	reviewing NTELOS’s compensation and benefit plans to ensure that they meet corporate objectives;

•	selecting compensation consultants and determining the frequency with which they are used; and

•	administering NTELOS’s stock plans and other incentive compensation plans.

Results of 2014 Stockholder Advisory Vote on Executive Compensation

NTELOS held its annual advisory vote on executive compensation at last year’s annual meeting of NTELOS stockholders, and over 97% of the votes cast were in favor of this proposal. The Committee considered this favorable outcome and believes it reflected NTELOS stockholders’ support of the Committee’s decisions and the existing compensation programs for NTELOS’s named executive officers. For 2014, the Committee made no material changes in the structure of NTELOS’s named executive officer compensation programs or compensation philosophy. At the 2015 annual meeting, NTELOS will again hold an advisory vote to approve executive compensation, as supported by NTELOS stockholders in accordance with the Board’s recommendation at the 2011 annual meeting of NTELOS stockholders to conduct the advisory vote annually. The Committee will continue to consider the results from this year’s and future years’ advisory votes on named executive officer compensation.

Targeted Overall Compensation

NTELOS entered into a professional services agreement with Mr. Dir that was effective on July 28, 2014, which we refer to as the “2014 Professional Services Agreement,” pursuant to which he was compensated during 2014, as described below in “—Professional Services Agreements” beginning on page 109. Each of NTELOS’s other named executive officers has an employment agreement with NTELOS, as described below in “—Employment Agreements,” beginning on page 109.

Pursuant to the 2014 Professional Services Agreement, Mr. Dir received a base level of compensation, as well as a bonus opportunity and equity-based compensation. The bonus component was based on the achievement of corporate and personal objectives set by the Committee, which was evaluated as of January 31, 2015, the end of the term of the 2014 Professional Services Agreement. NTELOS and Mr. Dir entered into a new professional services agreement, effective February 1, 2015, as described below. The Committee and the Board will review whether to enter into a subsequent agreement with Mr. Dir prior to the termination of the current agreement.

Pursuant to the employment agreements with NTELOS’s other named executive officers, each named executive officer receives a base salary, which is reviewed annually by the Committee. These named executive officers are also eligible to participate in the annual short-term incentive plan, which we refer to as NTELOS’s “Team Incentive Plan” or “TIP,” discussed below in “—Annual Short-Term Incentive Compensation,” beginning on page 105) with an annual target equal to a specified percentage of base salary. Each of these named executive officers has annual corporate and personal goals and objectives, and his performance is evaluated annually against those goals and objectives to assist in determining his total compensation. Under NTELOS’s compensation structure, the mix of base salary and target short-term incentive compensation varies depending on the employee’s level. The Committee also retains the discretion to grant bonuses outside of NTELOS’s TIP. NTELOS also has Employee Equity Incentive Plans, discussed below in “—Long-Term Incentive Compensation,” beginning on page 107, which are used to provide long-term incentives through the issuance of stock options, restricted stock, PSUs or other long-term incentives to the named executive officers.

In January 2013, the Committee engaged the Consultant to perform a study, which we refer to as the “2013 Study,” of the compensation of NTELOS’s then named executive officers benchmarked against comparable senior executives in comparable telecommunications companies, which we refer to as the “Peer Group,” and market median information from the Consultant’s national compensation database, which we refer to as the “Executive Compensation Report.” The 2013 Study analyzed the base salary, short-term incentives as a percentage of salary, and long-term incentive payouts, and included recommended targets for each of these metrics in order to assist the Committee in determining the appropriate pay-for-performance relationship for each named executive officer. The 2013 Study also assessed the competitiveness of NTELOS’s historical pay-for-performance incentives. The Committee used the 2013 Study, together with updated data obtained from Equilar, a leading provider of executive compensation benchmarking data, in determining 2014 compensation.

After reviewing the Peer Group used in determining 2013 compensation, which we refer to as the “2013 Peer Group,” and then-current market data obtained from Equilar, the Peer Group used for 2014 for assessing the compensation arrangements of NTELOS’s executive officers was unchanged from the 2013 Peer Group. The telecommunications companies included in the Peer Group were determined based on a review of revenue, net income, market value of common stock, and number of employees against these same metrics for NTELOS.

The Committee approved the use of the following 14 companies as a benchmark for determining NTELOS’s executive officer compensation arrangements for 2014:

• Alaska Communications Systems Group, Inc.	• Hawaiian Telcom Holdco, Inc.

• Atlantic Tele-Network, Inc.	• Iridium Communications Inc.

• Cbeyond, Inc.	• Leap Wireless International, Inc.

• Cincinnati Bell, Inc.	• SBA Communications Corporation

• Clearwire Corporation	• Shenandoah Telecommunications Company

• Cogent Communications Group, Inc.	• USA Mobility, Inc.

• General Communications, Inc.	• Vonage Holdings Corp.

Committee Process

The Committee designs, evaluates, and approves NTELOS’s executive compensation plans, policies, and programs. In comparing NTELOS’s executive compensation levels to those of its Peer Group, the Committee looked at base salary, cash incentives, other compensation (which includes restricted stock, RSUs, stock options, other types of equity compensation, pensions, and perquisites), and total compensation for 2013 (the most recent year for which information regarding the Peer Group’s executive compensation was available). The Committee annually reviews and evaluates the goals and objectives relevant to the compensation of NTELOS’s named executive officers and establishes compensation levels and awards accordingly.

The Committee also administers NTELOS’s equity-based compensation plans and deferred compensation plans, and periodically reviews NTELOS’s management “talent” levels and management succession planning.

The Committee is authorized to retain experts, consultants, and other advisors to aid in the discharge of its duties. The Committee reports regularly to the Board on matters relating to the Committee’s responsibilities. The Chairperson of the Committee works in conjunction with NTELOS’s senior management in establishing the agenda for Committee meetings. In addition, the Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

Deductibility of Compensation

In structuring NTELOS’s compensation programs, NTELOS takes into account Code Section 162(m). Under Code Section 162(m), a limitation is placed on tax deductions of any publicly held corporation for individual compensation to certain executives exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Although NTELOS’s compensation mix usually results in non-performance-based compensation being below the $1,000,000 threshold, in certain years NTELOS’s executives may have compensation which results in non-deductibility under Code Section 162(m).

Base Salaries

The 2014 Professional Services Agreement with Mr. Dir sets forth a base level of compensation. The agreement does not provide for any adjustments to the base level amount. The annualized base level of compensation for Mr. Dir was $400,000 during 2014.

With respect to NTELOS’s other named executive officers, each such named executive officer’s employment agreement sets forth a base salary, which is subject to annual adjustments as determined by the Committee. The Committee’s long-established practice is to adjust compensation (as well as consider current year short-term and long-term incentive grants) for each named executive officer and all other employees annually in late February or early March, which allows for consideration of the prior year’s audited financial results. Annual base salary adjustments, which become effective on the first day of the first pay period ending in April, take into consideration each named executive officer’s performance for the year and are designed to result in an adjusted base salary that is within an acceptable range of the target established by the Committee, which generally represented the median base salary for each named executive officer’s comparable position within the Peer Group.

In April 2014, when determining whether to grant raises to NTELOS’s named executive officers, the Committee considered and accepted the recommendation of NTELOS’s named executive officers not to increase their base salaries for 2014.

The following table shows the approved 2014 annual base salary applicable to each named executive officer:

2014
Named Executive Officer	Base Salary
Stebbins B. Chandor Jr.	$362,457
Brian J. O’Neil	309,000
Robert L. McAvoy Jr.	280,000
S. Craig Highland	196,650
James A. Hyde (1)	675,000
Conrad J. Hunter(2)	371,519

(1)	Mr. Hyde resigned as President and Chief Executive Officer effective July 27, 2014.
(2)	Mr. Hunter resigned as Executive Vice President and Chief Operating Officer effective March 20, 2014.

Annual Short-Term Incentive Compensation

NTELOS’s practice is to award annual cash incentive payments under NTELOS’s TIP. In 2014, participation in the TIP was available to all of NTELOS’s salaried-exempt employees, including NTELOS’s named executive officers, with a hire date prior to October 1 of the applicable year, except those employees who are covered by a formal sales incentive plan. The TIP award is equal to the product of (1) the individual’s eligible base salary earnings for the year, (2) the individual’s targeted short-term incentive percentage up to a maximum percentage provided for in the plan (as finally determined based on achievement of individual performance objectives), and (3) NTELOS’s weighted performance achievement percentage. The TIP award gives an eligible participant the potential to receive a lump sum payment on or before March 15th of the following year based on achievement of specified company-wide performance goals and based on achievement of individual performance objectives, which are established at the beginning of the year under circumstances set forth in the annual short-term incentive plan. An eligible employee must achieve at least a minimum overall individual performance rating in order to be eligible for an award under NTELOS’s TIP. The Committee has full discretion to qualify the annual short-term incentive plan, certify that the performance goals have been achieved, terminate the plan, or increase or decrease the funding available to the plan. Additionally, a TIP award may be decreased or an additional TIP award may be authorized by the Committee in its discretion as necessary to support NTELOS’s business needs.

The purpose of the TIP is to focus corporate and individual efforts on the accomplishment of specific financial and operational objectives, and to motivate individual participants to achieve or contribute to these objectives. It also serves to assign an at-risk element to each of NTELOS’s named executive officer’s total compensation based directly on the achievement of desired results.

The Committee determined the 2014 targeted incentive percentages in March 2014 for each of NTELOS’s then named executive officers by reviewing the median target short-term incentive percentage of the comparable position of the Peer Group. Based on these results, the Committee determined that the targeted short-term incentive percentages for the executive positions initially approved in 2013 remained competitive; therefore, the 2014 targeted incentive percentages of their eligible base salaries remained unchanged at 60% for Messrs. Chandor, O’Neil, and McAvoy, and 50% for Mr. Highland. Additionally, the target incentive percentage for Mr. Hyde, NTELOS’s former CEO, remained unchanged at 100%. No target was set for Mr. Hunter because of his resignation.

With respect to NTELOS’s weighted performance achievement percentage mentioned above, NTELOS’s performance was measured and weighted based on the following three financial metrics in 2014, as approved by the Committee: (1) Revenues, 30%; (2) Ending Subscribers, 30%; and (3) net income before interest, income taxes, depreciation, and amortization, accretion of asset retirement obligations, separation-related costs, asset impairment charge, and equity-based compensation charges, which NTELOS refers to as Adjusted EBITDA, 40%. The Committee selected these metrics initially in February 2012 after considering the focus on these metrics by the investment community in evaluating NTELOS and the appropriateness and significance of growth in each of these metrics, as described below. The Committee also determined that successful progress related to the key projects and initiatives outlined in NTELOS’s 2014 business plan, including, but not limited to, subscriber growth, network enhancements, brand positioning and expanding NTELOS’s distribution strategy, would be considered in determining the 2014 TIP payout due to their strategic importance to the continued growth of NTELOS’s business.

Adjusted EBITDA is a key metric used by investors to determine if NTELOS is generating sufficient cash flows to continue to generate stockholder value, provide liquidity for future growth, and continue to fund dividends, and the weighting of this metric reflected NTELOS’s continued focus on improving this key metric. NTELOS believes Adjusted EBITDA is a meaningful indicator of NTELOS’s performance that provides useful information to investors regarding NTELOS’s financial condition and results of operations. Adjusted EBITDA is a non-GAAP measure commonly used in the communications industry, and by financial analysts and others who follow the industry, to measure operating performance. Adjusted EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (both of which are determined in accordance with GAAP) or as a measure of liquidity. NTELOS annually reassesses the use and weighting of these and other factors.

For the 2014 TIP, the Committee established primary and secondary weighting factors to measure NTELOS’s performance. NTELOS’s 2014 plan focused primarily on consolidated results, with secondary weighting factors for achievement of individual performance objectives for NTELOS’s named executive officers depending on their job function.

The Committee established the target for 100% payout under the 2014 TIP at a level consistent with the 2014 budget. The Committee also set the minimum TIP achievement level to reflect the minimum performance that would result in any TIP payout and the maximum TIP achievement level that would result in a TIP payout at 200% of the targeted achievement level, which was believed to be realizable only upon exceptional over-achievement of NTELOS’s business objectives.

The following table details the minimum, target, and maximum levels that had to be achieved in order for a 0%, 100%, or 200% payout, respectively, for 2014.

	Minimum	Target	Maximum
($ in thousands)	(0% Achievement)	(100% Achievement)	(200% Achievement)
Revenue	$451,725	$484,700	$517,725
Adjusted EBITDA	$123,948	$138,900	$153,948
Ending Subscribers	463,000	484,000	505,000

After adjusting for the effects of NTELOS’s wind-down operations in its eastern Virginia markets and certain operational items, solely for purposes of calculating TIP achievement, Revenue and Adjusted EBITDA for 2014 were $478.5 million and $131.0 million, respectively, and the number of Ending Subscribers was 457,500 as of December 31, 2014. This performance resulted in a weighted average performance achievement of 49.7% of these performance goals. Individual achievement of each of the named executive officer’s individual performance objectives for 2014 was recommended by Mr. Dir, who then reviewed these with the Committee. The Committee approved individual performance achievements for each of the named executive officers who were covered by the TIP as follows: Mr. Chandor 92%; Mr. O’Neil 92%; Mr. McAvoy 98%; and Mr. Highland 98%. Pursuant to the terms of Mr. Hyde’s and Mr. Hunter’s separation agreements, no individual performance achievement assessment for 2014 was conducted for either individual.

Long-Term Incentive Compensation

NTELOS’s Employee Equity Incentive Plans define the incentive arrangements for eligible participants and:

•	authorize the granting of stock options, stock appreciation rights, PSUs, restricted stock, and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee;

•	provide for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establish the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the Employee Equity Incentive Plans.

The Employee Equity Incentive Plans allow the Committee to award stock options, restricted stock grants, stock appreciation rights, and performance unit awards that are tied to corporate performance because the Committee believes such awards provide an effective means of aligning the interests of management with NTELOS stockholders. In 2014, the Committee elected to continue using PSUs as a substantial part of each of the then named executive officer’s long term incentive compensation. In addition to the PSUs, consistent with previous years, the Committee also granted stock options and time-vested restricted stock to NTELOS’s then named executive officers in 2014. No awards were granted to Mr. Hunter during 2014 and all awards granted to Mr. Hyde during 2014 were forfeited upon his resignation.

With the exception of certain significant promotions and new hires, NTELOS has routinely made, and intend to continue making these types of awards at a meeting of the Committee held in the first fiscal quarter of each year. The Committee selected this timing because it enables NTELOS to consider NTELOS’s and the potential recipients’ prior year performance and NTELOS’s expectations for the future. The awards also are made early in the year in order to maximize the time-period for the incentives associated with the awards. The Committee’s schedule also is designed so that these regular equity awards could be granted following the completion of the prior year financial audit.

In connection with, and as an inducement to, entering into the 2014 Professional Services Agreement with Mr. Dir, Mr. Dir was awarded 12,000 shares of restricted stock that vested on January 31, 2015.

In order to determine 2014 LTI targets for NTELOS’s other named executive officers, the Committee reviewed each named executive officer’s historic targets, the terms of each named executive officer’s employment, as well as the 2013 Study and updated data from Equilar relative to the Peer Group. After analyzing these benchmarks and factors, the Committee determined that, consistent with past practice, using the ratio of total dollar value of long-term incentive equity awards to base salary that is set forth below would be the most appropriate for determining LTI target value for 2014.

With respect to the qualitative factors discussed above, the Committee took into account the individual responsibilities of each named executive officer and each named executive officer’s relative experience level. The 2014 LTI target values determined by the Committee for NTELOS’s named executive officers (other than Mr. Dir) were the following: $453,071 for Mr. Chandor; $386,250 for Mr. O’Neil; $350,000 for Mr. McAvoy; and $196,650 for Mr. Highland. The Committee determined that the value of the 2014 equity awards should be divided among restricted stock, PSUs, and stock options. In order to determine the level for each of restricted shares and PSUs granted in March 2014, the Committee divided 40% of the 2014 LTI target value by the average closing stock price of NTELOS common stock for the month of February 2014, or $15.63 per share. Accordingly, on March 14, 2014, the Committee approved restricted stock and PSU awards for NTELOS’s named executive officers, each in the following amounts: 11,596 for Mr. Chandor; 9,886 for Mr. O’Neil; 8,958 for Mr. McAvoy; and 5,033 for Mr. Highland. In order to determine the level of stock options granted in March 14, 2014, the Committee divided 20% of the LTI target value by the Black-Scholes option value, or approximately $0.88. Accordingly, the Committee approved the following stock option awards for the named executive officers on March 14, 2014: 57,466 for Mr. Chandor; 48,991 for Mr. O’Neil; 44,393 for Mr. McAvoy; and 24,943 for Mr. Highland. The Committee did not adjust the number of annual LTI equity awards upward or downward based on the closing price of NTELOS common stock on the date of grant; therefore, the dollar value of the LTI grants on the date of grant varied based on changes in the price of NTELOS common stock. The actual value of the annual LTI awards for the named executive officers on the March 14, 2014 grant date was: $310,808 for Mr. Chandor; $265,021 for Mr. O’Neil; $240,099 for Mr. McAvoy; and $134,989 for Mr. Highland. All awards granted to Mr. Hyde during 2014 were forfeited upon his resignation.

The PSUs will become payable upon NTELOS’s achievement of certain performance goals, which we collectively refer to as “Performance Goals,” during certain performance periods. A three-year performance period beginning on January 1, 2014 and ending on December 31, 2016 relates to the cumulative total stockholder return, which we refer to as “TSR Performance Goal.” Cumulative total stockholder return will equal the percentage increase in the price of a share of common stock, assuming all dividends (paid in cash or other property) are reinvested at the then current market price, between January 1, 2014 and December 31, 2016. The TSR Performance Goal applies to seventy-five percent (75%) of the target number of PSUs. Three separate one-year performance periods, each beginning on January 1st and ending on December 31st of each of the calendar years 2014, 2015 and 2016, respectively, will be measured for attainment of performance goals set by the Committee within the first ninety (90) days of each such year, which we refer to as “Annual Operating Goals.” The Committee set the Annual Operating Goal for calendar year 2014 as a profitable retail growth metric (defined as the growth in total subscriber revenue minus costs associated with adding new subscribers). The Annual Operating Goals apply to the remaining twenty-five percent (25%) of the target number of PSUs (one third of the target twenty-five percent (25%) for each calendar year).

Each PSU represents the contingent right to receive one share (or more based on maximum achievement) of NTELOS common stock if vesting is satisfied. The PSUs have no voting rights. Dividends, if any, that would have been paid on the underlying shares will be paid on PSUs that vest, on or after the vesting date. Achievement of the TSR Performance Goal component will be determined by the Committee following the end of the performance period related thereto. Achievement of the Annual Operating Goals component will be determined by the Committee after the conclusion of each respective performance period. Any portion of PSUs that do not vest due to performance below the minimum required level for vesting will be forfeited.

In March 2015, the Committee certified the achievement in respect of the Annual Operating Goal for 2014 at 25%.

Pursuant to applicable SEC rules, the amounts reflected as stock and option awards in the Summary Compensation Table below include the aggregate grant date fair value of the respective awards granted during the year.

Professional Services Agreements

In order to facilitate an orderly transition following Mr. Hyde’s resignation as President and Chief Executive Officer of NTELOS on July 27, 2014, NTELOS entered into the 2014 Professional Services Agreement with Mr. Dir, pursuant to which Mr. Dir was appointed to serve as President and Chief Operating Officer of NTELOS. The 2014 Professional Services Agreement provided for the following compensation: (i) payment for services at an annualized rate of $400,000; (ii) a bonus opportunity of $150,000 payable after January 31, 2015; (iii) a grant of 12,000 shares of NTELOS’s restricted stock vesting on January 31, 2015; and (iv) a housing and travel allowance. The 2014 Professional Services Agreement also provided for the reimbursement of business expenses and had a term that expired on January 31, 2015.

Effective as of February 1, 2015, NTELOS and Mr. Dir entered into a separate professional services agreement, which we refer to as the “2015 Professional Services Agreement,” pursuant to which Mr. Dir was appointed to serve as the Chief Executive Officer of NTELOS. The Committee and the Board reviewed relevant market data and, following negotiation with Mr. Dir, determined that the following financial terms of the 2015 Professional Services Agreement were appropriate: (i) payment for services at an annualized rate of $425,000; (ii) a bonus opportunity of $300,000, which will be awarded at the discretion of the Board after December 31, 2015; (iii) a grant of 50,000 shares of restricted stock, which vests on the earlier of (a) termination of services under the 2015 Professional Services Agreement (other than termination by Mr. Dir without cause or by NTELOS with cause) or (b) December 31, 2015; and (iv) a housing and travel allowance. The 2015 Professional Services Agreement also provides for a severance payment of $100,000 payable in accordance with the terms thereof, as well as reimbursement of business expenses. Because Mr. Dir is not an employee of NTELOS, he does not participate in NTELOS’s ‘401(k) or health and welfare benefit plans.

The merger agreement permits NTELOS and Mr. Dir to extend the 2015 Professional Services Agreement upon substantially similar terms as the current agreement.

Employment Agreements

NTELOS has entered into employment agreements with each of NTELOS’s named executive officers, except Mr. Dir who entered into the 2014 Professional Services Agreement and 2015 Professional Services Agreement described above. The employment agreements for Messrs. Chandor and O’Neil had initial expiration dates of December 31, 2013 and the employment agreement for Messrs. McAvoy and Highland had an initial expiration dates of December 31, 2012. In each case, the employment agreements with NTELOS’s named executive officers automatically renew for successive one-year periods pursuant to the terms thereof, unless notice of termination is provided in accordance with the terms thereof. However, if the employment agreement term has less than 24 months remaining upon the occurrence of a “change in control,” as such term is defined in the employment agreement, the employment term is automatically extended so that the employment term will not expire until 24 months following the “change in control.” Mr. McAvoy’s agreement does not contain an extension in the event of a change in control.

Each of NTELOS’s named executive officer employment agreements provide that the base salary, TIP participation, and certain other benefits will continue throughout the term of the employment agreements. The initial base salary for each of NTELOS’s named executive officers, as provided in his employment agreement, was as follows: $340,000 for Mr. Chandor; $260,000 for Mr. O’Neil; $219,596 for Mr. McAvoy; and $175,000

for Mr. Highland. The initial target TIP percentage payout for each of NTELOS’s named executive officers, as provided in his employment agreement, was as follows: 60% for Mr. Chandor; and 50% for Messrs. O’Neil, McAvoy and Highland. Such amounts and percentages have been modified in accordance with the terms of such agreements, as discussed herein.

Each employment agreement provides that if the named executive officer is terminated by NTELOS for any reason other than for “cause” or the named executive officer terminates his employment for “good reason” (as such terms are defined in the employment agreement), the named executive officer will receive an amount equal to a percentage of his base salary (50%, except 75% for Mr. McAvoy) payable in at-least monthly installments for a period of 24 months (12 months for Mr. McAvoy). Additionally, the named executive officer will remain vested in all vested restricted stock and stock options and will be entitled to receive a ratable portion of the current year’s target incentive payment under NTELOS’s TIP plus an amount equal to roughly two times the current year’s target incentive payment (one times the current year’s target incentive payment for Mr. McAvoy).

The employment agreements restrict the named executive officer from competing, directly or indirectly, with NTELOS or soliciting certain of NTELOS’s employees and officers or NTELOS’s affiliates during the term of the employment and for a period of 24 months thereafter (12 months for Mr. McAvoy). In the event that the named executive officer is terminated by NTELOS for any reason other than for “cause” or has resigned for “good reason,” then during the non-competition and non-solicitation period and in consideration of his undertakings during such period, the named executive officer will receive an additional amount equal to a percentage of his base salary (50%, except 25% for Mr. McAvoy) payable at-least monthly for a period of 24 months (12 months for Mr. McAvoy).

2015 Compensation Decisions

In March 2015, the Committee reviewed the total compensation, long-term incentives and cash incentive payments as a percentage of base salary for its named executive officers (other than Mr. Dir) and other executive officers. Mr. Dir’s compensation is set forth in the 2015 Professional Services Agreement. The Committee established 2015 base salaries, granted stock options and restricted stock awards and approved the 2015 Team Incentive Plan, which we refer to as the “2015 Plan.” The Committee believes that providing stock options and restricted stock awards as part of each executive’s compensation assists in aligning the interests of management with those of NTELOS’s stockholders. The 2015 Plan incentive payouts are tied to achievement of NTELOS’s performance goals, which we refer to as “Plan Goals,” in 2015, measured and weighted in the following areas: Revenues, 30%; Ending Subscribers, 30%; and Adjusted EBITDA (as defined in the 2015 Plan), 40%.

The 2015 Plan provides for an individual incentive award that is equal to the product of (1) the target percentage of the individual’s eligible base salary, (2) an individual payout percentage up to a maximum percentage provided for in the 2015 Plan (as finally determined based on achievement of individual performance objectives) and (3) the weighted company performance percentage, subject to a maximum incentive payout tied to NTELOS’s performance in 2015, on Plan Goals. The final incentive amounts paid, if any, will be determined and certified by the Committee based on the achievement of the Plan Goals and the individual performance factors. An incentive award under the 2015 Plan may be decreased or an additional incentive award may be authorized by the Committee in its discretion as necessary to support NTELOS’s business needs.

Supplemental to his 2015 Professional Services Agreement, in March 2015, the Committee granted Mr. Dir 100,000 stock options with the same terms as described in footnote 2 to the following table. The following table summarizes the compensation actions taken by the Committee in March 2015 in respect of NTELOS’s named executive officers (other than Mr. Dir):

Named Executive Officer	Base Salary(1)	Stock Options(2) #	Restricted Stock(3) #	2015 TIP Target % of Base Salary(5)
Stebbins B. Chandor Jr.	$362,457	52,683	75,670	60%
Brian J. O’Neil	309,000	44,913	64,509	60%
Robert L. McAvoy Jr.	280,000	40,698	58,455	60%
S. Craig Highland	199,600	23,209	33,336	50%

(1)	2015 base salaries remained unchanged from 2014 base salaries, except for Mr. Highland.
(2)	Stock options were issued with an exercise price of $6.00 per share, which was in excess of the then-current market price of NTELOS common stock, vesting 25% per year on each of March 4, 2016, March 3, 2017, March 5, 2018 and March 5, 2019 (based on continued employment) and expiring on March 5, 2025.
(3)	Restricted stock awards cliff vest on March 5, 2018 (based on continued employment).
(4)	The incentive payouts may be increased to a maximum of 200% of the target payout upon maximum achievement of each Plan Goal and decreased to a minimum of zero upon achievement below the minimum required payout level for each Plan Goal.

Change in Control Payments

The 2015 Professional Services Agreement with Mr. Dir and the employment agreements with NTELOS’s named executive officers provide them with change in control protection as described under “—Change in Control and Severance Arrangements,” beginning on page 121. NTELOS believes that by providing its named executive officers with this change in control protection, NTELOS allows its senior management to focus on maximizing stockholder value and mitigate the necessity for management’s attention to be diverted toward finding new employment in the event a change in control occurs. NTELOS also believes its arrangement facilitates the recruitment of talented executives through the provision of guaranteed protection in the event NTELOS is acquired shortly after accepting an employment offer.

Severance Arrangements with NTELOS’s Named Executive Officers

The 2015 Professional Services Agreement with Mr. Dir and each other named executive officer’s employment agreement provides for severance arrangements upon the occurrence of certain events, as described under “—Change in Control and Severance Arrangements,” beginning on page 121. NTELOS believes that companies should provide reasonable severance benefits to employees. With respect to NTELOS’s named executive officers, these severance benefits should reflect the fact that it may be difficult for executives to find comparable employment within a short period of time. Such arrangements also should economically separate NTELOS from the former executive as soon as practicable.

Qualified Retirement Plan

NTELOS offered a qualified pension plan (the Revised Retirement Plan for Employees of NTELOS Inc., which we refer to as the “Pension Plan,” for all employees hired before October 1, 2003, to provide an annual retirement benefit. The Pension Plan is funded entirely by NTELOS contributions and there is a five-year cliff vesting period. The accrued benefit is based on the monthly highest average compensation over a consecutive five-year period of employment with NTELOS and the named executive officer’s years of benefit service under the Pension Plan. A year of benefit service is a year in which a participant completes at least 1,000 hours of service. Compensation as defined in this plan includes total compensation from NTELOS for the year, increased by any pre-tax contributions made under NTELOS’s 401(k) plan and/or (Section 125) cafeteria plan. No more than the IRS maximum allowable compensation, or $250,000 for 2012, is taken into account for Pension Plan purposes.

Effective as of December 31, 2012, benefits under the Pension Plan were frozen, effectively eliminating future benefit accruals thereafter. Compensation and service after December 31, 2012 are not reflected in the benefit. At December 31, 2012 there were 231 full time employees covered by the Pension Plan. Of the named executive officers, only Messrs. McAvoy and Highland are participants in the Pension Plan. Messrs. Dir, Chandor, and O’Neil are not eligible to participate in the Pension Plan.

Compensation Recoupment Policy

In order to further align management’s interests with the interests of stockholders and support good governance practices, the Board implemented a Compensation Recoupment Policy in December 2009. The Compensation Recoupment Policy provides that the Board has the authority to obtain reimbursement of any portion of any performance-based compensation paid or awarded, whether cash or equity-based, where the payment or award was predicated upon the achievement of certain financial results or metrics that are subsequently the subject of a restatement or correction, from the officers, including named executive officers, and from other employees responsible for the restatement or correction.

Perquisites and Other Benefits

NTELOS annually reviews any perquisites that NTELOS’s named executive officers are eligible to receive. The Committee reviewed a list of perquisites and their prevalence in the market and determined that no material changes to the perquisites and benefits provided by NTELOS to the named executive officers would be necessary for 2014. NTELOS provides each of NTELOS’s named executive officers with a vehicle allowance, which NTELOS believe is consistent with the practice of its competitors. NTELOS also previously offered NTELOS’s Chief Executive Officer reimbursement for dues and membership to a local country club so that he would have an appropriate venue for business meetings, an appropriate entertainment forum for customers, and appropriate interaction with the community. To that extent, NTELOS paid the annual country club dues for Mr. Hyde in 2014 through the date of his resignation. NTELOS annually reviews its perquisite offerings to the named executive officers and make changes, if necessary, primarily based on prevalence within NTELOS’s Peer Group.

In addition to the cash and equity compensation discussed above, NTELOS provides its named executive officers (other than Mr. Dir who does not receive the following benefit package pursuant to the terms of the 2014 and 2015 Professional Services Agreements) with the same benefit package available to all of NTELOS’s salaried employees. The package includes:

•	Health and dental insurance (portion of costs);

•	Basic life insurance;

•	Long-term disability insurance; and

•	Participation in NTELOS Inc.’s Savings and Security Plan (401(k) plan), including NTELOS’s match.

NTELOS also provides the retirement and change in control benefits described above.

Stock Ownership Guidelines

NTELOS’s Board implemented stock ownership guidelines for NTELOS’s executive officers initially in August 2006 to emphasize the link between officers and the long-term interests of NTELOS stockholders. In August 2011, the Board revised the stock ownership guidelines so that they generally require that each executive own a minimum number of shares of NTELOS common stock having a value equal to a multiple of the executive’s current base salary (as calculated below). The guidelines were further updated in 2013 to provide for inclusion of PSUs and clarify how PSUs are valued for purposes of computing compliance. The guidelines for NTELOS’s named executive officers are as follows: five times annual base salary for NTELOS’s Chief Executive Officer, three times annual base salary for NTELOS’s Executive Vice Presidents, and two times annual base salary for Senior Vice Presidents. The value of the following equity is counted toward compliance with the guidelines: shares owned (e.g., shares obtained upon vesting of restricted stock and PSUs, shares obtained upon option exercise, shares purchased in the open market, shares held in NTELOS’s defined contribution plan, etc.); shared ownership (e.g., shares owned or held in trust by immediate family); unvested restricted stock; unvested and unearned PSUs valued at target or, if earned, at actual achievement, and “in the money” value of unexercised stock options. Each named executive officer generally has three years from the later of August 31, 2011, and his hire or promotion date to meet the guidelines. Until such time as the executive reaches his or her share ownership guideline, or after falling below the applicable guideline due to a decrease in the value of NTELOS common stock, the executive will be required to hold 100% of the shares of NTELOS common stock received upon lapse of the restrictions upon restricted stock and upon exercise of stock options (net of any shares utilized or sold to pay or reimburse for tax withholding and/or the exercise price of the option).

The value of the NTELOS common stock is calculated as the average of the closing NTELOS common stock price on NASDAQ for the trading days in the 30-calendar day period immediately preceding any computation. Each executive officer must maintain the minimum value of equity ownership provided in these stock ownership guidelines.

The Nominating and Governance Committee reviews these stock ownership guidelines periodically and, if changes are deemed appropriate, submits such recommended changes to the Board for consideration and approval.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends that it be included in this proxy statement.

Compensation Committee

Michael Huber (Chairperson)
Rodney D. Dir*
Michael Gottdenker**
Ruth Sommers***
Ellen O’Connor Vos****

*	Mr. Dir resigned from the Committee effective July 28, 2014 in connection with his assumption of the role of President and Chief Operating Officer of NTELOS.
**	Mr. Gottdenker was appointed to the Committee in February 2015 and therefore did not participate in setting executive compensation for fiscal year 2014.
***	Ms. Sommers was appointed to the Committee in October 2014 and therefore did not participate in setting executive compensation for fiscal year 2014.
****	Ms. Vos resigned from the Committee in February 2015.

The Compensation Committee Report does not constitute solicitation material and will not be deemed filed or incorporated by reference into any of NTELOS’s other filings and/or the Securities Act or the Exchange Act, except to the extent that NTELOS specifically incorporates this report by reference therein.

Compensation Committee Interlocks and Insider Participation

No current member of the Committee was an employee of NTELOS during the last fiscal year or an officer of NTELOS in any prior period. Mr. Dir served on the Committee until his appointment as President and Chief Operating Officer of NTELOS on July 28, 2014 and resigned from the Committee concurrently with such appointment. There are no Compensation Committee interlocks between NTELOS and other entities involving NTELOS’s executive officers and members of the Board who serve as an executive officer or board member of such other entities.

Certain Relationships and Related Transactions

The Board has adopted a written policy that generally provides that NTELOS may enter into a related party transaction only if the Audit Committee will approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the transaction is approved by the disinterested members of the Board, or the transaction involves compensation approved by NTELOS’s Compensation Committee.

NTELOS’s Audit Committee Charter provides that management will report to the Audit Committee any proposed “related party” transaction that might be considered material to NTELOS or the related party, or required to be disclosed by applicable disclosure rules. The Audit Committee will be responsible for the review and oversight contemplated by NASDAQ with respect to any such reported transactions.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Rodney D. Dir(8)	2014	$171,972	$—	$151,680	$—	$—	$—	$33,122	$356,774
President and Chief Executive Officer

Stebbins B. Chandor Jr.	2014	363,951	—	260,066	50,742	99,820	—	26,995	801,574
EVP, Chief Financial Officer, Treasurer and Assistant Secretary	2013 2012	361,252 348,925	— —	350,994 242,242	78,139 273,938	193,299 257,465	— —	46,164 45,690	1,029,848 1,168,260

Brian J. O’Neil	2014	310,188	—	221,722	43,299	85,098	—	20,943	681,250
Executive Vice President, General Counsel and Secretary	2013 2012	307,973 283,600	— —	299,222 205,991	66,614 232,641	164,790 189,758	— —	85,040 8,300	923,639 920,290

Robert L. McAvoy Jr.	2014	281,077	—	200,900	39,199	82,141	134,813	19,452	757,582
Executive Vice President and Chief Technology Officer	2013 2012	261,573 234,375	— —	297,144 130,177	42,192 147,202	138,549 150,668	— 76,805	9,164 10,274	748,623 749,501

S. Craig Highland	2014	197,406	—	112,873	22,025	48,074	145,986	20,491	546,855
Senior Vice President, Finance and Corporate Development	2013 2012	195,769 182,098	— —	152,338 73,331	33,915 82,926	87,294 111,972	— 83,325	21,707 21,293	491,023 554,945

Former Executive Officers

James A. Hyde(9)	2014	$384,231	$—	$774,957	$151,196	$—	$—	$309,317	$1,619,701
President and Chief Executive Officer	2013 2012	671,442 643,750	— —	1,045,835 1,158,529	238,552 1,175,269	586,572 791,683	— —	36,375 22,989	2,578,775 3,792,220

Conrad J. Hunter(10)	2014	122,887	—	—	—	—	—	631,115	754,002
Executive Vice President and Chief Operating Officer	2013 2012	370,284 358,498	— —	359,757 248,287	80,092 280,785	171,849 252,505	— —	21,371 12,028	1,003,354 1,152,103

(1)	Mr. Dir was compensated pursuant to the terms of the 2014 Professional Services Agreement. Each of the other named executive officers has an employment agreement with NTELOS that sets forth his respective minimum base salary, which is subject to annual adjustments as determined by the Committee. The Committee’s established practice is to review compensation for each named executive officer and all other employees during the first quarter of each year, with any adjustments to be effective in April of each year, which allows for consideration of audited financial results and approved short-term and long-term incentive grants.

During 2014, each of the named executive officers, other than Mr. Dir, participated in the NTELOS Inc. Savings and Security Plan, which we refer to as the “401(k) Plan.” The 401(k) Plan allows eligible employees to tax-defer up to 20% of their salary through contributions to their 401(k) Plan up to the IRS maximum of $17,500 for 2014. In addition, employees age 50 or older as of the last day of the calendar year are eligible to contribute up to 100% of their salary for the catch-up contribution, up to the IRS maximum of $5,500 for 2014. The tax-deferred 401(k) contributions for NTELOS’s named executive officers were as follows for 2014: $17,500 each for Messrs. Hyde, McAvoy and Highland; $23,000 each for Messrs. Chandor and O’Neil; and $19,594 for Mr. Hunter.

(2)	Mr. Dir received a $150,000 bonus in March 2015 pursuant to the terms of the 2014 Professional Services Agreement between NTELOS and Mr. Dir dated July 28, 2014. The bonus was earned following the end of the initial term of Professional Services Agreement on January 31, 2015.
(3)	The values for each year represent the aggregate grant date fair value of stock awards granted during each respective year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Share-Based Payment, which we refer to as “ASC 718.” For a discussion of the assumptions used in determining the compensation cost associated with these stock awards, see Note 12 of the Notes to Consolidated Financial Statements in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014.
(4)	The values for each year presented were computed in accordance with ASC 718 and represent the aggregate grant date fair value related to stock options that were granted to the named executive officers during each respective year. For a discussion of the assumptions used in determining the compensation cost associated with option awards, see Note 12 of the Notes to Consolidated Financial Statements in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014.
(5)

The values for 2014 represent the cash incentive paid to each named executive officer in connection with NTELOS’s annual short-term incentive plan, based on achievement of specified company-wide performance goals and based on achievement of individual performance objectives. NTELOS attained a weighted average performance achievement of 49.7% of company-wide performance goals for 2014. The individual performance percentage achieved for each named executive officer, other than

Mr. Dir, was as follows: 92% for Messrs. Chandor and O’Neil, and 98% for Messrs. McAvoy and Highland, in each case as approved by the Committee. Pursuant to the terms of Mr. Hyde’s and Mr. Hunter’s separation agreements, no individual performance achievement assessment was made for either individual. For further information on NTELOS’s annual short-term incentive plan, see “Executive Compensation—Compensation Discussion and Analysis—Annual Short-Term Incentive Compensation” beginning on page 105.
(6)	The aggregate change in the actuarial present value of Messrs. McAvoy’s and Highland’s accumulated benefit under all defined benefit and actuarial pension plans during 2014 was $134,813 and $145,986, respectively. All values listed consist entirely of the change in the value of accumulated pension benefits for the qualified and non-qualified pension plans. For the participating named executive officers, the values are based on the earliest date at which there is no early retirement reduction.
(7)	Included in “All Other Compensation” for 2014 are the following elements that exceed $10,000 and perquisites required to be reported:

•	Perquisites totaling more than $10,000 in the aggregate for Messrs. Hyde, Chandor, and Highland inclusive of the following:

•	automobile allowance offered as a competitive perquisite, which includes a monthly vehicle allowance, gas reimbursement up to 15,000 miles and personal property tax reimbursement ($4,541 for Mr. Hyde, $11,292 for Mr. Chandor, and $9,579 for Mr. Highland);

•	country club dues and fees to foster business relationships in the amount of $4,011 for Mr. Hyde; and

•	premium payments on life insurance policies in accordance with each named executive officer’s employment agreement.

Also included in “All Other Compensation” for 2014 are (i) payments to Mr. Dir pursuant to the terms of the 2014 Professional Services Agreement in respect of housing and travel allowance and other reimbursed expenses, (ii) severance payments of $616,047 paid during 2014 to Mr. Hunter pursuant the terms of his separation agreement and (iii) severance payments of $285,577 attributable to 2014, but deferred and paid in 2015, to Mr. Hyde pursuant to the terms of his separation agreement.

(8)	Mr. Dir and NTELOS entered into the 2014 Professional Services Agreement dated July 28, 2014, pursuant to which Mr. Dir was appointed President and Chief Executive Officer.
(9)	Mr. Hyde resigned effective July 27, 2014 and all equity awards granted in 2014 were forfeited as of such date.
(10)	Mr. Hunter resigned as an executive officer effective March 20, 2014.

Grants of Plan-Based Awards

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rodney D. Dir	7/28/2014	—	—	—	—	—	—	12,000	—	—	151,680	(3)
Stebbins B. Chandor Jr.	3/14/2014	—	—	—	—	—	—	11,596	—	—	149,936	(2)
	3/14/2014	—	—	—	—	11,596	23,192	—	—	—	110,130	(2)
	3/14/2014	—	—	—	—	—	—	—	57,466	12.93	50,742	(2)
	3/14/2014	109,185	218,371	873,483	—	—	—	—	—	—	—
Brian J. O’Neil	3/14/2014	—	—	—	—	—	—	9,886	—	—	127,826	(2)
	3/14/2014	—	—	—	—	9,886	19,772	—	—	—	93,896	(2)
	3/14/2014	—	—	—	—	—	—	—	48,991	12.93	43,299	(2)
	3/14/2014	93,057	186,113	744,452	—	—	—	—	—	—	—
Robert L. McAvoy Jr.	3/14/2014	—	—	—	—	—	—	8,958	—	—	115,827	(2)
	3/14/2014	—	—	—	—	8,958	17,916	—	—	—	85,073	(2)
	3/14/2014	—	—	—	—	—	—	—	44,393	12.93	39,199	(2)
	3/14/2014	84,323	168,646	674,585	—	—	—	—	—	—	—
S. Craig Highland	3/14/2014	—	—	—	—	—	—	5,033	—	—	65,077	(2)
	3/14/2014	—	—	—	—	5,033	10,066	—	—	—	47,796	(2)
	3/14/2014	—	—	—	—	—	—	—	24,943	12.93	22,025	(2)
	3/14/2014	49,352	98,703	394,813	—	—	—	—	—	—	—
Former Executive Officers
James A. Hyde(4)	3/14/2014	—	—	—	—	—	—	34,544	—	—	446,783	(2)
	3/14/2014	—	—	—	—	—	—	—	171,230	12.93	151,196	(2)
	3/14/2014	—	—	—	—	34,554	69,108	—	—	—	328,174	(2)
	3/14/2014	337,500	675,000	2,700,000	—	—	—	—	—	—	—
Conrad J. Hunter(5)	3/14/2014	—	—	—	—	—	—	—	—	—	—

(1)	NTELOS’s weighted average performance achievement percentage for company-wide performance goals in connection with the 2014 TIP under NTELOS’s 2010 Equity and Cash Incentive Plan, which we refer to as the “Equity Plan,” was 49.7%. The individual performance percentage achieved for each named executive officer, other than Mr. Dir was as follows: 92% for Messrs. Chandor and O’Neil, and 98% for Messrs. McAvoy and Highland. Therefore, NTELOS made the following cash payouts to NTELOS’s named executive officers (other than Messrs. Dir, Hyde and Hunter): $99,820 for Mr. Chandor; $85,098 for Mr. O’Neil; $82,141 for Mr. McAvoy; and $48,074 for Mr. Highland. NTELOS paid the 2014 TIP payments to the named executive officers on March 13, 2014. For further information on NTELOS’s performance achievement percentages and individual performance percentages for the 2014 TIP, see “Executive Compensation—Compensation Discussion and Analysis—Annual Short-Term Incentive Compensation” beginning on page 105.
(2)	On March 14, 2014, the Compensation Committee, after considering a competitive market review of long-term incentives for its executive officers, approved restricted stock, PSUs, and stock option grants under the Equity Plan. The closing stock price on the date of the grant, which also represents the fair value of a share of restricted stock, was $12.93 per share and the Black-Scholes grant date fair value of the option awards was approximately $0.88 per option. The fair value of the PSUs was calculated using a combination of a Monte Carlo simulation model and the closing stock price on the date of grant which resulted in a grant date fair value of approximately $9.50 per unit. On the grant date, Mr. Chandor was granted 11,596 shares of restricted stock and PSUs, and 57,506 stock options; Mr. O’Neil was granted 9,886 shares of restricted stock and PSUs, and 48,991 stock options; Mr. McAvoy was granted 8,958 shares of restricted stock and PSUs, and 44,393 stock options; and Mr. Highland was granted 5,033 shares of restricted stock and PSUs, and 24,943 stock options. Additionally, Mr. Hyde was granted 35,554 shares of restricted stock and PSUs, and 171,230 stock options, all of which were forfeited upon his resignation.

(3)	On July 28, 2014, pursuant to the 2014 Professional Services Agreement, Mr. Dir was granted 12,000 shares of restricted stock vesting on January 31, 2015. The closing price on the date of the grant, which also represents the fair value of a share of restricted stock, was $12.64 per share.
(4)	Mr. Hyde resigned as President and Chief Executive Officer effective July 27, 2014, at which time all grants made to him during 2014 were forfeited.
(5)	Mr. Hunter resigned as Executive Vice President and Chief Operating Officer effective March 20, 2014.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Named Executive Officer	Number of Securities Underlying Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rodney D. Dir(1)	1,116					21.15	11/11/2021
	6,200					20.93	1/3/2022
	8,600					11.83	1/2/2023
			5,434	(2)		19.67	1/2/2024
								2,019	(3)	8,460
								12,000	(4)	50,280

Stebbins B. Chandor Jr.	63,340	(5)	21,114	(5)	—	22.52	9/9/2021	—		—	—		—
	37,189	(6)	37,190	(6)	—	23.25	2/27/2022	—		—	—		—
	27,359	(7)	82,079	(7)	—	12.47	3/6/2023	—		—	—		—
	—		57,466	(8)	—	12.93	3/14/2024				—		—
								10,419	(9)	43,656
	—		—		—	—	—	13,898	(10)	58,233	—		—
	—		—		—	—	—	11,596	(11)	48,587	—		—
	—		—		—	—	—	1,761	(12)	7,379	11,582	(12)	48,529
								257	(13)	1,077	10,630	(13)	44,540

Brian J. O’Neil	43,785	(14)	14,596	(14)	—	23.07	9/2/2021	—		—	—		—
	23,740	(6)	23,741	(6)	—	23.25	2/27/2022	—		—	—		—
	10,499	(15)	10,500	(15)	—	20.91	7/30/2022	—		—	—		—
	23,324	(7)	69,973	(7)	—	12.47	3/6/2023	—		—	—		—
	—		48,991	(8)	—	12.93	3/14/2024				—		—
	—		—		—	—	—	6,651	(9)	27,868	—		—
	—		—		—	—	—	2,456	(16)	10,291	—		—
	—		—		—	—	—	11,848	(10)	49,643
								9,886	(11)	41,422
								1,501	(12)	6,289	9,874	(12)	41,372
								220	(13)	922	9,062	(13)	37,970

Robert L. McAvoy	7,290				—	22.40	3/5/2017	—		—	—		—
	7,290				—	26.32	3/3/2018	—		—	—		—
	7,289				—	22.25	3/2/2019	—		—	—		—
	13,927				—	21.53	3/1/2020	—		—	—		—
	8,449	(17)	2,817	(17)		23.98	2/28/2021				—		—
	19,984	(6)	19,984	(6)	—	23.25	2/27/2022				—		—
	14,773	(7)	44,320	(7)	—	12.47	3/6/2023				—		—
			44,393	(8)		12.93	3/14/2024
								5,599	(9)	23,460
								7,504	(10)	31,442
								6,595	(18)	27,633
								8,958	(11)	37,534
								951	(12)	3,985	6,254	(12)	26,204
	—		—		—	—	—	199	(13)	834	8,212	(13)	34,408

	Option Awards							Stock Awards
Named Executive Officer	Number of Securities Underlying Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
S. Craig Highland	4,050		—		—	22.40	3/5/2017	—		—	—		—
	4,050		—		—	26.32	3/3/2018	—		—	—		—
	4,050		—		—	22.25	3/2/2019	—		—	—		—
	5,505				—	21.53	3/1/2020	—		—	—		—
	3,330	(17)	1,111	(17)	—	23.98	2/28/2021	—		—	—		—
	6,573	(19)	2,191	(19)	—	21.15	11/11/2021	—		—	—		—
	11,258	(6)	11,258	(6)	—	23.25	2/27/2022	—		—	—		—
	11,875	(7)	35,625	(7)	—	12.47	3/6/2023				—		—
	—		24,943	(8)	—	12.93	3/14/2024				—		—
	—		—		—	—	—	3,154	(9)	13,215	—		—
	—		—		—	—	—	6,032	(10)	25,274	—		—
	—		—		—	—	—	5,033	(11)	21,088	—		—
								765	(12)	3,205	5,026	(12)	21,059
								112	(13)	469	4,614	(13)	19,333
Former Executive Officers

James A. Hyde(20)	159,638					21.66	12/31/2014
	114,181					21.60	12/31/2014
	58,099					23.98	12/31/2014
	109,908					23.25	12/31/2014
	64,437					18.90	12/31/2014
	81,521					12.47	12/31/2014

Conrad J. Hunter(21)	32,401					23.20	1/30/2015
	37,406					23.98	1/30/2015
	57,178					23.25	1/30/2015
	56,087					12.47	1/30/2015

(1)	Mr. Dir held outstanding awards that were previously granted to him as a director, as well as the award granted to him pursuant to the 2014 Professional Services Agreement.
(2)	The stock options granted on January 2, 2014 vest on January 2, 2015.
(3)	The restricted stock granted on January 2, 2014 vest on January 2, 2015.
(4)	The restricted stock granted on July 31, 2014 vest on the earlier of (a) termination of the 2014 Professional Services Agreement under certain conditions, or (b) January 31, 2015.
(5)	The stock options granted on September 9, 2011 vest as follows: 25% on each of September 9, 2012, 2013, 2014 and 2015.
(6)	The stock options granted on February 29, 2012 vest as follows: 25% on each of February 28, 2013 and 2014, February 27, 2015 and February 29, 2016.
(7)	The stock options granted on March 6, 2013 vest as follows: 25% on each of March 6, 2014 and 2015, March 7, 2016 and March 6, 2017.
(8)	The stock options granted on March 14, 2014 vest as follows: 25% on each of March 16, 2015; March 14, 2016; March 14, 2017; and March 14, 2018.
(9)	The restricted stock granted on February 29, 2012 as annual long-term incentive awards vest on February 27, 2015.
(10)	The restricted stock granted on March 6, 2013 as annual long-term incentive awards vest on March 7, 2016.
(11)	The restricted stock granted on March 14, 2014 as annual long-term incentive awards vests on March 14, 2017.
(12)	The PSUs granted on March 6, 2013 vest on December 31, 2015 (based on continued employment). The number of PSUs that may be earned may be increased to a maximum number of 200% of the target number of PSUs set forth above upon maximum achievement of each of the Performance Goals and decreased to a minimum number of zero upon achievement below the minimum required level of each of the Performance Goals. Performance and percentages that fall between the maximum number of PSUs, the target number of PSUs and the threshold number (zero) of PSUs will be determined using linear interpolation.
(13)

The PSUs granted on March 14, 2014 vest on December 31, 2016 (based on continued employment). The number of PSUs that may be earned may be increased to a maximum number of 200% of the target number of PSUs set forth above upon maximum achievement of each of the Performance Goals and decreased to a minimum number of zero upon achievement below the minimum required level of each of the Performance Goals. Performance and percentages that fall between the maximum number of PSUs, the target number of PSUs and the threshold number (zero) of PSUs will be determined using linear interpolation.
(14)	The stock options granted on September 2, 2011 vest as follows: 25% on each of September 2, 2012, 2013, 2014 and 2015.
(15)	The stock options granted on July 30, 2012 vest as follows: 25% on each of July 30, 2013, 2014, 2015 and 2016.
(16)	The restricted stock granted on July 30, 2012 vest on July 30, 2015.
(17)	The stock options granted on February 28, 2011 vest as follows: 25% on each of February 28, 2012, 2013, 2014 and 2015.
(18)	The restricted stock granted on July 1, 2013 vest on July 1, 2016.
(19)	The stock options granted on November 11, 2011 vest as follows: 25% on each of November 11, 2012; November 11, 2013; November 11, 2014; and November 11, 2015.
(20)	Mr. Hyde resigned as Chief Executive Officer, President, and director effective July 27, 2014.
(21)	Mr. Hunter resigned as Executive Vice President and Chief Operating Officer effective March 20, 2014.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Named Executive Officer	(#)	($)	(#)(1)	($)(2)
Rodney D. Dir	—	—	2,891	58,485
Stebbins B. Chandor Jr.	—	—	5,303	67,984
Brian J. O’Neil	—	—	3,213	42,379
Robert L. McAvoy Jr.	—	—	2,497	37,105
S. Craig Highland	—	—	2,643	29,620
Former Executive Officers
James A. Hyde(3)	—	—	22,070	319,201
Conrad J. Hunter(4)	—	—	28,537	504,158

(1)	Represents vested stock for which restrictions lapsed.
(2)	Value based on the closing price of NTELOS common stock on the day before restrictions lapsed. Vested shares are subject to retention under NTELOS’s stock ownership guidelines.
(3)	Mr. Hyde resigned as President and Chief Executive Officer effective July 27, 2014.
(4)	Mr. Hunter resigned as Executive Vice President and Chief Operating Officer effective March 20, 2014.

Pension Benefits

	Number of Years Credited Service	Present Value of Accumulated Benefits(1)	Payments During Last Fiscal Year
Named Executive Officer	(#)	($)	($)
Rodney D. Dir	N/A	N/A	N/A
Stebbins B. Chandor Jr.	N/A	N/A	N/A
Brian J. O’Neil	N/A	N/A	N/A
Robert L. McAvoy Jr.	13	482,048	—
S. Craig Highland	15	541,888	—
Former Executive Officers
James A. Hyde(2)	N/A	N/A	N/A
Conrad J. Hunter(3)	N/A	N/A	N/A

(1)	For a discussion of the assumptions used in quantifying the present value of the current accrued benefit under the Pension Plan, see Note 14 of Notes to Consolidated Financial Statements in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	Mr. Hyde resigned as President and Chief Executive Officer effective July 27, 2014.
(3)	Mr. Hunter resigned as Executive Vice President and Chief Operating Officer effective March 20, 2014.

A named executive officer may elect early retirement any time after age 55 and the completion of five years of service. As of December 31, 2014, no named executive officer was eligible for such early retirement. If a named executive officer retires on or after an early retirement date, but prior to the normal retirement date (age 65 and the completion of five years of service), such named executive officer will be entitled to receive a monthly benefit commencing on the normal retirement date. If the named executive officer elects to have the monthly benefit commence prior to his normal retirement date, the monthly benefit will be reduced to reflect the earlier distribution of the benefit. The following schedule outlines the percent of benefit a named executive officer would receive if the named executive officer elects to have the monthly benefit commence prior to the normal retirement date:

	Percentage That Applies to Base Formula
	Participants Whose Age and Years of Service Equal at Least 85
Age at Retirement	Percentage That Applies to Covered Compensation	Percentage That Applies to Compensation in Excess of Covered Compensation	Participants with at least 25 Years of Service	All Other Participants
64	100.00%	100.00%	100.00%	93.33%
63	100.00%	100.00%	100.00%	86.67%
62	100.00%	100.00%	100.00%	80.00%
61	100.00%	95.00%	73.33%	73.33%
60	100.00%	90.00%	66.67%	66.67%
59	100.00%	85.00%	63.33%	63.33%
58	100.00%	80.00%	60.00%	60.00%
57	100.00%	75.00%	56.67%	56.67%
56	100.00%	68.80%	53.33%	53.33%
55	100.00%	63.20%	50.00%	50.00%

As noted in the above table, if a named executive officer has completed at least 25 years of benefit service and is at least 62 years of age, there will be no reduction for early retirement. Also noted in the above table, if the sum of the named executive officer’s age and years of benefit service equal 85 or more, which we refer to as the “Rule of 85,” there will be no reduction in the benefit up to the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security retirement age, which we refer to as “Covered Compensation.” The present value of accumulated benefits in the Pension Benefits Table above has been computed assuming that Mr. McAvoy will retire and the benefits will commence when he meets the Rule of 85 on January 1, 2026.

Change in Control and Severance Arrangements

Change in Control and Severance Arrangements for Mr. Dir

In the event the 2014 Professional Services Agreement had been terminated on December 31, 2014 (other than by NTELOS for cause or by Mr. Dir without cause), Mr. Dir would have been entitled to: (1) a bonus payment of $150,000 to be paid in a lump sum, and (2) accelerated vesting of 12,000 shares of restricted stock. The total value of such payments would have been $200,280. The Professional Services Agreement did not provide for potential payments upon a change in control of NTELOS.

In the event Mr. Dir’s position as a director of NTELOS was terminated due to a change in control or without cause on December 31, 2014, Mr. Dir would also be entitled to accelerated vesting of restricted stock and unvested options outstanding, which were granted on January 2, 2014 pursuant to NTELOS’s Non-Employee Director Equity Plan, totaling $8,460 based on the market price per share on December 31, 2014 of $4.19. Pursuant to terms of Mr. Dir’s equity grants outstanding on December 31, 2014, in the event of Mr. Dir’s death or disability, he would have been entitled to accelerated vesting of outstanding restricted shares and stock options totaling $58,714.

The 2015 Professional Services Agreement may be terminated by the Board or Mr. Dir at any time upon thirty days’ prior notice. Pursuant to the agreement, Mr. Dir will be entitled to the following payments and benefits in the event the 2015 Professional Services Agreement is terminated prior to December 31, 2015 (other than termination by NTELOS for cause or by Mr. Dir without cause): (1) eligibility for a bonus payment of $300,000 and (2) a severance payment of $100,000 payable in equal installments over the six months following the termination of the agreement (unless termination is on or after a “change in control,” as defined below for the other named executive officers, in which case the $100,000 will be paid in a lump sum).

Pursuant to terms of Mr. Dir’s outstanding equity awards, in the event of his termination of services (other than termination by NTELOS for cause or by Mr. Dir without cause), Mr. Dir would be entitled to receive accelerated vesting in respect of such awards.

Change in Control Arrangements for Named Executive Officers (other than Mr. Dir)

The employment agreements with Messrs. Chandor, O’Neil, and Highland provide that if there is a change in control, the term of such named executive officer’s employment agreement will be extended so that the term will not expire for 24 months from the date of the change in control. Mr. McAvoy’s employment agreement does not provide for an automatic extension upon a change in control.

A “change in control” is defined in employment agreements with each of Messrs. Chandor, O’Neil, and Highland to mean any of the following events, except that a change in control does not include any of the events described below that occurs directly or indirectly as a result of or in connection with the Quadrangle Entities and/or their affiliates, related funds and co-investors becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of NTELOS’s securities representing more than 51% of the combined voting power of the then-outstanding securities, or NTELOS stockholders approve a merger, consolidation or reorganization between NTELOS and any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization of the Quadrangle Entities and/or their respective affiliates, related funds and co-investors acquire more than 51% of the combined voting power of NTELOS’s then-outstanding securities:

•	any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of NTELOS’s securities representing more than 51% of the combined voting power of the then-outstanding securities;

•	consummation of a merger, consolidation or reorganization between NTELOS and any other company, or a sale of all or substantially all NTELOS’s assets (a “Transaction”), other than a Transaction that would result in NTELOS’s voting securities outstanding immediately prior thereto continuing to represent either directly or indirectly more than 51% of the combined voting power of NTELOS’s then-outstanding securities or such surviving or purchasing entity;

•	NTELOS stockholders approve a plan of complete liquidation for NTELOS and such liquidation is consummated;

•

except for the employment agreements of Messrs. Chandor and O’Neil (for which the following does not apply), a sale, transfer, conveyance or other disposition (whether by asset sale, stock sale, merger, combination, spin-off or otherwise) (a “Sale”) of a “Material Line of Business” (as defined in each of the respective employment agreements, other than the employment agreements of Messrs. Chandor and

O’Neil) (other than any such Sale to the Quadrangle Entities or their affiliates, related funds and co-investors), except that with respect to this provision, there shall only be a “change in control” with respect to a named executive officer who is employed at such time in such Material Line of Business (whether full or part-time), and the named executive officer does not receive an offer for “comparable employment” with the purchaser and the named executive officer’s employment is terminated by NTELOS or any of NTELOS’s affiliates no later than six months after the consummation of the Sale of the Material Line of Business. For these purposes, “comparable employment” means that (1) the named executive officer’s base salary and target incentive payments are not reduced in the aggregate; (2) the named executive officer’s job duties and responsibilities are not diminished (but a reduction in NTELOS’s size as the result of a Sale of a Material Line of Business, or the fact that the purchaser is smaller than NTELOS, shall not alone constitute a diminution in the named executive officer’s job duties and responsibilities); (3) the named executive officer is not required to relocate to a facility more than 50 miles from the named executive officer’s principal place of employment at the time of the Sale; and (4) the named executive officer is provided benefits that are comparable in the aggregate to those provided to the named executive officer immediately prior to the Sale; or

•	during any period of 12 consecutive months commencing on February 13, 2006, the individuals who constituted the Board as of February 13, 2006 , and any new director who either (1) was elected by NTELOS’s Board or nominated for election by NTELOS stockholders and whose election or nomination was approved by a vote of more than 50% of the directors then still in office who either were directors as of February 13, 2006, or whose election or nomination for election was previously so approved or (2) was appointed to the board pursuant to the designation of Quadrangle Entities, cease for any reason to constitute a majority of the board.

Upon the occurrence of a change in control and such named executive officer remains employed by NTELOS, and assuming the change in control took place on December 31, 2014, each such named executive officer will continue to be entitled to receive the compensation provided for under the terms of such named executive officer’s employment agreement in accordance with its terms.

Severance Arrangements for Named Executive Officers (other than Mr. Dir)

Each named executive officer’s employment agreement provides for severance arrangements upon the occurrence of certain events described below. Each such named executive officer’s employment agreement terminates automatically upon his death. In addition, NTELOS may terminate the named executive officer’s employment if he becomes disabled. NTELOS may also terminate the named executive officer’s employment for any other reason with or without “cause” (as defined in the employment agreement). The named executive officer may terminate his employment upon prior written notice of at least 60 days. If the named executive officer terminates his employment for “good reason” (as defined in the employment agreement), it will be deemed a termination of the named executive officer’s employment without cause by NTELOS.

If the named executive officer’s employment is terminated for any reason, the named executive officer is entitled to receive (1) earned and unpaid base salary to the date of termination; (2) unreimbursed business and entertainment expenses; and (3) unreimbursed medical, dental and other employee benefit expenses to which he is entitled pursuant to the applicable employee benefit plans. If the named executive officer suffers a disability and his employment is terminated by NTELOS in connection therewith, the named executive officer also will be entitled to receive a pro rata portion of his incentive payments from the TIP for that year. If the named executive officer is terminated, other than for cause, or if he terminates his employment for good reason, the named executive officer is entitled to receive (1) a percentage of his base salary (50% for Messrs. Chandor, O’Neil, and Highland for 24 months, and 75% for Mr. McAvoy for 12 months); (2) a lump sum, determined on a net present value basis, equal to two times (one times for Messrs. McAvoy and Highland) the full incentive potential under the TIP for the year of the termination; (3) continued participation in the employee welfare benefit plans (other than disability and life insurance) for 24 months; and (4) in the case of Messrs. Chandor or O’Neil, irrevocable post-retirement medical benefits pursuant to the terms of their respective employment agreements. To the extent necessary to comply with Section 409A of the Code, NTELOS will delay termination payments for a period of six months after termination or, if earlier, until the named executive officer’s death, as necessary to avoid any excise tax. After such delay expires, all payments which would have otherwise been required to have been made during such delay period will be paid to the named executive officer in one lump sum payment. Thereafter, the percentage of base salary payments will continue for the remainder of the termination period in such periodic installments as were being paid immediately prior to the termination date. If the named executive officer dies while still an employee, the named executive officer’s surviving spouse or, if none, the named executive officer’s estate is entitled to payment of any earned and unpaid incentive payments under the TIP for that year, and the death benefits under NTELOS’s employee benefit plans will be paid to the named executive officer’s beneficiaries.

In addition, if the named executive officer is terminated without cause or if he terminates his employment for good reason, the remaining unvested portion of the restricted shares of NTELOS common stock granted to such named executive officer will vest immediately prior to such named executive officer’s termination date; and the PSUs granted to Messrs. Chandor, O’Neil, McAvoy and Highland on each of March 6, 2013 and March 14, 2014 remain outstanding through the end of the applicable performance period and will become earned and payable with respect to a ratable portion of such outstanding award.

For Messrs. Chandor, O’Neil and Highland, if any benefits payable or to be provided under the employment agreements for such named executive officers and any other payments from NTELOS or any affiliate would subject such named executive officer to any excise taxes and penalties imposed on “parachute payments” within the meaning of Section 280G(b)(2) of the Code, or any similar tax imposed by state or local law, then such payments or benefits will be reduced (but not below $0) if, and only to the extent that, such reduction will allow such named executive officer to receive a greater net after tax amount than the named executive officer would receive without such reduction.

As part of each such named executive officer’s employment agreement and as consideration for the termination payments described above, during the named executive officer’s employment and for a period of 24 months thereafter (or, in the case of Mr. McAvoy, 12 months thereafter), which NTELOS refers to as the non-competition period, the named executive officer will (1) not compete, directly or indirectly, with NTELOS or any subsidiary or (2) solicit certain current and former employees. As consideration for the named executive officer’s non-competition and non-solicitation agreement, the named executive officer will receive an amount equal to a percentage of his base salary during the non-competition period, but only if NTELOS has terminated the named executive officer without cause, or if the named executive officer has terminated his employment for good reason. The applicable percentages are 50% for Messrs. Chandor, O’Neil and Highland, and 25% for Mr. McAvoy. If the named executive officer breaches any of the non-competition or non-solicitation restrictions, the named executive officer will not receive any further payments and the named executive officer will repay any payments previously received. The agreements also prohibit the named executive officers from using any of NTELOS’s confidential or proprietary information at any time for any reason not connected to their employment with NTELOS.

The following table shows the estimated payments and benefits for each named executive officer under the various employment termination scenarios discussed above assuming the triggering event took place on December 31, 2014, and the price per share of NTELOS common stock was $4.19 per share, the closing market price as of December 31, 2014.

Named Executive Officer	Termination for Cause(1)(2)(7)	Voluntary Termination(2)(7)	Retirement(1)(2)(7)	Death(3)	Disability(4)(7)	Termination Without Cause or Termination by the Named Executive Officer for Good Reason(5)(7)	Termination Without Cause or Termination by the Named Executive Officer for Good Reason Following a Change in Control (6)(7)
Stebbins B. Chandor Jr.	$—	$—	$—	$1,227,853	$2,223,008	$1,861,285	$1,842,338
Brian J. O’Neil	—	—	—	985,554	1,937,804	1,677,104	1,660,987
Robert L. McAvoy Jr.	482,048	482,048	482,048	1,061,173	2,751,159	1,179,832	1,166,444
S. Craig Highland	541,888	541,888	541,888	797,176	2,101,052	1,269,419	1,270,169

(1)	For each named executive officer, the amounts are equal to the voluntary termination scenario because no named executive officer is eligible for retirement (age 65 with the completion of five years of service) or early retirement (age 55 with the completion of five years of service) on December 31, 2014.
(2)	Represents the present value of accrued pension benefits under the Pension Plan, which was frozen on December 31, 2012. Such amounts are payable over time in the form of an annuity, commencing at the later of the age of 55 or the date of termination of the named executive officer’s employment. Of the named executive officers, only Messrs. McAvoy and Highland are participants in the Pension Plan.
(3)	The amounts in this column include the following:

Name	Cash(a)	Equity(b)	Pension/NQDC(c)	Total

Stebbins B. Chandor Jr.	$1,071,820	$156,033	$—	$1,227,853
Brian J. O’Neil	852,098	133,456	—	985,554
Robert L. McAvoy Jr.	785,141	126,537	149,495	1,061,173
S. Craig Highland	568,724	67,945	160,507	797,176

(a)	The amounts shown in the cash column are based on the following amounts: life insurance payment, which is a liability of the life insurance company, representing one time each named executive officer’s annual salary up to $300,000, for which NTELOS pays the premiums and which is a benefit provided to all full-time employees; executive supplemental life insurance payout in accordance with each of the named executive officer’s employment agreements, which is a liability of the life insurance company; and earned and unpaid (ratable) TIP payment as of December 31, 2014. The above amounts do not include supplemental life insurance payment, if applicable, for which each named executive officer paid the full premium and which is a benefit provided to all full-time employees. Supplemental life insurance is a liability of the life insurance company. The foregoing amounts are further delineated below:

Name	Life Insurance Payments	Supplemental Executive Life Insurance	Earned and Unpaid 2014 Bonus
Stebbins B. Chandor Jr.	$300,000	$672,000	$99,820
Brian J. O’Neil	300,000	467,000	85,098
Robert L. McAvoy Jr.	280,000	423,000	82,141
S. Craig Highland	196,650	324,000	48,074

(b)	The equity column calculation includes accelerated vesting of unvested stock options, restricted stock awards and performance share unit awards (all performance share unit awards not yet certified are assumed to be paid out at target or expected achievement, as appropriate) as of December 31, 2014 as follows:

Name	Unvested Stock Options	Restricted Stock	Performance Share Unit Awards
Stebbins B. Chandor Jr.	$—	$106,820	$49,213
Brian J. O’Neil	—	91,066	42,390
Robert L. McAvoy Jr.	—	96,609	29,928
S. Craig Highland	—	46,362	21,583

(c)	The amounts shown in this column represent accrued pension benefits payable to the surviving spouse of the NEO, if applicable, which amounts represent a one-half survivor annuity commencing at the later of the date which the deceased named executive officer would have attained age 55 or the date of death and which reflects a 50% early benefit commencement reduction. Of the named executive officers, only Messrs. McAvoy and Highland are participants in the Pension Plan.

(4)	The amounts in this column include the following:

Name	Cash(a)	Equity(b)	Pension/ NQDC(c)	Total

Stebbins B. Chandor Jr.	$2,066,975	$156,033	$—	$2,223,008
Brian J. O’Neil	1,804,348	133,456	—	1,937,804
Robert L. McAvoy Jr.	2,142,575	126,536	482,048	2,751,159
S. Craig Highland	1,491,219	67,945	541,888	2,101,052

(a)	The amounts shown in the cash column are based on the following amounts: earned and unpaid (ratable) TIP payment as of December 31, 2014; disability incentive payment equal to a ratable portion of the named executive officer’s target TIP of the year in which termination due to disability occurred; and present value of long-term disability coverage until age 65, which is a liability of NTELOS’s long-term disability provider. The net present value of the long-term disability coverage reported in the table reflects the maximum disability payments, and assumes no recovery or mortality. Such value would be reduced by the net present value of social security benefits beginning at age 55. The foregoing amounts are further delineated below:

Name	Disability Bonus	Disability Insurance Payments	Earned and Unpaid 2014 Bonus
Stebbins B. Chandor Jr.	$215,334	$1,751,821	$99,820
Brian J. O’Neil	183,575	1,535,675	85,098
Robert L. McAvoy Jr.	166,346	1,894,088	82,141
S. Craig Highland	97,035	1,346,110	48,074

(b)	The equity column calculation includes accelerated vesting of unvested stock options, restricted stock awards and performance share unit awards (all performance share unit awards not yet certified are assumed to be paid out at target or expected achievement, as appropriate) as of December 31, 2014 as follows:

Name	Unvested Stock Options	Restricted Stock	Performance Share Unit Awards
Stebbins B. Chandor Jr.	$—	$106,820	$49,213
Brian J. O’Neil	—	91,065	42,390
Robert L. McAvoy Jr.	—	96,609	29,928
S. Craig Highland	—	46,362	21,583

(c)	Represents the present value of accrued pension benefits under the Pension Plan, which was frozen on December 31, 2012. Such amounts are payable over time in the form of an annuity, commencing at the later of the age of 55 or the date of termination of the named executive officer’s employment. Of the named executive officers, only Messrs. McAvoy and Highland are participants in the Pension Plan.

(5)	The amounts in this column include the following:

Name	Cash(a)	Equity(b)	Pension(c)	Perquisites/ Benefits(d)	Total
Stebbins B. Chandor Jr.	$1,258,806	$177,877	$—	$424,602	$1,861,285
Brian J. O’Neil	1,073,151	152,552	—	451,401	1,677,104
Robert L. McAvoy Jr.	529,803	138,275	482,048	29,706	1,179,832
S. Craig Highland	637,628	62,502	541,888	27,401	1,269,419

(a)	The amounts shown in the cash column are based on assumptions of the compensation and benefit levels to be in effect on December 31, 2014. Cash severance for each named executive officer is comprised of the following amounts: (a) severance payments; (b) non-compete payments; (c) present value of the team incentive payment (referred to as the severance bonus) for the severance period; and (d) earned and unpaid bonus payment as of December 31, 2014. The foregoing amounts are further delineated below:

Name	Severance Payments	Non- Compete Payments	Severance Bonus	Earned and Unpaid 2014 Bonus
Stebbins B. Chandor Jr.	$362,457	$362,457	$434,072	$99,820
Brian J. O’Neil	309,000	309,000	370,053	85,098
Robert L. McAvoy Jr.	210,000	70,000	167,662	82,141
S. Craig Highland	196,650	196,650	196,254	48,074

(b)	The equity column calculation includes accelerated vesting of unvested stock options, restricted stock awards and performance share unit awards (all performance share unit awards not yet certified are assumed to be paid out at target or expected achievement, as appropriate) as of December 31, 2014 as follows:

Name	Unvested Stock Options	Restricted Stock	Performance Share Unit Awards
Stebbins B. Chandor Jr.	$—	$128,647	$49,230
Brian J. O’Neil	—	110,144	42,407
Robert L. McAvoy Jr.	—	108,339	29,936
S. Craig Highland	—	40,911	21,591

(c)	Represents the present value of accrued pension benefits under the Pension Plan, which was frozen on December 31, 2012. Such amounts are payable over time in the form of an annuity, commencing at the later of the age of 55 or the date of termination of the named executive officer’s employment. Of the named executive officers, only Messrs. McAvoy and Highland are participants in the Pension Plan.
(d)	Represents continued participation in NTELOS’s welfare benefit plans during the termination period and includes the present value of irrevocable post-retirement medical benefits for Messrs. Chandor and O’Neil, pursuant to the terms of their employment agreements.

(6)	The amounts in this column include the following:

Name	Cash(a)	Equity(b)	Pension(c)	Perquisites/ Benefits(d)	Total
Stebbins B. Chandor Jr.	$1,258,806	$158,931	$—	$424,602	$1,842,338
Brian J. O’Neil	1,073,151	136,435	—	451,401	1,660,987
Robert L. McAvoy Jr.	529,802	124,888	482,048	29,706	1,166,444
S. Craig Highland	637,628	63,252	541,888	27,401	1,270,169

(a)	The amounts shown in the cash column are based on assumptions of the compensation and benefit levels to be in effect on December 31, 2014. Cash severance for each named executive officer is comprised of the following amounts: (a) severance payments; (b) non-compete payments; (c) present value of the team incentive payment (referred to as the severance bonus) for the severance period; and (d) earned and unpaid bonus payment as of December 31, 2014. The foregoing amounts are further delineated below:

Name	Severance Payments	Non- Compete Payments	Severance Bonus	Earned and Unpaid 2014 Bonus
Stebbins B. Chandor Jr.	$362,457	$362,457	$434,072	$99,820
Brian J. O’Neil	309,000	309,000	370,053	85,098
Robert L. McAvoy Jr.	210,000	70,000	167,661	82,141
S. Craig Highland	196,650	196,650	196,254	48,074

(b)	The equity column calculation includes accelerated vesting of unvested stock options, restricted stock awards and performance share unit awards (all performance share unit awards not yet certified are assumed to be paid out at target or expected achievement, as appropriate) as of December 31, 2014 as follows:

Name	Unvested Stock Options	Restricted Stock	Performance Share Unit Awards
Stebbins B. Chandor Jr.	$—	$150,476	$8,455
Brian J. O’Neil	—	129,224	7,211
Robert L. McAvoy Jr.	—	120,069	4,819
S. Craig Highland	—	59,577	3,675

(c)	Represents the present value of accrued pension benefits under the Pension Plan, which was frozen on December 31, 2012. Such amounts are payable over time in the form of an annuity, commencing at the later of the age of 55 or the date of termination of the named executive officer’s employment. Of the named executive officers, only Messrs. McAvoy and Highland are participants in the Pension Plan.
(d)	Represents continued participation in NTELOS’s welfare benefit plans during the termination period and includes the present value of irrevocable post-retirement medical benefits for Messrs. Chandor and O’Neil, pursuant to the terms of their employment agreements.

(7)	In addition to the payments included above, each named executive officer will be entitled to payment of his earned and unpaid base salary to the date of termination. The named executive officer will also be entitled to unreimbursed business and entertainment expenses in accordance with NTELOS’s policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with NTELOS’s employee benefit plans. Termination also will not divest the named executive officer of any previously vested benefit or right unless the terms of such vested benefit or right specifically require divestiture where the named executive officer’s employment is terminated for cause.

Severance Arrangements for Departed Named Executive Officers in 2014

James A. Hyde

On July 27, 2014, Mr. Hyde resigned as President and Chief Executive Officer and a director of NTELOS. In connection with his resignation, NTELOS and Mr. Hyde entered into a Letter Agreement dated as of July 27, 2014. The Letter Agreement provided that Mr. Hyde would receive the following cash and other benefits: (1) 100% of his monthly base salary then in effect for eighteen months for total payments of $1,012,500, with the first six months accumulated and paid on the first payroll date following the six-month anniversary of his resignation and the remaining amounts paid in normal payroll installments; (2) continued participation at NTELOS’s expense in NTELOS’s health plans for the 18 months following his resignation or, in lieu thereof, monthly payments, on a net-after tax basis, to procure comparable coverage elsewhere; such benefit estimated at $22,324 based on NTELOS’s then-current health benefits plans, and (3) all of Mr. Hyde’s vested stock options remained outstanding through December 31, 2014. All of Mr. Hyde’s unvested stock options, restricted stock and performance stock units were forfeited as of July 27, 2014. In exchange for the benefits outlined above, the Letter Agreement restricts Mr. Hyde from competing, directly or indirectly, with NTELOS or soliciting NTELOS customers or employees for a period of 24 months following his resignation, includes non-disparagement and confidentiality requirements, as well as a general release between Mr. Hyde and NTELOS.

Conrad J. Hunter

On March 13, 2014, Conrad J. Hunter resigned as Executive Vice President and Chief Operating Officer of NTELOS, and his employment with NTELOS ended on April 30, 2014. In connection with his resignation, NTELOS entered into a separation agreement with Mr. Hunter, which provided for the following cash and other benefits: (1) payments in an amount equal to 40% of his base salary payable in at-least monthly installments for a period of 18 months; (2) non-compete payments in an amount equal to 60% of Mr. Hunter’s then-current base salary payable in at-least monthly installments for a period of 18 months; (3) a lump sum payment equal to one and one-half times his target incentive payment (60% of his base salary) under NTELOS’s annual incentive plan; (4) continued participation in certain of NTELOS’s employee benefit plans for the time period set forth in the agreement; (5) accelerated vesting of stock options that otherwise would have become vested before April 30, 2015 had Mr. Hunter remained employed with NTELOS; (6) accelerated vesting of restricted stock (other than restricted stock granted in calendar year 2013) and accelerated vesting of restricted stock granted in calendar year 2013 with respect to two thirds of the underlying shares of common stock; and (7) accelerated vesting of performance stock units with respect to 8,362 of the underlying shares of common stock. The total value of benefits (1) through (7) described above is estimated at $1,403,917, which includes the value of accelerated restricted shares and PSUs multiplied by the market price per share on April 30, 2014 of $13.79; the value of Mr. Hunter’s stock options that were subject to accelerated vesting at the market price per share on April 30, 2014 of $13.79, less the required exercise payment price per share; and the estimated present value of continued participation in certain of NTELOS’s employee benefit plans based on NTELOS’s then-current plan rates. In exchange for the benefits described above, the separation agreement required Mr. Hunter to perform certain transition services through the end date of his employment with NTELOS on April 30, 2014, restricted Mr. Hunter from competing, directly or indirectly, with NTELOS or soliciting NTELOS employees for a period of 24 months, and included non-disparagement and confidentiality requirements, as well as a general release.

Potential Change-in-Control Payments to Named Executive Officers

Name	Cash (1)	Equity (2)	Perquisites/ Benefits (3)	Total (4)
Rodney D. Dir	$150,000	$50,280	$—	$200,280
Stebbins B. Chandor Jr.	1,258,806	158,931	424,602	1,842,338
Brian J. O’Neil	1,073,151	136,435	451,401	1,660,987
Robert L. McAvoy Jr.	529,802	124,887	29,706	684,396
S. Craig Highland	637,628	63,252	27,401	728,281
Former Executive Officers
James A. Hyde(5)	—	—	—	—
Conrad J. Hunter(6)	—	—	—	—

(1)	The amounts shown in the cash column are based on assumptions of the compensation and benefit levels to be in effect on December 31, 2014. Cash severance for each named executive officer comprises of the following amounts: (a) severance payments; (b) non-compete payments; (c) present value of the team incentive payment (referred to as “the severance bonus”) for the severance period; and (d) earned and unpaid bonus payment as of December 31, 2014. The foregoing amounts are further delineated below:

Name	Severance Payments	Non- Compete Payments	Severance Bonus	Earned and Unpaid Bonus
Rodney D. Dir	$—	$—	$150,000	$—
Stebbins B. Chandor Jr.	362,457	362,457	434,072	99,820
Brian J. O’Neil	309,000	309,000	370,053	85,098
Robert L. McAvoy Jr.	210,000	70,000	167,661	82,141
S. Craig Highland	196,650	196,650	196,254	48,074
Former Executive Officers
James A. Hyde	—	—	—	—
Conrad J. Hunter	—	—	—	—

(2)	The equity column calculation includes accelerated vesting of unvested stock options, restricted stock awards and performance share unit awards (all performance share unit awards not yet certified are assumed to be paid out at target or expected achievement, as appropriate) as of December 31, 2014 as follows:

Name	Unvested Stock Options	Restricted Stock	Performance Share Unit Awards
Rodney D. Dir	$—	$50,280	$—
Stebbins B. Chandor Jr.	—	150,475	8,456
Brian J. O’Neil	—	129,224	7,211
Robert L. McAvoy Jr.	—	120,069	4,818
S. Craig Highland	—	59,578	3,674
Former Executive Officers
James A. Hyde	—	—	—
Conrad J. Hunter	—	—	—

(3)	Represents continued participation in NTELOS’s welfare benefit plans during the termination period and includes the present value of irrevocable post-retirement medical benefits for Messrs. Chandor and O’Neil, pursuant to the terms of their employment agreements.
(4)	The amounts in this column represent the total of all compensation in columns (1) through (3). The payments in columns (1) through (3) are “double-trigger” payments that will only be payable in the event of a termination of employment without cause or for good reason following, and before the second anniversary of, a change in control.
(5)	Mr. Hyde resigned as an executive officer effective July 27, 2014.
(6)	Mr. Hunter resigned as an executive officer effective March 20, 2014.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of NTELOS’s named executive officers is described in “Executive Compensation—Compensation Discussion and Analysis,” beginning on page 102 and in the compensation tables and the accompanying narrative discussion on pages 115 to 129 of this proxy statement.

The Compensation Committee designs NTELOS’s compensation program for its named executive officers to reward the achievement of NTELOS’s short-term and long-term objectives. The objective of NTELOS’s compensation program is to attract and retain those employees whose judgment, abilities and experience will contribute to NTELOS’s continued success. The program is designed to provide overall competitive pay levels through a mix of base salary, annual cash incentive and equity compensation and ownership, create proper incentives to align management’s incentives with the long-term interests of NTELOS stockholders and reward superior performance. NTELOS’s compensation program also reflects competition and best practices in the marketplace. The mix of compensation components is competitive with that of other companies of similar size and operational characteristics, while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. The Compensation Committee also selects and engages a third-party compensation consultant to assist in developing compensation programs and determining annual executive compensation.

Based on its review of the total compensation of NTELOS’s named executive officers for fiscal year 2014, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable. The Compensation Committee believes NTELOS’s compensation program effectively achieves the objective of aligning compensation with performance measures that are directly related to NTELOS’s financial goals and creation of stockholder value without encouraging NTELOS’s named executive officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this proxy statement and the accompanying compensation tables and narrative provide a comprehensive review of NTELOS’s named executive officer compensation objectives, program and rationale. You should read this disclosure before voting on this proposal.

For the reasons stated above, NTELOS is are requesting your non-binding approval of the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting of NTELOS stockholders held on November 11, 2015, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table, the other related tables and accompanying narrative, set forth on pages 102 to 129 of the proxy statement.”

Your vote on this proposal will be non-binding on NTELOS and the Board and will not be construed as overruling a decision by NTELOS or the Board. Your vote will not create or imply any change to NTELOS’s fiduciary duties or create or imply any additional fiduciary duties for NTELOS or the Board. However, the Compensation Committee values the opinions that NTELOS’s stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate. NTELOS is providing this vote as required pursuant to Section 14A of the Exchange Act. The Board determined that NTELOS will hold a non-binding stockholder advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of such non-binding stockholder advisory vote or until the Board otherwise determines that a different frequency for such vote is in the best interests of NTELOS stockholders.

The Advisory Vote on Executive Compensation requires the affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the Advisory Vote on Executive Compensation. Broker non-votes will not have an effect on the Advisory Vote on Executive Compensation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF NTELOS’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered accounting firm retained to audit NTELOS’s financial statements. The Audit Committee has appointed KPMG LLP as NTELOS’s independent external auditor for the year ending December 31, 2015. KPMG has served as NTELOS’s independent registered accounting firm continuously since December 31, 2003. The Audit Committee is responsible for the audit fee negotiations associated with the retention of KPMG LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson will continue to be directly involved in the selection of KPMG LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as NTELOS’s independent external auditor is in NTELOS’s best interests and the best interests of NTELOS stockholders.

It is expected that a representative of KPMG LLP will be present at the annual meeting to respond to appropriate questions of stockholders and to make a statement, if they desire to do so.

In connection with the audit of the 2014 financial statements, NTELOS entered into an engagement agreement with KPMG LLP, which set forth the terms by which KPMG LLP would perform audit services for NTELOS. That agreement was subject to alternative dispute resolution procedures and a mutual exclusion of damages other than the prevailing party’s actual and punitive damages.

The following table presents fees for professional services and expenses billed to NTELOS by KPMG LLP for the fiscal years ended 2014 and 2013.

	Fiscal 2014	Fiscal 2013
Audit fees	$828,550	$740,000
Audit-related fees	—	100,000
Tax fees	—	—
All other fees	1,650	1,600

Total	$830,200	$841,600

Audit Fees

Audit fees include fees and expenses paid by NTELOS to KPMG LLP in connection with the annual audit of NTELOS’s consolidated financial statements, KPMG LLP’s review of NTELOS’s interim financial statements, KPMG’s review of NTELOS’s Annual Report on Form 10-K and KPMG’s assessment of the effectiveness of the internal controls over NTELOS’s financial reporting. Audit fees also include fees for services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings.

Audit-related fees

The audit related fees for the year ended December 31, 2013 were for professional services rendered by KPMG in connection with the secondary offering of NTELOS common stock owned by the Quadrangle Entities.

All Other Fees

All other fees for 2014 and 2013 are fees related to access to an on-line accounting research tool.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and permitted non-audit services provided by its independent registered public accounting firm will either be approved before the independent registered public accounting firm is engaged for the particular services or will be rendered pursuant to pre-approval procedures established by the Audit Committee. Pre-approval spending limits for all services to be performed by the independent registered public accounting firm are established periodically by the Audit Committee, detailed as to the particular service or category of services to be performed and implemented by NTELOS’s financial officers. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any audit or non-audit service fees that NTELOS may incur that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services require separate and specific pre-approval by the Audit Committee prior to the performance of services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for audit, audit-related, tax and other services. The Audit Committee may revise the list of pre-approved services from time to time. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with the SEC rules on auditor independence.

Stockholder ratification of the selection of KPMG LLP as NTELOS’s independent registered public accounting firm is not required but is being presented as a matter of good corporate practice. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in NTELOS’s best interests and the best interests of NTELOS stockholders. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

The Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm requires the affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm. Broker non-votes will not have an effect on the Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS NTELOS’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

AUDIT COMMITTEE REPORT

Pursuant to SEC rules for proxy statements, the Audit Committee of the Board has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe NTELOS’s current audit program, including the underlying philosophy and activities of the Audit Committee.

Functions of the Audit Committee

The primary function of the Audit Committee of the Board is to assist the Board in fulfilling its oversight responsibilities by overseeing:

•	NTELOS’s accounting and financial reporting processes;

•	the reliability of NTELOS’s financial statements;

•	the effective evaluation and management of NTELOS’s financial risks;

•	NTELOS’s compliance with laws and regulations; and

•	the maintenance of an effective and efficient audit of NTELOS’s annual financial statements by a qualified independent registered public accounting firm.

The Audit Committee operates under a written charter. The Audit Committee charter provides that the Audit Committee will preserve open avenues of communication among the independent registered public accounting firm, internal auditors, financial management, senior management, the Audit Committee and the Board. During the past year, the Audit Committee has reviewed its charter and determined that the charter adequately and effectively defines the duties and responsibilities of the Audit Committee. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, NTELOS’s policies, procedures and practices at all levels. The Audit Committee is accountable and responsible to the full Board.

Composition and Qualifications of Audit Committee

The Audit Committee consists of three non-employee directors: Mr. Duggan (Chairperson), Mr. Heneghan and Ms. Vos. The Board has determined that each member of the Audit Committee is “independent” as defined in each of Section 10A of the Exchange Act and the NASDAQ listing standards, and is financially literate and is free from any relationship that, in the judgment of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Board has determined that each of Messrs. Duggan and Heneghan is an “audit committee financial expert,” as defined by regulations promulgated by the SEC.

Election and Meetings

The Board annually elects the members of the Audit Committee to serve for a term of one year or other length of term, in the discretion of the Board, and will otherwise serve until their successors are duly elected and qualified. Each member of the Audit Committee will serve at the pleasure and discretion of the Board, and may be replaced or removed by the Board at any time and from time to time in its discretion. The Board will designate the Chairperson of the Audit Committee.

The Audit Committee meets quarterly, or more frequently as circumstances require. The Audit Committee met eight times during 2014. The Audit Committee meets as often as it deems advisable with representatives from NTELOS’s executive management and independent registered public accounting firm in separate sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed. In addition, the Audit Committee or its Chairperson meets with representatives of the independent registered public accounting firm and NTELOS’s management at least quarterly to review NTELOS’s financial statements.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee performed the following with respect to the year ended December 31, 2014:

Documents/Reports Review

1. Reviewed and discussed with NTELOS’s management NTELOS’s audited financial statements, management’s updates on internal control over financial reporting and all certifications, reports, opinions or reviews rendered by NTELOS’s independent registered public accounting firm.

2. Discussed with NTELOS’s financial management and representatives of the independent registered public accounting firm, prior to filing with the SEC, audited and unaudited financial statements and certain other disclosures to be included in NTELOS’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports that contain financial information. Management has represented to the Audit Committee that NTELOS’s financial statements were prepared in accordance with GAAP.

Independent Registered Public Accounting Firm

3. Recommended to the Board the selection of KPMG LLP as NTELOS’s independent registered public accounting firm for the year ending December 31, 2015. The Audit Committee evaluates the performance of the independent registered public accounting firm. The Audit Committee has discussed with representatives of the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 61, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP that firm’s independence with respect to NTELOS.

4. Approved all fees and other compensation paid to KPMG LLP. Monitored compliance with pre-approval policies and procedures, and otherwise pre-approved all non-audit engagements of KPMG LLP.

5. Periodically consulted with representatives of the independent registered public accounting firm out of the presence of NTELOS’s management regarding internal controls and the completeness and accuracy of NTELOS’s financial statements.

Financial Reporting Process

6. In consultation with representatives of the independent registered public accounting firm and NTELOS’s internal financial and accounting personnel, reviewed the integrity of NTELOS’s financial reporting process, both internal and external.

7. Considered any significant judgments made in management’s preparation of NTELOS’s financial statements and management’s view of each as to the appropriateness of such judgments.

8. Considered the independent registered public accounting firm’s judgments about the quality and appropriateness of NTELOS’s accounting principles as applied to its financial reporting.

Legal Compliance/Risk Management; General

9. Reviewed legal compliance matters, including corporate securities trading policies, and legal matters that could have a significant impact on NTELOS’s financial statements.

10. Reviewed and discussed with management NTELOS’s major financial and operating risks and exposures, and the steps management has taken to monitor and control such risks and exposures, including NTELOS’s risk assessment and risk management policies.

11. Reviewed the report of management regarding the effectiveness of NTELOS’s internal control over financial reporting contained in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in NTELOS’s Annual Report on Form 10-K related to the audit of the effectiveness of internal control over financial reporting. In this regard, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements and management’s report on internal control over financial reporting be included in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC.

Audit Committee

Stephen C. Duggan (Chairperson)
Daniel J. Heneghan
Ellen O’Connor Vos

The Audit Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of NTELOS’s other filings under the Securities Act or the Exchange Act, except to the extent that NTELOS specifically incorporates this report by reference therein.

PROPOSAL 6: RE-APPROVAL OF THE PERFORMANCE CRITERIA UNDER THE EQUITY PLAN

Long-term equity incentive awards assist NTELOS in recruiting and retaining individuals with ability and initiative by enabling such individuals to participate in NTELOS’s future success and aligning their interests with NTELOS’s interests and the interests of NTELOS stockholders. In consideration of the benefits of long-term equity incentive awards and upon the recommendation of NTELOS’s Compensation Committee, the Board adopted the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, which we refer to as the “Plan,” on February 25, 2010. The Plan was approved by NTELOS’s stockholders at the 2010 annual meeting of NTELOS stockholders. No amendments have been made to the plan since 2010.

The Plan is designed to comply with Section 162(m) of the Code, which we refer to as “Section 162(m).” The Board generally seeks to implement a compensation program that maximizes deductibility for federal income tax purposes. Under Section 162(m), NTELOS cannot deduct certain compensation in excess of $1 million paid to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of NTELOS. Certain compensation, however, including compensation paid based on the achievement of pre-established performance criteria, is excluded from this deduction limit if the material terms of the performance criteria underlying the performance-based awards, are approved by stockholders at least every five years. The Board is not proposing that any of the performance criteria under the Plan be modified. The material terms of the performance criteria in the Plan were last approved by NTELOS stockholders in 2010. NTELOS is asking stockholders at this annual meeting to reapprove the performance criteria of the Plan.

Key features of the Plan include:

•	All stock options, stock appreciation rights and other purchase rights must have an exercise price that is not less than the fair market value of the underlying stock on the grant date.

•	The maximum number of shares of NTELOS common stock that may be issued under the Plan pursuant to awards is 4,025,000 shares; all of such shares may be issued in connection with options, stock appreciation rights, restricted stock awards, restricted stock units, incentive awards, other stock-based awards or dividend equivalents. As of August 28, 2015, there were 1,663,172 shares of NTELOS common stock available for issuance under the Plan.

•	Awards under the Plan will be subject to a three-year minimum vesting period for time-based awards or a one-year minimum performance period for performance-based awards, subject to certain exceptions for newly hired employees, inducement grants, corporate transactions and the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

•	The Plan does not include any reload or “evergreen” share replenishment features.

•	Without stockholder approval, NTELOS may not reprice awards or repurchase awards that are subject to forfeiture or have not yet vested.

•	Any material amendments to the Plan require stockholder approval.

•	The Plan will be administered by the Compensation Committee, which is comprised entirely of independent directors.

A summary of the principal features of the Plan is included below. However, every aspect of the Plan is not addressed in this summary and stockholders are encouraged to read the full text of the Plan which is attached to this proxy statement as Annex E.

Reasons for the Plan and Recommendation of the Board

As described in more detail in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis” beginning on page 102, NTELOS believes its compensation programs are structured to attract, retain and motivate employees, officers and directors. The Board believes that equity incentive awards play a key role in these programs as they help align the interests of employees, officers and directors with those of NTELOS stockholders.

If the Plan is not approved, in order for NTELOS’s compensation levels to remain competitive within its peer group, NTELOS may have to restructure its compensation program and would likely need to include more cash incentives or other non-equity based awards. Such alternative awards would not necessarily align the interests of officers and employees with those of NTELOS stockholders. In addition, replacing equity incentive awards with cash compensation would increase NTELOS’s overall cash expenses at a time when NTELOS is looking to reduce these expenses.

While NTELOS believes that equity incentive awards should continue to be a significant part of its compensation program, in adopting the Plan, the Board sought to strike an appropriate balance between having sufficient shares available under the Plan to achieve NTELOS’s goals related to the retention and motivation of employees, officers and directors and avoiding significant stockholder dilution.

For the foregoing reasons, the Board recommends that stockholders approve the Plan.

General Plan Information

The Plan is intended to permit the grant of stock options (both incentive stock options, which we refer to as “ISOs,” and non-qualified stock options, which we refer to as “NQSOs” and collectively with ISOs, “Options,” stock appreciation rights, which we refer to as “SARs,” restricted stock awards, which we refer to as “Restricted Stock Awards,” restricted stock units, which we refer to as “RSUs,” incentive awards, which we refer to as “Incentive Awards,” other stock-based awards, which we refer to as “Stock-Based Awards” and dividend equivalents, which we refer to as “Dividend Equivalents.” All awards granted under the Plan will be governed by separate written agreements between NTELOS and the participants. The written agreements will specify the terms and conditions of the award. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the Plan and any awards granted thereunder. The Plan is unfunded, and NTELOS will not segregate any assets to cover grants of awards under the Plan.

No awards may be granted on or after ten years following the effective date of the Plan.

Administration

NTELOS will bear all expenses of administering the Plan. NTELOS’s Compensation Committee will administer the Plan and has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate. The Compensation Committee may act through subcommittees or, with respect to awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the board of directors of NTELOS’s Affiliates (as defined in the Plan), delegate to one or more NTELOS officer all or part of its duties with respect to such awards. The Compensation Committee may, it its discretion, accelerate the time at which any award may be exercised, become transferable or nonforfeitable or become earned and settled only (i) in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control (as defined in the Plan).

Eligibility for Participation

Any of NTELOS’s employees or service providers, employees or service providers of NTELOS’s Affiliates (as defined in the Plan), and non-employee members of the Board or of any board of directors of NTELOS Affiliates is eligible to receive an award under the Plan. However, ISOs may only be granted to employees of NTELOS or one of its Affiliates.

Shares Subject to Plan

The maximum aggregate number of shares of NTELOS common stock that may be issued under the Plan pursuant to awards is 4,025,000 shares, all of which may be issued pursuant to Options, SARs, Restricted Stock Awards, RSUs, Incentive Awards, Stock-Based Awards or Dividend Equivalents. Each share issued in connection with an award will reduce the number of shares available under the Plan by one, and each share covered under a SAR will reduce the number of shares available under the Plan by one even though the share is not actually issued upon settlement of the SAR. Shares relating to awards that are terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for awards not involving shares, will again be available for issuance under the Plan. Shares not issued as a result of a net settlement of an award, tendered or withheld to pay the price of an award or withholding taxes or purchased on the open market with the proceeds of the exercise price of an award will not again be available for issuance under the Plan.

In any calendar year, no participant may be granted Awards that relate to more than 1,000,000 shares of NTELOS common stock. For these purposes, an Option and its corresponding SAR will be counted as a single award. For any award stated with reference to a specific dollar limit, the maximum amount payable with respect to any 12-month performance period to any one participant is $5,000,000 (pro-rated up or down for performance periods greater or less than 12 months). The maximum number of shares of NTELOS common stock that may be issued pursuant to awards, the per individual limits on awards and the terms of outstanding awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

Awards

Options

An Option entitles the participant to purchase from NTELOS a stated number of shares of NTELOS common stock. The exercise price per share of NTELOS common stock underlying any Option may not be less than the fair market value of a share of NTELOS common stock on the date the Option is granted. With respect to an ISO granted to a participant who, at the time of grant, beneficially owns more than 10% of the combined voting power of NTELOS or any of NTELOS’s Affiliates (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the NTELOS common stock on the date the Option is granted. The exercise price may be paid in cash or, if the written agreement so provides, NTELOS’s Compensation Committee may allow a participant to pay all or part of the exercise price by tendering shares of NTELOS common stock, by a broker-assisted cashless exercise, by means of a “net exercise” procedure, or by any other specified medium of payment. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the NTELOS common stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs.

SARs

A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of NTELOS common stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem award expires with respect to the number of shares being exercised. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of NTELOS common stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related Option is exercisable, and no SAR is exercisable unless the fair market value of the NTELOS common stock at the time of exercise exceeds the fair market value of the NTELOS common stock as of the date of grant of the SAR. As set forth in the written agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of NTELOS common stock or a combination of each.

Restricted Stock Awards

A Restricted Stock Award is the grant or sale of shares of NTELOS common stock, which may be subject to forfeiture for a period of time or subject to certain conditions. If the Restricted Stock Award is subject to forfeiture, prior to forfeiture, the participant will have all rights of a stockholder with respect to the shares of NTELOS common stock subject to a Restricted Stock Award, including the right to vote the shares, provided, however, the participant may not transfer the shares while they are subject to forfeiture. To the extent deemed necessary by the Compensation Committee (or as described below), dividends payable with respect to a Restricted Stock Award may accumulate (without interest) and become payable in cash or shares of NTELOS common stock at the time and to the extent that the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. In lieu of retaining the certificates evidencing the shares, NTELOS may hold the certificates evidencing the shares in escrow or record the certificates evidencing the shares as outstanding by notation on NTELOS’s stock records. If a participant must pay for a Restricted Stock Award, the participant may pay the purchase price in cash or, if the written agreement so provides, NTELOS’s Compensation Committee may allow a participant to pay all or part of the purchase price by tendering shares of NTELOS common stock, by means of a “net exercise” procedure, or by any other specified medium of payment.

RSUs

An RSU entitles the participant to receive, upon vesting, shares of NTELOS common stock. NTELOS will deliver to the participant one share of NTELOS common stock for each RSU that becomes earned and payable. No participant will have any rights of a stockholder with respect to an RSU unless and until the underlying shares of NTELOS common stock are issued, provided, however, except as described below, dividends payable with respect to shares subject to RSUs may be paid currently or may accumulate (without interest) and be paid in cash or shares of NTELOS common stock only to the extent the related RSUs become earned and payable.

Incentive Awards

An Incentive Award entitles the participant to receive cash or NTELOS common stock when certain conditions are met. As set forth in the participant’s written agreement, an Incentive Award may be paid in cash, shares of NTELOS common stock or a combination of each. No participant will have any rights of a stockholder with respect to shares underlying an Incentive Award unless and until the underlying shares of NTELOS common stock are issued.

Stock-Based Awards

Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of NTELOS common stock, including awards convertible or exchangeable into shares of NTELOS common stock (or the cash value thereof) and NTELOS common stock purchase rights and awards valued by reference to the fair market value of the NTELOS common stock. The purchase price for the NTELOS common stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of the shares of the NTELOS common stock as of the date the award is granted. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted.

NTELOS’s Compensation Committee is also authorized under the Plan to grant shares of NTELOS common stock as a bonus, or to grant shares of NTELOS common stock or other awards in lieu of other obligations of NTELOS or any of its Affiliates to pay cash or to deliver other property under the Plan or under any other plans or compensatory arrangements of NTELOS or any of its Affiliates.

Dividend Equivalents

A Dividend Equivalent is an award that entitles the participant to receive cash, shares of NTELOS common stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of NTELOS common stock. Except as described below, Dividend Equivalents may be paid or distributed when accrued or deemed to have been reinvested in additional shares of NTELOS common stock, other awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and any other terms set forth in the written agreement for the award. However, no Dividend Equivalents may be granted in connection with Options, SARs or Stock-Based Awards in the nature of purchase rights.

Effect of Termination of Employment on Awards

If a participant terminates employment due to death, disability or retirement, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant’s transferee if applicable), to the extent exercisable as of termination of employment (or on such accelerated basis as NTELOS’s Compensation Committee may determine at or after grant), until 12 months after termination of employment or, if earlier, the expiration of the stated term of the award, unless the written agreement for such award provides otherwise. Any vested portion of such award that remains unexercised after the expiration of such period will terminate with no further compensation due to the participant.

If a participant’s employment is terminated by NTELOS or any of its Affiliates involuntarily and without cause in contemplation of or within nine months after a change in control, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant’s transferee if applicable), to the extent exercisable as of termination of employment (or on such accelerated basis as NTELOS’s Compensation Committee may determine at or after grant), until six months after termination or, if earlier, the expiration of the stated term of such award, unless the written agreement for such award provides otherwise. Any vested portion of such award that remains unexercised after the expiration of such period will terminate with no further compensation due to the participant.

If a participant terminates employment for any reason other than those described above, provided the participant’s employment is not involuntarily terminated for cause, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant’s transferee if applicable), to the extent exercisable as of termination of employment (or on such accelerated basis as NTELOS’s Compensation Committee may determine at or after grant), until thirty days after termination of employment, provided that such period will be three months after termination of employment if the participant’s employment is terminated by NTELOS or any of its Affiliates involuntarily and without cause, or, if earlier, until the expiration of the stated term of such award, unless the written agreement for such award provides otherwise. Any vested portion of such award that remains unexercised after the expiration of such period will terminate with no further compensation due to the participant.

The unvested portion of an award will terminate without any further compensation to the participant upon the termination of the participant’s employment, and all vested awards will terminate without any further compensation due to the participant if the participant’s employment is terminated by NTELOS or any of its Affiliates for cause (as defined in the Plan).

Performance Objectives and Time-Based Vesting

NTELOS’s Compensation Committee has discretion to establish objectively determinable performance conditions for when awards will become vested, exercisable, and payable. Objectively determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may be based on one or any combination of metrics related to NTELOS’s financial, market or business performance. Performance conditions may be related to a specific customer or group of customers or geographic region individually, alternatively or in any combination, subset or component thereof. The form of the performance conditions also may be measured on a company, Affiliate, division, business unit, service line, segment or geographic basis individually, alternatively or in any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned performance criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting, exercise or payment of an award can be conditioned on mere continued employment or service or on performance conditions other than those set forth above if the award is not intended to qualify as performance-based.

The performance conditions may, among others, include any or any combination of the following: total return to stockholders or on stockholders’ investment; cash flow; accounts receivable days sales outstanding; return on assets, capital, equity or sales; stock price; basic or diluted earnings per share; reduction of outstanding debt; gross, operating or net earnings; tangible net worth; market share; earnings before interest and taxes (including adjusted EBIT); earnings before interest, taxes, depreciation and/or amortization (including adjusted EBITDA); productivity ratios; expense targets; working capital targets; customer retention; customer care performance statistics (including service level, first call resolution and average handle time); competitive market metrics; employee retention; objective measures of personal targets, goals or completion of projects; fiber miles and homes passed by fiber; covered population within a basic trading area; cash cost per unit; cost per gross add and variable cost per gross add; network performance; peer group comparisons of any of the aforementioned performance conditions; or the consummation of a Change in Control (as defined in the Plan) or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other disposition of a Material Line of Business (as defined in the Plan) or similar event.

The above performance conditions are intended to permit NTELOS’s Compensation Committee to grant awards that constitute “qualified performance-based compensation” and are exempt from the $1 million limit on deductible compensation payable to NTELOS’s Chief Executive Officer or any of NTELOS’s three other highest paid officers, other than NTELOS’s Chief Executive Officer or NTELOS’s Chief Financial Officer.

The Compensation Committee will have the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an award will become vested, exercisable or payable, except that the length of the performance period may not be less than one year, except in the case of newly-hired or newly-promoted employees or performance conditions relating to the consummation of a Change in Control or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other disposition of a Material Line of Business (as defined in the Plan) or similar event or in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

Awards that will vest based solely on continued employment or service must vest over a period of not less than three years or ratably (whether monthly, quarterly, annually or otherwise) over a period of not less than three years, subject to exceptions for inducement grants to new hires, a Change in Control or the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

Form and Timing of Payments

Payments to be made by NTELOS upon the exercise of an Option or SAR or settlement of any other award may be made in such form as NTELOS’s Compensation Committee may determine and set forth in the written agreement for the award, including cash, shares of NTELOS common stock, other awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. However, no dividends or Dividend Equivalents may be paid in connection with a performance-based award unless and until the underlying performance conditions are achieved, and any such dividends or Dividend Equivalents will accumulate (without interest) and become payable to the participant only at the time and to the extent that the applicable award becomes transferable and nonforfeitable.

Stockholder Rights

No participant will have any rights as a stockholder of NTELOS unless and until the award is settled by the issuance of NTELOS common stock (other than such rights as a stockholder to which the participant may be entitled pursuant to the specific terms of the written agreement).

Maximum Award Period

No award other than Dividend Equivalents may be exercisable or become vested or payable more than ten years after the date of grant. An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of NTELOS or any of its Affiliates (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Change in Control

In the event of a “Change in Control” (as defined in the Plan) and, with respect to awards that are subject to Section 409A of the Code, which we refer to as “409A Award(s),” only to the extent permitted by Section 409A of the Code, NTELOS’s Compensation Committee in its discretion may, on a participant-by-participant basis (a) accelerate the vesting of all unvested and unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights and terminate such awards, without any payment therefor, immediately prior to the date of any such transaction after giving the participant at least seven days written notice of such actions; (b) fully vest and/or accelerate settlement of any awards; (c) terminate any outstanding Options, SARs or Stock-Based Awards in the nature of purchase rights after giving the participant notice and a chance to exercise such awards; (e) cancel any portion of an outstanding award that remains unexercised or is subject to restriction or forfeiture in exchange for a cash payment to the participant of the value of the award; or (f) require that the award be assumed by the successor corporation or replaced with interests of an equal value in the successor corporation. Alternatively, NTELOS’s Compensation Committee may take such other action as it determines to be reasonable under the circumstances to permit the participant to realize the value of the award.

Except as otherwise provided in the written agreement covering the award, if a participant who is employed by (or a director of or other service provider to) NTELOS or any of NTELOS’s Affiliates at the time of the Change in Control then holds (i) one or more Options, SARs or Stock-Based Awards in the nature of purchase rights, all such Options, SARs and Stock-Based Awards will become fully exercisable on and after the Change in Control (subject to the expiration provisions otherwise applicable to such awards), and any shares of NTELOS common stock purchased by the participant under such awards following such Change in Control will be fully vested upon exercise, or (ii) one or more awards other than Options, SARs or Stock-Based Awards in the nature of purchase rights, such awards will become fully vested on the date of the Change in Control; provided, however, that, if the amount of the award where the vesting is to be determined is based on the level of performance achieved, the target level of performance will be deemed to have been achieved.

Compliance with Applicable Law

No award will become exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax, withholding and securities laws), any listing agreement with any stock exchange to which NTELOS is a party and the rules of all domestic stock exchanges on which NTELOS’s shares may be listed.

Amendment and Termination of Plan

The Board may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding awards without the participant’s consent. An amendment will be contingent on approval of NTELOS stockholders, to the extent required by law, any tax or regulatory requirement, by the rules of any stock exchange on which NTELOS’s securities are then traded or if the amendment would (a) increase the benefits accruing to Plan participants, (b) increase the aggregate number of shares of NTELOS common stock issuable under the Plan, (c) modify the eligibility requirements of the Plan, (d) change the performance criteria set forth in the Plan for performance-based awards or (e) accelerate the time at which an award may be exercised, become transferable or non-forfeitable or become earned and payable except in connection with a Change in Control or, to the extent permitted by the Compensation Committee, in the event of the participant’s death, disability, retirement, or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason). Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will submit the material terms of the stated performance criteria to NTELOS stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance objectives.

Forfeiture Provisions; No Repricings

Awards do not confer upon any individual any right to continue in the employ of or service to NTELOS or any of its Affiliates. All rights to any award that a participant has will be immediately forfeited if the participant is discharged from employment or service for “Cause” (as defined in the Plan). Except to the extent approved by NTELOS stockholders, the Plan does not permit: (a) any decrease in the exercise price or base value of any outstanding awards, (b) the issuance of any replacement Options, SARs or Stock-Based Awards in the nature of purchase rights, which will be deemed to occur if a participant agrees to forfeit an existing Option, SAR or Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Stock-Based Award in the nature of purchase rights with a lower exercise price or base value, (c) NTELOS to repurchase underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, which will be deemed to be those Options, SARs or Stock-Based Awards in the nature of purchase rights with exercise prices or base values in excess of the current fair market value of the shares of NTELOS common stock underlying the Option, SAR or Stock-Based Award in the nature of purchase rights, (d) NTELOS to issue any replacement or substitute awards, or pay cash in exchange, for underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, (e) NTELOS to repurchase any awards under the Plan prior to the time the award becomes exercisable, vested or payable or (f) any other action that is treated as a “repricing” under GAAP.

U.S. Federal Income Tax Consequences

The following discussion summarizes the principal U.S. federal income tax consequences associated with awards under the Plan. The discussion is based on U.S. federal tax laws and regulations currently in effect, all of which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan.

ISOs

A participant will not recognize taxable income on the grant or exercise of an ISO. The excess of the fair market value of the shares of common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. A participant will recognize taxable income when he or she disposes of the shares of NTELOS common stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of NTELOS common stock. A participant’s tax basis in the NTELOS common stock generally will be the amount the participant paid for the stock. If NTELOS common stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the NTELOS common stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of NTELOS common stock.

NTELOS will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of NTELOS common stock acquired under an ISO before the expiration of the ISO holding period described above, NTELOS generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs

A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the NTELOS common stock acquired over the exercise price. A participant’s tax basis in the NTELOS common stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of NTELOS common stock. The exercise of a NQSO generally will entitle NTELOS to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs

A participant will not recognize any taxable income at the time SARs are granted. Upon exercise, the participant will recognize as ordinary income the amount of cash and the fair market value of the NTELOS common stock that he or she receives. NTELOS generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock Awards

A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the NTELOS common stock on such date over the amount paid for the shares. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the shares subject to the Restricted Stock Award. NTELOS generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

RSUs

The participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the NTELOS common stock and the amount of cash he or she receives. NTELOS generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Incentive Awards

A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the NTELOS common stock he or she receives. NTELOS generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Stock-Based Awards

A participant will recognize ordinary income on receipt of cash or fair market value of shares of NTELOS common stock paid with respect to a Stock-Based Award. NTELOS generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents

A participant will recognize as ordinary income the amount of cash and the fair market value of any NTELOS common stock he or she receives on payment of the Dividend Equivalents. To the extent the Dividend Equivalents are paid in the form of other awards, the participant will recognize income as otherwise described herein.

Limitation on Deductions

The deduction by a publicly-held corporation for otherwise deductible compensation to a “covered employee” generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the Chief Executive Officer or one of the three highest compensated officers for the year (other than the Chief Executive Officer or Chief Financial Officer). The $1,000,000 limit does not apply to compensation which is “performance based” within the meaning of Section 162(m) of the Code and the regulations thereunder. However, a number of requirements must be met in order for particular compensation to so qualify, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan, such as non-performance-based awards, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may not, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1,000,000 in a given year, be deductible by us as a result of Section 162(m) of the Code. The Plan has been designed to enable NTELOS’s Compensation Committee to structure awards that meet the requirements for qualified performance-based compensation that would not be subject to the $1,000,000 per year deduction limit. In addition, compensation to certain employees resulting from the earning, vesting or payment of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Code.

Other Tax Rules

The Plan is designed to enable NTELOS’s Compensation Committee to structure awards that will not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation. However, NTELOS’s Compensation Committee may grant awards that are subject to Code Section 409A, in which case the intention is that such awards would satisfy the requirements of Section 409A.

New Plan Benefits

All awards to employees, officers, directors and consultants under the Plan are made at the discretion of the Board and its delegates. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. Please refer to the description of grants made to the NTELOS named executive officers in the last fiscal year described under “Executive Compensation” in the Grants of Plan-Based Awards table, beginning on page 117. Grants made to our non-employee directors in the last fiscal year are described in “Proposal 3: Election of Directors—Director Compensation,” beginning on page 98.

Aggregate Past Grants Under the Plan. From the inception of the 2010 plan through October 9, 2015: a total of 2,774,578 options were granted under the Plan, of which 1,238,430 remain outstanding. The following table summarizes the aggregate number of shares underlying stock option awards granted from the inception of the Plan through October 9, 2015:

Name and Position	Number of Shares Underlying Option Awards
Rodney D. Dir President and Chief Executive Officer	100,000

Stebbins B. Chandor Jr. EVP, Chief Financial Officer, Treasurer and Assistant Secretary	378,420

Brian J. O’Neil Executive Vice President, General Counsel and Secretary	314,062

Robert L. McAvoy Jr. Executive Vice President and Chief Technology Officer	195,418

S. Craig Highland Senior Vice President, Finance and Corporate Development	131,373

James A. Hyde(1) Former President and Chief Executive Officer	955,695	(2)

Conrad J. Hunter(3) Former Executive Vice President and Chief Operating Officer	225,818	(2)

All current executive officers as a group:	1,119,273

Each nominee for election as a director:

Rodney D. Dir	100,000

All employees as a group:	1,238,930

(1)	Mr. Hyde resigned as President and Chief Executive Officer effective July 27, 2014.
(2)	Options were forfeited.
(3)	Mr. Hunter resigned as Executive Vice President and Chief Operations Officer effective March 20, 2014.

Non-employee directors do not receive grants under the Plan. No awards have been granted under the Plan to any associate of any of our executive officers or directors, and no person not otherwise listed above received 5% or more of the total awards granted under the Plan since its inception.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2014 concerning the shares of NTELOS common stock which are authorized for issuance under NTELOS’s equity compensation plans.

Plan Category	Number of Securities to be Issued on Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders
Employee Equity Incentive Plans	1,467,732	$19.08	2,588,708
Non-Employee Director Equity Plan	115,248	$19.26	154,546
Employee Stock Purchase Plan	—	—	63,702
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	1,582,980	$19.09	2,806,956

The Proposal to Re-Approve the Performance Criteria Under the Equity Plan requires the affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote thereon. Abstentions and broker-non votes will not have an effect on the Proposal to Re-Approve the Performance Criteria Under the Equity Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RE-APPROVE OF THE NTELOS HOLDINGS CORP. 2010 EQUITY AND CASH INCENTIVE PLAN.

PROPOSAL 7: ADJOURNMENT OF THE ANNUAL MEETING

The Adjournment Proposal

NTELOS is asking you to approve a proposal to approve one or more adjournments of the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement and approve the merger at the time of the annual meeting. If NTELOS stockholders approve the Adjournment Proposal, NTELOS could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if NTELOS had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, NTELOS could adjourn the annual meeting without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Proposal. Additionally, NTELOS may seek to adjourn the annual meeting if a quorum is not present at the annual meeting.

The Adjournment Proposal requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote thereon, whether or not a quorum is present. Abstentions will have the same effect as a vote against the Adjournment Proposal. Broker non-votes will not have an effect on the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER AT THE TIME OF THE ANNUAL MEETING.

OTHER MATTERS

The Board knows of no other matters to be brought before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

MARKET PRICES AND DIVIDEND DATA

NTELOS common stock is listed on NASDAQ under the symbol “NTLS.” As of October 9, 2015, there were 22,257,815 shares of NTELOS common stock outstanding, held by approximately 159 stockholders of record.

The following table sets forth, for the indicated periods, the high and low sales prices of NTELOS common stock for the periods shown as reported by NASDAQ:

	Common Stock Prices
	High	Low	Dividends
2015
Fourth Quarter (through October 9, 2015)	$9.22	$9.04	—
Third Quarter	$9.35	$4.28	—
Second Quarter	$8.79	$4.49	—
First Quarter	$6.41	$3.85	—
2014
Fourth Quarter	$11.07	$3.85	—
Third Quarter	$13.61	$10.44	—
Second Quarter	$15.10	$11.20	$0.42
First Quarter	$21.40	$12.40	$0.42
2013
Fourth Quarter	$23.03	$17.48	$0.42
Third Quarter	$20.47	$14.59	$0.42
Second Quarter	$16.72	$12.75	$0.42
First Quarter	$13.89	$11.68	$0.42

On May 22, 2014, the Board, in order to support NTELOS’s LTE network expansion and wholesale and retail growth initiatives, eliminated the quarterly dividend. Any decision to declare future dividends will be made at the discretion of the Board and will depend on, among other things, NTELOS’s results of operations, cash requirements, investment opportunities, financial condition, contractual restrictions and other factors that the Board may deem relevant. NTELOS is a holding company that does not operate any business of its own. As a result, it is dependent on cash dividends and distributions and other transfers from its subsidiaries to make dividend payments or to make other distributions to NTELOS stockholders, including by means of a stock repurchase. Amounts available to NTELOS to pay cash dividends or repurchase stock are restricted by the NTELOS Inc. Amended and Restated Credit Agreement. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, NTELOS may not declare or pay quarterly cash dividends on NTELOS common stock without Shentel’s written consent.

The closing price of NTELOS common stock on NASDAQ on August 10, 2015, the last trading day prior to the public announcement of the merger agreement, was $7.31 per share. On October 9, 2015, the latest practicable trading day before the printing of this proxy statement, the closing price of NTELOS common stock on NASDAQ was $9.16 per share. You are encouraged to obtain current market quotations for NTELOS common stock.

Following the merger, there will be no further market for NTELOS common stock and NTELOS anticipates that NTELOS common stock will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the merger and such deregistration, NTELOS would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of October 9, 2015, unless otherwise indicated, regarding the beneficial ownership of NTELOS common stock by (1) NTELOS directors, (2) NTELOS named executive officers, (3) stockholders owning more than 5% of NTELOS common stock and (4) all of NTELOS’s directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of NTELOS common stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 22,257,815 shares of NTELOS common stock outstanding as of October 9, 2015. Shares of NTELOS common stock subject to options that are currently exercisable or exercisable within 60 days of 642,691, are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o NTELOS Holdings Corp., 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent
Directors, named executive officers and stockholders owning more than 5%:
The Quadrangle Entities(1)	4,180,837	18.8%
Michael Huber(2)	4,180,837	18.8%
David A. Chorney(2)	4,180,837	18.8%
Stephen C. Duggan(3)	39,095	*
Michael Gottdenker(4)	14,353	*
Daniel J. Heneghan(5)	93,340	*
Ruth Sommers(6)	19,536	*
Ellen O’Connor Vos(7)	47,107	*
Rodney D. Dir(8)	90,814	*
Stebbins B. Chandor Jr.(9)	345,176	1.5%
Brian J. O’Neil(10)	272,357	1.2%
Robert L. McAvoy Jr.(11)	232,771	1.0%
S. Craig Highland(12)	137,093	*
Former Officers:
James A. Hyde(13)	123,332	*
Conrad J. Hunter(14)	0	*
All directors and executive officers as a group (12 persons)(15)	5,472,479	23.9%

(1)	As reported on Amendment No. 5 to Schedule 13D filed by Quadrangle GP Investors LLC and certain related persons on August 13, 2015, includes 967,253 shares of NTELOS common stock owned by Quadrangle Capital Partners LP, 52,851 shares of NTELOS common stock owned by Quadrangle Select Partners LP, 368,835 shares of NTELOS common stock owned by Quadrangle Capital Partners-A LP and 2,791,898 shares of NTELOS common stock owned by Quadrangle NTELOS Holdings II LP. Quadrangle NTELOS Holdings II LP has pledged its interest in 2,781,898 shares of NTELOS common stock to secure repayment of a loan made to it by the Bank of Montreal. The address for the Quadrangle Entities is 1065 Avenue of the Americas, New York, NY 10018.
(2)	Represents 4,180,837 shares beneficially owned by the Quadrangle Entities. Mr. Huber is a Managing Principal and President and Mr. Chorney is a Vice President of Quadrangle Group LLC. Each disclaims beneficial ownership of securities beneficially owned by the Quadrangle Entities.

(3)	Includes 18,293 shares of restricted stock and options to purchase 15,468 shares of NTELOS common stock.
(4)	Includes 14,353 shares of restricted stock.
(5)	Includes 18,293 shares of restricted stock and options to purchase 57,080 shares of NTELOS common stock.
(6)	Includes 19,536 shares of restricted stock.
(7)	Includes 18,293 shares of restricted stock and options to purchase 21,350 shares of NTELOS common stock.
(8)	Includes 50,000 shares of restricted stock and options to purchase 21,350 shares of NTELOS common stock.
(9)	Includes 101,164 shares of restricted stock and options to purchase 188,209 shares of NTELOS common stock.
(10)	Includes 86,243 shares of restricted stock, options to purchase 154,039 shares of NTELOS common stock.
(11)	Includes 81,512 shares of restricted stock and options to purchase 117,682 shares of NTELOS common stock.
(12)	Includes 44,401 shares of restricted stock and options to purchase 67,441 shares of NTELOS common stock.
(13)	Information as of April 23, 2015. Mr. Hyde resigned as President and Chief Executive Officer as of July 27, 2014.
(14)	Mr. Hunter resigned as Executive Vice President and Chief Operating Officer effective March 20, 2014.
(15)	Includes 452,088 shares of restricted stock and options to purchase 642,619 shares of NTELOS common stock.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any of NTELOS’s future stockholder meetings. We intend to hold the 2016 annual meeting of stockholders only if the merger is not completed by that time. If we do hold the 2016 annual meeting, then any stockholder who intends to present a proposal at the 2016 annual meeting must have sent the proposal to the Corporate Secretary of NTELOS 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980, by the following dates:

•	Proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in NTELOS’s proxy materials for the 2016 annual meeting are due on or prior to June 17, 2016.

•	Proposals submitted pursuant to NTELOS’s bylaws, which we are not required to include in NTELOS’s proxy materials, are due no earlier than May 18, 2016 and no later than June 17, 2016.

If there is a change in the anticipated date of next year’s annual meeting or if these deadlines change by more than 30 days, we will notify you of this change through our Form 10-Q filings.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows NTELOS to “incorporate by reference” information into this proxy statement, which means that NTELOS can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that NTELOS has previously filed with the SEC. These documents contain important information about NTELOS and its financial condition and are incorporated by reference into this proxy statement.

The following NTELOS filings with the SEC are incorporated by reference:

•	NTELOS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2015, as amended by Form 10-K/A filed with the SEC on April 30, 2015;

•	NTELOS’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 filed with the SEC on May 1, 2015 and July 28, 2015, respectively; and

•	NTELOS’s Current Reports on Form 8-K filed with the SEC on February 5, 2015, March 6, 2015, August 10, 2015, August 11, 2015 and September 17, 2015.

NTELOS also incorporates by reference into this proxy statement additional documents that it may file with the SEC between the date of this proxy statement and the earlier of the date of the annual meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy solicitation materials. The information provided on NTELOS’s website is not part of this proxy statement, and therefore is not incorporated by reference herein.

You may read and copy any reports, statements or other information that NTELOS files with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by NTELOS through the Investor Relations section of its website at www.ntelos.com.

You may obtain any of the documents NTELOS files with the SEC, without charge, by requesting them in writing or by telephone at the following address:

KCSA Strategic Communications

Attn: Brad Nelson

880 Third Avenue, 6th Floor New York, NY 10022

(212) 896-1217

If you would like to request documents from NTELOS, please do so by November 4, 2015 to receive them before the annual meeting. If you request any documents from NTELOS, KCSA Strategic Communications will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

If you have any questions about this proxy statement, the annual meeting or the merger or need assistance with voting procedures, you should contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

MISCELLANEOUS

NTELOS has supplied all information in this proxy statement relating to NTELOS, and Shentel has supplied, and NTELOS has not independently verified, all of the information relating to Shentel and Acquisition Sub contained in “Summary—Parties Involved in the Merger,” “Summary—Financing of the Merger,” “The Merger—Parties Involved in the Merger” and “The Merger—Financing of the Merger.”

You should not send in your NTELOS stock certificates until you receive transmittal materials after the merger is completed.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. NTELOS has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 13, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of August 10, 2015

by and among

SHENANDOAH TELECOMMUNICATIONS COMPANY,

GRIDIRON MERGER SUB, INC.

and

NTELOS HOLDINGS CORP.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 10, 2015 (this “Agreement”), by and among SHENANDOAH TELECOMMUNICATIONS COMPANY, a Virginia corporation (“Parent”), GRIDIRON MERGER SUB, INC., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and NTELOS HOLDINGS CORP., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Company Board”) and the Board of Directors of Merger Sub (the “Merger Sub Board”) each deem it in the best interests of their respective stockholders to consummate the merger (the “Merger”), on the terms and subject to the conditions set forth in this Agreement, of Merger Sub with and into the Company in which the Company would become a direct wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement, declared its advisability and recommended that this Agreement be adopted by the stockholders of the Company or Merger Sub, as the case may be;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement and incur the obligations set forth herein, certain stockholders of the Company are entering into a Voting Agreement with Parent and the Company (the “Voting Agreement”), pursuant to which, upon the terms and conditions set forth therein, such stockholders have agreed to vote their shares of Company Common Stock in favor of the adoption of this Agreement, and the Company Board has authorized and approved the entry into the Voting Agreement by the parties thereto; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.02(f)(i).

“Adverse Regulatory Condition” has the meaning set forth in Section 7.04(b).

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternative Financing” has the meaning set forth in Section 7.10(c ).

“Alternative Transaction Agreement” has the meaning set forth in Section 6.02(a).

“Alternative Transaction Proposal” has the meaning set forth in Section 6.02(f)(ii).

“Applicable Tax Law” means any applicable Law relating to Taxes (including regulations and other official pronouncements of any Governmental Entity or political subdivision of such jurisdiction charged with interpreting such applicable Law).

“Appraisal Shares” has the meaning set forth in Section 3.02.

“Benefit Reduction” has the meaning set forth in Section 7.04(e).

“Business Day” means any day, other than (a) any Saturday or Sunday, (b) any other day on which banks in New York, New York are authorized or required by Law to be closed for business or (c) any day on which the Office of the Secretary of State of the State of Delaware is closed for business.

“Certificate” or “Certificates” mean the certificate or certificates, or evidence of shares in book-entry form, that immediately prior to the Effective Time represent outstanding shares of Company Common Stock.

“Certificate of Merger” means a certificate of merger to be filed with the Secretary of State of the State of Delaware to effect the Merger.

“Change of Recommendation” has the meaning set forth in Section 6.02(d).

“Change of Recommendation Notice” has the meaning set forth in Section 6.02(d)(i).

“Closing” means the closing of the Merger.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Communications Act” has the meaning set forth in Section 4.05.

“Company” has the meaning set forth in the preamble hereto.

“Company Board” has the meaning set forth in the recitals hereto.

“Company Bylaws” means the amended and restated bylaws of the Company, as amended to the date of this Agreement.

“Company Capital Expenditure Plans” means the lists of projected capital expenditures for the Company for 2015 and 2016 included in Section 6.01 of the Company Disclosure Schedule.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Charter” means the amended and restated certificate of incorporation of the Company, as amended to the date of this Agreement.

“Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement.

“Company Employees” has the meaning set forth in Section 7.08(a).

“Company Equity Awards” means Company Stock Options, Company Restricted Stock Awards and Company Performance Stock Unit Awards that are granted under the Company Equity Plans.

“Company Equity Plans” means the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, the NTELOS Holdings Corp. Amended and Restated Equity Incentive Plan and the NTELOS Holdings Corp. Non-Employee Director Equity Plan.

“Company Final Order Waiver” means (a) the Required Regulatory Approval from the FCC has been obtained, (b) the Company waives in writing the requirement of a Final Order as a condition to Closing set forth in Section 8.01(b) with respect thereto and (c) the Closing has not occurred within five (5) Business Days of delivery by the Company of such waiver.

“Company Material Adverse Effect” means any (a) change, event or effect that is material and adverse to the financial condition, results of operations, properties, assets or business of the Company and the Company Subsidiaries, taken as a whole, or (b) material adverse effect on the ability of the Company to consummate the Merger; provided, however, that for purposes of clause (a), no change, event or effect relating to, arising out of or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Company Material Adverse Effect: (i) a change arising out of any legislation or any other enactment by any Governmental Entity, including any rule, regulation or policy of the FCC; (ii) general conditions applicable to the economy, financial markets, currency markets or commodity markets, whether foreign, domestic or global (including trade embargoes and changes in interest rates); (iii) acts of God (including earthquakes, hurricanes, tornados or other natural disasters), acts of war, armed hostilities, terrorism, sabotage or civil unrest; (iv) the announcement or disclosure of the existence or terms of this Agreement or the Merger including any impact thereof (A) on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees or (B) resulting in any decrease in subscribers; (v) conditions affecting the wireless telecommunications industry generally; (vi) changes in GAAP; (vii) the taking of any action contemplated by this Agreement or consented to in writing by Parent; (viii) changes in the market price of any of the Company’s securities (provided that the underlying causes of any such changes are not excluded by this clause (viii)); (ix) any failure, in itself, by the Company to meet any internal or external projections or forecasts (provided that the underlying causes of any such failure are not excluded by this clause (ix)); (x) any actions taken by Sprint in connection with the Merger, the Sprint Transactions or otherwise in connection with the transactions contemplated by this Agreement; or (xi) any impairment, in itself, determined in accordance with GAAP to the carrying value of the assets of the Company or any Company Subsidiary resulting from an analysis made due to the announcement or disclosure of the existence or terms of this Agreement or the Merger or in connection with the annual impairment testing done by the Company (it being understood that any effects on the condition of any such assets is not excluded by this clause (xi); unless, in the case of clause (i), (ii), (iii) or (v), any such change, event or effect disproportionately adversely affects the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating in the wireless telecommunications industry.

“Company Performance Stock Unit Award” means an award granted under a Company Equity Plan that entitles the holder to receive one or more shares of Company Common Stock that becomes payable based on Company performance goals subject to the terms and conditions of the applicable award agreement and the applicable Company Equity Plan.

“Company Permits” has the meaning set forth in Section 4.13(b).

“Company Plans” has the meaning set forth in Section 4.10(a).

“Company Preferred Stock” means the Preferred Stock, par value $1.00 per share, of the Company.

“Company Privacy Policy” has the meaning set forth in Section 4.15(h).

“Company Related Party” means the Company, each of the Company Subsidiaries and any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, agent or Affiliate thereof, or any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, agent or Affiliate of any of the foregoing.

“Company Restricted Stock Award” means an award granted under a Company Equity Plan that grants the holder a share of Company Common Stock subject to the terms and conditions of the applicable award agreement and the applicable Company Equity Plan.

“Company Retained Qualifiers” means all qualifications and exceptions relating to materiality, Company Material Adverse Effect or words of similar import contained in Sections 4.06(a), 4.06(b), 4.07, 4.10(a), 4.14(a) and 4.15(c) solely with respect to the requirement to provide information on the Company Disclosure Schedule to the extent that the absence of such qualifications or exceptions would cause the Company Disclosure Schedule provided to Parent to be inaccurate or incomplete.

“Company SEC Documents” means all reports, schedules, forms, statements, exhibits and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2012.

“Company Stock Option” means any option to purchase Company Common Stock granted under a Company Equity Plan, subject to the terms and conditions of the applicable award agreement and the applicable Company Equity Plan.

“Company Stockholder Approval” has the meaning set forth in Section 4.04(c).

“Company Stockholders Meeting” has the meaning set forth in Section 7.01.

“Company Subsidiaries” means the Subsidiaries of the Company set forth in Section 4.02 of the Company Disclosure Schedule.

“Company Termination Fee” has the meaning set forth in Section 9.02(b).

“Confidentiality Agreement” means the non-disclosure agreement, dated September 10, 2014, between the Company and Parent.

“Consent” means any consent, approval, license, Permit, Order or authorization.

“Continuing Employee” has the meaning set forth in Section 7.08(b).

“Contract” means any written or oral contract, lease, license, indenture, note, bond, mortgage, agreement, instrument or other binding arrangement.

“Customer Agreement” means (a) a Contract between the Company or any Company Subsidiary, on the one hand, and an Individual Customer, on the other hand, or (b) an Enterprise Customer Agreement.

“Cut-Off Time” has the meaning set forth in Section 9.01(d)(iv).

“Debt Commitment Letter” has the meaning set forth in Section 5.05.

“Debt Financing” has the meaning set forth in Section 5.05.

“Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing, including: (a) all credit agreements, loan documents, and security documents pursuant to which the Debt Financing will be governed or contemplated by the Debt Commitment Letter; (b) customary officer, secretary, solvency and perfection certificates contemplated by the Debt Commitment Letter or reasonably requested by Parent or its Financing Sources; (c) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Act of 2001; and (d) customary agreements, documents or certificates that facilitate the creation, perfection or enforcement of Liens securing the Debt Financing contemplated by the Debt Commitment Letter as are reasonably requested by Parent or its Financing Sources; provided, that, for the avoidance of doubt, neither the Company nor any Company Subsidiary shall be required to execute any Debt Financing Document prior to Closing that is not expressly conditioned upon the consummation of the Merger and that does not terminate without liability to the Company or any of its Affiliates upon the termination of this Agreement.

“DGCL” means General Corporation Law of the State of Delaware, as amended.

“Effective Time” has the meaning set forth in Section 2.03.

“Employee Stock Purchase Plan” means the NTELOS Holdings Corp. Employee Stock Purchase Plan, as amended and restated as of May 1, 2014.

“Enterprise Agreement” means a Contract between the Company or any Company Subsidiary, on the one hand, and an Enterprise Customer, on the other hand.

“Enterprise Customer” means any business, enterprise or public sector customer of the Company or any Company Subsidiary.

“Environmental Laws” means all Laws relating to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and welfare, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents and any transfer of ownership notification or approval statute (including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Entity or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

“Equity Award Cancellation Time” means the moment in time immediately prior to the Effective Time.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such Person, is, or during the preceding six (6) years was, a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 3.03(a).

“Facilities” means all buildings, improvements and fixtures located on any Real Property.

“FAA” has the meaning set forth in Section 4.25(c).

“FCC” has the meaning set forth in Section 4.05.

“FCC Application” has the meaning set forth in Section 7.04(b).

“FCC Licenses” has the meaning set forth in Section 4.25(a).

“FCC Rules” has the meaning set forth in Section 4.05.

“Fee Letters” has the meaning set forth in Section 5.05.

“Filed Company SEC Documents” means all Company SEC Documents that were filed and publicly available on or after January 1, 2013 and prior to the date of this Agreement.

“Final Order” means an action or decision that has been granted by the FCC or other applicable Government Entity as to which (a) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed; (b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed; (c) no Governmental Entity has undertaken to reconsider the action or decision on its own motion and the time within which it may effect such reconsideration has passed; and (d) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

“Financial Statements” means the consolidated financial statements of the Company and the Company Subsidiaries contained in the Company SEC Documents and any consolidated financial statements of the Company and the Company Subsidiaries filed with the SEC after the date hereof, including in each case the footnotes thereto.

“Financing Conditions” means the conditions precedent to the Debt Financing explicitly set forth in the Debt Commitment Letter as in effect on the date hereof or as amended in accordance with the terms hereof.

“Financing Deliverables” means the following documents to be delivered in connection with the Debt Financing: (a) reasonable or customary perfection certificates required in connection with the Debt Financing, corporate organizational documents and good standing certificates for the Company and the Company Subsidiaries that are guarantors under the Debt Financing in their respective jurisdictions of formation/organization or other material jurisdictions; (b) customary evidence of property and liability insurance of the Company and the Company Subsidiaries, including flood insurance for all real property that has been determined to be in a special flood hazard area; and (c) customary authorization letters (which shall include a customary negative assurance representation) in connection with the Marketing Material about the Company and the Company Subsidiaries and their securities in the public-side version of documents distributed to prospective lenders (including with respect to the presence or absence of material non-public information about the Company and the Company Subsidiaries in the public-side version of documents distributed to prospective lenders and the accuracy of the information contained therein), provided that such authorization letters shall state that (i) the Company and its Affiliates shall not have any liability of any kind or nature resulting from the use of information contained in the Marketing Material or otherwise in connection with the arranging, marketing or syndicating of the Debt Financing (including the Marketing Efforts), (ii) neither the Company nor any of its Affiliates shall be deemed to have made any representation or warranty in respect of any information contained in the Marketing Material, (iii) the recipient of such authorization letters agrees that the Financing Sources or any other lenders in respect of the Debt Financing shall be entitled to rely only on the representations and warranties contained in any executed Debt Financing Documents and (iv) Merger Sub shall execute a substantially similar authorization letter and confirmation.

“Financing Failure Event” means any of the following: (a) the commitments to provide the Debt Financing in accordance with the Debt Commitment Letter expiring or being terminated, (b) for any reason, the commitments to provide the Debt Financing becoming unavailable or (c) a breach or threatened breach or repudiation or threatened repudiation by any party to the Debt Commitment Letter.

“Financing Sources” means the Persons party to the Debt Commitment Letter that have committed to provide the Debt Financing pursuant to the terms of the Debt Commitment Letter, including any Persons that become committed thereunder pursuant to any joinder agreement thereto entered into in accordance with the terms hereof.

“Flex Letter” has the meaning set forth in Section 5.05.

“Former Company Employees” has the meaning set forth in Section 7.08(a).

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Entity” means any domestic or foreign governmental or regulatory authority, court, agency, department, division, commission, body or other legislative, executive or judicial governmental entity, including any subdivision thereof and any entity specifically designated by Law to administer, manage or oversee any governmental or regulatory program established under federal or state Law.

“Hazardous Materials” means any material, substance of waste that is regulated under or pursuant to any Environmental Law as “hazardous”, “toxic”, a “pollutant”, a “contaminant”, “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“Indebtedness” means all indebtedness of the Company and any of the Company Subsidiaries, determined in accordance with GAAP, including (a) borrowed money (other than intercompany indebtedness), (b) notes payable, (c) capital leases, (d) obligations evidenced by letters of credit, (e) obligations under earn out obligations or arrangements creating any obligation with respect to the deferred purchase price of property, (f) interest rate or currency obligations, including swaps, hedges or similar arrangements, and (g) any guarantee of any of the foregoing, but excluding trade payables in the ordinary course of business consistent with past practice.

“Indemnified Parties” has the meaning set forth in Section 7.06(a).

“Individual Customer” means an individual customer of the Company or a Company Subsidiary who is directly liable under his or her contract for service.

“Information” has the meaning set forth in Section 10.12.

“Insurance Policies” has the meaning set forth in Section 4.22.

“Intellectual Property Contracts” has the meaning set forth in Section 4.15(c).

“Intellectual Property Rights” means all of the following (including all right, title or interest in or arising under the Laws of the United States, any state or common law or the Laws of any other country or international treaty associated with): (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) trademarks, service marks, trade names, logos, trade dress and domain names, whether or not registered or applied for, and together with all goodwill associated therewith; (c) copyrights, copyright registrations and applications therefor, whether or not registered or applied for; (d) trade secrets (including proprietary know-how, confidential information, technical data and customer lists); (e) computer software (including source code, object code, macros, scripts, algorithms, objects, routines, programs, modules and other components), software tools, data and data bases; and (f) other confidential information (including confidential information in ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, products, processes, techniques, methods, research and development information and results, drawings, engineering drawings, proprietary product, proprietary processes and formulae, technology, samples, specifications, designs, blueprints, schematics, plans, proposals, technical data, promotional material, marketing plans, marketing research, and customer, prospect, dealer and supplier lists and information).

“Interference Consent” means any agreement or arrangement between the Company or any Company Subsidiary, on the one hand, and any other Person, on the other hand, including any present or proposed PCS, cellular or microwave system operator or any PCS, cellular or microwave licensee, conditional licensee or applicant with respect to co-channel and/or adjacent channel interference, the coordination of adjacent market channel use or other matters concerned with the operation of adjacent markets, allowing interference, restricting station operations, licensing or location, or limiting transmission time.

“Intervening Event” has the meaning set forth in Section 6.02(f)(iii).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) with respect to the Company, the actual knowledge, after reasonable inquiry, of Rodney D. Dir, Stebbins B. Chandor Jr., S. Craig Highland, Robert L. McAvoy Jr., Brian J. O’Neil or John Turtora and (b) with respect to Parent, the actual knowledge, after reasonable inquiry, of Christopher E. French, Earle A. MacKenzie, Adele M. Skolits, Raymond B. Ostroski, Willy Pirtle or Ed McKay.

“Law” means all federal, state, local or non-U.S. laws, statutes, ordinances, codes, rules, regulations and decrees of Governmental Entities.

“Leased Real Property” means the real property leased, occupied or used by the Company or any of the Company Subsidiaries pursuant to a Lease, together with all Facilities thereon and all easements, rights of way and other appurtenances thereto.

“Leases” means any and all leases, subleases, concessions, licenses and other similar agreements (whether written or oral) in connection with the occupancy or use of real property, including all amendments, modifications, extensions, renewals, guaranties and other agreements with respect thereto.

“Liens” means pledges, liens, charges, mortgages, deeds of trust, restrictions, covenants, title retention agreements, options, easements, encroachments, encumbrances and security interests of any kind or nature whatsoever.

“Losses” has the meaning set forth in Section 7.06(a).

“Marketing Efforts” means all reasonable and customary activity undertaken in connection with the syndication or other marketing of the Debt Financing, including the reasonable participation by the Company’s management team and other Representatives in (a) assisting Parent in preparing the Marketing Material, including a reasonable number of due diligence sessions related thereto, and (b) a reasonable number of customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing.

“Marketing Material” means customary bank books, marketing material and information memoranda regarding the business, operations, financial condition and projections of the Company and the Company Subsidiaries, including all customary information relating to the transactions contemplated hereunder, to be used by Parent or its Financing Sources in connection with the syndication or other marketing of the Debt Financing.

“Material Contract” has the meaning set forth in Section 4.14(a).

“Material Enterprise Customer Agreement” has the meaning set forth in Section 4.27(f).

“Merger” has the meaning set forth in the recitals hereto.

“Merger Consideration” has the meaning set forth in Section 3.01(c).

“Merger Sub” has the meaning set forth in the preamble hereto.

“Merger Sub Board” has the meaning set forth in the recitals hereto.

“Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.

“Notice Period” has the meaning set forth in Section 6.02(d)(ii).

“Order” means, with respect to any Person, any award, decision, injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree or verdict entered, issued, made or rendered by any arbitrator or Governmental Entity of competent jurisdiction affecting such Person or any of its assets or properties.

“Other Company Licenses” has the meaning set forth in Section 4.26.

“Outside Date” has the meaning set forth in Section 9.01(b)(i).

“Owned Intellectual Property” has the meaning set forth in Section 4.15(b).

“Owned Real Property” means the real property owned by the Company or any of the Company Subsidiaries, if any, together with all Facilities located thereon and all appurtenances relating thereto.

“Parent” has the meaning set forth in preamble hereto.

“Parent Benefit Plans” has the meaning set forth in Section 7.08(a).

“Parent Board” has the meaning set forth in Section 5.03.

“Parent Material Adverse Effect” means a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

“Parent Regulatory Fee” has the meaning set forth in Section 9.02(d).

“Parent Related Parties” means (a) Parent, Merger Sub, the Financing Sources and their respective Affiliates, and their respective officers, directors, employees, agents, successors and assigns; (b) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any Person named in clause (a); and (c) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing.

“Parent Termination Fee” has the meaning set forth in Section 9.02(c).

“Paying Agent” has the meaning set forth in Section 3.03(a).

“Permit” means licenses, franchises, permits, registrations, consents, approvals, orders, certificates, authorizations, declarations and filings.

“Permitted Liens” means (a) statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen incurred in the ordinary course of business consistent with past practice for amounts not yet overdue or being contested in good faith in appropriate proceedings with adequate reserves established in accordance with GAAP, (b) Liens for Taxes not yet due and payable or being contested in good faith in appropriate proceedings, (c) Liens securing any Indebtedness of the Company or the Company Subsidiaries existing on the date of this Agreement (or any refinancing thereof) or other Indebtedness not prohibited to be incurred by the Company or any of the Company Subsidiaries under the terms of this Agreement and (d) Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted or materially reduce the value of the assets or properties that they encumber.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, company, limited liability company, trust, joint venture, estate, association, organization or other entity or Governmental Entity or “group” (as defined in the Exchange Act).

“Personal Information” has the meaning set forth in Section 4.15(h).

“Proceeding” means any action, arbitration, proceeding, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

“Proxy Statement” has the meaning set forth in Section 7.02.

“PUC Rules” has the meaning set forth in Section 4.26(c).

“PUCs” has the meaning set forth in Section 4.05.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Related Party” has the meaning set forth in Section 4.23.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

“Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, members, managers, employees, agents, advisors (including financial advisors, counsel and accountants), stockholders, owners and controlling persons.

“Required Debt Financing Regulatory Approvals” means the receipt of all required Consents of: (a) the Maryland Public Service Commission to authorize the Debt Financing, (b) the Pennsylvania Public Utility Commission to authorize the Debt Financing and (c) the Public Service Commission of West Virginia to authorize the Debt Financing.

“Required Regulatory Approvals” means (a) the termination or expiration of the waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act, (b) the receipt of all required Consents of: (i) the FCC (x) to transfer control of the Company and each of the Company Subsidiaries that hold FCC Licenses or other Permits to Parent and (y) that are otherwise necessary to implement the transactions contemplated herein, (ii) the Public Service Commission of West Virginia to authorize the Merger and transactions contemplated in the Sprint Transactions and (iii) the State Corporation Commission of the Commonwealth of Virginia authorizing on an interim basis Parent providing the Company and/or any Company Subsidiaries with certain affiliated services as of or after the Closing, (c) receipt of the Required Sprint Regulatory Approvals and (d) receipt of the Required Debt Financing Regulatory Approvals.

“Required Regulatory Notices” means notice of the Merger to (i) the Kentucky Public Service Commission and (ii) the Public Utilities Commission of Ohio.

“Required Sprint Regulatory Approvals” means (a) the termination or expiration of the waiting period (and any extensions thereof) applicable to the consummation of the Sprint Transactions under the HSR Act and (b) the receipt of all required Consents of the FCC (x) to assign from the Company or any of the Company Subsidiaries to Sprint the FCC Licenses as contemplated in the Sprint Transactions and (y) to assign from the Company or any of the Company Subsidiaries to Sprint certain spectrum lease agreements to which the Company or any such Company Subsidiaries are parties as contemplated in the Sprint Transactions.

“Resolution Notice” has the meaning set forth in Section 9.01(d)(iv).

“SEC” means the U.S. Securities and Exchange Commission.

“Section 262” has the meaning set forth in Section 3.02.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders Agreement” means the Amended and Restated Shareholders Agreement, dated February 13, 2006, among the Company, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, Citigroup Venture Capital Equity Partners, L.P., CVC/SSB Employee Fund, L.P., CVC Executive Fund LLC and the other parties named therein.

“Solvent”, when used with respect to any Person, means that, as of any date of determination (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including a reasonable estimate of the amount of all contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Law governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including a reasonable estimate of the amount of all contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“SOX Act” has the meaning set forth in Section 4.06(a).

“SPC” means Shenandoah Personal Communications, LLC, a Virginia limited liability company and wholly owned subsidiary of Parent.

“Spectrum Sale Agreement” means that certain License Purchase Agreement, dated as of December 1, 2014, among Richmond 20 MHz, LLC, the Company and T-Mobile License, LLC, as in effect on the date hereof.

“Sprint” means SprintCom, Inc., a Kansas corporation.

“Sprint Agreements” means the Sprint Master Agreement and the other agreements between Sprint and SPC or their respective Affiliates contemplated thereby or executed in connection therewith.

“Sprint Master Agreement” means that certain Master Agreement, dated as of the date hereof, by and between SPC and Sprint.

“Sprint Transactions” means the transactions contemplated by the Sprint Agreements.

“Subscriber” has the meaning set forth in Section 4.24.

“Subsidiary” means, with respect to any Person, any corporation, association, general or limited partnership, company, limited liability company, trust, joint venture, organization or other entity of which more than 50% of (i) the outstanding equity or (ii) the total voting power of shares of capital stock or other interests (including partnership or limited liability company interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Superior Proposal” has the meaning set forth in Section 6.02(f)(iv).

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, net worth, severance, stamp, transfer tax, payroll, sales, employment, unemployment, Social Security, Medicare, disability, use, real property, personal property, employees’ income withholding, foreign or domestic withholding, estimated excise, production, value added, escheat, abandoned/unclaimed property, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision, including any Governmental Entity that imposes, or is charged with collecting, social security or similar charges or premiums.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax Authority relating to Taxes.

“Tower Sale” means the transactions contemplated by the Tower Sale Agreement.

“Tower Sale Agreement” means that certain Asset Purchase Agreement, dated January 16, 2015, by and among West Virginia PCS Alliance, L.C., Virginia PCS Alliance, L.C., NTelos Licenses Inc., Richmond 20Mhz, LLC and Graincomm I, LLC, as in effect on the date hereof.

“VAE Wind Down” means the exit and wind-down of the Company’s network and retail operations in Eastern Virginia in a manner generally consistent with the announcement by the Company on December 2, 2014, including the transactions set forth in the Spectrum Sale Agreement.

“Voting Agreement” has the meaning set forth in the recitals hereto.

“Voting Company Debt” means any bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

“WARN Act” means the Worker Adjustment and Retraining Notification Act and any similar state or local Law requiring advance notice of a plant closing or mass layoff.

ARTICLE II

THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.02 Closing. The Closing shall take place at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606 at 10:00 a.m. (local time) on the fifth Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver by the parties entitled to the benefits thereof) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at or immediately after the Closing, but subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the parties entitled to the benefits thereof) of those conditions at such time), or at such other place, time and date as shall be agreed in writing between Parent and the Company.

Section 2.03 Effective Time; Effects of Merger. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, the parties shall file the Certificate of Merger in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”. The Merger shall have the effects set forth in the DGCL.

Section 2.04 Certificate of Incorporation and Bylaws. (a) Upon the occurrence of the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in the form of Exhibit A hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(b) Upon the occurrence of the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the certificate of incorporation of the Surviving Corporation or by applicable Law.

Section 2.05 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

Section 2.06 Officers. The officers of Merger Sub shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

ARTICLE III

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;

EXCHANGE OF CERTIFICATES

Section 3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Each share of Company Common Stock that is owned by the Company or any Company Subsidiary (whether held in treasury or otherwise) or Parent or any Subsidiary of Parent shall no longer be outstanding and shall automatically be canceled, and no consideration shall be delivered in exchange therefor.

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b) and any Appraisal Shares) shall be converted automatically into the right to receive $9.25, without interest (referred to herein as the “Merger Consideration”), in cash payable to the holder thereof. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 3.03, without interest, and except as otherwise provided with respect to unpaid dividends and other distributions in Section 3.04.

Section 3.02 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 3.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to appraisal as provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 3.01(c), without interest. The Company shall give prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Section 3.03 Exchange of Certificates. (a) Prior to the Effective Time, Parent shall select and appoint a commercial bank or trust company who shall be reasonably satisfactory to the Company to act as the paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of Certificates. At or prior to the Effective Time, Parent shall deposit with the Paying Agent for the benefit of the holders of shares of Company Common Stock immediately available funds in the amount of the aggregate Merger Consideration under Section 3.01(c) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Section 3.01(c) out of the Exchange Fund.

(b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.01(c) (i) a letter of transmittal (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent (or affidavit of loss in lieu thereof in accordance with Section 3.08) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof in accordance with Section 3.08) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall (A) pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or (B) establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is otherwise not applicable. Except as otherwise provided with respect to unpaid dividends and other distributions in Section 3.04, until surrendered as contemplated by this Section 3.03, each Certificate (other than Certificates representing Appraisal Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, as provided in this Agreement. No interest shall be paid or shall accrue on any Merger Consideration payable upon the surrender of any Certificate.

Section 3.04 No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article III upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

Section 3.05 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock 12 months after the Effective Time shall be delivered to Parent or the Surviving Corporation and, except as provided in Section 3.06, any holder of shares of Company Common Stock who has not theretofore complied with this Article III shall thereafter look only to Parent or the Surviving Corporation, as the case may be, for payment of its claim for Merger Consideration.

Section 3.06 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheatment or similar applicable Law.

Section 3.07 Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided that: (a) such investments shall only be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (it being understood that any and all interest or income earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent); (b) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Agreement, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock in the amount of such losses; and (c) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement.

Section 3.08 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 3.01(c) for the shares of Company Common Stock formerly represented thereby. When authorizing such payment of Merger Consideration in exchange therefor, Parent may, in its discretion thereof, require the owner of such lost, stolen or destroyed Certificate to post a bond in a customary amount or make a reasonable undertaking to indemnify Parent or the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

Section 3.09 Adjustment to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event.

Section 3.10 Withholding. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Equity Awards, amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold under the Code or any provision of state, local or foreign Applicable Tax Law with respect to the making of such payment. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, and paid over to the applicable Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock or Company Equity Awards, as the case may be, in respect of whom such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in any Filed Company SEC Document (excluding any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, and other than with respect to the representations and warranties in Section 4.02 and Section 4.03) or in the Company Disclosure Schedule (it being understood that an item disclosed in one Section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to the Section of this Agreement that has the same number as such Section of the Company Disclosure Schedule and any other Section of this Agreement where the relevance of such item is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Organization, Standing and Power. The Company and each of the Company Subsidiaries is validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite power and authority to own, lease or otherwise hold its properties and assets and to conduct its business as it is currently conducted, except for such failures to be so existing or in good standing, or to have such power and authority, that, individually or in the aggregate, have not had and would not reasonably be likely to result in a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction in which the nature of its business or its ownership of its properties make such qualification necessary, except in such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. True and complete copies of the Company Charter and the Company Bylaws and the certificate of incorporation and bylaws (or equivalent organizational documents) of each Company Subsidiary as in effect immediately prior to the date hereof have been made available to Parent.

Section 4.02 Company Subsidiaries. The Persons listed in Section 4.02 of the Company Disclosure Schedule are the only Subsidiaries of the Company. Except as set forth in Section 4.02 of the Company Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock of or a 100% ownership interest in, as applicable, each of the Company Subsidiaries. Except as set forth in Section 4.02 of the Company Disclosure Schedule, the Company’s shares of capital stock or ownership interest in each of the Company Subsidiaries, as applicable, are free and clear of all Liens. Each of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.02 of the Company Disclosure Schedule, the Company does not, directly or indirectly, own (beneficially or of record) any capital stock of or other equity interest in any Person that is not a Company Subsidiary.

Section 4.03 Capital Structure. The authorized capital stock of the Company consists of the following: (a) 55,000,000 shares of Company Common Stock and (b) 100,000 shares of Company Preferred Stock. At the close of business on August 7, 2015: (i) 22,252,930 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding; (ii) 22,629 shares of Company Common Stock were held by the Company in its treasury or by a Company Subsidiary; (iii) 4,026,200 shares of Company Common Stock were reserved for issuance under the Company Equity Plans (of which 1,570,723 shares of Company Common Stock were subject to outstanding Company Stock Options and 232,634 shares of Company Common Stock were subject to outstanding Company Performance Stock Unit Awards); and (iv) 43,952 shares of Company Common Stock were reserved for issuance under the Employee Stock Purchase Plan. Except as set forth in the immediately preceding sentence, as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is otherwise bound. Section 4.03 of the Company Disclosure Schedule sets forth a true and complete list, as of August 7, 2015, of all outstanding Company Equity Awards or other rights to purchase or receive shares of Company Common Stock granted under the Company Equity Plans or otherwise by the Company or any of the Company Subsidiaries, the number of shares of Company Common Stock subject thereto and the expiration dates, exercise prices and vesting schedules thereof, as applicable. There is no Voting Company Debt issued or outstanding and the only rights outstanding under the Company Equity Plans are Company Equity Awards. Except for the Company Equity Awards set forth on Section 4.03 of the Company Disclosure Schedule and the shares of Company Common Stock that may be issued under the Employee Stock Purchase Plan between the date of this Agreement and the Effective Time in accordance with Section 7.05(d), there are no (A) options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, stock equivalents, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (x) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (y) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or to declare or pay any dividend or distribution or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of shares of Company Capital Stock, (B) outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of or other equity interest in the Company or any Company Subsidiary or (C) except as set forth in Section 4.03 of the Company Disclosure Schedule, voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party with respect to the voting or transfer of capital stock of or other equity interest in the Company or any of the Company Subsidiaries.

Section 4.04 Authorization; Validity of Agreement; Necessary Action. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Voting Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Voting Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, including the Merger, have been duly authorized by all necessary corporate action on the part of the Company other than, in the case of this Agreement, the receipt of the Company Stockholder Approval. Except for the Company Stockholder Approval in the case of the Merger, no further corporate action on the part of the Company is necessary to authorize the consummation of the Merger. This Agreement and the Voting Agreement have been duly executed and delivered by the Company and constitute (assuming the due authorization, execution and delivery by Parent and Merger Sub) the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(b) The Company Board at a meeting duly called and held prior to execution of this Agreement unanimously: (i) approved and declared advisable this Agreement and the Merger; (ii) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders; (iii) resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement; (iv) directed that this Agreement be submitted to the holders of the Company Common Stock for their adoption at a meeting duly called and held for such purpose; and (v) authorized and approved the Voting Agreement.

(c) Assuming the accuracy of the representations and warranties contained in Section 5.06, the only vote of holders of any class or series of Company Capital Stock necessary to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement is the affirmative vote by the holders of a majority of the outstanding shares of Company Common Stock to adopt this Agreement (the “Company Stockholder Approval”).

Section 4.05 No Conflicts; Consents. Except as set forth on Section 4.05 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby, including the Merger, and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, changed, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (a) the Company Charter, the Company Bylaws or the comparable charter, bylaws or organizational documents of any Company Subsidiary, (b) any Material Contract or (c) subject to the filings and other matters referred to in the following sentence, any provision of any Order or Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the cases of clauses 4.04(b) or 4.04(c) above, any such items that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. No Consent of, from or with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of such reports under Section 13 or Section 14 of the Exchange Act as may be required in connection with this Agreement and the Merger, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) compliance with and filings under the Communications Act of 1934, as amended, and applicable rules and regulations thereunder (the “Communications Act”), including any rules, regulations, orders and public notices (the “FCC Rules”) of the Federal Communications Commission (the “FCC”), (v) compliance with and filings under any applicable state public utility Laws and rules, regulations and orders of the state public utility commissions listed on Section 4.05 of the Company Disclosure Schedule (“PUCs”) and rules, regulations and orders of any state regulatory bodies regulating telecommunications businesses, (vi) such other Consents as are set forth in Section 4.05 of the Company Disclosure Schedule and (vii) such Consents that, if not made or obtained, would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

Section 4.06 SEC Documents; Financial Statements; Undisclosed Liabilities; Internal Controls. (a) The Company has timely filed with or furnished to the SEC, as applicable, all Company SEC Documents. As of its respective date, each Company SEC Document (including any financial statements or schedules included therein) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “SOX Act”) and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the SOX Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the SOX Act. The Company is otherwise in compliance in all material respects with all applicable provisions of the SOX Act and the applicable listing and corporate governance rules of NASDAQ. As of the date hereof, there are no material outstanding or unresolved comments in any comment letter received by the Company from the SEC or its staff.

(b) As of their respective dates, the Financial Statements complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, having been prepared in accordance with GAAP (except as may be indicated in the notes thereto and, in the case of unaudited statements, as permitted by Law) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments).

(c) Except as set forth on Section 4.06(c) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have no liabilities, whether accrued, absolute, contingent or otherwise, except liabilities (i) stated or reserved against in the most recent consolidated balance sheet of the Company filed in the Company SEC Documents prior to the date hereof, (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2014, or in connection with this Agreement or the Merger (including fees and expenses of advisors of the Company) or (iii) that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

(d) The Company and the Company Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any identified fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has made available to Parent (I) a summary of any such disclosure made by management to the Company’s auditors and/or audit committee of the Company Board since December 31, 2013 and (II) any material communication since December 31, 2013 made by management or the Company’s auditors to the audit committee required or contemplated by listing standards of NASDAQ, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since December 31, 2013 and prior to the date of this Agreement, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from employees of the Company or any Company Subsidiary regarding questionable accounting or auditing matters, have been received by the Company or the audit committee of the Company Board. The Company has made available to Parent prior to the date of this Agreement an accurate summary of all material complaints or concerns relating to other matters made since December 31, 2013 and through the execution of this Agreement through the Company’s or any Company Subsidiary’s whistleblower hot-line or equivalent system for receipt of employee concerns regarding possible violations of Law.

Section 4.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first disseminated to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made in or omitted from the Proxy Statement relating to Parent or its Affiliates based on information supplied by Parent or its Affiliates for inclusion or incorporation by reference in the Proxy Statement.

Section 4.08 Absence of Certain Changes or Events. Except as set forth in Section 4.08 of the Company Disclosure Schedule, between June 30, 2015 and the date of this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice and there has not been:

(a) any change, event or effect that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect;

(b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of the Company Subsidiaries, whether or not covered by insurance;

(c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other equity interest of the Company or any of the Company Subsidiaries, or any repurchase, redemption or other acquisition by the Company or any of the Company Subsidiaries of any outstanding shares of capital stock or other equity interest of the Company or any of the Company Subsidiaries;

(d) any material change in any method of accounting or accounting practice by the Company or any of the Company Subsidiaries;

(e) (i) any increase in the compensation or benefits payable or to become payable to its directors, officers or employees (except, with respect to non-officer employees, for increases in the ordinary course of business consistent with past practice) or (ii) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, severance, change of control, retention or similar plan, arrangement or agreement or any Company Plan, except, in any case, to the extent required by applicable Law or the terms of any existing plan, arrangement or agreement (including any Company Plan);

(f) any incurrence of any Indebtedness or guarantee of such Indebtedness of another Person, or issuance or sale of any debt securities or warrants or other rights to acquire any debt security of the Company or any of the Company Subsidiaries; or

(g) any agreement to do any of the foregoing.

Section 4.09 Taxes. Except as set forth on Section 4.09 of the Company Disclosure Schedule: (a) The Company and each of the Company Subsidiaries have timely filed all material Tax Returns required to be filed by any of them; (b) all such Tax Returns are true, correct and complete in all material respects; (c) all material Taxes of the Company and the Company Subsidiaries that are shown as due on such Tax Returns or otherwise due and payable, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the Financial Statements; (d) there are no liens for any material amount of Taxes upon the assets of the Company or any of the Company Subsidiaries, other than Permitted Liens; (e) the Company does not have any Knowledge of any proposed or threatened Tax claims or assessments that, if upheld, would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect; (f) neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is currently in effect; (g) the Company and each Company Subsidiary has withheld and paid over to the relevant Tax Authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties, except for such Taxes that individually or in the aggregate would not reasonably be likely to result in a Company Material Adverse Effect; (h) except as would not reasonably be likely, individually or in the aggregate, to result in a Company Material Adverse Effect, the unpaid Taxes of the Company and the Company Subsidiaries did not exceed the accrual for Tax liability (disregarding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the consolidated balance sheet in the most recent Financial Statement filed in the Company SEC Reports prior to the date hereof (disregarding any notes thereto); (i) neither the Company nor any

Company Subsidiary (A) has been a member of any affiliated group filing a consolidated federal income Tax Return other than the affiliated group of which the Company is the common parent, (B) has any liability for the Taxes of any Person other than the Company or a Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) or, as a transferee or successor under applicable Law, or (C) is organized in a jurisdiction outside of the United States; (j) the Company has not been a United States real property holding corporation as defined in Section 897(c) of the Code during the past five (5) years; (k) no claim has been made in writing by any Governmental Entity in a jurisdiction in which the Company or any Company Subsidiary does not file a Tax Return that the Company or such Company Subsidiary is subject to Tax by such jurisdiction; (l) neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation or Tax sharing agreement; (m) no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), private letter rulings, technical advice memoranda or similar agreement or ruling has been entered into by the Company or any of the Company Subsidiaries; (n) neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period after the Closing Date as a result of any (A) adjustment required by reason of a change in a method of accounting under Section 481 of the Code (or any corresponding provision of state, local or foreign Tax law) occurring prior to the Closing Date, (B) installment sale, intercompany transaction or open transaction made prior to the Closing Date, (C) prepaid amount received prior to the Closing or (D) election pursuant to Section 108(i) of the Code (or any corresponding provision of state, local or foreign Tax law) made prior to the Closing Date; (o) neither the Company nor any Company Subsidiary is a party to any Contract, arrangement or plan that for any taxable year beginning after December 31, 2011 has resulted or could result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law); (p) neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) or substantially similar transaction; and (q) since December 31, 2011, (i) the Company has not made any distribution of stock, and (ii) no distribution of stock of the Company has been made, in a transaction described in Section 355 of the Code.

Section 4.10 Benefit Plans. (a) Section 4.10(a) of the Company Disclosure Schedule contains a correct and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and each other material employee benefit plan, agreement (including any agreement that provides severance or similar benefits), program or policy, which is maintained by the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is required to contribute or with respect to which the Company or any Company Subsidiary has any liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans.”

(b) Except as set forth on Section 4.10(b) of the Company Disclosure Schedule, a true and correct copy of each of the Company Plans (or a written summary of any unwritten Company Plan) has been provided or made available to Parent prior to the date hereof.

(c) Except as set forth on Section 4.10(c) of the Company Disclosure Schedule, each Company Plan is currently, and has at all times been, operated and administered in material compliance with its terms and applicable Law. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS as to its qualification under Section 401(a) of the Code, or an application is currently pending with the IRS for such letter, and to the Knowledge of the Company, there are no circumstances likely to result in the loss or denial of the qualification of such Company Plan. No non-exempt “prohibited transaction” (as such term is defined in ERISA Section 406 and Section 4975 of the Code) has occurred with respect to any Company Plan for which the Company may have any material liability.

(d) With respect to any Company Plan (or the assets thereof), (i) no actions, suits or claims (other than routine claims for benefits) are pending or have been, to the Knowledge of the Company, threatened in writing, (ii) to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims (other than routine claims for benefits), and (iii) the Company has not received written notice regarding any administrative investigation, audit or other administrative proceeding by the United States Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or other Governmental Entity and, to the Knowledge of the Company, no such investigation, audit or proceeding has been threatened in writing.

(e) Neither the Company, any Company Subsidiary nor any of their ERISA Affiliates has now or at any time within the preceding six (6) years had an obligation to contribute to, or any liability with respect to, (i) a Multiemployer Plan, (ii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. Except as set forth on Section 4.10(e) of the Company Disclosure Schedule, none of the Company Plans provides post-employment or post-retirement medical, disability, life insurance or other welfare benefits other than as required by Section 4980B of ERISA or Sections 601, et seq. of ERISA or similar provisions of any state or foreign law.

(f) There has been no amendment to, announcement by the Company or any Company Subsidiary relating to, or change in participation or coverage under any Company Plan which would increase materially the expense of maintaining or contributing to such plan above the level of expense incurred therefor for the most recent fiscal year. Except as set forth in Section 4.10(f) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or together with any other event) (i) entitle any employees, officers, directors, consultants or former employees, former officers, former consultants or former directors of the Company or any Company Subsidiary to severance, change of control or other similar pay or benefits pursuant to any Company Plan, (ii) cause any payment or funding (through a grantor trust or otherwise) to become due or accelerate the time of payment or vesting, or increase the amount of compensation or benefits to any employees, officers, directors, consultants, former employees, former officers, former consultants or former directors of the Company or any Company Subsidiary under any Company Plan or (iii) result in payments to any “disqualified individual” (as defined for purposes of Section 280G(c) of the Code) which would not be deductible under Section 280G of the Code.

(g) Neither the Company nor any Company Subsidiary has an obligation to gross up, indemnify or otherwise reimburse any individual for any taxes, interest or penalties incurred pursuant to Sections 409A or 4999 of the Code.

(h) The Company and the Company Subsidiaries do not reasonably expect to incur any material penalties or liabilities under Section 4980H(a) or Section 4980H(b) of the Code.

Section 4.11 Employment and Labor Matters. There is no labor strike, lockout, material labor dispute, work stoppage or other labor difficulty pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, except for such labor strikes, lockouts, labor disputes, work stoppages or labor difficulties that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. No labor union or employee representative has been certified or recognized as the collective bargaining representative of any employee of the Company or any Company Subsidiary. None of the employees of the Company or any Company Subsidiary is covered by a collective bargaining agreement, and neither the Company nor any of the Company Subsidiaries is a party to, bound by or negotiating with respect to any collective bargaining agreement or other contract, arrangement, or understanding with a labor union or labor organization. To the Knowledge of the Company, since January 1, 2013, no representation petition has been filed by an employee of the Company or any of the Company Subsidiaries or by any labor union or labor organization seeking to represent any employee of the Company or any Company Subsidiary, and no union organizing campaign has been conducted or has been threatened with respect to the employees of the Company or any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary has taken any action within the ninety (90) days preceding the date of this Agreement that could constitute a “mass layoff” or “plant closing” within the meaning of the WARN Act or could otherwise trigger any notice requirement under the WARN Act. The Company and the Company Subsidiaries have complied and are in compliance in all material respects with all laws relating to labor and employment practices, including all laws relating to terms and conditions of employment, wages, hours, collective bargaining, workers’ compensation, occupational safety and health, equal employment opportunity and immigration, and, to the Knowledge of the Company, are not engaged in any unfair labor or unlawful employment practice.

Section 4.12 Litigation. Except as set forth on Section 4.12 of the Company Disclosure Schedule, there are (a) no Orders to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound that require the performance of any material future obligation or that restrict or limit the Company’s or any Company Subsidiary’s operations in any material respect, (b) no material Proceedings pending and for which service of process has been made against the Company or any Company Subsidiary or, to the Knowledge of the Company, threatened or pending against the Company or any Company Subsidiary and (c) to the Knowledge of the Company, there are no investigations of any Governmental Entity pending or threatened with respect to the Company or any Company Subsidiary.

Section 4.13 Compliance with Applicable Law; Permits. (a) Except as set forth on Section 4.13 of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries is and, since January 1, 2013, has been in compliance with, all Laws or Orders applicable to the Company or any of the Company Subsidiaries or by which the Company or any of the Company Subsidiaries or any of their respective businesses or properties is bound, except for such non-compliance that would not reasonably be likely to result, individually or in the aggregate, in a Company Material Adverse Effect. Except as set forth on Section 4.13 of the Company Disclosure Schedule, since January 1, 2013, no Governmental Entity has provided the Company or any Company Subsidiary written notice stating that the Company or any of the Company Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be likely to result, individually or in the aggregate, in a Company Material Adverse Effect.

(b) Except for Permits required by Environmental Laws, FCC Licenses and Other Company Licenses (which are addressed in Sections 4.18, 4.25 and 4.26, respectively), the Company and the Company Subsidiaries hold, to the extent legally required to operate their respective businesses as such businesses are being operated as of the date hereof, all Permits from Governmental Entities (collectively, “Company Permits”), other than those Permits for which the failure to obtain or hold would not reasonably be likely to result, individually or in the aggregate, in a Company Material Adverse Effect. No suspension or cancellation of any Company Permits is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be likely to result, individually or in the aggregate, in a Company Material Adverse Effect. The Company and each of the Company Subsidiaries is and, since January 1, 2013, has been in compliance with the terms of all Company Permits, except where the failure to be in such compliance would not reasonably be likely to result, individually or in the aggregate, in a Company Material Adverse Effect.

Section 4.14 Contracts. (a) Except as set forth on Section 4.14 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of the Company Subsidiaries is a party to or bound by any Contract:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) that requires the purchase or disposition of any assets (including wireless spectrum) or line of business of the Company or any Company Subsidiary with a value of $1 million or more;

(iii) that is an employment or consulting Contract (in each case with respect to which the Company or any Company Subsidiary has continuing obligations as of the date hereof) with any current or former (x) officer of the Company or any Company Subsidiary, (y) member of the Company Board or (z) employee of the Company or any Company Subsidiary (other than verbal Contracts providing for the at-will employment of such employee);

(iv) that provides, individually or together with related Contracts, for the purchase of materials, supplies, goods, services, equipment or other assets (other than any Contract that is terminable without any payment or penalty on not more than 90 days’ notice by the Company or the Company Subsidiaries) that provides for or is reasonably likely to require either (x) annual payments by the Company or any of the Company Subsidiaries of $1,000,000 or more or (y) aggregate payments by the Company and the Company Subsidiaries of $5,000,000 or more;

(v) that (x) was entered into outside of the ordinary course of business and (y) to the Knowledge of the Company, is reasonably likely to result in a material indemnification obligation for the Company or any Company Subsidiary;

(vi) that is an interconnection or similar agreement in connection with which the Company’s or a Company Subsidiary’s equipment, networks and services are connected to those of another service provider in order to allow their respective customers access to each other’s services and networks (other than any Contract that is terminable without any payment or penalty on not more than 90 days’ notice by the Company or the Company Subsidiaries);

(vii) that contains any commitment to provide wireless services coverage in a particular geographic area or build out tower sites in a particular geographic area;

(viii) that provides for the lease of real or personal property providing for annual payments of $500,000 or more or aggregate payments of $1 million or more;

(ix) that provides for the acquisition of any real property;

(x) that relates to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) each in excess of $1 million;

(xi) that is a roaming agreement that cannot be terminated on 90 days’ or less notice or will incur an early termination penalty or fee;

(xii) that is any partnership, joint venture or other similar agreement or arrangement;

(xiii) that contains a non-compete or client or customer non-solicit requirement or other provision that restricts the conduct of, or the manner of conducting, any line of business material to the Company and the Company Subsidiaries, taken as a whole, or, to the Knowledge of Company, upon consummation of the Merger could restrict the ability of Parent, the Surviving Company or any of their respective Subsidiaries to engage in any material line of business;

(xiv) that obligates the Company or any of the Company Subsidiaries to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Company or any of their respective Subsidiaries to conduct business with any third party on an exclusive or preferential basis (including “most favored nation” status); or

(xv) the absence of which would reasonably be likely to result in a Company Material Adverse Effect.

Each Contract described in the immediately preceding sentence being a “Material Contract”.

(b) Each Material Contract is valid and binding on the Company or the Company Subsidiary party thereto, as applicable, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. Except as set forth on Section 4.14(b) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in violation of or in default under any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. Except for such conditions that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect, no condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by the Company or a Company Subsidiary or, to the Knowledge of the Company, any other party thereto under any Material Contract or result (other than due to consummation of the Merger) in a right of termination of any Material Contract.

Section 4.15 Intellectual Property. (a) The Company or a Company Subsidiary owns or possesses adequate licenses or permissions or otherwise has the right to use all Intellectual Property Rights that are used (or held for use in connection with) or otherwise necessary for the conduct of the business of the Company and the Company Subsidiaries, free and clear of Liens (other than Permitted Liens), except where the failure to own or possess such licenses and other rights that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

(b) Section 4.15(b) of the Company Disclosure Schedule sets forth a correct and complete list of all Intellectual Property Rights owned by or held exclusively by the Company or a Company Subsidiary (collectively, the “Owned Intellectual Property”) that are registered or subject to a pending application for registration, indicating for each item the owner, registration or application number, date of filing or issuance, applicable filing jurisdiction and, with respect to Internet domain names, the applicable registrar.

(c) Each (i) Contract under which the Company or any Company Subsidiary is licensed or otherwise permitted by a third party to use any Intellectual Property Rights and (ii) Contract under which a third party is licensed or otherwise permitted to use any Owned Intellectual Property (such Contracts described in clauses (i) and (ii), collectively, are the “Intellectual Property Contracts”) is valid, subsisting and enforceable against the other party thereto, and is in full force and effect, and will continue to be so immediately following the consummation of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. Section 4.15(c) of the Company Disclosure Schedule sets forth a correct and complete list of each Intellectual Property Contract that is used (or held for use in connection with) or otherwise necessary for the conduct of the business of Company and the Company Subsidiaries (other than licenses for commercially available software) other than such Intellectual Property Contracts the absence of which would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. No Intellectual Property Contract is subject to any outstanding Order adversely affecting the Company’s or any Company Subsidiary’s use thereof or its rights thereto. No claim has been threatened or asserted in writing that the Company or any Company Subsidiary has breached in any material respect any Intellectual Property Contract. There exists no event, condition or occurrence that, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or any Company Subsidiary, or to the Knowledge of the Company, another Person, under any Intellectual Property Contract, except as such event, condition or occurrence would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

(d) Except as set forth on Section 4.15(d) of the Company Disclosure Schedule, no claims are pending or, to the Knowledge of the Company, threatened with regard to the ownership by the Company or any of the Company Subsidiaries or the validity or enforceability of their respective Intellectual Property Rights.

(e) Except as set forth on Section 4.15(e) of the Company Disclosure Schedule, no claims are pending or, to the Knowledge of the Company, threatened that the conduct of the Company’s or the Company Subsidiaries’ respective businesses as currently conducted infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person.

(f) To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the rights of the Company or the Company Subsidiaries with respect to any Intellectual Property Rights that are used (or held for use in connection with) or otherwise necessary for the conduct of the business of Company and the Company Subsidiaries in a manner that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

(g) Except as set forth on Section 4.15(g) of the Company Disclosure Schedule, the consummation of the Merger will not: (i) result in the breach, cancellation or termination of any agreement for any Intellectual Property Rights that are used (or held for use in connection with) or otherwise necessary for the conduct of the business of the Company and the Company Subsidiaries, and that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect; or (ii) result in the loss or impairment of the

Company’s or the Company Subsidiaries’ ownership or right to use any Intellectual Property Rights that are used (or held for use in connection with) or otherwise necessary for the conduct of the business of the Company and the Company Subsidiaries, and that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

(h) The Company and each Company Subsidiary (i) is and has been in compliance in with (A) all written policies of the Company and each Company Subsidiary pertaining to the logical and physical security of electronic data stored or used by the Company or any Company Subsidiary (the “Company Privacy Policy”), and (B) all applicable Laws pertaining to privacy, data protection, user data or Personal Information (as hereinafter defined); and (ii) has implemented and maintained commercially reasonable administrative, technical and physical safeguards to protect such Personal Information against unauthorized access and use, in each case of clause (i) and (ii) except as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. There has been no loss, damage or unauthorized access, disclosure, use or breach of security of Personal Information maintained by or on behalf of the Company or any Company Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. No Person (including any Governmental Entity) has made any written claim or commenced any action with respect to unauthorized access, disclosure or use of Personal Information maintained by or on behalf of any of the Company or any Company Subsidiary, except as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. None of (1) the execution, delivery, or performance of this Agreement or (2) the consummation of any of the transactions contemplated by this Agreement will violate any Company Privacy Policy or any Law pertaining to privacy, data protection user data or Personal Information, except in each case as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. “Personal Information” means all data or information controlled, owned, stored, used or processed by Company or any Company Subsidiary relating to an identified or identifiable natural person (such as name, postal address, email address, telephone number, date of birth, Social Security number (or its equivalent), driver’s license number, account number, personal identification number, health or medical information (or any other unique identifier or one or more factors specific to the person’s physical, physiological, mental, economic or social identity), whether such information is in individual or aggregate form and regardless of the media in which it is contained.

Section 4.16 Title to Properties. Each of the Company and the Company Subsidiaries has good, indefeasible, fee simple title to, or valid leasehold interests in, all its properties and other assets, subject to easements, restrictive covenants and other similar-type encumbrances (x) that would not, individually or in the aggregate, result in a Company Material Adverse Effect or (y) are set forth on Section 4.16 of the Company Disclosure Schedule. All such properties and other assets, other than properties and other assets in which the Company or any of the Company Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Permitted Liens.

Section 4.17 Real Property. Except (x) as would not reasonably be likely, individually or in the aggregate, to result in a Company Material Adverse Effect, or (y) as set forth on Section 4.17 of the Company Disclosure Schedule, the Merger will not affect the enforceability against the Company or any Company Subsidiary, as applicable, or any other Person under any Lease, of any rights of the Company or any Company Subsidiary thereunder, including the right to the continued use and possession of the Real Property for the conduct of business as presently conducted. Except as would not reasonably be likely to result in a Company Material Adverse Effect, all of the Facilities are adequate and suitable for the purpose of conducting the business of the Company and the Company Subsidiaries as presently conducted, and the operation thereof as presently conducted is not in violation of any Law.

Section 4.18 Environmental Matters. Except for those matters (x) that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect, or (y) set forth on Section 4.18 of the Company Disclosure Schedule, (a) each of the Company and the Company Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (b) each of the Company and the Company Subsidiaries holds all Permits required by applicable Environmental Laws and is in compliance with such Permits, (c) there is no investigation, suit, claim or proceeding relating to or arising under Environmental Laws that is, to the Knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or any of the Company Subsidiaries which could reasonably be expected to result in the Company or any of the Company Subsidiaries incurring Environmental Liabilities, (d) neither the Company nor any of the Company Subsidiaries has received any written notice of or entered into or assumed by Contract or operation of Law or otherwise, any known obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under any Environmental Law, (e) to the Knowledge of the Company, no property currently or formerly owned, operated or leased by the Company or any of the Company Subsidiaries or any property to or at which the Company or any of the Company Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials has, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (CERCLA) or any similar state law, been placed, or is proposed to be placed, on the National Priorities List, or any similar state list of known or suspected contaminated sites, and (f) none of the transactions contemplated hereby requires notice to and approval of any Governmental Entity with jurisdiction over Environmental Laws. Section 4.18 of the Company Disclosure Schedule sets forth a true and complete list of all Proceedings and investigations to which the Company or any Company Subsidiary was a party or subject since January 1, 2012 relating to any Environmental Laws or Environmental Liabilities.

Section 4.19 Brokers. No broker, investment banker, financial advisor or other Person, other than Stephens Inc. and UBS Securities LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.20 Opinions of Financial Advisors. The Company Board has received the opinions of UBS Securities LLC and Stephens Inc, each dated the date of this Agreement, that, as of such date, and subject to the limitations, qualifications and assumptions set forth in such opinions, the Merger Consideration to be received by the holders of Company Common Stock (other than shares of Company Common Stock to be canceled in accordance with Section 3.01(b)) in the Merger is, in the opinion of such advisors, fair to such holders from a financial point of view. True and complete copies of such opinions have been provided to Parent for informational purposes only.

Section 4.21 State Takeover Statutes. The Company Board has taken all actions necessary so that the provisions of Section 203 of the DGCL are not applicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby or thereby. No other “takeover”, “moratorium”, “fair price”, “control share” or other anti-takeover regulations enacted under state Laws in the United States or in the Company Charter or Company Bylaws are applicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby and thereby.

Section 4.22 Insurance. All material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of the Company Subsidiaries (“Insurance Policies”) are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and the Company Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

Section 4.23 Interested Party Transactions. Except as set forth in Section 4.23 of the Company Disclosure Schedule, there are no transactions, arrangements, understandings or Contracts between the Company or any of the Company Subsidiaries, on the one hand, and any Affiliate (including any officer or director, but not including any wholly owned Company Subsidiary) thereof or any stockholder that beneficially owns five percent (5%) or more of the Company Common Stock (each of the foregoing, a “Related Party”), on the other hand. No Related Party owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any supplier or other independent contractor of the Company or any of the Company Subsidiaries, or any organization which has a Contract with the Company or any of the Company Subsidiaries.

Section 4.24 Subscribers. Section 4.24 of the Company Disclosure Schedule sets forth, as of June 30, 2015, (i) the total number of mobile telephone numbers maintained by the Company or any of the Company Subsidiaries and assigned to an end user of the mobile wireless voice or data services of the Company or any of the Company Subsidiaries who thereby obtains mobile voice or data services (“Subscribers”), and (ii) the total number of Subscribers that are (A) prepaid and (B) postpaid.

Section 4.25 FCC Matters. (a) Section 4.25(a) of the Company Disclosure Schedule sets forth a correct and complete list of all licenses and authorizations issued or granted to the Company or any of the Company Subsidiaries by the FCC (the “FCC Licenses”), all pending applications by the Company or any of the Company Subsidiaries as of the date of this Agreement related to any FCC License, including applications for licenses that would be FCC Licenses if issued or granted, and all pending applications by the Company or any of the Company Subsidiaries as of the date of this Agreement for modification, extension or renewal of any FCC License. The Company or the applicable Company Subsidiary is the exclusive holder of each such FCC License set forth opposite its name on Section 4.25(a) of the Company Disclosure Schedule, and no Person other than the Company, such Company Subsidiary or the FCC has any right or interest (legal or beneficial) in or to any such FCC License. At the Effective Time, Parent, directly or indirectly, will beneficially own all of the outstanding equity interests of each such holder set forth on Section 4.25(a) of the Company Disclosure Schedule except for Virginia PCS Alliance L.C. For each FCC License, Section 4.25(a) of the Company Disclosure Schedule sets forth (i) the FCC Registration Number or name of the licensee, (ii) the FCC call sign, license number or other license identifier, (iii) the geographic area for which the Company and the Company Subsidiaries are authorized to provide service, (iv) the current expiration date, (v) the frequency block (except for microwave licenses and Section 214 authorizations), (vi) where applicable, the relevant market and service designations used by the FCC, and (vii) if applicable, the application number of any pending application related to the FCC License. The FCC Licenses constitute all the licenses and authorizations from the FCC for the business operations of the Company and the Company Subsidiaries as they are currently being conducted. There is no condition outside of the ordinary course imposed on any of the FCC Licenses by the FCC (including any condition on the grant of a renewal application) that is not disclosed on the face of the reference copy of the FCC License in the FCC’s Universal Licensing System database; provided, that “ordinary course” shall mean any condition described in any federal statutes, FCC Rules or similar sources that apply generally to FCC licenses of the same service or any condition that the FCC routinely imposes upon the grant of applications for similar licenses.

(b) (i) Except as listed on Section 4.25(a) of the Company Disclosure Schedule, each FCC License has been granted pursuant to a Final Order by the FCC to be held by the licensee listed on Section 4.25(a) of the Company Disclosure Schedule, is valid and in full force and effect, and has not been suspended, revoked, cancelled, terminated or forfeited or adversely modified; (ii) there is no proceeding pending before the FCC or any other Governmental Entity (and no pending judicial review of such a proceeding) or, to the Knowledge of the Company, threatened by any Person with respect to any FCC License that would, individually or in the aggregate, reasonably be likely to result in the suspension, revocation, cancellation, termination, forfeiture, or adverse modification of any FCC License; and (iii) to the Knowledge of the Company, no event, condition or circumstance exists or, after notice or lapse of time or both, would exist that would constitute a breach of, or default under, the terms and conditions of any FCC License that would preclude any FCC License from being renewed in the ordinary course (to the extent that such FCC License is renewable by its terms) or could reasonably be expected to place such FCC license at risk of suspension, revocation, cancellation, termination, forfeiture or modification.

(c) Each of the Company and each Company Subsidiary is in compliance in all material respects with the terms of the FCC Rules and any other Laws that apply to, or that are contained in, each FCC License and has timely fulfilled and performed all of its obligations with respect thereto in all material respects, including making all reports, filings, notifications and applications to the FCC except for such reports, filings, notifications and applications that are not material to the operation of the Company’s business. The Company has made available to Parent true and complete copies of each such material report, filing, notification and application, including ownership reports and regulatory fee filings, filed in the last three (3) years, with the exception of those reports, filings, notifications and applications that are available in their entirety in the FCC’s Universal Licensing System database. The Company has not received written notice of, incurred, or if incurred the Company has fully discharged, any audit, investigation, inquiry, fine, charge or other liability resulting from any noncompliance prior to the Closing relating to such reports, filings, notifications and applications, or any other obligation arising under the Communications Act, FCC Rules or any other Laws that apply to, or that are contained in, each FCC License. The Company or the applicable Company Subsidiary has timely made the payment of all regulatory fees and contributions to the FCC, the United States Treasury or any other Governmental Entity with respect to any FCC License or which are otherwise required by the FCC Rules, including Universal Service Fund and TRS Fund contributions. No payment is owed to the FCC or any other Governmental Entity with respect to any FCC License, or any other obligation arising under the Communications Act or FCC Rules. The Company and the Company Subsidiaries have received all necessary regulatory approvals, made all filings, tower registrations, radio frequency emission certifications, state and tribal historic preservation officers certifications or letters and other reports required to be obtained or made by the Company or any Company Subsidiary relating to the operation of towers, including those necessary to comply with all of the rules, regulations and policies of the Federal Aviation Administration (“FAA”) and all other Laws governing the construction, marking and lighting of antenna structures and colocation activities, including FAA and FCC tower registration filing requirements, except for such approvals, filings, registrations, certifications, letters or reports that are not material to the operation of the Company’s business. The Company has all documentation in its possession or reasonably ascertainable by the Company supporting such approvals, filings, registrations and certifications, except such approvals, filings, registrations and certifications the absence of which would not, individually or in the aggregate, reasonably be likely to materially adversely affect the business of the Company. There are no investigations, inquiries, enforcement proceedings, orders or other actions pending (or, to the Knowledge of the Company, threatened) by the FAA, the FCC or any similar Governmental Entity with respect to the FCC Licenses or the conduct of the business.

(d) Except as listed in Section 4.25(d) of the Company Disclosure Schedule, there is no pending or planned application by the Company or any of the Company Subsidiaries to modify any FCC License. Except as listed in Section 4.25(d) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries have (i) entered into any field-strength agreements or otherwise granted any Interference Consents with respect to any of the spectrum that is the subject of any of the FCC Licenses, or (ii) waived or relinquished any right or claim with respect to any of the spectrum that is the subject of any FCC License.

(e) Except as listed in Section 4.25(e) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries lease any licenses from any Person (other than leases solely among the Company and/or direct or indirect Subsidiaries of the Company).

(f) Except as set forth on Section 4.25(f) of the Company Disclosure Schedule and the Consent of the FCC, no Consent of any Person is required for the Company to transfer or assign any of the FCC Licenses. Neither the Company nor any Company Subsidiary has entered into any obligation, agreement, arrangement or understanding to sell, transfer, deliver, convey, assign or otherwise dispose of any of the FCC Licenses.

(g) All buildout and coverage requirements under 47 C.F.R. 24.203 and 47 C.F.R. 27.14(o) in respect of the FCC Licenses subject to such rules and that have become due have been satisfied in full and on a timely basis, and certification of such buildout, coverage and substantial service has been made to the FCC.

(h) Neither the Company nor any Company Subsidiary is in any material respect in conflict with, or in default or violation of, any Laws applicable to any FCC License (including rules, regulations and orders regarding implementation of CALEA, E911, number portability or telephone service for the hearing impaired and other Laws), and each has complied in all material respects with the terms and conditions of the FCC Licenses.

Section 4.26 Other Communications Regulatory Matters. (a) Section 4.26 of the Company Disclosure Schedule sets forth a correct and complete list of all telecommunications Permits issued by any Governmental Entity regulating telecommunications businesses which have been issued to the Company or any Company Subsidiaries other than the FCC Licenses (the “Other Company Licenses”). The Other Company Licenses constitute all the material Permits issued by any Governmental Entity regulating telecommunications businesses that are necessary from such Governmental Entities for the business operations of the Company and the Company Subsidiaries as they are currently being conducted.

(b) Each Other Company License is valid and in full force and effect and has not been (i) suspended, revoked or cancelled or (ii) adversely modified in any material respect. No Other Company License is subject to (x) any material conditions or requirements that have not been imposed generally upon Permits in the same service or (y) any material pending regulatory proceeding (other than those affecting the telecommunications industry generally or holders of Permits in the same service generally) before a Governmental Entity or judicial review.

(c) Each of the Company and each Company Subsidiary is in compliance in all material respects with the terms of the PUC rules, regulations and orders of any state regulatory bodies (the “PUC Rules”) and any other Laws that apply to, or that are contained in, each Other Company License and has timely fulfilled and performed in all material respects all of its obligations with respect thereto, including making all reports, filings, notifications and applications to the respective PUC or state regulatory body except for such reports, filings, notifications and applications that are not material to the operation of the Company’s business. The Company has made available to Parent copies of each such material report, filing, notification and application, including ownership reports and regulatory fee filings, filed in the last three (3) years. The Company has not received notice of (actual or constructive), incurred, or if incurred the Company has fully discharged, any audit, investigation, inquiry, fine, charge or other liability resulting from any noncompliance prior to the Closing relating to such reports, filings, notifications and applications, or any other obligation arising under the state public utility Laws and rules, regulations and orders of any state public utility commissions, PUC Rules or any other Laws that apply to, or that are contained in, each Other Company License. The Company has timely made the payment of all regulatory fees and contributions to the PUC, state treasurer or any other Governmental Entity with respect to any Other Company License or which are otherwise required by state public utility Laws and rules, regulations and orders of any state public utility commissions or PUC Rules. No payment is owed to any PUC or any other Governmental Entity with respect to any Other Company License, or any other obligation arising under state public utility Laws and rules, regulations and orders of any state public utility commissions or PUC Rules.

Section 4.27 Customer Agreements.

(a) Section 4.27(a) of the Company Disclosure Schedule contains a true and complete copy of the Company’s “form customer agreement” for Individual Customers. The Customer Agreements with Individual Customers generally conform to the standard terms and conditions contained in such “form customer agreement,” except for variations to such standard terms and conditions that are not, individually or in the aggregate, material to the Company’s business. None of the Customer Agreements with Individual Customers require the Consent of the applicable Individual Customers in connection with the transfer or assignment of such Customer Agreements.

(b) Each Customer Agreement is a valid, binding and enforceable obligation of the Company or its applicable Company Subsidiary, and, to the Knowledge of the Company, each other party thereto, in each case, in accordance with the terms of such Customer Agreement, except where the failure to be so valid, binding and enforceable would not, in the aggregate, be material to the Company’s business, and subject to the effect of any applicable Laws, including bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Neither the Company or the applicable Company Subsidiary nor, to the Knowledge of the Company, any other party to a Customer Agreement is in default or breach of such Customer Agreement, except for past due amounts that are not, individually or in the aggregate, material to the Company’s business after taking into account the allowance for doubtful accounts in the Financial Statements.

(d) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of the transactions contemplated herein will constitute, with or without the giving of notice or passage of time or both, a material breach, violation or default by it, create a Lien or give rise to any right of termination, modification, cancellation, prepayment, acceleration or recapture, or a material loss of rights, under any of the material Customer Agreements.

(e) Section 4.27(e)-1 of the Company Disclosure Schedule contains a true and complete copy of the Company’s “form customer agreement” for Enterprise Customers. Except as set forth on Section 4.27(e)-2 of the Company Disclosure Schedule, the Enterprise Agreements generally conform to the standard terms and conditions contained in such “form customer agreement,” except for variations to such standard terms and conditions that are not reasonably likely, individually or in the aggregate, to result in a Company Material Adverse Effect.

(f) Section 4.27(f)-1 of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each Enterprise Customer Agreement pursuant to which the Company or any Company Subsidiary expects to receive annual revenue in excess of $50,000 (a “Material Enterprise Customer Agreement”). Except as set forth on Section 4.27(f)-2 of the Company Disclosure Schedule, none of the Material Enterprise Customer Agreements or, to the Knowledge of the Company, any other Enterprise Customer Agreements that are material to the Company’s business (i) require the Consent of the applicable Enterprise Customer in connection with the consummation of the Merger or the assignment or transfer of such Material Enterprise Customer Agreement or (ii) require the Company or any Company Subsidiary to do business with any third party on an exclusive or preferential basis (including “most favored nation” status).

Section 4.28 Accounts Receivable. The accounts receivable (including receivables arising from any equipment installation agreement that is a Customer Agreement) reflected on the most recent balance sheet included in the Company SEC Documents and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company or the applicable Company Subsidiary involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice and (b) constitute only valid, undisputed claims of the Company and the Company Subsidiaries not subject to claims of set-off or other defenses or counterclaims, other than as accrued on such balance sheet or on the books and records of the Company after the date thereof in the ordinary course of business consistent with past practice.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to own, lease or otherwise hold its properties and assets and conduct its business as it is currently conducted, except for such failures to be so organized, existing or in good standing, or to have such power and authority that would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect.

Section 5.02 Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned, directly or indirectly, by Parent. Since the date of its incorporation,

Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Merger Sub was formed solely for purposes of engaging in the transactions contemplated hereby.

Section 5.03 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Parent and/or Merger Sub, as the case may be, pursuant to or in connection with this Agreement and to consummate the transactions contemplated hereby, including the Merger. The Merger Sub Board has adopted a resolution approving, and declaring the advisability of, this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly authorized by the Board of Directors of Parent (the “Parent Board”) and the Merger Sub Board and no further corporate action on the part of Parent or Merger Sub or any other Person is necessary to authorize this Agreement or the consummation of the Merger on behalf of Parent or Merger Sub (except for the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which adoption will be obtained immediately after the execution and delivery of this Agreement). This Agreement, assuming due and valid authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, as the case may be, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

Section 5.04 No Conflicts; Consents. The execution and delivery by each of Parent and Merger Sub of this Agreement, do not, and the consummation of the transactions contemplated hereby, including the Merger, and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under any provision of (a) the articles of incorporation or bylaws or comparable organizational documents of Parent or Merger Sub, (b) any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound or (c) subject to the filings and other matters referred to in the following sentence, any Order or Law applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect. No Consent of, from or with any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of such reports under Sections 13 and Section 14 of the Exchange Act as may be required in connection with this Agreement and the Merger, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) compliance with and filings under the Communications Act, including any FCC Rules, (v) compliance with and filings under any applicable state public utility Laws and rules, regulations and orders of any PUCs and rules, regulations and orders of any regulatory bodies regulating telecommunications businesses and (vi) the Required Regulatory Approvals. Subject to obtaining the Consents referenced in the prior sentence, Parent is qualified to assume control over the Company under all applicable Laws.

Section 5.05 Financing Commitments; Sufficient Funds. (a) Parent has delivered to the Company true and complete copies of an executed commitment letter (including all exhibits, annexes, schedules and term sheets and the executed fee letters (which may be redacted to omit fee amounts and other economic terms) (the “Fee Letters”) attached thereto or contemplated thereby), other than the flex letter (the “Flex Letter”) (collectively, the “Debt Commitment Letter”), from CoBank, ACB and the other parties thereto to provide debt financing in an aggregate amount set forth therein (being collectively referred to as the “Debt Financing”). None of the provisions in the Flex Letter or redacted in the Fee Letters will limit, prevent, impede or delay the consummation of the Debt Financing in any manner. As of the date hereof, the Debt Commitment Letter has not been amended or modified, no such amendment or modification is contemplated (subject to Parent’s right to replace or amend the Debt Commitment Letter pursuant to Section 7.10(b), although no such replacements or amendments are contemplated as of the date hereof), and the respective commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letter that are payable on or prior to the date hereof and the Debt Commitment Letter is in full force and effect and is the valid, binding and enforceable obligations of Parent and Merger Sub and, to the Knowledge of Parent, the other parties thereto. There are no conditions precedent or other contingencies related to the funding of the Debt Financing (including any subsequent approval process), other than the Financing Conditions. As of the date hereof, there are no side letters or other agreements, contracts or arrangements to which Parent or any of its Subsidiaries is a party related to the funding of the Debt Financing except for the Debt Commitment Letter, the Flex Letter and the Fee Letters. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Parent or Merger Sub under the Debt Commitment Letter or which would constitute a failure of any Financing Condition and, as of the date of this Agreement, subject to the accuracy of the representations and warranties of the Company set forth in Article IV, Parent does not have any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to Parent or Merger Sub on the date of the Closing.

(b) Upon the consummation of the Sprint Transactions and the funding of the Debt Financing in accordance with the Debt Commitment Letter, Parent and Merger Sub collectively will have at the Effective Time access to sufficient funds for the payment of the Merger Consideration and to perform their obligations with respect to the transactions contemplated by this Agreement.

Section 5.06 Section 203 of the DGCL. Neither Parent nor Merger Sub (or their respective “affiliates” or “associates”) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) with respect to the Company within the last three years.

Section 5.07 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first disseminated to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Merger Sub with respect to statements made in or omitted from the Proxy Statement relating to the Company or its Affiliates based on information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement.

Section 5.08 Brokers. No broker, investment banker, financial advisor or other Person, other than Moelis & Company LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.09 Litigation. Except for such Orders or Proceedings that would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect, there are (a) no continuing Orders to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, and (b) no Proceedings pending and for which service of process has been made against Parent or any Subsidiary of Parent or, to the Knowledge of Parent, threatened against Parent or any Subsidiary of Parent.

Section 5.10 Solvency. As of the Effective Time, assuming (i) satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, or waiver of such conditions, and (ii) the accuracy of the representations and warranties of the Company set forth in Article IV hereof, and after giving effect to the transactions contemplated by this Agreement, including the consummation of the Sprint Transactions and the Debt Financing, and the payment of the Merger Consideration, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby.

Section 5.11 Management Agreements. Except as set forth in this Agreement or the Voting Agreement, as of the date hereof, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Surviving Corporation after the Effective Time.

Section 5.12 Sprint Agreements. Parent has provided the Company with true and complete copies of the Sprint Agreements, including all schedules and exhibits thereto.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.01 Conduct of Business. Except for (x) matters permitted by this Agreement and (y) actions taken in connection with the VAE Wind Down or the Tower Sale, in accordance with Section 6.01 of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company shall, and shall cause each Company Subsidiary to, (i) conduct its business in the ordinary course of business consistent with past practice, (ii) use reasonable best efforts to preserve its business organization intact in all material respects and to maintain in all material respects existing relations and goodwill with customers, suppliers, regulators, agents, resellers, creditors, lessors, employees and business associates, (iii) perform and satisfy its obligations under the Spectrum Sale Agreement and Tower Sale Agreement and (iv) comply in all material respects with all applicable Laws, including the filing of all reports, forms or other documents with the FCC and the FAA. In addition, and without limiting the generality of the foregoing, except for matters expressly contemplated by this Agreement or disclosed in Section 6.01 of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other equity interests, other than dividends and distributions by a wholly-owned Company Subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or dissolution;

(b) issue, deliver, sell or grant, or authorize the issuance, delivery, sale or grant of, (i) any shares of its capital stock or other equity interests (other than the issuance of Company Common Stock upon the exercise of any Company Stock Option outstanding prior to the date hereof, but subject to the Company’s receipt of the applicable exercise price therefor), (ii) any Voting Company Debt or other securities, (iii) any securities convertible into or exchangeable for any such shares, equity interests, voting securities or convertible or exchangeable securities or (iv) any options, warrants, rights, “phantom” stock rights, stock appreciation rights, stock-based performance units, stock equivalents or similar commitments, Contracts, arrangements or undertakings with respect to any shares of capital stock, equity interests or voting or other securities;

(c) amend its certificate of incorporation, bylaws or other organizational documents;

(d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof or any other assets, except for acquisitions of assets from vendors or suppliers in the ordinary course of business consistent with past practice and not exceeding $500,000 individually or $2,500,000 in the aggregate;

(e) other than as required pursuant to existing agreements or Company Plans that are identified in the Company Disclosure Schedule or as set forth in Attachment 2 to Section 6.01 of the Company Disclosure Schedule, (i) grant to any present or former officer, director or employee of the Company or any Company Subsidiary any increase in compensation or other benefits, (ii) grant to any present or former employee, officer or director of the Company or any Company Subsidiary any increase in severance, retention or termination pay or (iii) enter into or amend in any material respect any employment, consulting, indemnification, severance, retention or termination agreement with any present or former employee, officer or director;

(f) except as set forth in Attachment 2 to Section 6.01 of the Company Disclosure Schedule, (i) establish, adopt, enter into, change or amend in any material respect any Company Plan except as required by applicable Law, (ii) except as permitted or required under Section 7.05 or as required under the terms of any Company Plan, take any action to accelerate any material rights or benefits under any Company Plan, (iii) loan or advance money or other property to any present or former officer or director of the Company or any Company Subsidiary or (iv) grant any new or, except as required under Section 7.05, amend any existing, Company Equity Awards;

(g) make any change in accounting methods, principles or practices, except insofar as may be required by GAAP or applicable Law;

(h) enter into a new vendor Contract or extend an existing vendor Contract that (i) has a duration beyond one year from the date of execution thereof or, if a Contract renewal, beyond the shortest permitted term of any renewal or (ii) would exceed $250,000 individually;

(i) make or agree to make any capital expenditures other than in the ordinary course of business generally in accordance with the Company Capital Expenditure Plans;

(j) make or change any material Tax election (other than in the ordinary course of business, such as electing bonus depreciation), change an annual accounting period, adopt or change any material accounting method, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than in the ordinary course of business), if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company or any of the Company Subsidiaries for any period ending after the Closing Date;

(k) transfer, lease, license, sell, mortgage, pledge, place a Lien upon or otherwise dispose of any of its property or assets (including capital stock or other equity interest of any of the Company Subsidiaries), except for (i) transfers, leases, licenses, sales or other dispositions of inventory and equipment in the ordinary course of business consistent with past practice and (ii) dispositions or sales of its properties or assets in the ordinary course of business consistent with past practice with a fair market value not to exceed $250,000 individually or $2,000,000 in the aggregate;

(l) other than (i) as required by the terms of a Contract in effect as of the date hereof or (ii) in the ordinary course of business consistent with past practice in an amount not to exceed $250,000 individually or $2,000,000 in the aggregate, repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries;

(m) other than in the ordinary course of business consistent with past practice, modify, amend in any material respect, accelerate, terminate or cancel, any Material Contract or waive any right to enforce, relinquish, release, transfer or assign any rights or claims thereunder;

(n) acquire any interest in real estate, except with respect to cell tower sites in the ordinary course of business consistent with past practice;

(o) enter into any partnership, joint venture or other similar agreement or arrangement;

(p) file for any FCC License or any Permit that would constitute an Other Company License (i) outside of the ordinary course of business or (ii) the receipt of which would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the Merger or consummation of the transactions contemplated herein;

(q) assign, transfer, cancel, fail to renew or fail to extend any FCC License or Other Company License;

(r) except with respect to customer debts in the ordinary course of business consistent with past practice, (i) settle any Proceeding for an amount in excess of $100,000 (excluding amounts that may be paid under insurance policies) or (ii) cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value or cost in excess of $250,000 individually or $500,000 in the aggregate; or

(s) authorize any of, or commit or agree to take any of, the foregoing actions.

Notwithstanding the foregoing or any other provision of this Agreement, nothing shall prevent the Company from engaging in or causing intercompany transactions involving the Company and/or the Company Subsidiaries that are undertaken in the ordinary course of business consistent with past practice.

Section 6.02 Alternative Transactions. (a) Except as otherwise permitted by this Section 6.02, until the Effective Time, the Company shall not, and shall not permit any of the Company Subsidiaries, or any director, officer or employee of the Company or any Company Subsidiary, to, or authorize any investment banker, attorney or other advisor or representative retained by it or any of the Company Subsidiaries to, directly or indirectly, (i) initiate, solicit or knowingly encourage, or take any other action to knowingly facilitate, any Alternative Transaction Proposal or the making of any proposal that could reasonably be expected to lead to an Alternative Transaction Proposal, (ii) participate in any discussions or negotiations regarding, or furnish or provide access to any Person any information with respect to, any Alternative Transaction Proposal (except, subject to this Section 6.02, to disclose the existence of the provisions of this Section 6.02), (iii) authorize, approve or cause or permit the Company to enter into any merger agreement, acquisition agreement, memorandum of understanding, letter of intent or similar agreement (other than an Acceptable Confidentiality Agreement) relating to an Alternative Transaction Proposal (an “Alternative Transaction Agreement”) or (iv) agree or resolve to take any actions set forth in clauses (i) through (iii) of this sentence.

(b) Until the Effective Time, the Company shall promptly (but in any event within one Business Day) notify Parent orally and in writing after receipt of (i) any Alternative Transaction Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Alternative Transaction Proposal or (ii) any request for nonpublic information with respect to the Company or Company Subsidiaries relating to any Alternative Transaction Proposal. Such notice shall include the material terms and conditions of such Alternative Transaction Proposal or inquiry, offer, proposal or request (including the identity of the Person making any such Alternative Transaction Proposal, inquiry, offer, proposal or request) and any amendments thereto.

(c) Notwithstanding anything to the contrary contained in Section 6.02(a), if at any time prior to obtaining the Company Stockholder Approval the Company receives an unsolicited, bona fide Alternative Transaction Proposal from any Person that the Company Board determines in good faith, after consultation with outside legal counsel and its independent financial advisor, is, or could reasonably be expected to lead to, a Superior Proposal, the Company may (i) furnish or provide access to information to the Person making such Alternative Transaction Proposal with respect to the Company or the Company Subsidiaries pursuant to an Acceptable Confidentiality Agreement (it being understood that the Company shall as promptly as is reasonably practicable make available to Parent and Merger Sub any written information concerning the Company or the Company Subsidiaries that is provided to any Person pursuant to this Section 6.02(c)(i) to the extent such information was not previously provided to Parent or Merger Sub) and (ii) engage in discussions or negotiations with such Person and its

Representatives with respect to such Alternative Transaction Proposal. Upon Parent’s request, the Company shall provide Parent a reasonably detailed update on the status and terms of any discussions, negotiations, inquiries, offers, proposals or requests relating to any such Alternative Transaction Proposal. Without limiting the generality of the foregoing, the Company shall provide to Parent, as soon as practicable and in any event within one (1) Business Day after receipt or delivery thereof, copies of all draft agreements (and any other transaction documents to the extent such transaction documents contain any financial terms, conditions or other material terms relating to such Alternative Transaction Proposal, and a summary of the terms of any financing commitments related thereto to the extent applicable and available) sent by or provided to the Company.

(d) Except as set forth in this Section 6.02(d), neither the Company Board nor any committee thereof shall (i) withdraw, withhold, qualify, amend or modify in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Company Board of this Agreement or the Merger, (ii) approve, adopt, endorse or recommend any Alternative Transaction Proposal or Alternative Transaction Agreement or (iii) agree, propose or resolve to take any of the actions set forth in clauses (i) or (ii) of this sentence. Notwithstanding the provisions of the immediately preceding sentence, but subject to the other terms of this Section 6.02(d), prior to the time the Company Stockholder Approval is obtained, the Company Board may (A) if an Intervening Event has occurred, withhold, withdraw, qualify, amend or modify its approval or recommendation of this Agreement and the Merger in connection with such Intervening Event or (B) if the Company has received after the date hereof an Alternative Transaction Proposal that the Company Board determines, after consultation with the Company’s outside legal counsel and its independent financial advisor, is a Superior Proposal, withhold, withdraw, qualify, amend or modify its approval or recommendation of this Agreement and the Merger and approve or recommend such Superior Proposal (any action in clause (A) or (B), a “Change of Recommendation”), in each case if, but only if:

(i) the Company notifies Parent and Merger Sub in writing (a “Change of Recommendation Notice”), at least four (4) Business Days in advance, that the Company Board intends to effect a Change of Recommendation and the reasons therefor, which notice shall (y) in the case of an Intervening Event, describe in reasonable detail the facts and circumstances giving rise or relating to such Intervening Event, and (z) in the case of a Superior Proposal, identify the Person making such Superior Proposal, describe the material terms and conditions thereof (including any financing commitments related thereto to the extent applicable and available), and include unredacted copies of the most current and complete draft of any proposed Alternative Transaction Agreement;

(ii) the Company negotiates, and causes its outside legal counsel and independent financial advisor to negotiate, in good faith with Parent and its outside legal counsel and independent financial advisor (to the extent Parent desires to negotiate) during such four (4) Business Day period (the “Notice Period”) to make such adjustments to the terms and conditions of this Agreement as would permit the Company Board not to effect a Change of Recommendation with respect to such Intervening Event or so that such Alternative Transaction Proposal ceases to constitute a Superior Proposal, as the case may be;

(iii) at the conclusion of the Notice Period, the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and its independent financial advisor, and after taking into account any changes to this Agreement proposed in writing by Parent, that (y) the failure to effect a Change of Recommendation would reasonably be likely to result in a breach of the directors’ fiduciary duties under applicable Law and (z) in the case of a Superior Proposal, that such Superior Proposal continues to constitute a Superior Proposal; and

(iv) in the case of a Superior Proposal, the Company terminates this Agreement pursuant to Section 9.01(d)(i) promptly after effecting such Change of Recommendation and immediately prior to or substantially concurrently with such termination, pays to Parent any amounts required to be paid pursuant to Section 9.02(b).

In the event of any material change in the facts or circumstances giving rise to any such Intervening Event or to the terms of any such Superior Proposal (including any change to the amount or form of consideration), the

Company shall, in each case, provide Parent with a new Change of Recommendation Notice, except that the Notice Period shall be two (2) Business Days instead of four (4) Business Days, before the Company Board may effect a Change of Recommendation and, in the case of a Superior Proposal, terminate this Agreement.

(e) Nothing contained in this Section 6.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, failure to so disclose would reasonably be likely to result in a violation of applicable Law; provided, however, that if such disclosure does not reaffirm the approval or recommendation by the Company Board of this Agreement and the Merger or has the substantive effect of withholding, withdrawing, qualifying, amending or modifying, in a manner adverse to Parent and Merger Sub, the approval or recommendation by the Company Board of this Agreement or the Merger, such disclosure shall be deemed to be a Change of Recommendation (it being understood, however, that a “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be deemed a Change of Recommendation).

(f) For purposes of this Agreement:

(i) “Acceptable Confidentiality Agreement” means an agreement with respect to the confidentiality of nonpublic information concerning the Company and the Company Subsidiaries that (A) shall be executed and delivered after the date hereof, (B) does not prohibit the Company from fulfilling its obligations under this Section 6.02 and (C) contains terms substantially similar to those contained in the Confidentiality Agreement;

(ii) “Alternative Transaction Proposal” means any inquiry, offer or proposal relating to any (A) merger, joint venture, partnership, consolidation, dissolution, liquidation, tender or exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction or (B) other direct or indirect acquisition, in each case under clauses (A) and (B), involving 25% or more of any class of equity securities of the Company or 25% or more of the consolidated total revenues or consolidated total assets (including equity securities of the Company Subsidiaries) of the Company and the Company Subsidiaries, in each case, other than the Merger and the transactions contemplated by this Agreement;

(iii) “Intervening Event” means any event, change, development or occurrence with respect to the Company and the Company Subsidiaries taken as a whole that (A) is material, (B) does not involve or relate to an Alternative Transaction Proposal or Alternative Transaction Agreement and (C) is not known to or reasonably foreseeable by the Company Board as of the date of this Agreement; and

(iv) “Superior Proposal” means (A) any bona fide, written proposal made by a third party to merge with or into the Company or (B) any bona fide, written Alternative Transaction Proposal involving 50% or more of the Company Common Stock or 50% or more of the consolidated total revenues or consolidated total assets (including equity securities of the Company Subsidiaries) of the Company and the Company Subsidiaries through a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale or a joint venture, in each case that the Company Board, after consultation with its outside legal counsel and independent financial advisor and after taking into account all relevant financial, legal, regulatory and other aspects of such proposal, including the estimated timing and probability of consummation and the Person or group making such proposal, determines in its good faith judgment to be more favorable, from a financial point of view, to the stockholders of the Company than the Merger.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01 Stockholders Meeting. The Company shall, as promptly as is reasonably practicable following the date of this Agreement and the mailing of the Proxy Statement (as defined below), convene and hold a meeting of the holders of the Company Common Stock (the “Company Stockholders Meeting”) to vote on the adoption of this Agreement in accordance with the Company Charter, the Company Bylaws and applicable Law. The Company Stockholders Meeting may be postponed or temporarily adjourned (a) for the absence of a quorum, (b) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith (after consultation with outside counsel) is necessary under applicable Law to be disseminated and reviewed by the Company’s stockholders (including with respect to the Company’s receipt of an Alternative Transaction Proposal, subject to the Company’s compliance with Section 6.02) or (c) to allow additional solicitation of votes in order to obtain the Company Stockholder Approval. The Company shall be permitted to take such actions at the Company Stockholders Meeting as it otherwise would have undertaken at its 2015 annual stockholders meeting.

Section 7.02 Proxy Statement. As promptly as is reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the adoption of this Agreement by the holders of the Company Common Stock at the Company Stockholders Meeting. The Company shall as promptly as is reasonably practicable notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, and the Company shall as promptly as is reasonably practicable provide Parent with copies of all material correspondence between the Company or its Representatives and the SEC and its staff relating to the Proxy Statement or the transactions contemplated hereby. Prior to filing the Proxy Statement with the SEC or responding to any comments of the SEC with respect thereto, the Company shall (a) give Parent a reasonable opportunity to review and comment on such document or response and (b) include in such document or response comments reasonably proposed by Parent. The Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the holders of the Company Common Stock as promptly as reasonably practicable after the text of the Proxy Statement has been adjusted to satisfactorily address any comments raised by the SEC. The Company and Parent each agree to correct any information provided by it for use in the Proxy Statement that shall have become false or misleading. Parent will furnish (or cause to be furnished) to the Company the information relating to Parent and its Affiliates to be set forth in the Proxy Statement and otherwise cooperate with the Company in the preparation of the Proxy Statement. Except as expressly permitted by Section 6.02(d), the Company shall include in the Proxy Statement the recommendation of the Company Board that the holders of the Company Common Stock vote in favor of the adoption of this Agreement. In the event that subsequent to the date of this Agreement, the Company Board effects a Change of Recommendation as permitted by this Agreement, the Company nevertheless shall continue to solicit proxies and submit this Agreement to the holders of the Company Common Stock for adoption at the Company Stockholders Meeting unless this Agreement shall have been terminated in accordance with its terms. The Company shall ensure that the Proxy Statement complies in all material respects with applicable Laws.

Section 7.03 Access to Information; Confidentiality.

(a) Upon reasonable notice, and except as may otherwise be prohibited by applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent, and to Parent’s officers, employees, accountants and advisors, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, assets, books and records, Contracts, personnel (including access to documentation related to environmental and zoning matters and FCC Licenses and Other Company Licenses); provided, however, that the foregoing shall not require the Company to permit any inspection, or to disclose any information to the extent that, in the reasonable judgment of the Company, it would result in the disclosure of any trade secrets of third parties or violate any of its contractual obligations or any obligations with respect to confidentiality or privacy (provided that the Company shall use its reasonable best efforts to provide such access or disclosure in a manner that does not violate any such legal or contractual obligations); and provided, further, that nothing in this Section 7.03 shall require the Company to take or allow any action that would unreasonably interfere with the Company’s or any Company Subsidiary’s business or operations. In addition, from the date hereof to the Effective Time, the Company shall, and shall cause its Representatives to, (i) reasonably cooperate and consult with Parent regarding Parent’s transition and post-closing integration planning as reasonably requested by Parent, (ii) keep Parent reasonably informed as to the status of the VAE Wind-Down and the Tower Sale (including with respect to the estimated and actual costs and expenses thereof, purchase price adjustments thereto and anticipated timing for completion) and the Company’s business and financial condition generally, (iii) provide Parent, on a monthly basis, with (A) financial reports (including a consolidated income statement, balance sheet and statement of cash flows) with respect to the Company and the Company Subsidiaries and (B) the total number of Subscribers, indicating the number of Subscribers that are prepaid and postpaid, (iv) provide Parent with devices, data files and other information reasonably required to support the development and testing of the customer migration process and (v) cooperate with and provide reasonable assistance to Parent and Sprint in developing a customer migration process as contemplated in the Sprint Agreements. Upon the request of Parent, the Company shall permit Parent, jointly with the Company, to contact and hold discussions or negotiations with counter-parties to Contracts to which the Company or any Company Subsidiary is a party for the purpose of obtaining the Consent of any such party and addressing any other terms in such Contract as requested by Parent in connection with the Sprint Transactions. Within fifteen (15) days after the date hereof, subject to putting in place mutually agreeable procedures with respect to Parent’s and Sprint’s review of such Contracts (which shall include, with respect to Sprint’s review, redacting customer names and other identifying information), the Company shall (i) use its commercially reasonable efforts to locate copies of each Enterprise Customer Agreement (which efforts shall include contacting the applicable customer with respect to any Enterprise Customer Agreement that is not in the Company’s possession), and (ii) provide Parent with true and complete copies of each Enterprise Customer Agreement it was able to locate (which copies may be provided by Parent to Sprint pursuant to the mutually agreeable procedures contemplated herein) and (iii) provide Parent with written summaries of the material terms of the Material Enterprise Customer Agreements that the Company was not able to locate (which summaries may be provided to Sprint pursuant to mutually agreeable procedures contemplated herein). Within ninety (90) days after the date hereof, subject to putting in place mutually agreeable procedures with respect to Parent’s and Sprint’s review of such Contracts, the Company shall use its commercially reasonable efforts to (x) enter into replacement Enterprise Customer Agreements (on the same terms and conditions) with respect to any Enterprise Customer Agreements that the Company was not able to locate, (y) prepare written summaries of the material terms of the other Enterprise Customer Agreements that the Company was not able to locate or replace (which summaries may be provided to Sprint pursuant to mutually agreeable procedures contemplated herein) and (z) obtain the applicable customers’ approvals of the written summaries of the Enterprise Customer Agreements it was not able to locate or replace. In no event shall the Company or any Company Subsidiary be required pursuant to this Section 7.03 to conduct or allow to be conducted any invasive testing of soil, groundwater or building components at any property of the Company or any Company Subsidiary. No investigation pursuant to this Section 7.03 shall affect any representation or warranty in this Agreement of any party or any condition to the obligations of the parties. All information exchanged pursuant to this Section 7.03 shall be subject to the Confidentiality Agreement, and the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

(b) Subject to applicable Laws and upon Parent’s reasonable request, the Company shall reasonably cooperate with Sprint and its employees and representatives, in a reasonable manner during normal business hours and upon reasonable prior notice, in order to facilitate (i) the migration of the Company’s billing, IT and other systems and (ii) the transition of the Company’s and the Company Subsidiaries’ subscribers to Sprint; provided, however, that in no event shall the Company be obligated to provide Sprint or any of its employees or representatives information that the Company, in its sole discretion, reasonably believes is competitively sensitive or that the Company, in its sole discretion, reasonably believes could be harmful to its business if the Closing does not occur.

Section 7.04 Reasonable Best Efforts; Notification; Filings. (a) Upon the terms and subject to the conditions set forth in this Agreement, except as may be otherwise provided in this Agreement, each of the parties hereto shall use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VIII to be satisfied as promptly as practicable, including (i) obtaining all necessary Consents from Governmental Entities and the making of any other necessary notices, registrations and filings and the taking of all reasonable steps as may be necessary to obtain any other necessary Consent from, or to avoid an action or Proceeding by, any Governmental Entity (including under the HSR Act and the FCC Rules), (ii) obtaining all Consents necessary or advisable to be obtained from third parties in order to consummate the Merger or any of the other transactions contemplated by this Agreement, including the Debt Financing, (iii) defending any Proceedings brought against such party challenging this Agreement or the consummation of the transactions contemplated hereby (including seeking to avoid the entry of, or to have reversed, terminated or vacated, any Order enjoining or prohibiting the Merger), (iv) engaging in divestitures, licenses, hold separate arrangements or similar matters (including covenants affecting business operating practices) and (v) executing and delivering any additional instruments necessary to consummate the Merger and other transactions contemplated hereby and to fully carry out the purposes of this Agreement. To the extent not prohibited by applicable Law or any Governmental Entity, upon the terms and subject to the conditions set forth in this Agreement, each of Parent and the Company shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and shall work cooperatively with the other in connection with obtaining all required Consents of any Governmental Entity, including (A) promptly notifying the other of, and, if in writing, furnishing the other with copies of (or, in the case of material oral communications, advising the other orally of) any material communications from or with any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (B) permitting the other to review and discuss in advance, and considering in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity, (C) promptly notifying the other of any meeting with any such Governmental Entity, (D) furnishing the other with copies of all substantive correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Merger and (E) cooperating with the other to furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with the parties’ mutual cooperation in preparing any necessary filings or submissions of information to any such Governmental Entity.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, each of the parties hereto shall as promptly as reasonably practicable (but in no event later than fifteen (15) days after the date hereof) (i) make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) file all such applications (the “FCC Applications”) as are required to be filed with the FCC to obtain the FCC’s approval for the Merger and respond as promptly as practicable to any additional requests for information received from the FCC by any party to an FCC Application, and (iii) file all such applications as are required to be filed with any PUC to obtain the PUC’s approval for the Merger and respond as promptly as practicable to any additional requests for information received from the PUC by any party to an FCC Application. Subject to the terms and conditions herein provided and without limiting the foregoing, each of the parties hereto shall make all Required Regulatory Notice filings immediately prior to Closing. The Company shall, upon Parent’s request, reasonably cooperate with Parent and Sprint in order to jointly file all necessary notices, reports and other filings with Parent and Sprint to obtain the Required Regulatory Approvals. Each of the parties hereto shall use its respective reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals and (z) taking all such further action as reasonably may be necessary to resolve such objections, if any, as the FCC, the Federal Trade Commission, the Antitrust Division of the Department of Justice, state telecommunications, utility, antitrust enforcement or competition authorities of any other jurisdiction or any other person may assert under relevant telecommunications, utility, antitrust or competition laws with respect to the transactions contemplated hereby, including the Debt Financing; provided, however, that nothing in this Agreement, including this Section 7.04, shall require, or be construed to require, Parent or any of its Affiliates to (A) sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (or proffer, agree or consent to any such actions), whether before or after the Effective Time, any assets, properties, licenses, permits, operations, rights, product lines, businesses or interest therein of Parent, the Company or any of their respective Affiliates (including the Surviving Corporation and its Subsidiaries) or (B) proffer, agree or consent to or otherwise effect or become subject to any changes (including through a licensing arrangement), restriction or condition on, or other impairment of, Parent’s, the Company’s or any of their respective Subsidiaries’ (including the Surviving Corporation and its Subsidiaries) ability to own, lease or operate any assets, properties, licenses, operations, rights, product lines, businesses or interests therein or Parent’s or any of its Affiliates’ ability, directly or indirectly, to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock or other equity interest of the Surviving Corporation and its Subsidiaries, if, in the case of clause (A) or (B), any such actions or requirements would, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the combined business of Parent and the Surviving Corporation, taken as a whole and after giving effect to the Merger and other transactions contemplated herein (any such action or requirement, an “Adverse Regulatory Condition”), and, provided, further, that (1) neither the Company nor any Company Subsidiary shall take, or proffer, consent or agree to, any of the actions or requirements set forth in clause (A) or (B) without the prior written consent of Parent and (2) neither Parent nor any of its Affiliates shall be required to take any action that is not conditioned upon the occurrence of the Effective Time.

(c) In the event any Proceeding by any Governmental Entity or other Person is commenced that challenges the validity or legality of this Agreement or the Merger or seeks damages or conditions in connection therewith, except as otherwise permitted by this Agreement or necessary to avoid violation of applicable Law, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. Parent shall be entitled to control the defense and settlement of any such Proceeding but shall provide the Company reasonable opportunity to participate in the defense or settlement thereof.

(d) At or immediately prior to the Closing, upon written request by Parent to do so, the Company shall arrange for the delivery to Parent of copies of payoff letters in customary form and substance, from the administrative agent or other similar agents under any credit agreements or facilities or loan instruments of the Company or the Company Subsidiaries that Parent intends to pay off, refinance or otherwise satisfy at Closing, and for the release of all Liens and other security over the Company’s and the Company Subsidiaries’ properties and assets securing their obligations thereunder, as applicable, together with the return of any collateral in the possession of the applicable administrative agent or similar agent, at the Closing.

(e) Without limiting the generality of Section 7.04(a), in order to make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VIII to be satisfied as promptly as practicable, each party shall, and, to the extent applicable, shall cause its Affiliates to, use its best efforts to perform all contractual obligations, satisfy all contractual closing conditions and furnish all deliverables, in each case, as is necessary under contracts upon which the closing of the Merger is expressly conditioned (it being understood and agreed that in entering in this Agreement the Company is relying in good faith on the obligations of Parent set forth in this Section 7.04(e)); provided, however, that nothing in this Agreement shall require Parent, SPC or their respective Affiliates to (x) (i) waive any contractual closing condition in the Sprint Agreements, (ii) waive, relinquish or refuse to enforce any right under any of the Sprint Agreements, (iii) take any action not expressly required by the Sprint Agreements to be taken, including for the purpose of (A) obtaining any Consents of any Governmental Entities or other Persons that are necessary or advisable in order to consummate the Sprint Transactions or (B) defending any Proceedings brought against Parent, Merger Sub, SPC, Sprint or any of their respective Affiliates with respect to or in connection with the Sprint Transactions or the Sprint Agreements, or (iv) agree to any of the foregoing if, in the case of clause (i), (ii), (iii) or (iv), it would, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the expected benefits to Parent of the Sprint Transactions taken as a whole (a “Benefit Reduction”), or (y) initiate any suit, action or proceeding to enforce its contractual or other rights under any of the Sprint Agreements.

(f) Parent shall not, and shall cause SPC and its other Affiliates not to, (i) exercise the termination right set forth in Section 8.1(b) of the Sprint Master Agreement or (ii) exercise any other termination right set forth in the

Sprint Master Agreement unless (A) the consequences of Parent not exercising a termination right would reasonably be expected to result in a Benefit Reduction and (B) Parent provides the Company with at least 30 days’ prior written notice in advance of exercising such termination right. Parent shall not, and shall cause its Affiliates not to, without the prior written consent of the Company, (y) amend, change, supplement, modify, substitute or replace any term or condition of any of the Sprint Agreements or (z) alter, change, modify or restructure in any manner any of the Sprint Transactions unless, in the case of each of clause (y) and (z), any such amendment, change, supplement, modification, substitution, replacement, alteration or restructuring would not prevent or delay the Closing or otherwise adversely impact the Company.

Section 7.05 Company Equity Awards. (a) At the Equity Award Cancellation Time, each Company Stock Option then outstanding (whether vested or unvested), including each Company Stock Option with an exercise price per share equal to or exceeding the Merger Consideration, shall be canceled and, in consideration of such cancellation, Parent shall pay or cause to be paid to the holder on the first Business Day following the Equity Award Cancellation Time, in full satisfaction of such Company Stock Option, an amount (but not less than zero) in cash equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price with respect to such Company Stock Option, and (ii) the number of shares of Company Common Stock subject to such outstanding Company Stock Option.

(b) At the Equity Award Cancellation Time, each Company Restricted Stock Award then outstanding, shall become fully vested and free of restrictions and shall be treated in accordance with Section 3.01.

(c) As of the Closing Date, any outstanding Company Performance Stock Unit Award for which the performance period has commenced shall become earned and eligible to become payable pursuant to the terms of the award agreement and the applicable Company Equity Plan as of the Closing Date, based upon the Company’s performance through the Closing Date and the Merger Consideration. With respect to any outstanding Company Performance Stock Unit Awards for which the performance period has not commenced prior to the Closing Date, such Awards shall be forfeited without payment upon Closing pursuant to the terms of the award agreement and the applicable Company Equity Plan.

(d) No purchase rights shall be granted under the Employee Stock Purchase Plan after the date of this Agreement, and all purchase rights outstanding under the Employee Stock Purchase Plan as of the date of this Agreement shall be automatically exercised on the purchase date next following the date of this Agreement or, if earlier, immediately prior to the Equity Award Cancellation Time (provided such purchase rights are otherwise outstanding at such date). Between the date of this Agreement and the purchase date next following the date of this Agreement, up to 2,000 shares of Company Common Stock may be issued under the Employee Stock Purchase Plan. To the extent that any accumulated participant contributions to the Employee Stock Purchase Plan remain after exercise in accordance with the preceding provisions of this Section 7.05(d), such contributions shall be returned to participants immediately after such exercise in accordance with the Employee Stock Purchase Plan and the Company shall terminate the Employee Stock Purchase Plan as of the Equity Award Cancellation Time.

(e) Upon the terms and subject to the conditions set forth in this Agreement, Parent and the Company shall (i) take all actions reasonably necessary to cause the actions and effects specified in Sections 7.05(a), (b), (c) and (d) to occur, and (ii) provide reasonable cooperation to each other in connection with the actions contemplated by this Section 7.05.

(f) All amounts payable pursuant to this Section 7.05 shall be subject to any required withholding of taxes and shall be paid without interest.

Section 7.06 Indemnification. (a) From and after the Effective Time, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each present and former director and officer of the Company or any of the Company Subsidiaries and each person who served at the request of the Company or any Company Subsidiary as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (collectively, the “Indemnified Parties”) against any costs or expenses (including fees and expenses of counsel), judgments, fines, penalties, interest, losses, claims, damages or liabilities and amounts paid in settlement (collectively, “Losses”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time relating to the Indemnified Party’s service with or at the request of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent such Indemnified Parties are entitled to indemnification by the Company under the Company Charter and the Company Bylaws. From and after the Effective Time, to the fullest extent an Indemnified Party is entitled to advancement of expenses from the Company under the Company Charter and the Company Bylaws, expenses (including attorneys’ fees) incurred by such Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Parent or the Surviving Corporation in advance of the final disposition of such action, suit or proceeding, subject to receipt of an undertaking by or on behalf of such Indemnified Party to repay such amounts to the extent it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified under the DGCL. The indemnification rights hereunder are not exclusive and shall be in addition to any other rights such Indemnified Party may have under any Law or Contract or any organizational documents of any Person, under the DGCL or otherwise. The certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the Surviving Corporation to fulfill and honor, provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable to the Indemnified Parties as those set forth in the Company Charter and Company Bylaws as of the date of this Agreement, and those provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the Indemnified Parties. The parties agree that the provisions relating to exoneration of directors and officers and the rights to indemnification and advancement of expenses incurred in defense of any action or suit in the Company Charter or Company Bylaws and the comparable organizational documents of the Company Subsidiaries with respect to matters occurring through the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six (6) years from the Effective Time; provided that all rights to indemnification and advancements in respect of any action, suit or proceeding pending or asserted or claim made within such period shall continue until the disposition of such action, suit or proceeding or resolution of such claim.

(b) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.06.

(c) Parent and the Surviving Corporation shall be jointly and severally liable for and, to the fullest extent permitted by applicable Law, shall pay (within ten (10) days of receiving a reasonably detailed invoice therefor) all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) that an Indemnified Party may incur in successfully enforcing the indemnity and other rights and obligations provided for in this Section 7.06.

(d) The provisions of this Section 7.06 are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses or contribution that any such Person may have by contract or otherwise. No release executed by any Indemnified Party in connection with his or her departure from the Company or any of the Company Subsidiaries shall be deemed to be a release or waiver of any of the indemnity or other rights provided such Indemnified Party in this Section 7.06, unless the release or waiver of the provisions of this Section 7.06 is expressly provided for in such release.

Section 7.07 Public Announcements. Except with respect to any action taken pursuant to Section 6.02 or Section 9.01, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and approve (such approval not to be unreasonably withheld, conditioned or delayed) any press release or other public statements with respect to this Agreement and the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, by court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 7.08 Employee Matters. (a) With respect to employee benefit plans, programs, policies and arrangements that are established or maintained by Parent or its Affiliates (including the Company and the Company Subsidiaries) (the “Parent Benefit Plans”) for the benefit of each person who is employed by the Company or any of the Company Subsidiaries as of the Closing Date (the “Company Employees”) and, to the extent applicable, any former employees of the Company and the Company Subsidiaries (“Former Company Employees”) (and their eligible dependents), Company Employees and Former Company Employees (and their eligible dependents) shall be given credit for their service with the Company and the Company Subsidiaries (i) for all purposes of eligibility to participate and vesting and benefit accrual under retirement, welfare, vacation and severance plans (but not benefit accrual purposes under a defined benefit pension plan) to the extent such service was taken into account under a corresponding Company Plan and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations and shall be given credit for amounts paid under a corresponding Company Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Benefit Plans. Notwithstanding the foregoing provisions of this Section 7.08(a), service and other amounts shall not be credited to Company Employees or Former Company Employees (or their eligible dependents) to the extent the crediting of such service or other amounts would result in the duplication of benefits.

(b) Prior to and effective upon the Closing Date, Parent or one of its Affiliates may make written offers of employment to such Company Employees that it determines in its sole discretion. The written offer of employment shall be for employment on an at-will basis and shall provide that, as a condition of the acceptance of the offer, such Company Employee must waive the Company Employee’s right to receive severance benefits under the Company Plans that provide such benefits. Any such Company Employee who, as of the Closing Date, has accepted the written offer of employment from Parent or one of its Affiliates is referred to herein as a “Continuing Employee”.

(c) Beginning on the Closing Date and during continued employment with Parent or its Affiliates, each Continuing Employee:

(i) shall receive the annual base salary or hourly wage that is specified in the Continuing Employee’s offer of continuing employment with Parent or its Affiliate;

(ii) shall be eligible to earn an annual cash bonus or incentive payment for the calendar year that includes the Closing Date that is equal to the sum of (x) the amount earned under the applicable incentive plan that is a Company Plan for the portion of such year that ends on the Closing Date plus (y) the amount earned under the Parent Benefit Plan that is an incentive plan for the portion of such year beginning on the day after the Closing Date; such total amount, if any, to be paid on the same date that incentives are paid under such Parent Benefit Plan, subject to the provisions of Attachment 2 to Section 6.01of the Company Disclosure Schedule; and

(iii) shall continue to participate through December 31, 2015 or, if later, the Closing, in the Company Plans in which the Continuing Employee was participating on the Closing Date (other than the Company Equity Plans). Parent, in its discretion, may allow Continuing Employees to continue participation in one or more Company Plans after such date until the date determined by Parent and thereafter Continuing Employees shall be eligible to participate in the Parent Benefit Plans in accordance with the terms and conditions of the Parent Benefit Plans subject to the terms and conditions of this Section 7.08.

(d) Prior to the Closing (or within a reasonable time after the Company Employee rejects a written offer of employment, if applicable), Parent or one of its Affiliates shall use its reasonable best efforts to give written notice to each Company Employee who is not a Continuing Employee of Parent’s reasonable and good faith estimate of the date that the Company Employee’s employment with Parent and its Affiliates is expected to end; provided, however, that such date shall be no later than the first anniversary of the Closing Date. Beginning on the Closing Date and during continued employment with Parent or its Affiliates, each Company Employee as of the Closing Date who is not a Continuing Employee:

(i) shall continue to receive the annual base salary or hourly wage that such Company Employee was eligible to receive on the Closing Date;

(ii) shall be eligible to earn an annual cash bonus or incentive payment for the calendar year that includes the Closing Date that is equal to the amount earned under the applicable incentive plan that is a Company Plan in which such Company Employee was participating, subject to the provisions of Attachment 2 to Section 6.01 of the Company Disclosure Schedule; and

(iii) shall continue to participate through December 31, 2015 or, if later, the Closing, in the Company Plans in which such Company Employee was participating on the Closing Date (other than the Company Equity Plans). Parent, in its discretion, may allow such Company Employee to continue participation in one or more of the Company Plans after such date until the date determined by Parent and thereafter each Company Employee shall be eligible to participate in the Parent Benefit Plans in accordance with the terms and conditions of the Parent Benefit Plans, subject to the terms and conditions of this Section 7.08. Notwithstanding the foregoing, any such Company Employee whose employment with Parent and its Affiliates (including the Company and the Company Subsidiaries) ends before the second anniversary of the Closing Date shall receive severance benefits in accordance with and subject to the terms and conditions of the Company Plans in which such Company Employees participated immediately prior to the Closing Date.

(e) Each Company Employee who receives a Key Employee Stay Bonus Retention Award in accordance with Attachment 2 to Section 6.01 of the Company Disclosure Schedule shall be entitled to receive any amount that is earned and becomes payable in accordance with the terms of such award.

(f) Nothing in this Section 7.08 constitutes a contract of employment or guarantees any person, including any Company Employee, continued employment or particular compensation or employee benefits after the Closing. In addition, nothing contained herein shall (i) be treated as an amendment of any Company Plan, Parent Benefit Plan or any other benefit plan, policy or program or (ii) give any third party, including any Company Employees or any successor, beneficiary or representative thereof, any right to enforce the provisions of this Section 7.08.

Section 7.09 Section 16(b). Prior to the Effective Time, the Company shall take all actions reasonably necessary to cause any dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.10 Financing. (a) The Company agrees to use reasonable best efforts to provide such assistance (and to cause the Company Subsidiaries, and to use reasonable best efforts to cause its and their respective Representatives, to provide such assistance) as reasonably requested by Parent in connection with arranging, obtaining and syndicating the Debt Financing as contemplated by the Debt Commitment Letter. Such cooperation shall include each of the following: (i) participation in, and assistance with, the Marketing Efforts related to the Debt Financing, including furnishing to Parent and the Financing Sources, as promptly as is reasonably practicable following Parent’s request, such pertinent and customary information as reasonably necessary to consummate the Marketing Efforts or assemble the Marketing Material, (ii) participation by senior management of the Company in, and assistance with, the preparation of customary rating agency presentations and a reasonable number of meetings with rating agencies, (iii) timely delivery to Parent and its Financing Sources of the Financing Deliverables and (iv) participation by senior management of the Company in the negotiation of the Debt Financing Documents and the execution (to the extent applicable) and delivery of the Financing

Deliverables. The Company hereby consents to the use of all of its and the Company Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, or reasonably likely not to, harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or any Company Subsidiary. Notwithstanding anything to the contrary herein, neither the Company, the Company Subsidiaries nor any of their respective personnel or advisors shall be required to provide any such assistance which would unreasonably interfere with the ongoing operations of the Company or the Company Subsidiaries. Further, such assistance shall not include any actions that the Company reasonably believes would (i) result in a violation of any confidentiality arrangement or material agreement or the loss of any legal or other applicable privilege (provided that the Company shall use its reasonable best efforts to perform such actions in a manner that does not violate such obligations or privilege), (ii) cause any representation or warranty in this Agreement to be breached or any condition to Closing set forth in Article VIII to fail to be satisfied, (iii) cause the Company or any of the Company Subsidiaries to incur any actual or potential liability in connection with the arranging, marketing or syndication of the Debt Financing (including the Marketing Efforts) or such assistance or (iv) require the Company or any of its Affiliates to prepare or provide any financial statements or other similar financial data other than the Financial Statements. All such assistance referred to in this Section 7.10(a) shall be at Parent’s written request with reasonable prior notice and at Parent’s sole cost and expense and Parent shall promptly reimburse the Company and the Company Subsidiaries for all reasonable and documented out-of-pocket costs and expenses as incurred by the Company or any Company Subsidiaries in connection with providing the assistance contemplated by this Section 7.10(a) promptly upon presentment of invoices therefor. Such assistance shall not require the Company or any of its Affiliates to agree to any contractual obligation relating to the Debt Financing that is not expressly conditioned upon the consummation of the Merger and that does not terminate without liability to the Company or any of its Affiliates upon the termination of this Agreement. Neither the Company nor any of its Affiliates shall be required to make any representation or warranty in connection with the Debt Financing or the arranging, marketing or syndication thereof (including the Marketing Efforts) prior to the Closing Date. Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Affiliates, directors, officers, employees and agents from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties actually suffered or incurred in connection with the arrangement of the Debt Financing, any assistance or activities provided in connection with the Debt Financing as contemplated by this Section 7.10(a), or any provision of any information utilized in connection with the Debt Financing or the arrangement thereof, except to the extent attributable to fraud or intentional misconduct. All non-public or otherwise confidential information regarding the Company and its business obtained by Parent or the Financing Sources pursuant to this section shall be kept confidential in accordance with the Confidentiality Agreement, except that such information may be disclosed to “private side” lenders that agree to customary confidentiality obligations in connection with the arranging, marketing or syndication of the Debt Financing.

(b) Parent shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange the Debt Financing as promptly as practicable following the date of this Agreement and to consummate the Debt Financing on the Closing Date. Such actions shall include the following: (i) maintaining in effect the Debt Commitment Letter, provided that Parent may replace or amend the Debt Commitment Letter so long as such replacement or amendment would not (A) adversely impact or delay in any material respect the ability of Parent to consummate the Merger or the Debt Financing, (B) delay in any material respect or prevent the Closing, or (C) modify the Financing Conditions or create any new condition to the Debt Financing (other than the Financing Conditions) if such modification or creation would delay in any material respect or prevent the Closing or make the funding of the loans and the making available of the commitments under the Debt Financing (or the satisfaction of any condition to obtaining the Debt Financing) less likely to occur, (ii) satisfying on a timely basis at or prior to the Closing all Financing Conditions that are within Parent’s or any of its Affiliates’ control, (iii) negotiating, executing and delivering Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter (including giving effect to any “market flex” provisions contained in the Flex Letter) and that are subject to conditions precedent to the consummation of the Debt Financing no less favorable to Parent than the Financing Conditions (and, in any event, on terms and conditions that would not materially and adversely impact the ability of Parent to timely consummate the Debt

Financing or the Closing), (iv) subject to the satisfaction or waiver of the Financing Conditions and the conditions set forth in Section 8.01 and Section 8.03, causing the funding of the loans and the making available of the commitments under the Debt Financing no later than the date on which the Closing is required to occur hereunder and (v) using reasonable best efforts to enforce its rights under the Debt Commitment Letter. Parent shall give the Company prompt notice of any Financing Failure Event. Upon the reasonable request of the Company, Parent will confer with the Financing Sources and confirm, to the Knowledge of Parent, (A) the Financing Sources’ intent and ability to perform, and the availability of the Debt Financing, under the Debt Commitment Letters, subject only to satisfaction or waiver of the Financing Conditions, and (B) that Parent is not aware of any event or condition that would reasonably be expected to result in the failure of a Financing Condition. Except as otherwise specifically permitted by clause (i) of this Section 7.10(b) or specifically required by Section 7.10(c), neither Parent nor any of its Affiliates shall be permitted to amend, modify, supplement, restate, assign, substitute or replace, or otherwise waive any obligation or remedy under, the Debt Commitment Letter or any Debt Financing Document. Except as otherwise specifically required by Section 7.10(c), Parent shall not consent to, or otherwise effect, any commitment reduction, commitment termination, commitment cancellation or other similar event under the Debt Commitment Letter or any Debt Financing Document that would, in any manner, terminate, cancel, limit or reduce the commitments of the Financing Sources to provide, subject to the Financing Conditions, the Debt Financing at the Closing in a manner that would prevent Parent from having the funds necessary under the Debt Commitment Letter to complete the Merger, in each case, without the prior written approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed). Parent shall not consent to any assignment of rights or obligations under the Debt Commitment Letter without the prior written approval of the Company, such approval not to be unreasonably withheld, conditioned or delayed (it being understood that such approval shall not be deemed to be unreasonably withheld, conditioned or delayed if such assignment would, in the reasonable judgment of the Company, materially impede, hinder or delay the Closing or Parent’s ability to obtain the full Debt Financing at or prior to the Closing). Upon the Company’s reasonable request, Parent shall consult with and keep the Company informed upon request in reasonable detail of the status of its efforts to obtain the Debt Financing.

(c) In the event any portion of the Debt Financing contemplated by the Debt Commitment Letter becomes unavailable on the terms and conditions contemplated (including flex provisions) in the Debt Commitment Letter, Parent shall (i) promptly notify the Company thereof, and (ii) use its reasonable best efforts to promptly arrange and obtain any such portion from alternative sources (the “Alternative Financing”); provided, that, without the prior consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), the conditions precedent to such Alternative Financing shall not include any conditions other than the Financing Conditions. Parent shall obtain, and when obtained, promptly provide the Company with a true and complete copy of, any Alternative Financing commitment and the executed fee letter associated therewith (with only the fee amounts redacted), and to the extent applicable, thereafter (x) any reference in this Agreement to the “Debt Financing” shall include the debt financing contemplated by such commitment letter (including fee letters) for the Alternative Financing, (y) any reference in this Agreement to the “Debt Commitment Letter” or the “Financing Sources” shall be deemed to be the commitment letter (including fee letter) for the Alternative Financing and the lenders or other providers of such Alternative Financing, respectively, and (z) any reference in this Agreement to the Financing Conditions shall include the conditions to the Alternative Financing set forth in the commitment letter (including fee letter) for the Alternative Financing referred to in the prior clause (y).

Section 7.11 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its covenants and agreements, and comply with its obligations, under this Agreement, including consummating the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement.

Section 7.12 Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or cause a consent to be given with respect to) any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries or other Affiliates or with respect to which it or any of its Subsidiaries or other Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for adoption and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of the Company by consent in lieu of a meeting).

Section 7.13 Notification of Certain Matters. The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of any of the conditions set forth in Section 8.01 or Section 8.02 of this Agreement (in the case of Parent and Merger Sub) or Section 8.01 or Section 8.03 of this Agreement (in the case of the Company), to be satisfied. The delivery of any notice pursuant to this Section 7.13, however, shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If any event or matter arises after the date of this Agreement that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or that is necessary to correct any information in the Company Disclosure Schedule that has been rendered inaccurate thereby, then the Company shall promptly supplement or amend the Company Disclosure Schedule that it has delivered pursuant to this Agreement and deliver such supplement or amendment to Parent. No such supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for purposes of satisfying any of the conditions set forth in Section 8.03 or the compliance by the Company with any covenant set forth herein, provided that the delivery of any such notice, supplement or amendment shall not be deemed an admission by the Company that any condition in Article VII is not or will not be satisfied or that a Company Material Adverse Effect has occurred.

Section 7.14 Transaction Litigation. Each of the Company and Parent shall give the other party the opportunity to participate in, and shall keep the other party reasonably informed with respect to, the defense of any litigation against it or its directors or officers relating to the transactions contemplated by this Agreement, the Voting Agreement or the Merger; provided, however, that no settlement of any such litigation shall be agreed to without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 7.15 Control of Operations. Nothing contained in this Agreement shall be deemed to give Parent or the Company, directly or indirectly, the right to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 7.16 Transfer Taxes. All Transfer Taxes, if any, and any penalties or interest with respect to the Transfer Taxes, payable in connection with the consummation of the Merger, and all Stock Transfer Taxes, if any, and any penalties or interest with respect to any such Stock Transfer Taxes shall be paid by either Merger Sub or the Surviving Corporation, and shall not be paid out of the aggregate Merger Consideration.

Section 7.17 Termination of Shareholders Agreement. The Company shall take all actions so that, as of the Effective Time, the Shareholders Agreement shall have been terminated and be of no further force or effect.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) The Company Stockholder Approval shall have been obtained.

(b) All Required Regulatory Approvals shall have been obtained by Final Order and without the imposition, individually or in the aggregate, of any Adverse Regulatory Condition.

(c) All Required Regulatory Notices shall have been made in accordance with Section 7.04(b).

(d) There shall not be pending any Proceeding in which a Governmental Entity of competent jurisdiction is seeking to (i) restrain, enjoin or otherwise prohibit or make illegal the consummation of the Merger or the other transactions contemplated, or (ii) impose an Adverse Regulatory Condition.

(e) No Law or Order shall have been enacted, entered, promulgated, issued or enforced by any Governmental Entity of competent jurisdiction and shall be in effect that permanently or preliminarily restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 8.02 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) The representations and warranties made by Parent and Merger Sub herein, disregarding all qualifications and exceptions contained herein relating to materiality or Parent Material Adverse Effect or words of similar import, shall be true and correct as of the date hereof and on the Closing Date with the same effect as if made on and as of such date (except for representations and warranties that are made as of a specified date (including the date of this Agreement), which shall be true and correct only as of such specified date); provided, however, that notwithstanding anything contained herein, the condition set forth in this Section 8.02(a) shall be deemed to have been satisfied unless any failure of such representations and warranties of Parent and Merger Sub to be so true and correct would, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect.

(b) Each of Parent and Merger Sub shall have performed in all material respects all covenants and agreements, and complied in all material respects with all obligations, contained in this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

(c) The Company shall have received a certificate of Parent, dated as of the Closing Date, signed by an executive officer of Parent to the effect that the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

Section 8.03 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) (i) The representations and warranties made by the Company herein (other than the representations and warranties subject to clause (ii)), disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Company Material Adverse Effect or words of similar import (other than the Company Retained Qualifiers), shall be true and correct as of the date hereof and on the Closing Date with the same effect as if made on and as of such date (except for representations and warranties that are made as of a specified date (including the date of this Agreement), which shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect and (ii) the representations and warranties of the Company contained in (x) the first two sentences of Section 4.02 and (y) Section 4.03 shall be true and correct in all respects (other than de minimus inaccuracies) as of the date hereof and on the Closing Date with the same effect as if made on and as of such date (except for representations and warranties that are made as of a specified date (including the date of this Agreement), which shall be true and correct only as of such specified date).

(b) The Company shall have performed in all material respects all covenants and agreements, and complied in all material respects with all obligations, contained in this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

(c) There shall not have been any Company Material Adverse Effect or any event, change or effect that would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect.

(d) Parent shall have received a certificate of the Company, dated as of the Closing Date, signed by an executive officer of the Company to the effect that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

(e) The closing of the Sprint Transactions, as contemplated by the Sprint Master Agreement, shall have occurred at, or will occur immediately after, the Effective Time in accordance with the Sprint Agreements.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (other than as provided in Section 9.01(d)(i)), by written notice (other than termination pursuant to Section 9.01(a)) by the terminating party to the other parties specifying the subsection of this Section 9.01 pursuant to which such termination is effected:

(a) by mutual written consent of the Company and Parent;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before February 29, 2016 (the “Outside Date”); provided, however, that (A) the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any party whose breach of, or failure to fulfill any obligation under, this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated on or before such date and (B) if the Closing shall not have occurred on or prior to the Outside Date, the parties shall have a one-time option to extend the Outside Date an additional one hundred twenty (120) days (in which case, the term “Outside Date” shall automatically be modified to reflect such extension), to be exercised by (x) mutual agreement of the parties or (y) either of Parent or the Company by delivering written notice to the other party no later than the Business Day immediately before the Outside Date;

(ii) if any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall have become final and nonappealable; provided, however, that no party hereto shall have such right to terminate pursuant to this Section 9.01(b)(ii) unless, prior to such termination, such party shall have used its reasonable best efforts to oppose any such Order or to have such Order vacated or made inapplicable to the Merger; or

(iii) if at the Company Stockholders Meeting (or any adjournment thereof), a proposal to adopt this Agreement shall have been voted upon by the holders of shares of Company Common Stock and the Company Stockholder Approval shall not have been obtained;

(c) by Parent:

(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.03(a) or 8.03(b) and (B) is incapable of being cured by the Outside Date or, if capable of being cured, is not cured prior to the first to occur of the Outside Date and the thirtieth (30th) day after written notice thereof is provided by Parent to the Company; provided, however, that each of Parent and Merger Sub is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.01, 8.02(a) or 8.02(b) not to be satisfied;

(ii) if (A) the Company Board (or any committee thereof) effects a Change of Recommendation, (B) the Company or the Company Board (or any committee thereof) delivers a Change of Recommendation Notice to Parent or Merger Sub, (C) the Company shall have breached, in any material respect, any of its obligations under Section 6.02, (D) the Company shall have failed to include the Company Board’s recommendation of this Agreement and the Merger in the Proxy Statement or (E) the Company or the Company Board (or any committee thereof) resolved to take or publicly proposed any of the foregoing actions;

(iii) the Sprint Master Agreement shall have been terminated (it being understood that Parent shall not be entitled to terminate this Agreement pursuant to this Section 9.01(c)(iii) if the Sprint Master Agreement was terminated in violation of Section 7.04(f)); or

(iv) if (A) the condition to closing set forth in Section 7.2(c) of the Sprint Master Agreement is not satisfied (x) on account of an inaccuracy in Section 5.3 or Section 5.7 of the Sprint Master Agreement and (y) such inaccuracy is also a breach of Section 4.25 or Section 4.27 hereof and (B) Parent has reasonably determined, based on discussions or other communications with Sprint, that such inaccuracy is reasonably likely to result in an indemnification claim against Parent or one of its Affiliates under the Sprint Master Agreement; and

(d) by the Company:

(i) at any time prior to obtaining the Company Stockholder Approval, if (A) the Company Board effects a Change of Recommendation with respect to a Superior Proposal in accordance with Section 6.02(d) and (B) the Company, immediately prior to or substantially concurrently with such termination, pays to Parent or its designees any amounts required to be paid by it pursuant to Section 9.02(b) (it being understood that such termination shall be null and void if the Company fails to make such payment);

(ii) if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b) and (B) is incapable of being cured by the Outside Date or, if capable of being cured, is not cured prior to the first to occur of the Outside Date and the thirtieth (30th) day after written notice thereof is provided by the Company to Parent; provided, however, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.01, 8.03(a) or 8.03(b) not to be satisfied;

(iii) if (A) the conditions set forth in Sections 8.01 and 8.03 have been satisfied (other than those conditions that by their nature are to be satisfied at or immediately after the Closing, all of which would be satisfied if the Closing were to occur), (B) the Company has irrevocably confirmed in writing that all conditions set forth in Section 8.02 have been satisfied or that it is willing to waive all unsatisfied conditions in Section 8.02 provided that the Closing occurs by the close of business on the fifth (5th) Business Day following the date of such notice and (C) by the close of business on the fifth (5th) Business Day after the Company has delivered written notice to Parent of the satisfaction of such conditions and such confirmation, the Merger shall not have been consummated; provided that such conditions in Sections 8.01 and 8.03 remain satisfied (to the extent contemplated by clause (A) above) and the Company’s certification remains in full force and effect at the close of business on such fifth Business Day; provided, further, that during such period of five (5) Business Days, no party shall be entitled to terminate this Agreement pursuant to Section 9.01(b)(i) until after the close of business on the Business Day immediately following the last day of such period; or

(iv) if (A) the conditions set forth in Sections 8.01 and 8.03 have been satisfied (other than (y) those conditions that by their nature are to be satisfied at or immediately after the Closing, all of which would be satisfied if the Closing were to occur, and (z) the condition in Section 8.03(e)), (B) the Company has irrevocably confirmed in writing that all conditions set forth in Section 8.02 have been satisfied or that it is willing to waive all unsatisfied conditions in Section 8.02 provided that the Closing occurs on or prior to the

Outside Date and (C) prior to 12:00 p.m. eastern time on the day prior to the Outside Date (the “Cut-Off Time”), the Company shall not have received a certificate, executed by Parent, irrevocably confirming that each of Parent and Sprint are prepared to immediately close the Sprint Transactions; provided that such conditions in Sections 8.01 and 8.03 remain satisfied (to the extent contemplated by clause (A) above) and the Company’s certification remains in full force and effect through the Cut-Off Time; provided, however, that if (y) as of the Cut-Off Time, Parent or any of its Affiliates has initiated a Proceeding against any other Person to cause the Sprint Transactions to be consummated so that the condition in Section 8.03(e) will be satisfied and (z) Parent has irrevocably certified to the Company that it will (1) promptly notify the Company in writing of the final resolution of such Proceeding (the “Resolution Notice”) and (2) not terminate this Agreement pursuant to Section 9.01(b)(i) until the sixth (6th) Business Day following the Company’s receipt of the Resolution Notice, then the Company shall not be entitled to terminate this Agreement pursuant to this Section 9.01(d)(iv) until the close of business on the fifth (5th) Business Day following the Company’s receipt of the Resolution Notice and only if Parent shall not have agreed to consummate the Merger by such time.

Section 9.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub, the Company or any of their respective Affiliates, other than Section 4.19, Section 5.08, the last sentence of Section 7.03(a), this Section 9.02 and Article X; provided, however, that, except as otherwise provided in Section 9.02(e), no such termination shall relieve any party from any liability for any losses or damages to any other party resulting from any material and willful breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement. The Confidentiality Agreement shall survive any termination of this Agreement in accordance with its terms.

(b) In the event that:

(i) this Agreement is terminated pursuant to (x) Section 9.01(c)(ii) or (y) Section 9.01(d)(i); or

(ii) a bona fide Alternative Transaction Proposal shall have been publicly announced and not withdrawn (A)(1) prior to the Company Stockholders Meeting and thereafter this Agreement is terminated pursuant to Section 9.01(b)(iii) or (2) prior to the Outside Date and thereafter this Agreement is terminated pursuant to Section 9.01(b)(i) and (B) during the twelve (12) months following such termination the Company enters into a definitive agreement to consummate, or consummates, an Alternative Transaction Proposal;

then the Company shall pay Parent $8,800,000 (the “Company Termination Fee”) plus an amount equal to the aggregate amount not to exceed $2,500,000 of all fees, costs and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees, debt commitment fees and filing fees) incurred by or on behalf of Parent or Merger Sub in connection with the preparation, negotiation, execution and performance of this Agreement and otherwise in connection with the Merger and other transactions contemplated herein, by wire transfer of same-day funds to an account designated in writing by Parent to the Company (x) if terminated pursuant to Section 9.01(d)(i), immediately prior to or substantially concurrently with such termination and (y) in all other cases, by the later of (1) the second Business Day immediately following the date that the Company Termination Fee becomes payable and (2) the second Business Day immediately following the date that Parent shall have designated an account for payment of the Company Termination Fee as provided in this Section 9.02(b). For the purposes of this Section 9.02(b), “50%” shall be substituted for “25%” in the definition of Alternative Transaction Proposal.

(c) In the event that this Agreement is terminated:

(i) (A) by the Company or Parent pursuant to Section 9.01(b)(i) and (B) at the time of such termination all of the conditions to Closing set forth in Article VIII have been satisfied (other than (x) the conditions set forth in Section 8.01(b), Section 8.01(c) and/or Section 8.01(d) (and the reason any such condition is not satisfied is primarily attributable to the failure to obtain a Required Debt Financing Regulatory Approval or a Required Sprint Regulatory Approval) and (y) those conditions that by their nature are to be satisfied by actions taken at or immediately after the Closing and which were, at the time of such termination, capable of being satisfied);

(ii) by the Company or Parent pursuant to Section 9.01(b)(ii) and the applicable Order or Orders giving rise to such termination are primarily attributable to the denial of a Required Regulatory Approval that is a Required Debt Financing Regulatory Approval or a Required Sprint Regulatory Approval;

(iii) by Parent pursuant to Section 9.01(c)(iii);

(iv) by Parent pursuant to Section 9.01(c)(iv);

(v) by the Company pursuant to Section 9.01(d)(ii);

(vi) by the Company pursuant to Section 9.01(d)(iii);

(vii) by the Company pursuant to Section 9.01(d)(iv); or

(viii) (A) by the Company or Parent pursuant to Section 9.01(b)(i), (B) at the time of such termination all of the conditions to Closing set forth in Article VIII have been satisfied (other than (x) the conditions set forth in Section 8.01(b), Section 8.01(c) and/or Section 8.01(d) and (y) those conditions that by their nature are to be satisfied by actions taken at or immediately after the Closing and which were, at the time of such termination, capable of being satisfied) and (C) there has been a Company Final Order Waiver;

then Parent shall pay or cause to be paid to the Company a fee equal to $25,000,000, plus an amount equal to the aggregate amount not to exceed $2,500,000 of all fees, costs and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) incurred by or on behalf of the Company in connection with the preparation, negotiation, execution and performance of this Agreement and otherwise in connection with the Merger and other transactions contemplated herein (the “Parent Termination Fee”) within two (2) Business Days after such termination, by wire transfer of same day funds to one or more accounts designated by the Company.

(d) In the event that this Agreement is terminated:

(i) (A) by the Company or Parent pursuant to Section 9.01(b)(i) and (B) at the time of such termination all of the conditions to Closing set forth in Article VIII have been satisfied (other than (x) the conditions set forth in Section 8.01(b), Section 8.01(c) and/or Section 8.01(d) (and the reason any such condition is not satisfied is not primarily attributable to the failure to obtain a Required Debt Financing Regulatory Approval or a Required Sprint Regulatory Approval) and (y) those conditions that by their nature are to be satisfied by actions taken at or immediately after the Closing and which were, at the time of such termination, capable of being satisfied); provided, however, that if the Required Regulatory Approval from the FCC has been obtained but does not constitute a Final Order, there shall also have been a Company Final Order Waiver; provided, further, that the Parent Regulatory Fee shall not be payable pursuant to this Section 9.02(d)(i) in the event that the Parent Termination Fee is also payable pursuant to Section 9.02(c)(viii); or

(ii) by the Company or Parent pursuant to Section 9.01(b)(ii) and the applicable Order or Orders giving rise to such termination are not primarily attributable to the denial of a Required Regulatory Approval that is a Required Debt Financing Regulatory Approval or a Required Sprint Regulatory Approval;

then Parent shall pay or cause to be paid to the Company a fee equal to $8,800,000 plus an amount equal to the aggregate amount not to exceed $2,500,000 of all fees, costs and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) incurred by or on behalf of the Company in connection with the preparation, negotiation, execution and performance of this Agreement and otherwise in connection with the Merger and other transactions contemplated herein (collectively, the “Parent Regulatory Fee”) within two (2) Business Days after such termination, by wire transfer of same day funds to one or more accounts designated by the Company.

(e) (i) Notwithstanding anything to the contrary in this Agreement, in the event that the Company receives the Parent Termination Fee pursuant to Section 9.02(c)(vi), the Company’s receipt of such Parent Termination Fee shall be the sole and exclusive remedy of the Company Related Parties against the Parent Related Parties for any losses or damages suffered as a result of, relating to or in connection with such termination, any breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or the failure of the Merger or other transactions contemplated herein to be consummated.

(ii) Notwithstanding anything to the contrary in this Agreement, no Company Related Party shall (x) have any rights or claims against any Financing Source, any Affiliates of any Financing Source or any officer, director, employee, agent, successor or assign of any Financing Source or Affiliate of any Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, in each case, whether at law or equity, in contract, in tort or otherwise (and all such rights and claims are hereby waived by the Company Related Parties), or (y) commence or support any suit, action or proceeding against any Financing Source or any Affiliates of any Financing Source or any officer, director, employee, agent or successor or assign of any Financing Source or Affiliate of any Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby; provided that, notwithstanding the foregoing, nothing in this Section 9.02(e)(ii) shall in any way limit or modify the rights and obligations of Parent or Merger Sub under this Agreement, or any Financing Source’s obligations to Parent or Merger Sub under the Debt Commitment Letter.

(f) Except as expressly set forth herein, all fees and expenses incurred in connection with the Merger shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties hereto of the premerger notification and report forms relating to the transactions contemplated hereby under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation. Any amounts payable by the Company pursuant to Section 9.02(b) shall be in addition to any amounts payable by the Company pursuant to this Section 9.02(f). Any amounts payable by Parent pursuant to Section 9.02(c) or Section 9.02(d) shall be in addition to any amounts payable by Parent pursuant to this Section 9.02(f) and any of Parent’s expense reimbursement and indemnification obligations contained in Section 7.10.

(g) Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 9.02 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.02 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company, Parent and Merger Sub in the circumstances in which such amount is payable. The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion and in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion or to pay both the Parent Termination Fee and the Parent Regulatory Fee.

Section 9.03 Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, that after receipt of Company Stockholder Approval, there shall be no amendment that by Law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding anything to the contrary contained herein, Section 9.02(e), Section 10.06, Section 10.08 and Section 10.11 and this Section 9.03 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 9.02(e), Section 10.06, Section 10.08 and Section 10.11 and this Section 9.03) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Financing Sources without the prior written consent of the Financing Sources.

Section 9.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in the first sentence of Section 9.03, and to the fullest extent permitted by Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, nor any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 10.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy, facsimile or email, upon confirmation of receipt or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	if to Parent or Merger Sub, to

500 Shentel Way

Edinburg, Virginia 22824

Tel: (540) 984-5040

Fax: (540) 984-8192

Attention: Ray Ostroski

with a copy to (which shall not constitute notice hereunder):

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219-4074

Tel: (804) 788-7217

Fax: (804) 343-4864

Attention: Jeff Jones and Steven M. Haas

(b)	if to the Company, to

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

Tel: (540) 946-3500

E-mail: oneilb@ntelos.com

Attention: Brian O’Neil

with a copy to (which shall not constitute notice hereunder):

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Tel: (312) 782-0600

Fax: (312) 701-7711

Attention: Paul W. Theiss and William R. Kucera

Section 10.03 Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” to the extent such words do not already follow any such term. The word “or” shall not be exclusive. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.05 Counterparts. This Agreement (i) may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall be considered one and the same agreement and (ii) shall become effective when signed by all of the parties or when counterparts have been signed by each of the parties and delivered to all of the other parties. Delivery of an executed counterpart of this Agreement by facsimile or “.pdf” file shall be effective to the fullest extent permitted by applicable Law.

Section 10.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Schedule and all Exhibits and Schedules hereto, the Voting Agreement and the Confidentiality Agreement, taken together, constitute the entire agreement, and supersede all prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and the transactions contemplated hereby. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that (i) the Financing Sources shall be third-party beneficiaries of, and entitled to enforce, Section 9.02(e), Section 9.03, Section 10.06, Section 10.08 and Section 10.11 and (ii) from and after the Effective Time, (x) the Company’s stockholders shall be third-party beneficiaries of, and entitled to enforce, Articles II and III and Section 7.05, and (y) the Indemnified Parties shall be third-party beneficiaries of, and entitled to enforce, Section 7.06.

Section 10.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

Section 10.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, Parent and Merger Sub shall be entitled, without the consent of the Company, to assign its right, title and interest in and to this Agreement to any Financing Source as collateral security for Indebtedness of Parent, Merger Sub, the Surviving Corporation or any of their Affiliates in connection with the Debt Financing. Subject to the two immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 10.09 Enforcement. The parties agree that irreparable injury (for which monetary damages, even if available, would not be an adequate remedy) would occur in the event that any party hereto does not perform the provisions of this Agreement in accordance with its terms or otherwise breaches such provisions (including failing to take such actions as are required of it hereunder in order to consummate the Merger). The parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, such remedies being in addition to any other remedy to which it is entitled at law or in equity. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (x) the other party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties acknowledge that in the absence of a waiver, a bond or undertaking may be required by a court and the parties hereby waive any such requirement of such a bond or undertaking. Notwithstanding the foregoing, the right of the Company to obtain specific performance, an injunction or other appropriate form of equitable relief, in each case, to cause Parent and Merger Sub to consummate the Merger and pay the Merger Consideration shall be subject to the requirements that: (i) the conditions in Sections 8.01 and 8.03 (other than those conditions that by their nature are to be satisfied at or immediately after the Closing, but subject to such satisfaction of such conditions at the Closing) have been satisfied or waived, (ii) Parent and the Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.02, (iii) the Debt Financing has been funded or the Financing Sources (or the agent thereof) have confirmed in writing that the Debt Financing will be funded at the Closing and (iv) the Company has irrevocably confirmed in writing that (A) the conditions set forth in Section 8.02 have been satisfied or that the Company is willing to waive any of the conditions in Section 8.02 to the extent not so satisfied and (B) if specific performance is granted and the Debt Financing is funded, then the Closing will occur.

Section 10.10 Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Merger or any of the other transactions contemplated by this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 10.11 Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY (INCLUDING WITHOUT LIMITATION ANY DISPUTE IN CONNECTION WITH OR RELATING TO THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF), AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

Section 10.12 Non-Reliance; Limitation of Damages. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement, neither the Company nor any of its Representatives has made, in connection with Parent’s and Merger Sub’s investigation of the Company or otherwise, any representation or warranty, express or implied, including with respect to the accuracy or completeness of any information, written or oral, relating to the Company or the Company Subsidiaries (collectively, the “Information”). Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge that neither the Company nor any of its Representatives has made any representation or warranty with respect to (i) any projections, forecasts or forward-looking statements made or made available to Parent or Merger Sub or any of their respective Representatives or (ii) any memoranda, charts, summaries, schedules or other information about the Company or the Company Subsidiaries made available to Parent or Merger Sub or any of their respective Representatives (including any information by any financial advisor for the Company), except as expressly set forth in this Agreement. Parent and Merger Sub also agree that, except for the representations and warranties expressly set forth in this Agreement, neither they nor any of their respective Representatives has relied upon any representations or warranties of any nature made by or on behalf of or imputed to the Company or any of its Representatives, and Parent and Merger Sub acknowledge that, in entering into this Agreement, they have relied solely on their own investigation of the Company and the Company Subsidiaries and the representations and warranties expressly set forth in this Agreement, subject to the limitations and restrictions specified herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers all as of the date first written above.

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Christopher E. French
Name: Christopher E. French
Title: President and Chief Executive Officer

GRIDIRON MERGER SUB, INC.

By:	/s/ Christopher E. French
Name: Christopher E. French
Title: President and Chief Executive Officer

NTELOS HOLDINGS CORP.

By:	/s/ Rodney D. Dir
Name: Rodney D. Dir
Title: President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NTELOS HOLDINGS CORP.

FIRST. The name of the corporation is “NTELOS HOLDINGS CORP.”

SECOND. The street address of the registered office of the Corporation is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 100 shares of common stock, with a par value of $0.01 per share. The holders of the shares of common stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

FIFTH. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws, but shall be at least one. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation.

SEVENTH. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SEVENTH shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

NINTH. (A) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

(B)

a. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this Article NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this Article NINTH shall be a contract right.

b. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

(C) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

(D) The rights and authority conferred in this Article NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(E) Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this Article NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

TENTH. The stockholders of the Corporation shall not be personally liable for the debts, liabilities or obligations of the Corporation.

ANNEX B

UBS Securities LLC 1285 Avenue of the Americas New York NY 10019 Tel. +1-212-821 3000 www.ubs.com

August 10, 2015

The Board of Directors

NTELOS Holdings Corp.

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

Dear Members of the Board:

We understand that NTELOS Holdings Corp., a Delaware corporation (the “Company”) is considering a transaction whereby Shenandoah Telecommunications Company, a Virginia corporation (“Shentel”), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger, dated August 10, 2015 (the “Agreement”), among Shentel, the Company and Gridiron Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Shentel (“Sub”), Sub will undertake a series of transactions whereby the Company will become a direct wholly owned subsidiary of Shentel (the “Transaction”). Pursuant to the terms of the Agreement all of the issued and outstanding shares of the common stock, par value of $0.01 per share, of the Company (“Company Common Stock”), will be converted into the right to receive, for each outstanding share of Company Common Stock, $9.25 in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than shares of Company Common Stock to be canceled in accordance with Section 3.01(b) of the Agreement) of the Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS and its affiliates have provided investment banking and financial advisory services to the Company unrelated to the proposed Transaction, for which UBS and its affiliates received compensation, including having acted as financial advisor to the Company in its December 2014 transaction with T-Mobile License LLC and in the Company’s May 2014 transaction with Sprint Corporation and having acted as underwriter in the November 2013 registered offering by affiliates of Quadrangle Capital Partners LP. In addition, UBS acted as Joint Bookrunner in the refinancing of the Company’s term loan in January 2014 for which UBS received fees and continues to receive interest payments. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Shentel and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address the relative merits of the Transaction or any related transactions as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction or any related transactions. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any related transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any

UBS Securities LLC is a subsidiary of UBS AG

Member SIPC. Member New York Stock Exchange and other principal exchanges.

The Board of Directors

NTELOS Holdings Corp.

August 10, 2015

related documents or the form of the Transaction or any related transactions. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the parties to the Agreement will comply with all material terms of the Agreement, and (ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, Shentel or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) performed a discounted cash flow analysis of the Company in which we analyzed the future cash flows of the Company using financial forecasts and estimates prepared by the management of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies; (vi) reviewed the publicly available financial terms of certain other transactions; (vii) reviewed current and historical market prices of Company Common Stock; (viii) reviewed the Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date hereof.

As you are aware, the financial and operating characteristics of the Company cause its financial results to have limited comparability, for valuation purposes, to those of other companies and transactions that we have reviewed and, accordingly, we have relied primarily on a discounted cash flow analysis of such forecasts and estimates for purposes of our opinion.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In addition, we have assumed with your approval that the financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

UBS Securities LLC is a subsidiary of UBS AG

Member SIPC. Member New York Stock Exchange and other principal exchanges.

The Board of Directors

NTELOS Holdings Corp.

August 10, 2015

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock (other than shares of Company Common Stock to be canceled in accordance with Section 3.01(b) of the Agreement) in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

/s/ UBS SECURITIES LLC

UBS SECURITIES LLC

UBS Securities LLC is a subsidiary of UBS AG

Member SIPC. Member New York Stock Exchange and other principal exchanges.

ANNEX C

August 10, 2015

Board of Directors

NTELOS Holdings Corp.

1154 Shenandoah Village Drive

Waynesboro, Virginia 22980

Members of the Board of Directors:

We have acted as financial advisor to NTELOS Holdings Corp. (“NTELOS” or the “Company”) in connection with the proposed merger (the “Transaction”) of the Company with a subsidiary of Shenandoah Telecommunications Company (“Shentel”). As consideration for the merger, the public stockholders of outstanding common stock of the Company will receive a right to exchange their shares of common stock for $9.25 per share (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the definitive merger agreement and related agreements (the “Agreements”) dated as of August 10, 2015.

You have requested our opinion as to whether the Transaction is fair to the public stockholders of the Company from a financial point of view. For purposes of this letter, the ‘public stockholders’ of the Company means the holders of outstanding shares of the Company’s common stock, other than Shentel and its directors, officers and affiliates and the directors, officers, managers and affiliates of the Company.

In connection with developing our opinion we have:

(i)	discussed with management of the Company the operations of, and future business prospects for, the Company and the anticipated financial consequences of the Transaction to the Company;

(ii)	reviewed certain publicly available financial statements and reports regarding the Company;

(iii)	reviewed certain internal financial statements and other financial and operating data (including financial projections) prepared by and based upon assumptions provided by Company management concerning the Company;

(iv)	compared the financial performance of NTELOS with that of certain other publicly-traded companies that we deemed relevant to our analysis of the Transaction;

(v)	reviewed the financial terms, to the extent publicly available, of certain other merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(vi)	reviewed drafts of the Agreements that were provided to us;

(vii)	reviewed information regarding the terms of the operating agreements between Sprint and Shentel;

(viii)	assisted in NTELOS’ deliberations regarding the material terms of the Transaction and negotiations with Shentel; and

(ix)	performed such other reviews and analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy and completeness of any such information or financial data. The management of the Company has assured us that they are not aware of any relevant material information that has been omitted or remains

August 10, 2015

undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or Shentel nor have we evaluated the solvency or fair value of the Company or Shentel under any laws relating to bankruptcy, insolvency or similar matters, and we have not been furnished with any such evaluations or appraisals. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Shentel. With respect to the financial forecasts prepared by the management of the Company, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the financial results reflected by such projections will be realized as predicted. We have also assumed that the representations and warranties contained in the Agreements and all related documents are true, correct and complete in all material respects.

We are not legal, regulatory, accounting or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and Shentel. Within the two years preceding the date of this letter, we advised NTELOS on the sale of its wireless spectrum assets in eastern Virginia (“Virginia East”). We will receive customary fees for providing such services to NTELOS and we may receive fees for future services. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or Shentel. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are entitled to receive a fee from the Company for providing our fairness opinion to the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter. We expect to pursue future investment banking services assignments from participants in the Transaction.

Our opinion is necessarily based upon market, economic and other conditions (both generally and those specific to the Company’s business) as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the transactions described in the Agreements will be consummated on the terms set forth therein, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction to the public stockholders of the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement or consummation of the Transaction.

This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any

August 10, 2015

alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This opinion is not intended to confer any rights or remedies upon any employee, creditor, stockholder or other equity holder of the Company or any other party other than the Board of Directors of the Company. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any other class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the consideration to be paid pursuant to the Agreements or otherwise. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this opinion and a summary discussion of our underlying analyses may be included in communications to stockholders of the Company or filed with the SEC, provided that we approve of the content of such disclosures prior to any filing, distribution or publication of such stockholder communications.

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion on the date hereof that the Consideration to be received by the public stockholders of the Company in the Transaction is fair to such stockholders from a financial point of view.

Very truly yours,

/s/ STEPHENS INC.

STEPHENS INC.

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

NTELOS HOLDINGS CORP.

2010 EQUITY AND CASH INCENTIVE PLAN

E-i

E-ii

E-iii

E-iv

E-v

ARTICLE I

DEFINITIONS

1.01	409A Award

409A Award means an Award that is intended to be subject to Section 409A of the Code.

1.02	Affiliate

Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

1.03	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04	Award

Award means an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalent granted under this Plan.

1.05	Board

Board means the Board of Directors of the Company.

1.06	Cause

Cause means “Cause” as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant. If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, “Cause” shall exist with respect to a Participant if such Participant has (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any Affiliate or a felony involving the business, assets, customers or clients of the Company or any Affiliate or has been convicted by a court of competent jurisdiction or has plead guilty or nolo contendere to any other felony; (ii) committed a material breach of any written confidentiality, non-compete, non-solicitation or business opportunity covenant contained in any agreement entered into by such Participant and the Company or any Affiliate; or (iii) substantially failed to perform such Participant’s duties to the Company or any Affiliate, including by committing a material breach of any written covenant contained in any agreement entered into by such Participant and the Company or any Affiliate (other than a confidentiality, non-compete, non-solicitation or business opportunity covenant) after written notice and an opportunity to cure (not to exceed thirty (30) days) (it being understood that conduct pursuant to a Participant’s exercise of good faith business judgment should not constitute “Cause” under clause (iii) above).

1.07	Change in Control

Change in Control means any of the following described in clauses (a) through (e) below, provided that a “Change in Control” shall not mean any event listed in clauses (a) through (e) below that occurs, directly or indirectly, as a result of or in connection with Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, Quadrangle Capital Partners – A LP, a Delaware limited partnership, and Quadrangle NTELOS Holdings II LP, a Delaware limited partnership (collectively the “Quadrangle Entities”), and/or any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with any Quadrangle Entity (a “Quadrangle Affiliate”), related funds and co-investors becoming the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities, or the shareholders of the Company approving a merger, consolidation or reorganization of the Company with any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization any of the Quadrangle Entities and/or Quadrangle Affiliates, related funds and co-investors acquire more than fifty-one percent (51%) of the combined voting power of the Company’s then outstanding securities:

(a) any Person is or becomes the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities;

(b) consummation of a merger, consolidation or reorganization of the Company with any other company, or a sale of all or substantially all the assets of the Company (a “Transaction”), other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding securities of the Company or such surviving or purchasing entity;

(c) the shareholders of the Company approve a plan of complete liquidation of the Company and such liquidation is consummated; or

(d) a sale, transfer, conveyance or other disposition (whether by asset sale, stock sale, merger, combination or otherwise) (a “Sale”) of a Material Line of Business (other than any such sale to the Quadrangle Entities and/or Quadrangle Affiliates, related funds and co-investors ), except that with respect to this clause (d) there shall only be a Change in Control with respect to the Participant who is employed at such time in such Material Line of Business (whether full or part-time), and the Participant does not receive an offer for “comparable employment” with the purchaser and the Participant’s employment is terminated by the Company or any Affiliate of the Company no later than six (6) months after the consummation of the Sale of the Material Line of Business. For these purposes, “comparable employment” means that (i) the Participant’s base salary and target incentive payments are not reduced in the aggregate, (ii) the Participant’s job duties and responsibilities are not diminished (but a reduction in size of the Company as the result of a Sale of a Material Line of Business, or the fact that the purchaser is smaller than the Company, shall not alone constitute a diminution in the Participant’s job duties and responsibilities), (iii) the Participant is not required to relocate to a facility more than fifty (50) miles from the Participant’s principal place of employment at the time of the Sale and (iv) the Participant is provided benefits that are comparable in the aggregate to those provided to the Participant immediately prior to the Sale; or

(e) during any period of twelve (12) consecutive months commencing on the effective date of the Plan, (i) the individuals who constitute the Board on the effective date of the Plan and (ii) any new director who either (A) was elected by the Board or nominated for election by the Company’s stockholders and whose election or nomination was approved by a vote of more than fifty percent (50%) of the directors then still in office who either were directors on the effective date of the Plan, or whose election or nomination for election was previously so approved, or (B) was appointed to the Board pursuant to the designation of Quadrangle Entities and/or their Quadrangle Affiliates, cease for any reason to constitute a majority of the Board.

For purposes of the foregoing, “Material Line of Business” means any line or lines of business or service or group of services which represent(s) in the aggregate either twenty-five percent (25%) or more of the Company’s consolidated revenues or twenty-five percent (25%) or more of the Company’s consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) for the twelve (12)-month period ended on the last day of the most recently ended fiscal quarter for the Company.

Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant and the Participant’s 409A Award if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code (except that, with respect to vesting of the 409A Award, Change in Control shall have the same meaning as described above).

1.08	Code

Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.09	Committee

Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (ii) “outside directors” within the meaning of Code Section 162(m) and (iii) independent directors under the rules of any stock exchange on which the Company’s securities are traded.

1.10	Common Stock

Common Stock means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.

1.11	Company

Company means NTELOS Holdings Corp., a Delaware corporation, and any successor thereto.

1.12	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.13	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14	Disability

Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

1.15	Dividend Equivalent

Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.

1.16	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17	Fair Market Value

Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system (including NASDAQ), the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Other Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.

1.18	Full Value Award

Full Value Award means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

1.19	Incentive Award

Incentive Award means an Award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.20	Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant.

1.21	Named Executive Officer

Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

1.22	Non-409A Award

Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.

1.23	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.24	Other Stock-Based Award

Other Stock-Based Award means an Award granted to the Participant under Article XII of the Plan.

1.25	Participant

Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), a Person who provides services to the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Person who provides services and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.

1.26	Plan

Plan means this NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, in its current form and as hereafter amended.

1.27	Person

Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.28	Restricted Stock Award

Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.29	Restricted Stock Unit

Restricted Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.

1.30	Retirement

Retirement means the termination of Participant’s employment or service with the Company and its Affiliates on or after qualifying for early, normal or late retirement in accordance with the Company’s written policies for retirement.

1.31	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.32	Ten Percent Shareholder

Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

1.33	Termination Date

Termination Date means the day on which a Participant’s employment or service with the Company and its Affiliates terminates or is terminated.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.

ARTICLE III

TYPES OF AWARDS

The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards and Dividend Equivalents in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE IV

ADMINISTRATION

4.01	General Administration

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or be earned and settled only (i) in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

4.02	Delegation of Authority

The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, (a) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (b) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.

4.03	Indemnification of Committee

The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company’s approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE V

ELIGIBILITY

Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), any Person who provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or other Person who provides services is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member’s participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE VI

COMMON STOCK SUBJECT TO PLAN

6.01	Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

6.02	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate is 4,000,000 shares of Common Stock. All 4,000,000 of such shares may be issued pursuant to Options that are intended to be incentive stock options and/or other Awards; provided, however that to the extent shares of Common Stock not issued under an Award must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan. The maximum number of shares of Common Stock that may be issued in each instance shall be subject to adjustment as provided in Article XVI.

6.03	Individual Limit

The maximum number of shares of Common Stock that may be covered by Awards granted to any one Participant during any one calendar year period shall be 1,000,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For Full Value Awards, no more than 1,000,000 shares of Common Stock may be subject to Full Value Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that (i) if the Full Value Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash and (ii) any adjustment in the number of shares of Common Stock or amount of the cash delivered to reflect actual or deemed investment experience shall be disregarded. For any Award stated with reference to a specified dollar limit, the maximum amount payable to any one Participant with respect to any twelve (12)-month performance period shall equal $5,000,000 (pro rated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that (i) if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock and (ii) any adjustment in the number of shares of Common Stock or the amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article XVI.

6.04	Awards Settled in Cash; Reissue of Awards and Shares

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually used. A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the total number of shares of Common Stock available for issuance under the Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the SAR. Except as otherwise provided herein, any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, shall again be available for issuance under the Plan. The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Award, (ii) shares of Common Stock tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise or purchase price of an Award.

ARTICLE VII

OPTIONS

7.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

7.02	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.03	Maximum Term of Option

The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

7.04	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000). If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

7.05	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months; (b) by a cashless exercise through a broker; (c) by means of a “net exercise” procedure; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

7.06	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.

7.07	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.

7.08	No Liability of Company

The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

7.09	Effect of Termination Date on Options

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE VIII

SARS

8.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

8.02	Maximum Term of SAR

The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

8.03	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

8.04	Settlement

The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.05	Stockholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

8.06	Effect of Termination Date on SARs

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of the termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE IX

RESTRICTED STOCK AWARDS

9.01	Award

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

9.02	Payment

Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (ii) by means of a “net exercise procedure” by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award. A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.

9.03	Vesting

The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a

Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Award to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.

9.04	Maximum Restriction Period

To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.

9.05	Stockholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Restricted Stock Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE X

RESTRICTED STOCK UNITS

10.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

10.02	Earning the Award

The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Units to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

10.03	Maximum Restricted Stock Unit Award Period

The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten (10) years from the date of grant.

10.04	Payment

The amount payable to the Participant by the Company when an Award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

10.05	Stockholder Rights

No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee, in its sole discretion, may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are Awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, if and to the extent deemed necessary to the Committee, dividends payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.

ARTICLE XI

INCENTIVE AWARDS

11.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

11.02	Earning the Award

Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable the Incentive Awards to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

11.03	Maximum Incentive Award Period

The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten (10) years from the date of grant.

11.04	Payment

The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

11.05	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XII

OTHER STOCK-BASED AWARDS

12.01	Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock. The Committee shall determine the terms and conditions of any such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of purchase rights (“Purchase Right Award”) shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Other Stock-Based Award is granted, and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine. The maximum time period in which an Other Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the Committee on the date of grant, except that no Other Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Other Stock-Based Award was granted. Cash Awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Plan.

12.02	Bonus Stock and Awards in Lieu of Other Obligations

The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan. Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

12.03	Effect of Termination Date on Other Stock-Based Awards

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE XIII

DIVIDEND EQUIVALENTS

The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement. Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

ARTICLE XIV

TERMS APPLICABLE TO ALL AWARDS

14.01	Written Agreement

Each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.

14.02	Nontransferability

Except as provided in Section 14.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Except as provided in Section 14.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

14.03	Transferable Awards

Section 14.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer, (b) the Committee expressly approves the transfer and (c) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Unless transferred as provided in Section 9.05, a Restricted Stock Award may not be transferred prior to becoming non-forfeitable and transferable.

14.04	Participant Status

If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate. The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.

14.05	Change in Control

In the event of a Change in Control of the Company, the Committee may, on a Participant-by-Participant basis, subject to the restrictions under Code Section 409A for 409A Awards:

(a) accelerate the vesting of all outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights issued under the Plan that remain unvested and unexercised and terminate such Options, SARs or Other Stock-Based Awards in the nature of purchase rights immediately prior to the date of any such transaction, provided that the Participant shall have been given at least seven (7) days written notice of such transaction and of the Committee’s intention to cancel the Options, SARs or Other Stock-Based Awards in the nature of purchase rights with respect to all shares of Common Stock for which the Options, SARs or Other Stock-Based Awards in the nature of purchase rights remains unexercised;

(b) fully vest and/or accelerate settlement of any Awards;

(c) terminate the Award immediately prior to any such transaction, provided that the Participant shall have been given at least seven (7) days written notice of such transaction and of the Committee’s intention to cancel the Award with respect to all shares of Common Stock for which the Award remains unexercised or subject to restriction or forfeiture; provided further, however, that during such notice period, the Participant will be able to give notice of exercise of any portion of the Award that will become vested upon the occurrence of the Change in Control, and the actual exercise of such Award, or portion thereof, shall be contingent on the occurrence of the Change in Control;

(d) after having given the Participant a chance to exercise any outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights, terminate any or all of the Participant’s unexercised Options, SARs or Other Stock-Based Awards in the nature of purchase rights;

(e) cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to restriction or forfeiture in exchange for a cash payment of an amount equal to the excess of the then Fair Market Value (provided that the Committee may, in its sole discretion, determine that the Fair Market Value of an Award that will remain unvested or subject to forfeiture as of the date of the Change in Control is zero) of the Award less the unpaid Exercise Price, Initial Value or purchase price of the Awards, if any. If the Fair Market Value of the Common Stock subject to the Award is less than the unpaid Exercise Price, Initial Value or purchase price of the Award, the Award shall be deemed to have been paid in full and shall be canceled with no further payment due the Participant;

(f) require that the Award be assumed by the successor corporation or that Awards for shares or other interests in the successor corporation with equivalent value be substituted for such Award; or

(g) take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Award.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Committee in its sole discretion. Any such adjustments may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock. The judgment of the Committee with respect to any matter referenced in this Section 14.05 shall be conclusive and binding upon each Participant and any other person without the need for any amendment to the Plan.

Except as otherwise provided in the Agreement covering the Award, if a Participant who is employed by (or a director of or other service provider to) the Company or any Affiliate at the time of the Change in Control then holds (i) one or more Options, SARs or Other Stock-Based Awards in the nature of purchase rights, all such Options, SARs and Other Stock-Based Awards shall become fully exercisable on and after the Change in Control (subject to the expiration provisions otherwise applicable to such Awards), and any shares of Common Stock purchased by the Participant under such Awards on or following such Change in Control shall be fully vested upon exercise, and (ii) one or more Full Value Awards, such Full Value Awards shall become fully vested on the date of the Change in Control; provided, however, that, if the amount of the Award where the vesting is to be determined is based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

14.06	Stand-Alone, Additional, Tandem and Substitute Awards

Subject to Section 19.13 below, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards. Subject to applicable law and the restrictions on 409A Awards and repricings in Section 19.13 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award or Awards.

14.07	Form and Timing of Payment; Deferrals

Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of an Award may be accelerated, and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan, however, no dividends payable with respect to an Award or Dividend Equivalents may be paid in connection with any Awards or Dividend Equivalents that are to become nonforfeitable and transferable or earned and payable based upon performance conditions unless and until the performance conditions are satisfied, and any such dividends and Dividend Equivalents will accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the applicable Awards or Dividend Equivalents have become non-forfeitable and transferable or earned and payable upon satisfaction of the relevant performance conditions.

14.08	Time and Method of Exercise

The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant’s death, Disability, termination of employment or ceasing to be a director. Notwithstanding any other provision of the Plan, however, if an Award is to become exercisable, nonforfeitable and transferable or earned and payable on the completion of a specified period of employment or service with the Company or any Affiliate, without the achievement of any performance conditions being required, and the Award is not being granted in lieu of any other cash compensation the Participant is to receive that would be payable over a shorter period of time, then the required period of employment or service for the Award to become exercisable, non-forfeitable and transferable or earned and payable shall be not less than three (3) years or ratably (whether monthly, quarterly, annually or otherwise) over not less than three (3) years (subject to acceleration of vesting, to the extent permitted by the Plan and the Committee, in the event of a Change in Control or the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason)); provided, however, that the foregoing limitation will not apply to any Award that is granted as an inducement to a person being hired or rehired by the Company or any Affiliate; and provided, further, that the Committee in its discretion may modify or accelerate the vesting schedule of an Award (subject to the other provisions of the Plan) only so long as the revised vesting schedule will not be any more rapid than the minimum vesting schedule described above (subject to permitted accelerations).

ARTICLE XV

QUALIFIED PERFORMANCE-BASED COMPENSATION

15.01	Performance Conditions

In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable and earned and payable based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) ninety (90) days after the beginning of the period of service to which they relate and (y) before the lapse of twenty-five percent (25%) of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established; and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may include any or any combination of the following: (a) total return to shareholders or on shareholders’ investment; (b) cash flow (including, but not limited to, cash flow from operations, free cash flow, cash flow return on investment and cash flow return on capital); (c) return on assets (net or otherwise), capital, equity or sales; (d) stock price (including, but not limited to, growth measures); (e) basic or diluted earnings per share (before or after taxes); (f) reduction of outstanding debt; (g) extension of maturity dates of outstanding debt; (h) gross, operating or net earnings (income or other revenues) before or after taxes; (i) tangible net worth; (j) return on investments; (k) cash flow per share; (l) book value per share; (m) gross or operating margins; (n) customers (including, but not limited to, gross or net adds); (o) Fair Market Value of the Company or any Affiliate; (p) market share or market penetration; (q) level of expenses or other costs; (r) gross, operating or net revenue; (s) earnings before interest, taxes, depreciation and/or amortization (“EBITDA”); (t) EBITDA including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income/loss attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events; (u) earnings before interest and taxes (“EBIT”); (v) EBIT including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events; (w) EBITDA or EBIT less capital expenditures (including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events); (x) productivity ratios; (y) expense targets; (z) objective measures of customer satisfaction; (aa) working capital targets; (bb) objective measures of economic value added; (cc) inventory control; (dd) customer retention; (ee) competitive market metrics; (ff) employee retention; (gg) timely completion of new product rollouts; (hh) timely launch of new facilities; (ii) objective measures of personal targets, goals or completion of projects; (jj) fiber miles and homes passed by fiber; (kk) covered population within a basic trading area; (ll) bad debt; (mm) economic value and/or net economic value added; (nn) cost per gross add and variable cost per gross add; (oo) cash cost per unit; (pp) life-time revenue; (qq) unlevered free cash flow defined as EBITDA less capital expenditures, taxes, interest, required debt, dividends and other capital-based required payments (including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events); (rr) network performance; (ss) customer care performance statistics (including, but not limited to, service level, first call resolution and average handle time); (tt) profits/earnings ratio; (uu) leverage ratio; (vv) accounts receivable days sales outstanding; (ww) debt (including, but not limited to, debt load reduction, debt ratings, debt leverage or debt service); (xx) peer group comparisons of any of the aforementioned performance conditions; or (yy) the consummation of a Change in Control or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other disposition of a Material Line of Business or similar event. Performance conditions, other than those in (yy) above, may be related to a specific customer or group of customers or geographic region. The form of the performance conditions, other than those in (yy) above, may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing criteria, either individually, alternatively or in any combination, subset or component. Performance goals, other than those in (yy) above, may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions, other than those in (yy) above, may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant’s right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions, except that the length of the performance period shall not be less than one year, except in the case of newly-hired or newly-promoted employees or the performance conditions set forth in (yy) above and, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

15.02	Establishing the Amount of the Award

The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 15.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.

15.03	Earning the Award

If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XV to constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XV merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or Disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute “qualified performance-based compensation” under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (e) acquisitions or dispositions or (f) foreign exchange gains or losses. To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility.

15.04	Performance Awards

The purpose of this Article XV is to permit the grant of Awards that constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may specify that the Award is intended to constitute “qualified performance-based compensation” by conditioning the right of the Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of any of the performance criteria and conditions set forth in this Article XV. Notwithstanding the foregoing, the Committee may grant an Award that is subject to the achievement or satisfaction of performance conditions that are not set forth herein to the extent the Committee does not intend for such Award to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE XVI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

16.01	General Adjustments

The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than a cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XVI. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XVI by the Board shall be final and conclusive.

16.02	No Adjustments

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

16.03	Substitute Awards

The Committee may grant Awards in substitution for Options, SARs, restricted stock, Restricted Stock Units, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XVI. Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

16.04	Limitation on Adjustments

Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause Awards under the Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “qualified performance-based compensation,” (b) would cause the Committee to be deemed to have the authority to change the targets, within the meaning of Section 162(m) of the Code, under performance goals or relating to Awards granted to Named Executive Officers and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (c) would cause a Non-409A Award to be subject to Section 409A of the Code or (d) would violate Code Section 409A for a 409A Award, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

17.01	Compliance

No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

17.02	Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company’s or any applicable Affiliate’s deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.

17.03	Forfeiture of Payment

A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

ARTICLE XVIII

LIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XVIII are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XVIII, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (a) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (b) “Present Value” means the value determined in accordance with Code Section 280G(d)(4); and (c) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XIX

GENERAL PROVISIONS

19.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

19.02	Unfunded Plan

This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

19.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

19.04	Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months (but only for the minimum required withholding);

(b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a “net exercise” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires. Nevertheless, shares of Common Stock that the Company reacquires in connection with any tax withholding will still be deemed issued and will not be available for issuance pursuant to future Awards under the Plan.

19.05	Code Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.

19.06	Reservation of Shares

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

19.07	Governing Law

This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

19.08	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs, Restricted Stock Awards, or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents to, or assume such Awards of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.

19.09	Repurchase of Common Stock

Subject to Section 19.13 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

19.10	Other Conditions

The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

19.11	Forfeiture Provisions

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

19.12	Legends; Payment of Expenses

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a “disqualifying disposition” as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

19.13	Repricing of Awards

Notwithstanding any other provisions of this Plan, except for adjustments pursuant to Article XVI or to the extent approved by the Company’s stockholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based

Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles.

19.14	Right of Setoff

The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant’s obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

19.15	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.

ARTICLE XX

CLAIMS PROCEDURES

20.01	Initial Claim

If a Participant has exercised an Option or SAR or if shares of Restricted Stock have become vested or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units, Incentive Awards, or Other Stock-Based Awards of Dividend Equivalents became payable or the claim will be forever barred.

20.02	Appeal of Claim

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

20.03	Time to File Suit

The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within ninety (90) days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XXI

AMENDMENT

21.01	Amendment of Plan

The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, (iv) change the performance conditions set forth in Article XV of the Plan or (v) accelerate the time at which an Award may be exercised, become transferable or non-forfeitable or become earned and payable except in connection with a Change in Control or, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement, or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason). Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will resubmit the material terms of the performance conditions set forth in Article XV to the Company’s stockholders for approval no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the stockholders previously approved the performance objectives. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.

21.02	Amendment of Awards

The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.

ARTICLE XXII

OMNIBUS SECTION 409A PROVISION

22.01	Intent of Awards

It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

22.02	409A Awards

The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code. The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

22.03	Election Requirements

If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an “Initial Deferral Election”) must be received by the Committee prior to the following dates or will have no effect whatsoever:

(a)	Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

(b)	With respect to any annual or long-term incentive pay which qualifies as “performance-based compensation” within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;

(c)	With respect to “fiscal year compensation” as defined under Code Section 409A, by the last day of the Company’s fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

(d)	With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a “Subsequent Deferral Election”), if, and only if, the following conditions are satisfied: (a) the Subsequent Deferral Election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant’s death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the Subsequent Deferral Election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.

22.04	Time of Payment

The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.

22.05	Acceleration or Deferral

The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

22.06	Distribution Requirements

Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant’s position of employment or a substantially similar position of employment. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

22.07	Key Employee Rule

Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made within six (6) months following a separation from service of a “specified employee” as defined under Code Section 409A and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant’s death, if earlier) to the extent required by Section 409A of the Code. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six (6) month delay period.

22.08	Distributions Upon Vesting

In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2 1⁄2) months after the calendar year in which the risk of forfeiture lapsed.

22.09	Scope and Application of this Provision

For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

ARTICLE XXIII

EFFECTIVE DATE OF PLAN

The Plan is effective on the later of the date of its adoption by the Board and the approval of the Plan by the Company’s stockholders within twelve (12) months of the date of adoption of the Plan by the Board. Awards may be granted under this Plan only as of and after the effective date of the Plan.

ARTICLE XXIV

DURATION OF PLAN

No Award may be granted under this Plan on and after ten (10) years following the effective date of the Plan. Awards granted before that date shall remain valid in accordance with their terms.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on November 10, 2015.
Vote by Internet • Go to www.envisionreports.com/NTLS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 3
AND “FOR” PROPOSALS 1, 2, 4, 5, 6 AND 7 LISTED BELOW TO COME BEFORE THE ANNUAL MEETING.

		For	Against	Abstain

1.	Adoption of the merger agreement and approval of the merger.	☐	☐	☐

2.	Non-binding advisory vote to approve the compensation that will or may become payable by NTELOS to its named executive officers in connection with the merger.	☐	☐	☐

3.	Election of Directors:

01 - David A. Chorney 04 - Michael Gottdenker 07 - Ruth Sommers	02 - Rodney D. Dir 05 - Daniel J. Heneghan 08 - Ellen O’Connor Vos	03 - Stephen C. Duggan 06 - Michael Huber

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.

01	02	03	04	05	06	07	08
☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain	+

4.	Non-binding advisory vote to approve the compensation of NTELOS’s named executive officers.	☐	☐	☐

5.	Ratification of the appointment of KPMG LLP to serve as NTELOS’s independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

6.	Re-approval of the performance criteria under the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan.	☐	☐	☐

7.	Approval of one or more adjournments of the annual meeting to a later date or dates.	☐	☐	☐

8.	To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.

The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Stockholders who plan to attend the Annual Meeting may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders whose stock is held in street name with a bank or broker must bring a copy of a statement from such bank or broker indicating your ownership of NTELOS common stock.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NTELOS HOLDINGS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NTELOS HOLDINGS CORP.	+

The undersigned stockholder(s) of NTELOS Holdings Corp., a Delaware corporation (“NTELOS”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for NTELOS’s 2015 Annual Meeting of Stockholders, and hereby appoints Stebbins B. Chandor Jr. and Brian J. O’Neil, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of NTELOS to be held at 9:00a.m. (local time) on November 11, 2015, at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, or at any adjournment(s) or postponement(s) thereof, and to vote all shares of the NTELOS common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSALS BELOW AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to John Hancock (the “Trustee”) for any shares held on your behalf in the Ntelos Savings and Security Plan. Shares for which voting instructions are not received, subject to the Trustee’s fiduciary obligations, will be voted by the Trustee in the same proportion as the shares for which voting instructions are received from other participants in such plan. To allow sufficient time for voting by the Trustee, your voting instructions must be received by 11:59 p.m. Eastern Time on November 9, 2015.

Stockholders who plan to attend the Annual Meeting may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders, whose stock is held in street name with a bank or broker, must bring a copy of a statement from such bank or broker indicating your ownership of NTELOS common stock. Each of Proposals 1, 2, 3, 4, 5, 6 and 7 are being proposed by NTELOS.

Please date, sign and mail your proxy card back as soon as possible!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+